UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a‑12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[•], 2017

Letter to Shareholders

On August 13, 2017, Transocean Ltd. (“Transocean,” the “Company,” “we” or “us”), a corporation incorporated under the laws of Switzerland, entered into a Transaction Agreement (as amended, the “Transaction Agreement”) with Songa Offshore SE (“Songa Offshore”) pursuant to which we are offering to acquire all of the issued and outstanding shares (on a fully diluted basis) (the “Songa Shares”) of Songa Offshore (the “Combination”) through a voluntary tender offer (the “Offer”) in exchange for consideration (the “Consideration”) per Songa Share consisting of (i) 0.35724 newly issued shares of Transocean, par value CHF 0.10 per share (the “Consideration Shares”), and (ii) USD 2.99726 principal amount of 0.5% Exchangeable Senior Bonds due 2022, which are exchangeable into shares of Transocean, par value CHF 0.10 per share (the “Exchangeable Bonds”), to be issued by Transocean Inc. (“TINC”), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Transocean. As part of the Offer, each Songa Offshore shareholder may instead elect to receive an amount in cash of NOK 47.50 per Songa Share up to a maximum of NOK 125,000 per shareholder (the “Cash Election”) in lieu of some or all of the Consideration Shares and Exchangeable Bonds such shareholder would otherwise be entitled to receive in the Offer. The aggregate amount of Consideration paid to each Songa Offshore shareholder accepting the Offer shall be comprised, as near as possible, of 50% Consideration Shares and 50% Exchangeable Bonds, with any exercise by such shareholder of the Cash Election, if elected, being deducted first from the aggregate number of Exchangeable Bonds otherwise issuable to such shareholder and then from the aggregate number of Consideration Shares such shareholder would otherwise be entitled to receive in the Offer.

Songa Offshore shareholders may tender Songa Shares that are issued and delivered after the expiration of the offer period as a result of exercise of Songa Offshore warrants or restricted share units, or conversion of Songa Offshore convertible bonds, provided that such Songa Shares are issued prior to settlement of the Offer.

If the Offer is completed and we acquire Songa Shares representing 90% or more of the voting rights in Songa Offshore, we intend to initiate a compulsory acquisition (squeeze-out) of the remaining Songa Shares not owned by Transocean pursuant to article 36 of the Cyprus Takeover Bids Law (L.41(I)/2007), as amended, as soon as practicable following the completion of the Offer.

In connection with the Combination, our board of directors (the “Transocean Board”) is asking shareholders to approve the following matters at an extraordinary general meeting of shareholders to be held on [•], 2017 at [•], Swiss time, at [•], Switzerland (the “Extraordinary General Meeting”):

•

the issuance of up to [•] Consideration Shares in an ordinary share capital increase against a contribution-in-kind of a portion of the Songa Shares tendered in the Offer, whereby the portion of Songa Shares not acquired for Consideration Shares is acquired for consideration consisting of a combination of Exchangeable Bonds issued to holders of Songa Shares tendering in the Offer by TINC, to which the Company issues, as consideration for the issuance of the Exchangeable Bonds, exchangeable loan notes that in amount and terms substantially correspond to those of the Exchangeable Bonds, and the payment of cash to holders of Songa Shares tendering in the Offer, all as further described in the shareholders’ resolution set forth in Annex A-1;

•

the amendment to our Articles of Association to create additional authorized share capital for purposes of effecting any mandatory offer for, or compulsory acquisition (squeeze-out) of, the remaining Songa Shares not owned by Transocean immediately after completion of the Offer;

•	the election of one new director to the Transocean Board for a term extending until completion of the next annual general meeting; and

•

the issuance of the Consideration Shares, Transocean shares out of authorized share capital and the Transocean shares issuable upon exchange of the Exchangeable Bonds to be issued in the Combination, as well as Transocean shares issuable upon exchange of the Exchangeable Bonds issued in connection with the refinancing of certain Songa Offshore indebtedness, as required by the rules of the New York Stock Exchange (the “NYSE”).

THE TRANSOCEAN BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS LISTED ABOVE THAT ARE BEING SUBMITTED TO SHAREHOLDERS FOR APPROVAL AT THE EXTRAORDINARY GENERAL MEETING.

More information about the proposals listed above and the transactions contemplated as part of the Transaction Agreement, including the Combination, is contained in the accompanying proxy statement. We urge you to read the accompanying proxy statement carefully in its entirety, including the annexes and documents incorporated by reference.

The Combination cannot be completed if all of the proposals described above and in the accompanying proxy statement are not approved by our shareholders. Therefore, your vote is very important. Whether or not you plan to attend the Extraordinary General Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement.

The close of business on [•], 2017 has been fixed as the record date for determining shareholders entitled to receive notice of and to vote at the Extraordinary General Meeting.

We look forward to seeing you at the Extraordinary General Meeting and appreciate your support.

Sincerely,

Merrill A. “Pete” Miller, Jr. Chairman of the Transocean Board	Jeremy D. Thigpen President and Chief Executive Officer

This document is dated [•], 2017 and is first being mailed to shareholders on or about [•], 2017.

Section	Page

Notice to Shareholders

Invitation to Extraordinary General Meeting of Transocean Ltd	i

Important Notice Regarding the Availability of Proxy Materials	v

Summary	1

Summary Selected Financial Data of Transocean	11

Summary Selected Financial Data of Songa Offshore	12

Unaudited Comparative Per Share Data	14

Comparative Market Price and Dividend Information	15

Information About the Extraordinary General Meeting and Voting	18

Agenda Item 1. Issuance of the Consideration Shares in an Ordinary Share Capital Increase	22

Agenda Item 2. Amendment to the Articles of Association to Create Additional Authorized Share Capital for Purposes of Effecting a Mandatory Offer or a Compulsory Acquisition	23

Agenda Item 3. Election of One New Director to the Transocean Board for a Term Extending Until Completion of the Next Annual General Meeting	24

Agenda Item 4. Issuance of the Consideration Shares, Transocean Shares out of Authorized Share Capital and the Transocean Shares Issuable Upon Exchange of the Exchangeable Bonds as Required by the Rules of the NYSE	26

Forward-Looking Statements	28

Risk Factors	30

Terms of the Offer	38

The Combination	47

Background and Reasons for the Combination	47

Projected Financial Information	61

Summary of Clarksons’ Analyses	64

Summary of Pareto’s Sensitivity Scenarios	70

Material Interests of Songa Offshore’s Board and Management in the Combination	72

Selected Financial Data of Transocean	84

Selected Financial Data of Songa Offshore	85

Dilution	87

Information About Songa Offshore	88

Management’s Discussion and Analysis of Financial Condition and Results of Operation of Songa Offshore	97

Transocean Corporate Governance	117

Transocean Board and Executive Officers	123

Board Meetings and Committees	129

2016 Director Compensation	133

Compensation Discussion and Analysis	134

Executive Compensation	158

Equity Compensation Plan Information	166

Security Ownership of Certain Beneficial Owners	167

Security Ownership of Directors and Executive Officers	168

Other Matters	169

Where You Can Find More Information	171

Incorporation of Certain Documents by Reference	172

Index to Financial Statements of Songa Offshore	F-1

Annex A—Proposed Shareholder Resolutions and Amendments to Articles of Association

Annex A-1—Ordinary Share Capital Resolution
Annex A-2—Amendment to the Articles of Association to Create Additional Authorized Share Capital for Purposes of Effecting a Mandatory Offer or a Compulsory Acquisition

Creation of Authorized Share Capital for Purposes of Effecting a Mandatory Offer or a Compulsory Acquisition  New Article 5bis Of The Articles Of Association

Annex A-3—Issuance of the Consideration Shares, Transocean Shares out of Authorized Share Capital and the Transocean Shares Issuable Upon Exchange of the Exchangeable Bonds as Required by the Rules of the NYSE

Annex B—Transaction Agreement
Annex C—Non-GAAP Financial Information

i

NOTICE TO SHAREHOLDERS

[•], 2017

Dear Shareholder:

An extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) of Transocean Ltd. (“Transocean,” the “Company,” “we” or “us”) will be held on [•], 2017 at [•], Swiss time, at [•], Switzerland. The invitation to the Extraordinary General Meeting, the proxy statement related to the Extraordinary General Meeting and a proxy card are enclosed and describe the matters to be acted upon at the meeting.

On August 13, 2017, Transocean entered into a Transaction Agreement (as amended, the “Transaction Agreement”) with Songa Offshore SE (“Songa Offshore”) pursuant to which are offering to acquire all of the issued and outstanding shares (on a fully diluted basis) (the “Songa Shares”) of Songa Offshore (the “Combination”) through a voluntary tender offer (the “Offer”) in exchange for consideration (the “Consideration”) per Songa Share consisting of (i) 0.35724 newly issued shares of Transocean, par value CHF 0.10 per share (the “Consideration Shares”), and (ii) USD 2.99726 principal amount of 0.5% Exchangeable Senior Bonds due 2022, which are exchangeable into shares of Transocean, par value CHF 0.10 per share (the “Exchangeable Bonds”), to be issued by Transocean Inc. (“TINC”), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Transocean (with cash by Transocean paid in lieu of any fractional shares or Exchangeable Bonds). As part of the Offer, each Songa Offshore shareholder may instead elect to receive an amount in cash of NOK 47.50 per Songa Share up to a maximum of NOK 125,000 per shareholder (the “Cash Election”) in lieu of some or all of the Consideration Shares and Exchangeable Bonds such shareholder would otherwise be entitled to receive in the Offer. The aggregate Consideration paid to each Songa Offshore shareholder accepting the Offer shall be comprised, as near as possible, of 50% Consideration Shares and 50% Exchangeable Bonds, with any exercise by such shareholder of the Cash Election, if elected, being deducted first from the aggregate number of Exchangeable Bonds otherwise issuable to such shareholder and then the aggregate number of Consideration Shares such shareholder would otherwise be entitled to receive in the Offer.

If the Offer is completed and we acquire Songa Shares representing 90% or more of the voting rights in Songa Offshore, we intend to initiate a compulsory acquisition (squeeze-out) of the remaining Songa Shares not owned by Transocean pursuant to article 36 of the Cyprus Takeover Bids Law (L.41(I)/2007), as amended, as soon as practicable following the completion of the Offer.

At the Extraordinary General Meeting, we will ask you to vote on the following items:

Agenda Item	Description	Transocean Board Recommendation
1

Issuance of up to [•] Consideration Shares in an ordinary share capital increase against a contribution-in-kind of a portion of the Songa Shares tendered in the Offer, whereby the portion of the Songa Shares not acquired for Consideration Shares is acquired for consideration consisting of a combination of Exchangeable Bonds issued to holders of Songa Shares tendering in the Offer by TINC, to which the Company issues, as consideration for the issuance of the Exchangeable Bonds, exchangeable loan notes that in amount and terms substantially correspond to those of the Exchangeable Bonds, and the payment of cash to holders of Songa Shares tendering in the Offer, all as further described in the shareholders’ resolution set forth in Annex A-1

FOR

2

Amendment of the Articles of Association to create additional authorized share capital for purposes of effecting a mandatory offer for, or a compulsory acquisition (squeeze-out) of, the remaining Songa Shares not owned by Transocean immediately after completion of the Offer

FOR

3	Election of one new director to the board of directors of Transocean for a term extending until completion of the next annual general meeting	FOR

4

Issuance of the Consideration Shares, Transocean Shares out of Authorized Share Capital and the Transocean shares issuable upon exchange of the Exchangeable Bonds to be issued in the Combination, as well as Transocean shares issuable upon exchange of the Exchangeable Bonds issued in connection with the refinancing of certain Songa Offshore indebtedness, as required by the rules of the New York Stock Exchange (the “NYSE”)

FOR

We cannot complete the Combination unless each of the Agenda Items described above is approved by our shareholders. It is important that your shares are voted at the meeting, whether you plan to attend or not. Please read the enclosed invitation and proxy statement and date, sign and promptly return the proxy card in the enclosed self-addressed envelope or submit your proxy electronically over the Internet. If you hold your shares in the name of a bank, broker or other nominee, please follow the instructions provided by your bank, broker or nominee for voting your shares, including whether you may vote by mail, telephone or over the Internet.

A copy of the proxy materials, including a proxy card, has been sent to each shareholder registered in Transocean’s share register as of [•], 2017. A copy of the proxy materials, including a proxy and admission card, will also be sent to any additional shareholders who become registered in our share register or who become beneficial owners through a U.S. bank, broker or nominee as of the close of business on [•], 2017.

A note to Swiss and other European investors: we are incorporated in Switzerland, have issued shares and trade on the NYSE; however, unlike some Swiss incorporated or SIX Swiss Exchange-listed companies, share blocking and re-registration are not requirements for any Transocean shares to be voted at the meeting, and all shares may be traded after the record date.

Thank you in advance for your vote.

Sincerely,

Merrill A. “Pete” Miller, Jr.	Jeremy D. Thigpen
Chairman of the Transocean Board	President and Chief Executive Officer

INVITATION TO EXTRAORDINARY GENERAL MEETING OF TRANSOCEAN LTD

[•], 2018

[•], Swiss time,

at [•], Switzerland

On August 13, 2017, Transocean Ltd. (“Transocean,” the “Company,” “we” or “us”) a corporation incorporated under the laws of Switzerland, entered into a Transaction Agreement (as amended, the “Transaction Agreement”) with Songa Offshore SE (“Songa Offshore”) pursuant to which we are offering to acquire all of the issued and outstanding shares (on a fully diluted basis) (the “Songa Shares”) of Songa Offshore (the “Combination”) through a voluntary tender offer (the “Offer”) in exchange for consideration (the “Consideration”) per Songa Share consisting of (i) 0.35724 newly issued shares of Transocean, par value CHF 0.10 per share (the ”Consideration Shares”), and (ii) USD 2.99726 principal amount of 0.5% Exchangeable Senior Bonds due 2022, which are exchangeable into shares of Transocean, par value CHF 0.10 per share (the “Exchangeable Bonds”), to be issued by Transocean Inc. (“TINC”), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Transocean. As part of the Offer, each Songa Offshore shareholder may instead elect to receive an amount in cash of NOK 47.50 per Songa Share up to a maximum of NOK 125,000 per shareholder (the “Cash Election”) in lieu of some or all of the Consideration Shares and Exchangeable Bonds such shareholder would otherwise be entitled to receive in the Offer. The aggregate amount of Consideration paid to each Songa Offshore shareholder accepting the Offer shall be comprised, as near as possible, of 50% Consideration Shares and 50% Exchangeable Bonds, with any exercise by such shareholder of the Cash Election, if elected, being deducted first from the aggregate number of Exchangeable Bonds otherwise issuable to such shareholder and then from the aggregate number of Consideration Shares such shareholder would otherwise be entitled to receive in the Offer.

We cannot complete the Combination unless each of Agenda Items described below is approved by our shareholders. Additional information about the transactions contemplated by the Transaction Agreement, including the Combination, and Songa Offshore is included in the accompanying proxy statement.

Agenda Items

Issuance of the Consideration Shares in an Ordinary Share Capital Increase.

Proposal of the Transocean Board

The board of directors (the “Transocean Board”) proposes that the shareholders approve an ordinary share capital increase relating to the issuance of up to [•] Consideration Shares in an ordinary share capital increase against contribution-in-kind of a portion of the Songa Shares tendered in the Offer. The consideration for the portion of the Songa Shares not acquired against the issuance of Consideration Shares will consist of a combination of Exchangeable Bonds issued to holders of Songa Shares tendering in the Offer by TINC, to which the Company issues, as consideration for the issuance of the Exchangeable Bonds, exchangeable notes that in amount and terms substantially correspond to those of the Exchangeable Bonds, and the payment of cash to holders of Songa Shares tendering in the Offer, all as further described in the shareholders’ resolution set forth in Annex A-1. The preferential subscription rights of the Company’s shareholders will be excluded. This proposal is conditioned on our completion of the Offer.

Recommendation

The Transocean Board recommends you vote “FOR” this proposal.

Amendment of the Articles of Association to Create Additional Authorized Share Capital for Purposes of Effecting a Mandatory Offer or a Compulsory Acquisition.

i

Proposal of the Transocean Board

The Transocean Board proposes that the Company’s Articles of Association be amended (through the inclusion of a new Article 5bis  to authorize the Transocean Board to issue up to [•] shares, par value CHF 0.10 each, in connection with a mandatory offer for, or a compulsory acquisition (squeeze-out) of, the remaining Songa Shares not owned by Transocean immediately after completion of the Offer. This proposal is conditioned on our completion of the Offer. The proposed amendment to the Articles of Association is attached as Annex A‑2.

Recommendation

The Transocean Board recommends you vote “FOR” this proposal.

Election of One New Director to the Transocean Board for a Term Extending Until Completion of the Next Annual General Meeting.

Proposal of the Transocean Board

The Transocean Board proposes that Mr. Frederik W. Mohn be elected to the Transocean Board for a term extending until completion of the next annual general meeting (the “Annual General Meeting”) of the shareholders of Transocean. This proposal is conditioned on our completion of the Offer.

Recommendation

The Transocean Board recommends you vote “FOR” the election of this candidate as a director.

Issuance of the Consideration Shares, Transocean Shares out of Authorized Share Capital and the Transocean Shares Issuable Upon Exchange of the Exchangeable Bonds, as Required by the Rules of the New York Stock Exchange (the “NYSE”).

Proposal of the Transocean Board

The Transocean Board proposes that the shareholders approve the issuance of the Consideration Shares, Transocean shares out of authorized share capital and the Transocean shares, par value CHF 0.10 each, issuable upon exchange of the Exchangeable Bonds to be issued in the Combination, as well as Transocean shares issuable upon exchange of the Exchangeable Bonds issued in connection with the refinancing of certain Songa Offshore indebtedness, as required by the rules of the NYSE. The maximum number of Transocean shares that may be issued in these transactions is [•] shares. The shareholder resolution authorizing the issuance of the Consideration Shares, Transocean shares out of authorized share capital and the Transocean shares, par value CHF 0.10 each, issuable upon exchange of the Exchangeable Bonds to be issued in the Combination, as well as Transocean shares issuable upon exchange of all Exchangeable Bonds issued in connection with the refinancing of certain Songa Offshore indebtedness, is set forth in Annex A‑3. This proposal is conditioned on our completion of the Offer.

Recommendation

The Transocean Board recommends you vote “FOR” this proposal.

Organizational Matters

A copy of the proxy materials, including a proxy and admission card, has been sent to each shareholder registered in Transocean’s share register as of the close of business on [•], 2017. Any additional shareholders who become registered in Transocean’s share register as of the close of business on [•], 2017 will receive a copy of the proxy materials, including a proxy card, after [•], 2017. Shareholders not registered in Transocean’s share register as of [•], 2017 will not be entitled to attend, vote at, or grant proxies to vote at, the Extraordinary General Meeting.

While no shareholder will be entered in Transocean’s share register as a shareholder with voting rights between the close of business on [•], 2017 and the opening of business on the day following the Extraordinary General Meeting, share blocking and re-registration are not requirements for any shares of Transocean to be voted at the Extraordinary General Meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean’s share register, will continue to register transfers of Transocean shares in the share register in its capacity as transfer agent during this period.

Shareholders registered in Transocean’s share register as of [•], 2017 have the right to attend the Extraordinary General Meeting and vote their shares (in person or by proxy), or may grant a proxy to vote on the proposals in this invitation and any modification to any Agenda Item or proposal identified in this invitation or other matter on which voting is permissible under Swiss law and which is properly presented at the Extraordinary General Meeting for consideration. Shareholders may grant a proxy by completing, signing and returning the enclosed proxy card, or by submitting their proxy electronically over the Internet. Even if you plan to attend the Extraordinary General Meeting, we encourage you to submit your vote prior to the meeting.

We urge you to return your proxy card or to submit your voting instructions electronically over the Internet as soon as possible. All proxy cards or electronic voting instructions must be received no later than [•] [(CET)] on [•], 2018.

If you have timely submitted a properly executed proxy card or electronic voting instructions, your shares will be voted by the independent proxy in accordance with your instructions. Holders of shares who have timely submitted their proxy but have not specifically indicated how to vote their shares instruct the independent proxy to vote in accordance with the recommendations of the Transocean Board with regard to the item listed in the notice of meeting.

If any modifications to the Agenda Items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the Extraordinary General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Transocean Board.

As of the date of this proxy statement, the Transocean Board is not aware of any such modifications or other matters proposed to come before the Extraordinary General Meeting.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares. If such beneficial holders wish to attend and vote their shares in person at the meeting, they must obtain a valid legal proxy from the bank, broker or other nominee holding their shares.

Shareholders may grant proxies to any third party. Such third parties need not be shareholders.

If you wish to attend and vote at the Extraordinary General Meeting in person, you are required to present either an original attendance card, together with proof of identification, or, if you hold your shares in the name of a bank, broker or other nominee, a legal proxy issued by your bank, broker or other nominee in your name, together with proof of identification. If you plan to attend the Extraordinary General Meeting in person, we urge you to arrive at the Extraordinary General Meeting location no later than [•] [(CET)] on [•], 2018. In order to determine attendance correctly, any shareholder leaving the Extraordinary General Meeting early or temporarily will be requested to present such shareholder’s admission card upon exit. Directions to the Extraordinary General Meeting can be obtained by contacting our Corporate Secretary at our registered office, Turmstrasse 30, CH‑6300 Zug, Switzerland, telephone number + 41 (41) 749 0500, or Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, TX, USA 77046, telephone number + 1 (713) 232‑7500.

On behalf of the Transocean Board,

Merrill A. “Pete” Miller, Jr.

Chairman of the Transocean Board

Steinhausen, Switzerland

[•], 2017

YOUR VOTE IS IMPORTANT

You may designate proxies to vote your shares by completing, signing and returning the enclosed proxy card or by submitting your proxy electronically over the Internet. Please review the voting instructions in the proxy statement and on your proxy card.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may vote by mail, telephone or over the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON [•], 2017.

Our proxy statement is available at www.proxyvote.com or www.deepwater.com/investorrelations/financial-reports.

v

PROXY STATEMENT

FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF TRANSOCEAN LTD.

[•], 2017

SUMMARY

This summary highlights the material information in this proxy statement. To more fully understand the Combination and for a more complete description of the terms of the Offer and the other transactions contemplated by the Transaction Agreement and the proposals to be considered at the extraordinary general meeting (the “Extraordinary General Meeting”), you should read carefully this entire document, including the exhibits, annexes, and documents incorporated by reference herein. For information on how to obtain these documents, see “Where You Can Find More Information.”

Extraordinary General Meeting Details

Date:	[•], 2017

Time:	[•], Swiss time

Place:	[•], Switzerland

Record Date:	[•], 2017

Voting:

Shareholders registered in our share register on the record date have the right to attend the Extraordinary General Meeting and vote their shares. Shareholders may designate proxies to vote their shares by completing, signing and returning the enclosed proxy card, or by submitting their proxy electronically over the Internet. Please review the voting instructions in the proxy statement and on your proxy card. Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may vote by mail, telephone or over the Internet.

Shareholders who wish to attend and vote at the meeting in person are required to present either an original attendance card or, if they hold their shares in the name of a bank, broker or other nominee, a valid legal proxy issued by their bank, broker or other nominee in their name, each with proof of identification.

Materials:	Our proxy statement is available at: www.deepwater.com/investor-relations/financial-reports.

The Combination (page [•])

On August 13, 2017, Transocean Ltd. (“Transocean,” the “Company,” “we” or “us,” and together with its consolidated subsidiaries, the “Group”), a corporation incorporated under the laws of Switzerland, entered into a Transaction Agreement (as amended, the “Transaction Agreement”) with Songa Offshore SE (“Songa Offshore”), pursuant to which we are offering to acquire all of the issued and outstanding shares (on a fully diluted basis) (the “Songa Shares”) of Songa Offshore  (the “Combination”) through a voluntary tender offer (the “Offer”) in exchange for consideration (the “Consideration”) per Songa Share consisting of (i) 0.35724 newly issued shares of Transocean, each with a par value of CHF 0.10 (the “Consideration Shares”), and (ii) USD 2.99726 principal amount of 0.5% Exchangeable Senior Bonds due 2022, which are exchangeable into shares of Transocean, par value CHF 0.10 per share (the “Exchangeable Bonds”), to be issued by Transocean Inc. (“TINC”), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Transocean. As part of the Offer, each Songa Offshore shareholder may instead elect to receive an amount in cash of NOK 47.50 per Songa Share up to a maximum of NOK 125,000 per shareholder (the “Cash Election”) in lieu of some or all of the Consideration Shares and Exchangeable Bonds such shareholder would otherwise be entitled to receive in the Offer. The aggregate amount of Consideration paid to each

Songa Offshore shareholder accepting the Offer shall be comprised, as near as possible, of 50% Consideration Shares and 50% Exchangeable Bonds, with any exercise by such shareholder of the Cash Election, if elected, being deducted first from the aggregate number of Exchangeable Bonds otherwise issuable to such shareholder and then from the aggregate number of Consideration Shares such shareholder would otherwise be entitled to receive in the Offer.

If the Offer is completed and we acquire Songa Shares representing 90% or more of the voting rights in Songa Offshore, we intend to initiate a compulsory acquisition (squeeze-out) of the remaining Songa Shares not owned by Transocean pursuant to article 36 of the Cyprus Takeover Bids Law (L.41(I)/2007), as amended, as soon as practicable following the completion of the Offer.

Information About the Companies (see page [•])

Transocean Ltd.

Transocean Ltd. is the parent company of the Transocean group of companies. Transocean was incorporated under the laws of Switzerland in 2008. Transocean has evolved to become a leading international provider of offshore contract drilling services for oil and gas wells. Transocean has approximately 4,930 employees worldwide.

Transocean’s registered and principal executive offices are located at Turmstrasse 30, CH‑6300 Zug, Switzerland and its telephone number at that location is + 41 (41) 749 0500.

Transocean Inc.

Transocean Inc. is a corporation incorporated under the Companies Law of the Cayman Islands. The legal and commercial name is Transocean Inc. TINC was established in 1999 and registered in the Cayman Islands under the business registration number 89645. TINC’s principal executive offices are located at P.O. Box 10342, 70 Harbour Drive, 4th Floor, Grand Cayman, KY1‑1003, and its telephone number is + 1 345 745 4500.

Songa Offshore SE

Songa Offshore SE, the parent company of the Songa Offshore Group of companies (the “Songa Group”), is a European public company organized under the laws of the Republic of Cyprus. Its predecessor company, Songa Offshore ASA, was incorporated in 2005 as a Norwegian public limited liability company and converted to an SE, by means of a merger between Songa Offshore ASA and Songa Offshore Cyprus Plc, in 2008. The principal business of the Songa Group is to own and operate drilling rigs to be used in exploration and production drilling. The Songa Group operates in the international oil service industry within the offshore drilling sector, and owns a fleet of seven semi-submersible rigs. The Songa Group has approximately 908 employees worldwide.

Songa Offshore’s registered and principal executive offices are located at the Porto Bello building, Office 201, No 1 Siafi Street, 3042, Limassol, Cyprus, and its telephone number at that location is + 357 2520 7700.

The Extraordinary General Meeting (see page [•])

The Extraordinary General Meeting will be held on [•], 2018 at [•], Swiss time, at [•], Switzerland. The purposes of the Extraordinary General Meeting are to have shareholders approve:

1.

The issuance of up to [•] Consideration Shares in an ordinary share capital increase against a contribution-in-kind of a portion of the Songa Shares tendered in the Offer, whereby the portion of the Songa Shares not acquired for Consideration Shares is acquired for consideration consisting of a combination of Exchangeable Bonds issued to holders of Songa Shares tendering in the Offer by TINC, to which the Company issues, as consideration for the issuance of the Exchangeable Bonds, exchangeable loan notes that in amount and terms substantially correspond to those of the Exchangeable Bonds (such notes, the “Exchangeable Notes”) issued by the Company to TINC, respectively, and the payment of cash to holders of Songa Shares tendering in the Offer, all as further described in the shareholders’ resolution set forth in Annex A-1;
2.

An amendment to the Articles of Association to create additional authorized share capital for purposes of effecting a mandatory offer for, or a compulsory acquisition (squeeze-out) of, the remaining Songa Shares not owned by Transocean immediately after completion of the Offer;

3.

The election of one new director to the board of directors of Transocean (the “Transocean Board”) for a term extending until completion of the next annual general meeting (the “Annual General Meeting”); and

4.

Issuance of the Consideration Shares, Transocean shares out of authorized share capital and the Transocean shares issuable upon exchange of the Exchangeable Bonds to be issued in the Combination, as well as Transocean shares issuable upon exchange of the Exchangeable Bonds issued in connection with the refinancing of certain Songa Offshore indebtedness, as required by the rules of the New York Stock Exchange (the “NYSE”).

We cannot complete the Combination unless each of the Agenda Items described above is approved by our shareholders. The Transocean Board recommends a vote “FOR” each of these proposals.

Votes Required (see page [•])

Proposals 1 and 2 require the affirmative vote of at least two-thirds of the votes and the absolute majority of the par value of the Transocean shares, each as present or represented at the Extraordinary General Meeting. Proposal 3 requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Extraordinary General Meeting. Proposal 4 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Extraordinary General Meeting.

Who Can Vote; Shareholders of Record and Beneficial Owners (see page [•])

Shareholders registered in our share register as of [•], 2017 (the “Record Date”) have the right to attend the Extraordinary General Meeting and vote their shares. A copy of the proxy materials, including a proxy card, has been sent to each shareholder registered in Transocean’s share register as of [•], 2017. A copy of the proxy materials, including a proxy and admission card, will also be sent to any additional shareholders who become registered in our share register or who become beneficial owners through a U.S. bank, broker or nominee as of the close of business on [•], 2017.

Proxies; Revocation of Proxies (see page [•])

A proxy card is being sent to each of our shareholders of record entitled to vote who held Transocean shares as of the Record Date. Shareholders of record who are entitled to vote can grant a proxy to vote on the Agenda Items presented by completing a proxy card and returning it by mail, arriving no later [•], 2017. If you appoint a proxy, you may revoke that proxy at any time before [•], 2017.

Risk Factors (see page [•])

The Combination, including the Offer, is subject to risks. You should carefully read and consider the risk factors in “Risk Factors” beginning on page [•].

Terms of the Offer (see page [•])

The summary below describes the principal terms and conditions of the Offer. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review “Terms of the Offer” and the Transaction Agreement, which contains a more detailed description of the terms and conditions to the Offer.

Issuer of Consideration Shares	Transocean Ltd.
Issuer of Exchangeable Bonds	TINC
Target	Songa Offshore SE

Subject Matter of the Offer	Transocean Ltd. seeks to acquire each of the issued and outstanding Songa Shares (on a fully diluted basis).

Consideration	For each Songa Share validly tendered in the Offer and not properly withdrawn, the Consideration will consist of a combination of the following:

1. 0.35724 Consideration Shares; and
2. USD 2.99726 principal amount of the Exchangeable Bonds.

As part of the Offer, each Songa Offshore shareholder may instead elect the Cash Election in lieu of some or all of the Consideration Shares and Exchangeable Bonds such shareholder would otherwise be entitled to receive in the Offer. The value of any cash and the value of the aggregate number of Consideration Shares and Exchangeable Bonds to be delivered per Songa Share is the “Offer Price.”

Transocean will not issue any fractional Consideration Shares or fractional amounts of Exchangeable Bonds in the Offer. Each Songa Offshore shareholder who accepts the Offer and, following the completion of the Offer, any Songa Offshore shareholder in connection with a subsequent mandatory offer or compulsory acquisition (squeeze-out) (a) who would otherwise be entitled to receive a fraction of a Consideration Share will instead receive, for the fraction of a Consideration Share, an amount in cash based on USD 8.39, the closing price of the Consideration Shares on the NYSE on August 14, 2017, the last trading day prior to the announcement of the proposed Combination and Offer (the “Reference Price”), and (b) who would otherwise be entitled to receive a fractional amount of Exchangeable Bonds will instead receive, for the fractional amount of Exchangeable Bonds, an amount in cash based on USD 1,000, the principal amount per Exchangeable Bond, and in each case, paid in NOK, based on an exchange rate of 7.923 NOK per U.S. dollar which is the NOK/USD closing price at 4:00 p.m. CET as determined by Norges Bank, on August 14, 2017, the trading day immediately preceding the announcement of the Offer.

Adjustments to the Consideration

The number of Consideration Shares and Exchangeable Bonds shall each be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend and other like change (including any dividend or distribution of securities exchangeable into Consideration Shares or Songa Shares), in accordance with the procedures set out in “Terms of the Offer—Amendments to the Offer.” If an adjustment is made, acceptances of the Offer received prior to such adjustment shall be deemed an acceptance of the Offer as revised.

Higher Consideration

Under the terms of the Offer, Transocean Ltd. (the “Offeror”) and any entity wholly owned directly or indirectly by Transocean shall not directly or indirectly acquire or enter into any agreement to acquire Songa Shares (in the open market or in privately negotiated transactions or otherwise) following announcement of the contemplated Offer until (i) the lapsing or withdrawal of the Offer or (ii) the completion of the Offer as contemplated by this proxy statement or, if relevant, expiration of a subsequent mandatory offer, at a consideration higher than the Offer Price, without increasing the Offer Price for all Songa Shares included in the Offer so as to be at least equal to such higher consideration. Notwithstanding the foregoing, the Offer Price shall not be increased pursuant to the aforementioned as a result of (i) the payment of cash consideration (including the effect of any change in currency exchange rates) in any subsequent mandatory offer in accordance with the minimum Offer Price requirements as decided by the Oslo Stock Exchange, (ii) share price fluctuations during or after the Offer Period, as defined below or (iii) the application of calculation principles by the Oslo Stock Exchange or any other governmental or regulatory authority to any subsequent mandatory offer that differs from the calculation principles specified in the Transaction Agreement.

Conditions for Completion of the Offer

The completion of the Offer is subject to the following conditions, each one of which may be waived by the Offeror fully or partly (at the Offeror’s sole discretion), provided, however, that condition (1) can only be waived to the extent the Offeror has received acceptances for more than 63% of the total share capital of Songa Offshore on a fully diluted basis (and cannot be waived if the Offeror has received acceptances for 63% or less of the total share capital of Songa Offshore on a fully diluted basis), and conditions (2), (6), (7), (8) or (11) can only be waived with the prior written consent of Songa Offshore:

1.    Minimum acceptance of more than 90%. On or prior to the expiration of the Offer Period, Songa Offshore shareholders shall in the aggregate have accepted the Offer subject to the terms and conditions of the Offer for a number of Songa Shares representing more than 90% of the total share capital of Songa Offshore, on a fully diluted basis (i.e. calculated based on the assumption that any and all outstanding warrants, convertible bonds and other securities convertible into or otherwise giving rights to new Songa Shares have been exercised in full regardless of the conditions for such exercise), and the same amount of votes, which can be exercised in the general meeting of Songa Offshore, and such acceptances shall remain valid and binding.

2.    Governmental and regulatory approvals. Any governmental, regulatory or other official approval and/or clearance, under any applicable laws or regulations, which are necessary for the completion of the Offer and the transactions contemplated hereunder, shall have been duly obtained without any conditions, unless such conditions are clearly insignificant in the context of (i) Transocean’s existing business operations in Norway or (ii) the expected benefits to Transocean of the acquisition of Songa Offshore.

3.    No intervention. No court or other governmental or regulatory authority of competent jurisdiction shall have taken any form of legal action (whether temporary, preliminary, or permanent) that restrains or prohibits the completion of the Offer or shall in connection with the Offer have imposed conditions upon Transocean, Songa Offshore or any of their respective subsidiaries, that Transocean in its sole discretion determines to be unduly burdensome.

No Material Adverse Change. Prior to completion of the Offer, there shall have been no Material Adverse Change. For these purposes, Material Adverse Change means any event, change, fact, condition, circumstance, development, occurrence or effect which, individually or together with any other event, change, fact, condition, circumstance, development, occurrence or effect, has, or would reasonably be expected to have, a material adverse effect upon (i) the condition (financial or otherwise), business, assets, liabilities or results of operations of Songa Offshore or Transocean, as the case may be, and its subsidiaries, taken as a whole, or (ii) the ability of Songa Offshore or Transocean, as the case may be, to perform its obligations under the Transaction Agreement or to consummate the Offer or the other transactions contemplated by the Transaction Agreement, provided that Material Adverse Change shall not be deemed to include an event, change, fact, condition, circumstance, development, occurrence or effect to the extent it relates to (A) the announcement of the Offer and the other transactions contemplated by the Offer; (B) the execution of, compliance with the terms of, or the taking of any action required by the Transaction Agreement, or the completion of the Offer and the other transactions contemplated by the Transaction Agreement; (C) any change in accounting requirements or principles or any change of laws of general applicability or the interpretation thereof, except to the extent disproportionally affecting Songa Offshore or Transocean, as the case may be, relative to peer companies operating in the industry, (D) changes in financial markets, interest rates, exchange rates, commodity prices or, except to the extent that such matters have an impact on Songa Offshore or Transocean, as the case may be, that to a material extent is disproportionate to the effect on other peer companies operating in the industry, other general economic conditions, (E) share price fluctuations or changes in third-party analyst estimates or projections (provided that the underlying cause of any such fluctuation or change may be considered in determining whether or not a Material Adverse Change has occurred or would reasonably be expected to occur to the extent not included in another exception herein),

4.    No issue of shares or equity instruments and no distributions. In the period from the announcement of the contemplated Offer until the settlement of the Offer there shall have been no changes or decisions to make changes to the share capital of Songa Offshore or its subsidiaries other than issuances of shares as required by the exercise of warrants or options or the conversion of convertible bonds and/or exercise of any other Songa Offshore securities, which are made in accordance with the terms of such agreements (which have been provided to Transocean prior to the entering into of the Transaction Agreement or the terms of which are otherwise publicly available) underlying such warrants, options, convertible bonds and/or other Songa Offshore securities and no issue or decision to issue any rights which entitle the holder to any form of equity interest in Songa Offshore or its subsidiaries, and Songa Offshore shall not have declared or made any dividends or other forms of distributions, in each case from the date of announcement of the contemplated Offer.

5.    No Material Adverse Change. Prior to completion of the Offer, there shall have been no Material Adverse Change. For these purposes, Material Adverse Change means any event, change, fact, condition, circumstance, development, occurrence or effect which, individually or together with any other event, change, fact, condition, circumstance, development, occurrence or effect, has, or would reasonably be expected to have, a material adverse effect upon (i) the condition (financial or otherwise), business, assets, liabilities or results of operations of Songa Offshore or Transocean, as the case may be, and its subsidiaries, taken as a whole, or (ii) the ability of Songa Offshore or Transocean, as the case may be, to perform its obligations under the Transaction Agreement or to consummate the Offer or the other transactions contemplated by the Transaction Agreement, provided that Material Adverse Change shall not be deemed to include an event, change, fact, condition, circumstance, development, occurrence or effect to the extent it relates to (A) the announcement of the Offer and the other transactions contemplated by the Offer; (B) the execution of, compliance with the terms of, or the taking of any action required by the Transaction Agreement, or the completion of the Offer and the other transactions contemplated by the Transaction Agreement; (C) any change in accounting requirements or principles or any change of laws of general applicability or the interpretation thereof, except to the extent disproportionally affecting Songa Offshore or Transocean, as the case may be, relative to peer companies operating in the industry, (D) changes in financial markets, interest rates, exchange rates, commodity prices or, except to the extent that such matters have an impact on Songa Offshore or Transocean, as the case may be, that to a material extent is disproportionate to the effect on other peer companies operating in the industry, other general economic conditions, (E) share price fluctuations or changes in third-party analyst estimates or projections (provided that the underlying cause of any such fluctuation or change may be considered in determining whether or not a Material Adverse Change has occurred or would reasonably be expected to occur to the extent not included in another exception herein),

(F) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway, except to the extent disproportionally affecting Songa Offshore or Transocean, as the case may be, relative to peer companies operating in the industry, (G) any changes resulting from non-cash impairment charges relating to the write-down or scrapping of existing oil rigs, or (H) with respect to Songa Offshore and its subsidiaries, (x) any matters reviewed as part of the due diligence conducted prior to the Transaction, including in particular any judgement, claim, development, fact circumstance or other occurrence in relation to Songa Offshore’s reported ongoing dispute with Daewoo Shipbuilding & Marine Engineering Co., Ltd (“DSME”) and (y) any change in financial statements or other financial information or audit statements solely due to conversion of financial statements from IFRS to accounting principles generally accepted in the United States (“U.S. GAAP”) as part of the preparation or furnishing of information pursuant to the Transaction Agreement (provided that the underlying cause of any such changes (such as errors in accounting or material omissions) may be considered in determining whether or not a Material Adverse Change has occurred or would reasonably be expected to occur to the extent not included in another exception herein).

6.    Issue of Consideration Shares. (a) The extraordinary general meeting of the Transocean shareholders (the “Extraordinary General Meeting”) shall have approved (i) the issuance of the Consideration Shares and (ii) the creation of authorized share capital for the Transocean Board to be authorized to issue shares of Transocean, in connection with a mandatory offer or a compulsory acquisition (if any) following the completion of the Offer, in each case with the necessary majority under Swiss law and Transocean’s articles of association (the “Articles of Association”), and (b) the Consideration Shares shall have been registered with the competent commercial register.

7.    Listing on NYSE. The NYSE shall have approved the Consideration Shares and the shares issuable upon exchange of the Exchangeable Bonds for listing on such exchange, subject to official notice of issuance.

8.    U.S. Securities Filings. One or more registration statements on Form S‑4 with respect to each of the Consideration Shares and the Exchangeable Bonds shall have been declared effective by the SEC, or a Form CB shall have been filed by Transocean with respect to the Offer.

9.    Accuracy of Provided Information. Nothing shall have come to the attention of the Offeror that has reasonably caused it to conclude that the information about Songa Offshore or its subsidiaries provided to the Offeror, whether provided by Songa Offshore or any of its representatives or contained in any publicly filed financial statement or stock exchange notice by Songa Offshore is, when viewed in context and together with all such information and reporting, inaccurate, misleading or incomplete (a) in any material respect or (b) in the case of information regarding the capitalization of Songa Offshore, other than for immaterial inaccuracies or omissions.

10.  Compliance with Covenants. Songa Offshore shall have complied in all material respects with its obligations under the Transaction Agreement, and no material breach by Songa Offshore of its representations and warranties under the Transaction Agreement shall have occurred.

11.  Election of the Perestroika Designee. Perestroika’s designee to serve on the Transocean Board (the “Perestroika Designee”) shall have been elected to the Transocean Board at the Extraordinary General Meeting

Offer Period

The shareholders of Songa Offshore may accept the Offer in the period from and including [•], 2017 to and including [•], 2017 at 4:30 p.m. (CET) (as extended from time to time, the “Offer Period”). Transocean may in its sole discretion, and subject to approval from the Oslo Stock Exchange, extend the Offer Period (one or more times), however not beyond [•], 2018 at 4:30 p.m. (CET) Any extensions of the Offer Period will be announced prior to the expiration of the Offer Period. When referring to the Offer Period in this proxy statement, this refers to the Offer Period as extended from time to time. If the Offer Period is extended, the other dates referred to herein may be changed accordingly and any received acceptance forms (“Acceptance Forms”) will remain binding for the length of the extension. Except as prohibited by the Transaction Agreement and applicable law, Transocean may, at its sole discretion and at any time, decide to cancel the Offer.

Long Stop Date

If the Offer has not become unconditional by January 31, 2018 at 4:30 p.m. (CET) (the “Long Stop Date”), the Offer shall lapse and any tendered shares shall be released by Transocean, provided, however, that the Long Stop Date may be extended at the election of Transocean one time for no more than a total of 25 U.S. business days to the extent deemed necessary, at Transocean’s sole discretion, for the purpose of soliciting additional proxies from shareholders for the election at the Extraordinary General Meeting of the Perestroika Designee. With respect to any extension by Transocean, Transocean will, prior to such extension, publicly confirm the fulfilment of all other conditions for completion of the Offer (other than conditions (3), (4) and (9) in “—Conditions for Completion of the Offer”). However, with respect to condition (10) under “—Conditions for Completion of the Offer,” if a willful breach by Songa Offshore of any agreement or covenant in the Transaction Agreement occurs solely on or after the Long Stop Date, then condition (10) shall not be satisfied and, in such event, Transocean reserves all of its rights with respect thereto (including completion of the Offer) to determine the satisfaction or waiver of such condition.

Transocean’s Reasons for the Combination (see page [•])

At a meeting held on August 11, 2017, after due consideration and consultation, the Transocean Board unanimously approved (i) the total consideration of NOK 47.50 per Songa Share and (ii) the Combination and the transactions contemplated thereby. In reaching its determination, the Transocean Board considered a number of factors in connection with its evaluation of the proposed transaction, including significant strategic opportunities and potential synergies, as generally supporting its decision to enter into the Transaction Agreement and proceed with the transactions contemplated thereby. See “The Combination—Background and Reasons for the Combination—Transocean’s Reasons for the Combination” for a discussion of the factors considered by the Transocean Board.

Songa Offshore’s Reasons for the Combination

The Songa Board (with the exception of Songa Offshore directors Mr. Mohn and Mr. Mikkelsen, who were excused from voting on whether to approve the Transaction Agreement) unanimously determined to enter into the Transaction

Agreement and recommend that Songa Offshore’s shareholders accept the Offer. In addition to consulting with Songa Offshore management and its financial and legal advisors, the Songa Board considered a number of factors when evaluating the transaction. See “The Combination—Background and Reasons for the Combination—Songa Offshore’s Reasons for the Combination” for a discussion of the factors considered by the Songa Board.

The Transaction Agreement (see page [•])

The terms and conditions of the Combination are contained in the Transaction Agreement, which is attached as Annex B and incorporated into this proxy statement by reference. Transocean urges you to read the full text of the Transaction Agreement because it is the legal document between Transocean and Songa Offshore that governs the Combination.

Material Interests of Songa Offshore’s Board and Management in the Combination (see page [•])

Some of the members of the Songa Offshore board of directors (the “Songa Board”) and the Songa Offshore executive officers may have interests in the Combination that are different from, or in addition to, the interests of the Songa Offshore shareholders. These interests may include, but are not limited to, the treatment of restricted share units or other equity instruments owned by certain Songa Offshore executive officers under Songa Offshore’s long-term incentive plan (the “Songa Offshore Long-Term Incentive Plan”), or cash severance and other benefits under change in control arrangements. Additionally, Songa Offshore’s executive officers are expected to continue their employment with the combined company under the terms of their current employment agreements following the closing of the Combination through December 31, 2017. These interests also include Transocean’s agreement to nominate the Perestroika Designee, as defined in “Agenda Item 3,” to the Transocean Board (subject to the election of Frederik W. Mohn, the Chairman of the Songa Board, as the Perestroika Designee at the Extraordinary General Meeting pursuant to Agenda Item 3 described in this proxy statement). As of August 14, 2017, members of the Songa Board and the Songa Offshore executive officers and their affiliates, excluding Perestroika AS (“Perestroika”), owned 361,160 Songa Shares in the aggregate, representing 0.3 percent of the issued Songa Shares. In addition, the Perestroika Designee is the sole owner of Perestroika, Songa Offshore’s largest shareholder. As of October 31, 2017, Perestroika held 59,489,590 Songa Shares and SONG07 convertible bonds convertible into 27,556,518 Songa Shares. Perestroika also holds approximately NOK 330 million principal amount of SONG04 bonds issued by Songa Offshore that will be purchased by Transocean at a price of 103.5% and a USD 50 million loan to Songa Offshore that will be purchased by Transocean at a price of 100%, each in connection with the completion and settlement of the Offer. See “Terms of the Offer—Refinancing of Certain Songa Offshore Indebtedness.”

None of the members of the Transocean Board or Transocean’s executive officers owns any Songa Shares or other securities exchangeable or convertible into Songa Shares.

Material Tax Considerations of the Combination (see page [•])

Transocean should not incur additional U.S. federal income tax solely by virtue of the consummation of the Combination.

Information Regarding our Executive Compensation Program

We are seeking the election by shareholders of one director. The rules of the U.S. Securities and Exchange Commission (“SEC”) require us to provide compensation information for the last completed year for this voting item, even though we previously presented the same information in connection with our 2017 Annual General Meeting. For additional information, see the sections of this proxy statement titled “Transocean Corporate Governance,” “Transocean Board” and “Executive Officers—Transocean Board,” “Board Meetings and Committees,” “2016 Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation” and “Equity Compensation Plan Information.” All compensation related items were approved at our 2017 Annual General Meeting. Accordingly, we will not seek your vote for any compensation related items at this Extraordinary General Meeting.

SUMMARY SELECTED FINANCIAL DATA OF TRANSOCEAN

The selected financial data as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 have been derived from the audited consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of Transocean’s annual report on Form 10‑K for the year ended December 31, 2016 (the “2016 Annual Report”). The selected financial data as of December 31, 2014, 2013 and 2012, and for each of the two years in the period ended December 31, 2013 have been derived from Transocean’s accounting records. The selected financial data as of September 30, 2017 and for the nine-month periods ended September 30, 2017 and 2016 have been derived from the unaudited condensed consolidated financial statements included in “Item 1. Financial Statements” of Transocean’s quarterly report on Form 10‑Q for the quarterly period ended September 30, 2017 (the “3Q17 Quarterly Report”).

The selected financial data should be read in conjunction with the sections titled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and the notes thereto included under “Item 8. Financial Statements and Supplementary Data” of the 2016 Annual Report, “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed consolidated financial statements and notes thereto included in “Item 1. Financial Statements” of the 3Q17 Quarterly Report and Transocean’s financial statements and related notes and other financial information incorporated by reference in this proxy statement.

	Nine months ended
	September 30,		Years ended December 31,
	(unaudited)
	2017	2016	2016(1)	2015	2014(2)	2013	2012
	(In millions of U.S. dollars, except per share data)
Statement of operations data
Operating revenues	$2,344	$3,187	$4,161	$7,386	$9,185	$9,246	$8,942
Operating income (loss)	(2,516)	816	1,132	1,365	(1,347)	2,203	1,588
Income (loss) from continuing operations	(2,995)	570	827	895	(1,880)	1,428	765
Net income (loss)	(2,995)	570	827	897	(1,900)	1,437	(278)
Net income (loss) attributable to controlling interest	(3,016)	535	778	865	(1,839)	1,434	(291)
Per share earnings (loss) from continuing operations
Basic	$7.72	$1.44	$2.08	$2.36	$(5.02)	$3.92	$2.11
Diluted	7.72	1.44	2.08	2.36	(5.02)	3.92	2.11
Balance sheet data (at end of period)
Total assets	$22,441		$26,889	$26,431	$28,676	$32,759	$34,534
Debt due within one year	799		724	1,093	1,032	323	1,365
Long-term debt	6,501		7,740	7,397	9,019	10,329	11,035
Total equity	12,803		15,805	15,000	14,104	16,719	15,803

Other financial data
Cash provided by operating activities	$887	$1,278	$1,911	$3,445	$2,220	$1,918	$2,708
Cash used in investing activities	(46)	(1,056)	(1,313)	(1,932)	(1,828)	(1,658)	(389)
Cash provided by (used in) financing activities	(1,176)	(27)	115	(1,809)	(1,000)	(2,151)	(1,202)
Capital expenditures	386	1,072	1,344	2,001	2,165	2,238	1,303
Distributions of qualifying additional paid-in capital	—	—	—	381	1,018	606	276
Per share distributions of qualifying additional paid-in capital	—	—	—	1.05	2.81	1.68	0.79

(1)

In December 2016, as contemplated by the Agreement and Plan of Merger, dated July 31, 2016 (the “2016 Agreement and Plan of Merger”), Transocean Partners LLC (“Transocean Partners”) and one of our subsidiaries completed the merger, with Transocean Partners becoming a wholly owned indirect subsidiary of Transocean. Each Transocean Partners common unit that was issued and outstanding immediately prior to the closing, other than units held by Transocean and its subsidiaries, was converted into the right to receive 1.20 of our shares. To complete the merger, we issued 23.8 million shares from conditional capital.

(2)

In August 2014, Transocean completed an initial public offering to sell a noncontrolling interest in Transocean Partners, which was formed on February 6, 2014, by Transocean Partners Holdings Limited, a Cayman Islands company and our wholly owned subsidiary.

SUMMARY SELECTED FINANCIAL DATA OF SONGA OFFSHORE

The following table sets forth selected historical consolidated financial information for Songa Offshore. The selected consolidated financial data of Songa Offshore as of and for the year ended December 31, 2016 has been derived from Songa Offshore’s audited consolidated financial statements as of and for the year ended December 31, 2016 (the “Songa Consolidated Financial Statements”) included elsewhere in this proxy statement, which have been prepared in accordance with International Financial Reporting Standards (the “IFRS”), as issued by the International Accounting Standards Board (the “IASB”). The selected consolidated financial data of Songa Offshore as of December 31, 2015 and for each of the two years in the period then ended has been derived from Songa Offshore’s unaudited consolidated financial statements included in this proxy statement, which have been prepared in accordance with IFRS, as issued by the IASB. The financial information presented of Songa Offshore as of December 31, 2014, 2013 and 2012, and for each of the two years in the period ended December 31, 2013 has been derived from the accounting records of Songa Offshore.

The financial information presented for Songa Offshore is not directly comparable to the financial data of Transocean because Transocean’s consolidated financial statements have been prepared in accordance with U.S. GAAP. The selected historical consolidated financial information of Songa Offshore as of September 30, 2017 and for the nine-month periods ended September 30, 2017 and 2016 have been derived from the unaudited interim condensed consolidated financial statements of Songa Offshore included elsewhere in this proxy statement, which have been prepared in accordance with IFRS, as issued by the IASB. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Songa Offshore considers necessary for a fair presentation of the financial position and the results of operations for these periods. The selected historical consolidated financial information of Songa Offshore presented below is not necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. The selected historical consolidated financial information presented below should be read in conjunction with Songa Offshore’s audited consolidated financial statements and unaudited interim condensed consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Songa Offshore” included in this proxy statement.

	Nine months ended
	September 30,		Years ended December 31,
	(unaudited)			(unaudited)
	2017	2016	2016(1)	2015	2014	2013	2012
	(In millions of U.S. dollars, except per share data)
Income statement data
Total revenue	$509	$566	$753	$513	$495	$562	$585
Operating expenses(2)	(213)	(223)	(303)	(231)	(298)	(350)	(394)
Depreciation	(138)	(132)	(177)	(126)	(114)	(140)	(124)
Impairment	(7)	(118)	(145)	(521)	(65)	(92)	(330)
Profit (loss) before tax	37	(13)	(47)	(432)	(57)	(102)	(295)
Income tax (expense) credit	(1)	2	(41)	(37)	—	(57)	(10)
Profit (loss) for the year	36	(11)	(88)	(470)	(57)	(159)	(305)
Earnings (loss) per share, basic(3)	0.30	(0.17)	(1.12)	(44.25)	(5.38)	(0.74)	(1.59)
Earnings (loss) per share, diluted(3)	0.21	(0.17)	(1.12)	(44.25)	(5.38)	(0.74)	(1.59)
Weighted average number of shares at year end (000)(3)	122,302	66,637	78,239	10,616	10,524	216,319	191,660

(1)

Songa Offshore’s audited consolidated financial statements as of and for the year ended December 31, 2016 have been adjusted for the effects of the restatement more fully described in note 3 to the Songa Consolidated Financial Statements included in this proxy statement.

(2)	Operating expenses includes general and administrative expenses and reimbursable costs for the period presented.
(3)

Songa Offshore performed a 100:1 reverse share split on December 12, 2016. The share split was retrospectively applied to the 2015 and 2014 unaudited annual comparative periods presented in the Songa Consolidated Financial Statements included elsewhere in this proxy statement. The reserve share split affects comparability of the basic and diluted EPS between years. Refer to Note 13 “Earnings per share” and Note 20 “Issued capital” of the Songa Offshore 2016 consolidated financial statements included elsewhere in this proxy statement for further information on the reverse share split and earnings per share calculation.

	Nine months ended
	September 30,	Years ended December 31,
	(unaudited)		(unaudited)
	2017	2016(1)	2015	2014	2013	2012
	(In millions of U.S. dollars, except per share data)
Balance sheet data
Cash and cash equivalents	$125	$176	$168	$236	$440	$38
Rigs, machinery and equipment	2,972	3,092	1,964	1,063	1,028	1,372
Newbuilds	—	—	869	731	583	507
Current assets	261	305	295	332	743	748
Current liabilities	(332)	(377)	(445)	(391)	(512)	(715)
Working capital	(71)	(72)	(150)	(59)	231	33

Total liabilities	$(2,427)	$(2,652)	$(2,677)	$(1,271)	$(1,358)	$(1,792)
Total assets	3,247	3,412	3,250	2,307	2,439	2,739
Total equity	820	760	573	1,036	1,081	947

Cash flow from operating activities	$221	$318	$144	$42	$46	$306
Cash flow (used in)/from investing activities	(23)	(595)	(1,649)	(126)	367	(735)
Cash flow (used in)/from financing activities	(235)	329	1,374	(113)	(19)	381

(1)

Songa Offshore’s audited consolidated financial statements as of and for the year ended December 31, 2016 have been adjusted for the effects of the restatement more fully described in note 3 to Songa Consolidated Financial Statements included in this proxy statement.

UNAUDITED COMPARATIVE PER SHARE DATA

The table below summarizes unaudited per share information for Transocean and Songa Offshore on a historical basis. You should read the information below together with the financial statements and related notes of Transocean incorporated by reference and the financial statements and related notes of Songa Offshore appearing elsewhere in this proxy statement.

The information below is being provided for informational purposes only. You should not rely on this historical information as being indicative of the future results of operations data as of any future date or for any future period. The historical net book value per share is computed by dividing total shareholders’ equity by the number of shares outstanding at the end of the period.

	Nine months ended	Year ended
	September 30, 2017	December 31, 2016
Transocean historical per share data
Basic earnings/(loss) per share	$(7.72)	$2.08
Diluted earnings/(loss) per share	$(7.72)	$2.08
Cash dividends declared per share	$—	$—
Net book value per share (at end of period)	$32.72	$40.58
	Nine months ended	Year ended
	September 30, 2017	December 31, 2016
Songa Offshore historical per share data (continuing operations)(1)
Basic earnings/(loss) per share	$0.30	$(1.12)
Diluted earnings/(loss) per share	$0.21	$(1.12)
Cash dividends declared per share	$—	$—
Net book value per share (at end of period)	$5.96	$6.74

(1)	Derived from Songa Offshore’s historical financial statements presented under IFRS as issued by the IASB included elsewhere in this proxy statement.

COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

Comparative Historical Market Price Information

Shares of Transocean are listed for trading on the NYSE under the symbol “RIG.” Songa Shares are listed for trading on the Oslo Stock Exchange under the symbol “SONG.”

The following table sets forth the high and low reported sale prices for Transocean shares and Songa Shares, as well as the dividends declared for the shares of each, as applicable, for the periods shown as reported on the NYSE or the Oslo Stock Exchange, respectively.

As of October 31, 2017, there were 391,213,324 shares of Transocean outstanding, which excludes 3,590,251 issued shares that are held by Transocean or its subsidiaries, and 137,641,567 Songa Shares outstanding. As of such date, Transocean had 6,052 shareholders of record and Songa Offshore had [•] shareholders of record.

	Transocean ($)			Songa Offshore (NOK)(1)
			Dividend			Dividend
			paid			paid
	High	Low	per share	High	Low	per share
Year Ended December 31, 2017
First Quarter	16.16	11.69	—	33.70	30.70	—
Second Quarter	13.04	7.67	—	32.80	28.00	—
Third Quarter	10.84	7.20	—	57.00	31.00	—
Fourth Quarter (through November 24, 2017)	11.58	9.93	—	64.50	55.50	—
Year Ended December 31, 2016
First Quarter	13.48	7.67	—	121.00	29.00	—
Second Quarter	12.05	8.34	—	41.00	15.00	—
Third Quarter	13.03	8.68	—	35.00	17.00	—
Fourth Quarter	16.66	9.1	—	33.50	18.00	—
Year Ended December 31, 2015(2)
First Quarter	20.65	13.28	0.75	177.00	135.00	—
Second Quarter	21.9	14.44	0.15	173.00	143.00	—
Third Quarter	16.2	11.26	0.15	154.00	91.00	—
Fourth Quarter	17.19	11.95	—	148.00	89.00	—

(1)	2015 and 2016 share prices adjusted for December 2016 100:1 reverse share split.
(2)	In 2015, Transocean allowed shareholders to receive dividends in Swiss francs or U.S. dollars.

Dividends

Transocean

All shares in Transocean have equal rights to dividends. The holders of Transocean shares are entitled to receive dividends as are lawfully declared on Transocean shares by a general meeting of Transocean’s shareholders. No cash dividends were paid on Transocean shares during the first nine months of 2017 or during fiscal years 2016 and 2015. Transocean’s ability to pay future cash dividends will (a) depend on our results of operations, financial condition, cash requirements and other relevant factors, (b) be subject to shareholder approval, (c) be subject to restrictions contained in our credit facilities and other debt covenants, (d) be affected by our plans regarding share repurchases or noncash shareholder distributions and (e) be subject to restrictions imposed by Swiss law, including the requirement that sufficient distributable profits from the previous year or freely distributable reserves must exist. Transocean does not expect to pay cash dividends in the foreseeable future.

Songa Offshore

All Songa Shares have equal rights to dividends. Pursuant to Regulation 112 of Songa Offshore’s memorandum of association and articles of association (“Songa’s Articles of Association”), and provided that Songa Offshore has sufficient distributable profits, Songa Offshore may, at a general meeting of its shareholders, declare by ordinary resolution (simple majority) dividends to be paid out of profits and to be distributed to the shareholders pro rata based on their holdings in Songa Offshore but no dividend will exceed the amount recommended by the Songa Board. The Songa Board may declare interim dividends as appear to the Songa Board to be justified by the profits of Songa Offshore (Regulation 113 of Songa’s Articles of Association). Songa Offshore’s current ability to pay dividends is restricted by contractual arrangements including restrictions under its different loan agreements. Over time, when and as Songa Offshore has adequate financial resources, declaration of dividends will be considered by the Songa Board. Songa Offshore has not paid any dividends for any of the years from 2010 to 2016.

Recent and Comparative Market Price Information

The following table sets forth the closing sale price per Transocean share and Songa Share as reported on the NYSE and the Oslo Stock Exchange, respectively, as of August 14, 2017, the last trading day before the public announcement of the contemplated Combination, and as of November 24, 2017, the most recent practicable trading day prior to the date of this proxy statement. The table also shows the implied value of the consideration proposed for each Songa Share as of the same dates which amounts are calculated by multiplying the closing sales prices for shares of Transocean shares by 0.7145, representing the approximate per share value of the Consideration that a Songa Offshore shareholder will be entitled to receive as of such dates, in exchange for each Songa Share they hold at the effective time of the Combination.

The market prices of shares of Transocean and Songa Offshore fluctuate, and the value of the Consideration will fluctuate with the market price of the Transocean shares. No assurance can be given concerning the market prices of Transocean shares and Songa Shares before the completion of the Combination or Transocean shares after the completion of the Offer. Because the exchange ratio is fixed in the Transaction Agreement, the market value of the Transocean shares that Songa Offshore shareholders will receive in connection with the Combination may vary significantly from the prices shown in the table below. Accordingly, you are urged to obtain current market quotations of Transocean shares and Songa Shares before making any decision with respect to the proposals in this proxy statement.

	Transocean	Songa Offshore	Equivalent per share
	shares (close)	shares (close)	value
August 14, 2017	$8.39	NOK 34.00	$5.99
November 24, 2017	$10.07	NOK 59.25	$7.20

Exchange Rates

The following tables show for the years ended December 31, 2012 through December 31, 2016, the low, high, average and period exchange rate U.S. dollars per Norwegian krone.

	Exchange Rates
Year	Low	High	Average(1)	Period End
	(One U.S. dollar per NOK)
2012	5.5349	6.1471	5.8210	5.5664
2013	5.4438	6.2154	5.8768	6.0837
2014	5.8611	7.6111	6.3018	7.4332
2015	7.3593	8.8090	8.0739	8.8090
2016	7.9766	8.9578	8.3987	8.6200

(1)	The average of the rates on the last business day of each month during the applicable period.

The table below shows the high and low noon buying rates in U.S. dollars for Norwegian kroner for each month during the six months prior to the date of this proxy statement:

Month(1)	Low	High
May	8.3361	8.6781
June	8.3852	8.5366
July	7.9347	8.3825
August	7.7121	7.9877
September	7.7192	7.9726
October	7.8906	8.2161

(1)	The average of the rates on the last business day of each month during the applicable period.

The rates presented above may differ from the actual rates used in the preparation of Transocean’s financial statements and other financial information appearing in this document. Our inclusion of such rates is not meant to suggest that the U.S. dollar amounts actually represent Norwegian krone amounts or that such amounts could have been converted to U.S. dollars at any particular rate, if at all.

INFORMATION ABOUT THE EXTRAORDINARY GENERAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by Transocean, on behalf of its Transocean Board, to be voted at our Extraordinary General Meeting to be held on [•], 2017 at [•], Swiss time, at [•], Switzerland.

On August 13, 2017, Transocean entered into the Transaction Agreement with Songa Offshore pursuant to which we are offering to acquire all of the issued and outstanding Songa Shares (on a fully diluted basis) through a voluntary tender offer in exchange for consideration per Songa Share consisting of (i) 0.35724 newly issued shares of Transocean, par value CHF 0.10 per share, and (ii) USD 2.99726 principal amount of 0.5% Exchangeable Senior Bonds due 2022, which are exchangeable into shares of Transocean, par value CHF 0.10 per share, to be issued by TINC. As part of the Offer, each Songa Offshore shareholder may instead elect to receive an amount in cash of NOK 47.50 per Songa Share up to a maximum of NOK 125,000 per shareholder in lieu of some or all of the Consideration Shares and Exchangeable Bonds such shareholder would otherwise be entitled to receive in the Offer. The aggregate consideration paid to each Songa Offshore shareholder accepting the Offer shall be comprised, as near as possible, of 50% Consideration Shares and 50% Exchangeable Bonds, with any exercise by such shareholder of the Cash Election, if elected, being deducted first from the aggregate number of Exchangeable Bonds otherwise issuable to such shareholder and then from the aggregate number of Consideration Shares such shareholder would otherwise be entitled to receive in the Offer.

If the Offer is completed and we acquire Songa Shares representing 90% or more of the voting rights in Songa Offshore, we intend to initiate a compulsory acquisition (squeeze-out) of the remaining Songa Shares not owned by Transocean pursuant to article 36 of the Cyprus Takeover Bids Law (L.41(I)/2007), as amended, as soon as practicable following the completion of the Offer. A compulsory acquisition can be expected to be completed after 35 working days from completion of the Offer, provided that the required application is submitted to the Cyprus Securities and Exchange Commission immediately after completion and that the Cyprus Securities and Exchange Commission will make its decision on the application within 10 working days from its submission. However, this is only an estimate as the process to complete a compulsory acquisition may be delayed due to several factors beyond the control of the Company. The Cyprus Securities and Exchange Commission is not subject to a time limit in deciding whether to approve an application to complete a compulsory acquisition, and no assurances can be given as to the exact duration of the compulsory acquisition process.

We cannot complete the Combination unless each of Agenda Items described in this proxy statement is approved by our shareholders.

Record Date

Only shareholders of record on [•], 2017 are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the Extraordinary General Meeting. No shareholder will be entered in Transocean’s share register with voting rights between the close of business on [•], 2017 and the opening of business on the day following the Extraordinary General Meeting.

While no shareholder will be entered in Transocean’s share register as a shareholder with voting rights between the close of business on [•], 2017 and the opening of business on the day following the Extraordinary General Meeting, share blocking and re-registration are not requirements for any Transocean shares to be voted at the meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean’s share register, will continue to register transfers of Transocean shares in the share register in its capacity as transfer agent during this period.

Quorum

Transocean’s Articles of Association provide that the presence of shareholders, in person or by proxy, holding at least a majority of all the shares entitled to vote at the meeting constitutes a quorum for purposes of convening this Extraordinary General Meeting and voting on all of the matters described in the notice of meeting. Abstentions will be counted as present for purposes of determining whether there is a quorum at the meeting. None of the matters to be considered at the Extraordinary General Meeting are “routine” matters under NYSE rules, so brokers are not entitled to vote at the Extraordinary General Meeting unless instructed to do so by the beneficial owner of the shares, and shares for which brokers do not receive voting instructions will not be counted for purposes of determining whether there is a quorum present.

Votes Required

The following table sets forth the applicable vote standard required to pass each enumerated Agenda Item:

Agenda Item	Description	Two-thirds of the votes and the absolute majority of the par value of shares (1)	Plurality of votes (2)	Majority of votes cast (3)
1	Issuance of the Consideration Shares in an Ordinary Share Capital Increase	

2	Amendment of the Articles of Association to Create Additional Authorized Share Capital for Purposes of Effecting a Mandatory Offer or a Compulsory Acquisition	

3	Election of One New Director to the Transocean Board for a Term Extending Until Completion of the Next Annual General Meeting		

4

Issuance of the Consideration Shares, Transocean Shares out of Authorized Share Capital and the Transocean Shares Issuable Upon Exchange of the Exchangeable Bonds to be Issued in the Combination, as well as Transocean Shares Issuable upon Exchange of the Exchangeable Bonds Issued in Connection with the Refinancing of Certain Songa Offshore Indebtedness, as Required by the Rules of the NYSE



(1)

The affirmative vote of at least two-thirds of the votes and the absolute majority of the par value of shares, each as present or represented at the Extraordinary General Meeting. An abstention or invalid vote will have the effect of a vote “against” this proposal.

(2)

Affirmative vote of a plurality of the votes cast in person or by proxy at the Extraordinary General Meeting. The plurality requirement means that the nominee with the most votes for a board position or the chair is elected. Only votes “for” are counted in determining whether a plurality has been cast in favor of a nominee. Abstentions or invalid votes do not have any effect on the outcome of the vote. As described later in this proxy statement, our Corporate Governance Guidelines set forth our procedures if a nominee is elected but does not receive more votes cast “for” than “against” the nominee’s election.

(3)	Affirmative vote of a majority of the votes cast in person or by proxy at the Extraordinary General Meeting. Abstentions or invalid votes do not have any effect on the outcome of the vote.

Outstanding Shares

As of October 31, 2017, there were 391,213,324 shares outstanding, which excludes 3,588,666 issued shares that are held by Transocean or its subsidiaries. Only registered holders of our shares on [•], 2017, the record date established for the Extraordinary General Meeting, are entitled to notice of, to attend and to vote at the meeting. Holders of shares on the record date are entitled to one vote for each share held.

Voting Procedures

A proxy card has been sent to each shareholder registered in Transocean’s share register as of the close of business on [•], 2017. Any additional shareholders who are registered in Transocean’s share register as of the close of business on [•], 2017 will receive a copy of the proxy materials, including a proxy card, after [•], 2017. Shareholders not registered in Transocean’s share register as of [•], 2017 will not be entitled to attend, vote at, or grant proxies to vote at, the Extraordinary General Meeting.

If you are registered as a shareholder in Transocean’s share register as of [•], 2017, you may grant a proxy to vote on the proposals and any modification to the proposals or other matter on which voting is permissible under Swiss law and which is properly presented at the meeting for consideration in one of the following ways:

By Internet: Go to www.proxyvote.com (available 24 hours a day, 7 days a week), and follow the instructions. You will need the 12‑digit control number that is included on your proxy card. The Internet system allows you to confirm that the system has properly recorded your voting instructions. This method of submitting voting instructions will be available up until [•] on [•], 2018.

By Mail: Mark, date and sign your proxy card exactly as your name appears on the card and return it by mail in the envelope provided to:

Transocean 2018 EGM Vote Processing	Transocean 2018 EGM Vote Processing

c/o Broadridge		Schweiger Advokatur / Notariat
51 Mercedes Way	-or-	Dammstrasse 19
Edgewood, NY 11717		CH‑6300 Zug
USA		Switzerland

All proxy cards must be received no later than [•] [(CET)] on [•], 2018. Do not mail the proxy card if you are voting over the Internet.

Even if you plan to attend the Extraordinary General Meeting in person, we encourage you to submit your voting instructions prior to the meeting by Internet or mail.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee for voting your shares. Many of our shareholders hold their shares in more than one account and may receive more than one proxy card or voting instruction form. To ensure that all of your shares are represented at the Extraordinary General Meeting, please submit voting instructions for each account.

Under NYSE rules, brokers who hold shares in “street name” for customers, such that the shares are registered on the books of the Company as being held by the brokers, have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. All of the items on the agenda of the Extraordinary General Meeting are “non-routine” matters under NYSE rules.

If you hold your shares in “street name,” your broker will not be able to vote your shares on the Agenda Items and may not be able to vote your shares on other matters at the Extraordinary General Meeting unless the broker receives appropriate instructions from you. We recommend that you contact your broker to exercise your right to vote your shares.

If you have timely submitted a properly executed proxy card or electronic voting instructions, your shares will be voted by the independent proxy in accordance with your instructions. Holders of shares who have timely submitted their proxy but have not specifically indicated how to vote their shares instruct the independent proxy to vote in accordance with the recommendations of the Transocean Board with regard to the items listed in the notice of meeting.

If any modifications to the Agenda Items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the Extraordinary General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Transocean Board.

As of the date of this proxy statement, the Transocean Board is not aware of any such modifications or other matters to come before the Extraordinary General Meeting.

You may revoke your proxy card at any time prior to its exercise by:

•

submitting a properly completed and executed proxy card with a later date and timely delivering it either directly to the independent proxy or to Vote Processing, c/o Broadridge at the addresses indicated below;

-or-

•	giving written notice of the revocation prior to the meeting to:

Transocean 2018 EGM Vote Processing	Transocean 2018 EGM Vote Processing

c/o Broadridge		Schweiger Advokatur / Notariat
51 Mercedes Way	-or-	Dammstrasse 19
Edgewood, NY 11717		CH‑6300 Zug
USA		Switzerland

-or-

•	appearing at the meeting, notifying the independent proxy, with respect to proxies granted to the independent proxy, and voting in person.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes in relation to Agenda Items that have already been voted on. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Shareholders may grant proxies to any third party. Such third party need not be a shareholder.

If you wish to attend and vote at the Extraordinary General Meeting in person, you are required to present either an original attendance card, together with proof of identification, or, if you own shares held in “street name,” a legal proxy issued by your bank, broker or other nominee in your name, together with proof of identification. If you plan to attend the Extraordinary General Meeting in person, we urge you to arrive at the Extraordinary General Meeting location no later than [•] on [•], 2018. In order to determine attendance correctly, any shareholder leaving the Extraordinary General Meeting early or temporarily will be requested to present such shareholder’s admission card upon exit.

AGENDA ITEM 1.

ISSUANCE OF THE CONSIDERATION SHARES IN AN ORDINARY SHARE CAPITAL INCREASE

Proposal of the Transocean Board

The Transocean Board proposes that the shareholders approve the ordinary share capital increase relating to the issuance of up to [•] Consideration Shares in an ordinary share capital increase of the Company against contribution-in-kind of a portion of the Songa Shares tendered in the Offer. The consideration for the portion of the Songa Shares not acquired against the issuance of Cosideration Shares will consist of a combination of Exchangeable Bonds issued to holders of Songa Shares tendering in the Offer by TINC, to which the Company issues, as consideration for the issuance of the Exchangeable Bonds, Exchangeable Notes that in amount and terms substantially correspond to those of the Exchangeable Bonds, and Exchangeable Notes issued by the Company to TINC, respectively, and the payment of cash to holders of Songa Shares tendering in the Offer (to the extent a holder of Songa Shares exercises the Cash Election or would otherwise receive a fraction of a Consideration Share or fractional amount of Exchangeable Bonds), all as further described in the shareholders' resolution set forth in Annex A-1. In the ordinary share capital increase, the preferential subscription rights of the Company’s shareholders will be excluded.

Explanation

The Company’s share capital currently consists of 394,801,990 fully paid-in shares, par value CHF 0.10 each. In connection with the Offer, the Company will issue up to [•] new shares as Consideration Shares. The definitive number of Consideration Shares will be determined by the Transocean Board by reference to (i) the number of Songa Shares that have been validly tendered to the Offer, as may be reduced by the value of the cash amount paid to holders of Songa Shares tendering in the Offer and whose exercise of the Cash Election results in a reduction of the Consideration Shares otherwise issuable to such holders of Songa Shares, and (ii) an exchange ratio of 0.35724 Consideration Shares for each Songa Share (whereby such holders shall receive cash for any fraction of a Consideration Share resulting from such exchange ratio).

The Consideration Shares will be paid for through a contribution-in-kind of a portion of the Songa Shares tendered in the Offer. The Company will acquire the portion of the Songa Shares not acquired for Consideration Shares through the payment of consideration consisting of (i) up to [●] Exchangeable Bonds to be issued by TINC, to which the Company issues, as consideration for the issuance of the Exchangeable Bonds, up to [●] Exchangeable Notes that in amount and terms substantially correspond to those of the Exchangeable Bonds, and (ii) the payment of up to NOK 125,000 per holder of any Songa Shares who exercises the Cash Election and (iii) the payment of cash based on the Reference Price to holders of Songa Shares tendering in the Offer who as a result of the exchange ratio applicable in the Offer would otherwise receive any fraction of a Consideration Share or fractional amounts of Exchangeable Bonds (all as further described in the shareholders' resolution set forth in Annex A-1). Because the Consideration Shares are paid in through a contribution-in-kind of Songa Shares, the preferential subscription rights of the Company’s shareholders will be excluded.

Approval of the issuance of the Consideration Shares in an ordinary capital increase is a condition to completion of the Offer. The Transocean Board has approved the Combination, including the issuance of the Consideration Shares in the Offer in an ordinary capital increase, and is therefore seeking shareholder approval of the issuance of the Consideration Shares in an ordinary capital increase for the purpose of completing the Combination.

Recommendation

The Transocean Board recommends you vote “FOR” this proposal.

AGENDA ITEM 2.

AMENDMENT TO THE ARTICLES OF ASSOCIATION TO CREATE ADDITIONAL AUTHORIZED SHARE CAPITAL FOR PURPOSES OF EFFECTING A MANDATORY OFFER OR A COMPULSORY ACQUISITION

Proposal of the Transocean Board

The Transocean Board proposes that the Company’s Articles of Association be amended and a new Article 5bis be adopted to authorize the Transocean Board to issue up to [•] shares, par value CHF 0.10 each, in connection with a mandatory offer or a compulsory acquisition (if any) of Songa Shares following the completion of the Offer. The proposal is conditional on completion of the Offer. The proposed shareholder resolution and the proposed amendment to the Articles of Association are attached as Annex A‑2.

Explanation

Currently, pursuant to Article 5 of the Articles of Association, the Transocean Board is authorized to increase the share capital, at any time until May 12, 2018, by a maximum amount of CHF 2,225,804.30 by issuing a maximum of 22,258,043 fully paid up shares with a par value of CHF 0.10 each.

In connection with the Offer, Transocean expects to issue up to [•] new shares of Transocean as Consideration Shares out of the ordinary share capital increase proposed under “Agenda Item 1.” If not all Songa Shares are tendered in the Offer, the Company may launch a mandatory offer or a compulsory acquisition (if any) following the completion of the Offer in order to acquire 100% of all issued and outstanding Songa Shares. In order for the Transocean Board to have flexibility as regards the timing of any mandatory offer or a compulsory acquisition (if any) that we are required to make following the completion of the Offer, the Transocean Board is proposing to amend the Company’s Articles of Association and include in Article 5bis a new provision according to which the Transocean Board is authorized, during a two-year period after the date of the Extraordinary General Meeting, to increase the share capital by a maximum of CHF [•] by issuing a maximum of [•] fully paid up shares in connection with a mandatory offer or a compulsory acquisition (if any) following the completion of the Offer.

Approval of this amendment of the Articles of Association to create additional authorized share capital for purposes of effecting a mandatory offer or a compulsory acquisition is a condition to completion of the Offer. The Transocean Board has approved the Combination and is therefore seeking shareholder approval of the amendment for the purpose of completing the Combination.

Recommendation

The Transocean Board recommends you vote “FOR” this proposal.

AGENDA ITEM 3.

ELECTION OF ONE NEW DIRECTOR TO THE TRANSOCEAN BOARD FOR A TERM EXTENDING UNTIL COMPLETION OF THE NEXT ANNUAL GENERAL MEETING

Nomination of the Transocean Board

The Transocean Board recommends Mr. Frederik W. Mohn for election to the Transocean Board for a term extending until completion of the Company’s next Annual General Meeting. Mr. Mohn was nominated by Perestroika as the Perestroika Designee (the “Perestroika Designee”) pursuant to the terms of the Transaction Agreement. The proposed election of Mr. Mohn to the Transocean Board is conditional on the completion of the Offer.

The information regarding Mr. Mohn presented below is as of September 30, 2017.

FREDERIK W. MOHN, age 40, Norwegian citizen, has served as a director of Songa Offshore SE from 2013 to 2014 and as Chairman of the Songa Board since 2014. Mr. Mohn is the sole owner and managing director of Perestroika, a Norwegian investment company with investments in oil and gas, shipping, infrastructure, real estate development and financial services. From 2011‑2013 he served as managing director of the worldwide family business Frank Mohn AS, a supplier of pumping systems to the oil and gas industry. Mr. Mohn also currently serves on the board of directors of public companies Dof ASA (OSE: DOF), a Norwegian shipping company, and Fjord 1 (OSE: FJORD), a Norwegian transport company, and private companies Viken Crude AS, Gjettumgrenda AS, Fornebu Sentrum AS, Fornebu Sentrum Utvikling AS and Høvik Stasjonsby AS og KS.

Mr. Mohn received his Bachelor of Science degree from Royal Holloway, University of London in 2001.

The Transocean Board believes that Mr. Mohn’s knowledge of the oil and gas industry and his expertise in finance will aid the Transocean Board in reviewing strategic decisions for the Company.

Under our Articles of Association, the size of the Transocean Board is currently set at a maximum of 11 members. In order to permit the election of Mr. Mohn to the Transocean Board, Mr. Martin McNamara, a current member of the Transocean Board, has conditionally agreed to retire from the Transocean Board to create a vacancy to be filled by Mr. Mohn if Mr. Mohn is elected. Mr. McNamara’s retirement from the Transocean Board is conditioned on (i) approval by our shareholders of all of the proposals presented at the Extraordinary General Meeting and (ii) completion of the Offer.

The election of Mr. Mohn to the Transocean Board is a condition to completion of the Offer. The Transocean Board has approved the Combination and is therefore seeking shareholder approval of the election of Mr. Mohn to the Transocean Board for a term extending until completion of the Company’s next Annual General Meeting.

The Board has concluded that Mr. Mohn should serve on the Transocean Board and has recommended his election.

Voting Requirements to Elect Mr. Mohn

The election of the nominee requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Extraordinary General Meeting. Shareholders are entitled to one vote per share for the nominee to be elected.

We have adopted a majority vote policy in the election of directors as part of our Corporate Governance Guidelines. This policy provides that the Transocean Board may nominate only those candidates for the position of director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (a) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (b) the Transocean Board accepts the resignation. If a nominee who has submitted such a letter of resignation does not receive more votes cast “for” than “against” the nominee’s election, the Corporate Governance Committee must promptly review the letter of resignation and recommend to the Transocean Board whether to accept the tendered resignation or reject it. The

Transocean Board must then act on the Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote. The Transocean Board must promptly disclose its decision regarding whether or not to accept the nominee’s resignation letter in a Form 8‑K furnished to the SEC or other broadly disseminated means of communication. Full details of this policy are set out in our Corporate Governance Guidelines, which are available on our website at www.deepwater.com under “Investor Relations—Governance.”

The Transocean Board has received from Mr. Mohn an executed irrevocable letter of resignation consistent with these guidelines as described above. Such letter of resignation is effective only in the event that (a) such nominee fails to receive a majority of votes cast by shareholders in an uncontested election and (b) the Transocean Board accepts such resignation.

Recommendation

The Transocean Board recommends a vote “FOR” the election of Mr. Mohn as a director.

AGENDA ITEM 4.

ISSUANCE OF THE CONSIDERATION SHARES, TRANSOCEAN SHARES OUT OF AUTHORIZED SHARE CAPITAL AND THE TRANSOCEAN SHARES ISSUABLE UPON EXCHANGE OF THE EXCHANGEABLE BONDS AS REQUIRED BY THE RULES OF THE NYSE

Proposal of the Transocean Board

As required by the rules of the NYSE, the Transocean Board proposes that the shareholders approve the issuance of the Consideration Shares, Transocean shares out of authorized share capital and Transocean shares issuable upon exchange of the Exchangeable Bonds to be issued in the Combination, as well as Transocean shares issuable upon exchange of the Exchangeable Bonds issued in connection with the refinancing of certain Songa Offshore indebtedness as described below. The shareholders’ resolution authorizing the issuance of the Consideration Shares, the Transocean shares out of authorized share capital and the Transocean shares issuable upon exchange of the Exchangeable Bonds is set forth in Annex A-3.

Explanation

In connection with the Combination, the Company will issue approximately [•] new Transocean shares, either in the form of Consideration Shares, out of authorized share capital, or upon the exchange of Exchangeable Bonds, all as further described below:

•	The issuance of approximately 68.6 million Transocean shares as Consideration Shares in the Offer.
•

The issuance of approximately USD [•] million aggregate principal amount of Exchangeable Bonds in the Offer, which will be exchangeable into an aggregate of approximately [•] Transocean shares (based on the initial exchange rate of  approximately 97.29756 Shares per USD 1,000 principal amount of Exchangeable Bonds).

•

The issuance of approximately USD [•] million aggregate principal amount of Exchangeable Bonds in connection with the purchase of certain outstanding indebtedness previously issued by Songa Offshore from certain bondholders in exchange for newly issued Exchangeable Bonds, which will be exchangeable into an aggregate of approximately [•] Transocean shares (based on the initial exchange rate of  approximately 97.29756 Shares per USD 1,000 principal amount of Exchangeable Bonds).  In particular, Transocean agreed to purchase an aggregate of approximately NOK 1.206 billion of Songa Offshore’s outstanding SONG04 Bonds from three bondholders at a price of 103.5% per bond (plus accrued and unpaid interest) and an aggregate of approximately NOK 587.0 million of Songa Offshore’s outstanding SONG05 Bonds from two bondholders at a price of 101% per bond (plus accrued and unpaid interest). Transocean has also agreed to purchase from Perestroika its USD 50 million loan to Songa Offshore for Exchangeable Bonds at a price of 100% of the principal amount of the loan (plus accrued and unpaid interest). All of these purchases are conditioned on and will close at approximately the same time as the settlement of the Offer. Transocean intends to call all remaining SONG04 Bonds and SONG05 Bonds for cash following the completion of the Offer.

Because the amount of Exchangeable Bonds to be issued in connection with the purchase of certain outstanding indebtedness previously issued by Songa Offshore depends on the amount of accrued and unpaid interest on such indebtedness as of the time the purchase occurs, the Company may issue more Exchangeable Bonds than the approximate value listed above.  If these purchases were completed of the date hereof, the Company would be required to issue an additional USD [•] million aggregate principal amount of Exchangeable Bonds, which would be exchangeable into an aggregate of approximately [•] Transocean shares (based on the initial exchange rate of  approximately 97.29756 Shares per USD 1,000 principal amount of Exchangeable Bonds).

In addition, the exchange rate of the Exchangeable Bonds can be adjusted upon the occurrence of certain anti-dilution events, tax event or certain fundamental changes such as a change in control of TINC or Transocean.  As a result of these terms of the Exchangeable Bonds, we may be required to issue more Transocean shares than the approximations listed above.  Any change in the exchange rate of the Exchangeable Bonds as a result of a tax event or a fundamental change would result in an increase in the then-applicable exchange rate of up to 22.5% depending on the remaining time to maturity of the Exchangeable Bonds.  Any change in the exchange rate as a result of a change in control would also entitle each holder of the Exchangeable Bonds to receive 101% of the principal amount of Exchangeable Bonds owned by such holder.  For illustrative purposes only, if a change of control of TINC or Transocean were to occur as of the date the Exchangeable Bonds were issued, holders thereof would receive approximately an additional [•] Transocean shares upon conversion of their Exchangeable Bonds.

Under the rules of the NYSE, shareholder approval must be obtained for the issuance of shares in excess of 20% of the number of shares issued and outstanding. The maximum total number of shares that may be issued in connection with the Combination represents approximately [•]% of the Transocean shares currently issued and outstanding.

Other than as described in “Agenda Item 1” and “Agenda Item 2,” there is no Swiss law requirement for any additional shareholder approval of the issuance of the Consideration Shares or any other Transocean shares in connection with the Combination. In particular, Transocean shares issuable upon exchange of Exchangeable Bonds would be issued out of Transocean’s existing conditional share capital.

Approval of the issuance of the Consideration Shares, Transocean shares out of authorized share capital and the Transocean shares issuable upon exchange of the Exchangeable Bonds issued in the Combination and the transactions above is a condition to completion of the Offer. The Transocean Board has approved the Combination, including the issuance of the Consideration Shares, Transocean shares out of authorized share capital and the Transocean shares issuable upon exchange of the Exchangeable Bonds issued in the Combination and the purchases of Songa Offshore indebtedness described above and is therefore seeking shareholder approval of the issuance of the Consideration Shares, Transocean shares out of authorized share capital and the Transocean shares issuable upon exchange of these Exchangeable Bonds.

Recommendation

The Transocean Board recommends you vote “FOR” this proposal.

FORWARD-LOOKING STATEMENTS

The statements described in this proxy statement that are not historical facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the Offer, integration plans and expected synergies, and anticipated future growth, financial and operating performance and results. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements in this proxy statement are identifiable by use of any of the following words and other similar expressions: “anticipates,” “could,” “forecasts,” “might,” “projects,” “believes,” “estimates,” “intends,” “plans,” “scheduled,” “budgets,” “expects,” “may,” “predicts” and “should.”

Actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	estimated duration of customer contracts;
•	contract day rate amounts;
•	future contract commencement dates and locations;
•	planned shipyard projects;
•	timing of Transocean’s newbuild deliveries;
•	operating hazards and delays;
•	risks associated with international operations;
•	actions by customers and other third parties;
•	the future prices of oil and gas;
•	the intention to scrap certain drilling rigs;
•

the expected timing and likelihood of the completion of the contemplated transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the contemplated transaction that could reduce anticipated benefits or cause the parties to abandon the transaction;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement;
•	the ability to successfully complete the Offer;
•	regulatory or other limitations imposed as a result of the Offer;
•	the success of the business following completion of the Offer;
•	the ability to successfully integrate the Transocean and Songa Offshore businesses;
•	the possibility that Transocean’s shareholders may not approve certain matters that are conditions to the Offer or that the requisite number of Songa Shares may not be exchanged in the public offer;

•	the risk that the parties may not be able to satisfy the conditions to closing of the Offer in a timely manner or at all;
•	the risk that the Transaction Agreement may be terminated in accordance with its terms and the Combination may not be completed;
•	the risks related to disruption of management time from ongoing business operations due to the proposed Combination;
•

the risk that the announcement or completion of the Offer could have adverse effects on the market price of Transocean’s or Songa Offshore’s shares or the ability of Transocean or Songa Offshore to retain customers, retain or hire key personnel, maintain relationships with their respective suppliers and customers, and on their operating results and businesses generally;

•	the risk that Transocean may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies;
•

the risk that certain of the directors, board members and executive officers of Songa Offshore may have interests in the transactions contemplated by the Transaction Agreement that are different from, or in addition to, those of Songa Offshore shareholders generally;

•

the risk that the announcement and pendency of the Offer and the other transactions contemplated by the Transaction Agreement, during which Transocean and Songa Offshore are subject to certain operating restrictions, could have an adverse effect on Songa Offshore’s and/or Transocean’s businesses and cash flows, financial condition and results of operations;

•	the risk that negative publicity related to the transactions contemplated by the Transaction Agreement may materially adversely affect Transocean and Songa Offshore;
•	the risk that the share prices of Transocean and Songa Offshore may be adversely affected if the Offer is not completed; and
•

other factors, including those and other risks discussed in Transocean’s 2016 Annual Report, and in Transocean’s other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov, and in Songa Offshore’s annual and quarterly financial reports made publicly available.

Should one or more of such risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to Transocean or to persons acting on Transocean’s behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and each of Transocean and Songa Offshore undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which either Transocean or Songa Offshore become aware of, after the date hereof, except as otherwise may be required by law.

RISK FACTORS

Risks Related to the Offer

The Offer is subject to conditions and the Transaction Agreement may be terminated in accordance with its terms and the Combination may not be completed.

The Offer is subject to numerous conditions, including inter alia the conditions related to the minimum number of Songa Shares that must be validly tendered (and not subsequently validly withdrawn as of the end of the Offer Period), the receipt of regulatory approvals and the absence of material adverse changes with respect to Songa Offshore. See “Terms of the Offer—Conditions for Completion of the Offer.” No assurance can be given that all of the conditions to the Offer will be satisfied or, if they are, as to the timing of such satisfaction. If the Offer has not become or been declared unconditional before 11:59 p.m. (CET) on January 31, 2018, either party may terminate the Transaction Agreement and the Offer unless extended in accordance with the terms of the Transaction Agreement.

In addition, the Transaction Agreement may be terminated by either party under certain circumstances, including by Songa Offshore if the Songa Board modifies or withdraws its recommendation to Songa Offshore shareholders due to a Superior Proposal, as defined in “The Combination—The Transaction Agreement—No Solicitation of Transactions.”

Transocean must obtain governmental and regulatory approvals to consummate the Offer, which, if delayed or not granted, may delay or jeopardize the Offer and the transactions contemplated by the Transaction Agreement.

The approval of the Offer under merger control or competition law regimes in any jurisdictions where the parties to the Transaction Agreement have mutually determined merger control or competition law filings and/or notices to be necessary must have been obtained or any statutory waiting period (including any extension thereof) applicable to the Offer must have expired with the result that the Offer may be completed without the approval by any relevant antitrust authority.

The governmental and regulatory agencies from which Transocean may be required to seek these approvals have broad discretion in administering the applicable governing regulations. As a condition to their approval of the transactions contemplated by the Transaction Agreement, those agencies may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of Transocean’s business. No assurance can be given that the approvals, if required, will be obtained or that any required conditions to the Offer will be satisfied, and, if any such required approvals are obtained and the conditions to the consummation of the Offer are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals. The Offer is subject to a regulatory condition that certain approvals are obtained. This condition may only be waived with the prior written consent of Songa Offshore.

Any delay in the completion of the Combination for regulatory reasons could diminish the anticipated benefits of the Combination or result in additional transaction costs. Any uncertainty over the ability to complete the Combination could make it more difficult for Transocean or Songa Offshore to maintain or to pursue particular business strategies. Conditions imposed by regulatory agencies in connection with their approval of the Combination may restrict the Company’s ability to modify the operations of its business in response to changing circumstances for a period of time after the closing of the Offer or its ability to expend cash for other uses or otherwise have an adverse effect on the anticipated benefits of the Combination, thereby adversely impacting the business, financial condition or results of operations of the combined company.

The announcement and pendency of the Offer and the other transactions contemplated by the Transaction Agreement, during which Transocean and Songa Offshore are subject to certain operating restrictions, could have an adverse effect on Songa Offshore’s and Transocean’s businesses and cash flows, financial condition and results of operations.

The announcement and pendency of the transactions contemplated by the Transaction Agreement, including the Offer, could disrupt Songa Offshore’s and Transocean’s businesses, and uncertainty about the effect of these transactions may have an adverse effect on Songa Offshore and Transocean. These uncertainties could cause suppliers, vendors, partners and others that deal with Transocean and Songa Offshore to defer entering into contracts with, or making other decisions concerning, Transocean and Songa Offshore or to seek to change or cancel existing business relationships with the companies. In addition, Songa Offshore’s and Transocean’s employees may experience uncertainty regarding their roles after the acquisition. Employees may depart either before or after the completion of the acquisition because of uncertainty and issues relating to the difficulty of coordination or because of a desire not to remain following the acquisition. Therefore, the pendency of the Offer may adversely affect Songa Offshore’s and Transocean’s ability to retain, recruit and motivate key personnel. Additionally, the attention of Songa Offshore’s and Transocean’s management may be directed towards the completion of the acquisition, including obtaining regulatory approvals, and may be diverted from the day-to-day business operations of Transocean and Songa Offshore. Matters related to the acquisition may require commitments of time and resources that could otherwise have been devoted to other opportunities that might have been beneficial to Transocean and Songa Offshore. Additionally, the Transaction Agreement requires Transocean and Songa Offshore to refrain from taking certain specified actions while the Offer and the acquisition are pending. These restrictions may prevent Transocean and Songa Offshore from pursuing otherwise attractive business opportunities or capital structure alternatives and from executing certain business strategies prior to the completion of the Offer. Further, the acquisition may give rise to potential liabilities, including those that may result from future shareholder lawsuits. Any of these matters could adversely affect the businesses of, or harm the results of operations, financial condition or cash flows of Transocean and Songa Offshore.

Negative publicity related to the transactions contemplated by the Transaction Agreement may materially adversely affect Transocean and Songa Offshore.

From time to time, political and public sentiment in connection with a proposed combination may result in a significant amount of adverse press coverage and other adverse public statements affecting Transocean and Songa Offshore. Adverse press coverage and public statements, whether or not driven by political or popular sentiment, may also result in legal claims or in investigations by regulators, legislators and law enforcement officials. Responding to these investigations and lawsuits, regardless of the ultimate outcome of the proceedings, can divert the time and effort of senior management from operating their businesses. Addressing any adverse publicity, governmental scrutiny or enforcement or other legal proceedings is time-consuming and expensive and, regardless of the factual basis for the assertions being made, could have a negative impact on the reputation of Transocean and Songa Offshore, on the morale of their employees and on their relationships with regulators. It may also have a negative impact on their ability to take timely advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on Songa Offshore’s and Transocean’s respective business and cash flows, financial condition and results of operations.

The share prices of Transocean and Songa Offshore may be adversely affected if the Offer is not completed.

If the Offer is not completed, the prices of Transocean shares and Songa Shares may decline to the extent that the current market prices of Transocean shares and Songa Shares reflect a market premium based on the assumption that the Offer will be completed.

The expected benefits associated with a combination of the Group and the Songa Group may not be realized.

Following the completion of the Offer, Transocean intends to integrate the two companies that have previously operated independently. There can be no assurances that Transocean will not encounter difficulties in integrating Songa Offshore’s operations or that the benefits expected from the integration will be realized. For example, completion of the Offer is expected to trigger change of control and acceleration provisions in certain of Songa Offshore’s existing indebtedness and agreements. Songa Offshore has received waivers, subject to certain conditions, for change of control provisions in certain of Songa Offshore's debt. Transocean also expects to refinance and/or repurchase certain of Songa Offshore's debt following the completion of the Offer. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Songa Offshore—Borrowings of the Songa Group” for further information on Songa Offshore's debt, and “Terms of the Offer—Refinancing of Certain Songa Offshore Indebtedness” for further information on the refinancing of debt. If the relevant waiver conditions are not met, if any necessary waiver extensions are not received from the relevant counterparties, or if Transocean is not able to refinance and/or repurchase certain of

Songa Offshore’s debt on terms favorable to Transocean, Transocean may be required to make payments under the terms of that indebtedness or agreements that may limit its ability to fully integrate Songa Offshore’s business on the timeline it currently anticipates or that may prevent Transocean from fully realizing all of the benefits it currently anticipates from its acquisition of Songa Offshore. If the benefits are not achieved, or only partly achieved, this could adversely affect the Group’s business, financial condition, results of operations and prospects.

The Consideration Shares must be registered with the commercial register of the Canton of Zug, Switzerland before the Company can settle the Offer.

In order for the Company to issue the Consideration Shares to be delivered to the holders of Songa Shares, the Company must register the increase in its share capital and the issuance of the Consideration Shares with the commercial register of the Canton of Zug, Switzerland. Under Swiss law, registration may be blocked for reasons beyond the Company’s control, thereby delaying or preventing the issuance of the Consideration Shares and settlement of the Offer.

Risks Related to the Business of the Songa Group

Project Risk

It is customary in the drilling industry where the Songa Group operates that all contracts are charter related, e.g. structured as time charters or bareboat charters. The rationale for this is that drilling companies provide a service where the schedule and scope of work is controlled and ultimately directed by its customers. In some instances market participants may accept fixed prices for certain components of the overall contract work scope. Such instances include mobilization and demobilization of a unit to/from a worksite, and the conversion/upgrade of units to meet specific requirements as may be required for a specific project.

The Songa Group’s corporate policy is to seek to mitigate project risk at all times by having a strict policy on termination risk, breakdown risk, off-hire situations, force majeure risk etc. However, there can be made no assurance that the Songa Group will be able to sufficiently mitigate these project risks, and any such risk could negatively affect the financial position and results of operations of the Songa Group. The Songa Group has, following the drilling contract commencement for its four category d (“Cat D”) rigs, limited project risk.

Insurance and Uninsured Risk

Operational risks can inter alia cause personal injury, the loss of a unit, operational disruption, off hire and termination of contract. In order to mitigate these risks, the Songa Group has instigated an insurance program in line with market practice, and additional insurance is always considered when a specific project is considered to be of a high risk nature. The Songa Group has loss of hire insurance in place for its rigs, as part of a reduction of the overall risk profile of Songa Offshore.

Insurance policies and contractual rights to indemnity may not adequately cover losses, and the Songa Group does not have insurance coverage or rights to indemnity for all risks that could result from drilling operations. The Songa Group coverage includes annual aggregate policy limits. If a significant accident or other event occurs that is not fully covered by the insurance or an enforceable or recoverable indemnity from a client, the occurrence could adversely affect the Songa Group’s financial position, results of operations or cash flows.

Pollution and environmental risks generally are not fully insurable. The Songa Group’s insurance policies and contractual rights to indemnity may not adequately cover the Songa Group’s losses, or may have exclusions of coverage for some losses. The Songa Group does not have insurance coverage or rights to indemnity for all risks, including, among other things, liability risk for certain amounts of excess coverage and certain physical damage risk. If a significant accident or other event occurs which is not fully covered by insurance or contractual indemnity, it could adversely affect the financial position, results of operations and cash flows of the Songa Group.

Reliance on Customers and Third Parties

The Songa Group has a strong dependency on Statoil ASA (“Statoil”). Statoil currently accounts for all the consolidated operating revenues of the Songa Group, and also represents all current contract revenue backlog of the Songa Group. While it is expected that Statoil will continue to be a significant customer going forward, there can be no assurance that this will be the case, and a discontinuation of the cooperation with major customers could have a material adverse effect on the Songa Group’s financial position and future prospects. The Songa Group relies on third parties to perform certain services for the operation of the drilling units, including maintenance and catering services and has significant agreements in place in that respect. A failure by one or more of these third parties to satisfactorily provide, on a timely basis, the agreed upon services may have an adverse impact on the Songa Group’s ability to perform its obligations under drilling contracts.

Rig Operation

The Songa Group only has a limited number of rigs. The Songa Group’s fleet is exposed to operational risks associated with offshore operations such as breakdown, bad weather, technical problems, force majeure situations (e.g., nationwide strikes), collisions, grounding and similar events, which may have a material adverse effect on the earnings and value of the Songa Group.

The drilling fleet of the Songa Group is concentrated in the semi-submersible rig market. Moreover, as the Songa Group’s fleet is configured to operate in the midwater sector, a reduction in demand for midwater drilling would have an adverse effect on the Songa Group. It would also be adversely affected by a reduction in demand for deepwater drilling, as some rigs configured for the deepwater sector (typically those equipped with mooring systems) can also operate in the midwater sector, thereby increasing the number of rigs operating in the midwater sector.

Without considering the Cat D rigs, which are high specifications semi-submersible, some of the Songa Group’s competitors have semi-submersible rigs with generally higher specifications than those in the current legacy fleet of the Songa Group. While the Songa Group does not believe that all higher specification rigs are suited to the midwater sector of the drilling industry, particularly during market downturns when there is decreased rig demand, some higher specification rigs may be more likely to compete with the Songa Group’s legacy fleet rigs in obtaining drilling contracts in the sector in which the Songa Group operates. In addition, higher specification rigs may be more adaptable to different operating conditions and have greater flexibility to move to areas of demand in response to changes in market conditions. Furthermore, in recent years, an increasing amount of exploration and production expenditures have been concentrated in deeper water drilling programs and deeper formations, thereby requiring higher specification rigs. This trend is expected to continue and could result in a material decline in demand for the lower specification rigs in the Songa Group’s fleet.

Charter Risk

The Songa Group provides its services on the basis of drilling contracts that are awarded through competitive bidding or to a lesser extent through direct negotiations with oil companies.

The Songa Group’s financial condition, operating results and cash flows could be adversely affected by early termination of contracts, contract renegotiations or cessation of day rates under any of the foregoing circumstances.

The Songa Group’s rigs are contracted to one customer, and a disruption in cooperation between the Songa Group and the customer could lead to a termination of most, or all, charter agreements. The ability of the Songa Group to renew contracts or obtain new contracts and the terms of any such contracts will depend, among other things, on market conditions, the specifications, suitability and deployment potential of its rigs, and the contractual terms, including day rates, that the Songa Group agrees to operate under. The Songa Group may be unable to renew expiring contracts or obtain new contracts for its rigs under contracts that have expired or been terminated, and the day rates under any new contracts may be substantially below existing day rates, which could materially reduce the revenues and profitability of the Songa Group. There can be no assurance that the Songa Group will be able to perform under its contracts due to events beyond its control or that the Songa Group will be able to ultimately execute a definitive agreement in cases where one does not currently exist. In addition, there can be no assurance that the Songa Group’s customers will be able to or willing to fulfil their contractual commitments to the Songa Group. There can be no assurance that the contracts included in the contract revenue backlog will generate the specified revenues or that the specified revenues will in fact be generated during the periods indicated.

The Songa Group’s financial condition, operating results and cash flows could be materially adversely affected by early termination of contracts, contract renegotiations or cessation of day rates under any of the foregoing circumstances.

Risk of Accidents

Offshore drilling units may work in harsh environments. The Songa Group’s operations are subject to the usual hazards inherent in drilling for oil offshore, such as breakdowns of vessels, blowouts, reservoir damage, loss of production, loss of well control, punch-through, craterings, groundings, collisions, fires, adverse weather conditions and natural disasters such as cyclones, storms and hurricanes. The Songa Group’s operations are also subject to accidents, which could be caused by various factors, including human error, adverse weather conditions or faulty construction.

The occurrence of any of the above events could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury or death to rig personnel, damage to producing or potentially productive oil formations and environmental damage.

Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. In addition, offshore drilling operators are subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather.

Damage to the environment could also result from its operations, particularly through oil spillage, extensive uncontrolled fires or a spill, leak or accident involving other hazardous substances that are stored on a rig. The Songa Group may also be subject to damage claims by oil and gas companies or other parties. An accident can have a material adverse effect on the Songa Group’s financial condition, and there can be no assurance that the Songa Group will have sufficient insurance against such losses and/or expenses.

Vessel operations are further subject to potential environmental liabilities which could be substantial. Such liabilities are difficult to estimate as the scope and amount of liability would, inter alia, depend on where the vessels are operated at the time when environmental damages occur.

Service Life and Technical Risk

The service life of a rig and/or vessel is generally assumed to be more than 30 years, but will ultimately depend on its efficiency. There can be no assurance that the Songa Group’s drilling units will be successfully deployed for such period of time. Although the Songa Group has four high specification midwater semi-submersible rigs, the remaining three rigs were all built in the 1970s and 1980s.

The capital associated with the repair and maintenance of each rig increases with age. In addition, there may be technical and environmental risks associated with ageing rigs, including operational problems and regulatory requirements leading to unexpectedly high operating/maintenance costs and/or lost earnings, and which may have a material adverse effect on the financial position of the Songa Group.

Unexpected Repair Cost

The timing and costs of repairs on the Songa Group’s drilling units are difficult to predict with certainty and may be substantial. Many of these expenses, such as dry-docking and certain repairs for normal wear and tear, are typically not covered by insurance. Large repair expenses could decrease the Songa Group’s profits. In addition, repair time may imply a loss of revenue for the Songa Group.

Risks Relating to the Songa Group’s Financial Situation

Significant Third Party Indebtedness

The Songa Group has a significant amount of third party indebtedness and there can be no assurances that the Songa Group in the future may not become in default of the terms of such. A breach of the terms of the Songa Group’s loan agreements may cause the lenders to require repayment of the financing immediately and to enforce the security granted over substantially all of the Songa Group’s assets, including its rigs. If the Songa Group’s operating cash flows are not sufficient to meet its operating expenses and the debt payment obligations of the Songa Group, the Songa Group may be forced to do one or more of the following: (i) delay or reduce capital expenditures; (ii) sell certain of its assets; (iii) forego business opportunities, including acquisitions and joint ventures, and/or (iv) obtain new capital, which may be dilutive to current stakeholders. The materialization of the aforementioned risks could have a material adverse impact on the financial position and/or results of operations of the Songa Group.

The Songa Group Has Exposure for Financial Covenants

The Songa Group’s credit and borrowing facilities contain financial and other covenants. There can be no assurance that the Songa Group will be able to meet all such covenants relating to current or future indebtedness contained in its funding agreements or that its lenders will extend waivers or amend terms to avoid any actual or anticipated breaches of such covenants.

Failure to comply with its financial and other covenants may have an adverse effect on the Songa Group’s financial condition, and also potential increased financial costs, requirements for additional security or cancellation of loans.

Financial Risks

The Songa Group monitors and manages the financial risks related to the operations of the Songa Group through internal reports and analysis. However, the Songa Group is exposed to various risks such as market risk (including currency risk, fair value interest rate risk and price risk), credit risk, liquidity risk and cash flow interest rate risk, and no assurances can be given that the monitoring of such risks will be adequate or sufficient. If the Songa Group fails to effectively monitor and manage such risks, this could have a material adverse impact on the financial position and/or results of operations of the Songa Group.

Foreign Exchange Risk Management

USD is the functional currency of Songa Offshore and all its subsidiaries. The Songa Group is exposed to foreign exchange risks related to its operations. The Company’s rig operating expenses, as well as its General & Administrative costs, are largely NOK-denominated. The Songa Encourage and Songa Enabler day rates are partly paid in NOK to provide a natural currency hedge, while for the other rigs the day rates are paid in USD only.

In order to manage its NOK exposure, Songa Offshore is actively using hedging instruments. Contracts are entered into when the Songa Group finds it in line with the overall interest rate risk strategy.

Interest Rate Risk Management

The Songa Group is exposed to fluctuations in interest rates for USD. The Songa Group’s interest costs on its credit facilities are subject to floating interest rate (the adjusted London Interbank Offered Rate referred to as “LIBOR”) plus a margin.

The risk is managed by maintaining an appropriate mix between fixed and floating rate borrowings and by the use of interest rate swaps. Contracts are entered into when the Songa Group finds it in line with the overall foreign exchange risk strategy.

Credit Risk Management

Due to the nature of the Songa Group’s operations, revenues and related receivables are typically concentrated amongst a relatively small customer base of international oil and gas companies. The majority of the revenues are generated by contracts with Statoil. The maximum credit risk is equal to the capitalized value of trade receivables and incurred revenue not billed.

Availability of Funding

The Songa Group is dependent upon having access to long-term funding. There can be no assurance that the Songa Group may not experience net cash flow shortfalls exceeding the Songa Group’s available funding sources nor can there be any assurance that the Songa Group will be able to raise new equity, or arrange new borrowing facilities, on favorable terms, in amounts necessary, or new financing at all, to conduct its ongoing and future operations, should this be required.

Borrowing and Leverage

To the extent income derived from assets obtained with borrowed funds exceeds the interest and other expenses that the Songa Group will have to pay, the Songa Group’s net income will be greater than if borrowings were not made. Conversely, if the income from the assets obtained with borrowed funds is insufficient to cover the cost of such borrowings, the net income of the Songa Group will be less than if borrowings were not made. The Songa Group will borrow only when it is believed that such borrowings will benefit the Songa Group and the Songa Group after taking into account considerations such as the costs of the borrowing and the likely returns on the assets purchased with the borrowed monies, but no assurances can be given that the Songa Group will be successful in this respect.

Value of the Drilling Units and Market Rates

The value of the drilling units owned by the Songa Group may fluctuate with market conditions. A further or prolonged downturn in the market as have been experienced recently may result in breaches of the financial covenants in its loan agreements. In such a case, sales of the Songa Group’s drilling units could be forced at prices that represent a potential loss of value.

Re-domiciliation to Cyprus in 2009 – Exit Tax

The Company moved from Norway to Cyprus in May 2009.

On November 25, 2014, Songa Offshore received the final Norwegian tax assessment for 2009 when Songa Offshore re-domiciled from Norway to Cyprus.

The taxable profit for 2009 was increased by NOK 1.8 billion and is based on the tax authorities’ view that all assets and liabilities at the time of the exit should be considered realized in 2009 for Norwegian tax purposes.

The Company disagrees and argues that such taxation should be imposed when the assets and liabilities are realized, and within five years from the exit. Any realization after 2014 should therefore not be subject to Norwegian tax.

The Oslo District Court in January 2017, ruled in disfavor of Songa Offshore. The Company has appealed the case and the exit tax appeal is scheduled for court hearing second quarter 2018. If adversely determined, the result could have a material adverse impact on the financial position and/or results of operations of the Songa Group.

See “Notes to Songa Offshore’s Consolidated Financial Statements—Note 4—The audited financials” for further details.

Construction Project Risk – DSME Litigation

The Songa Group was awarded four marine drilling contracts with Statoil for the Cat D rigs. The rigs, of which three were delivered in 2015 and the fourth was delivered on March 31, 2016, were constructed by DSME in Korea. The construction contracts were entered into on a turnkey basis with DSME accepting full design responsibility, and on a back-to-back basis with respect to the specifications outlined by Statoil. As a result of this structure, the Songa Group took on some interface and project management risks.

DSME experienced significant delays and cost overruns during the Cat D project and initiated arbitration in respect of the construction contracts for the Cat D rigs. DSME delivered claim submissions to Songa Offshore related to Songa Equinox and Songa Endurance, the two first Cat D rigs, in which DSME asserted aggregated claims of USD 373 million, including claims for the recovery of liquidated damages of USD 44 million. The claims asserted relate to alleged cost overruns and additional work in relation to Songa Equinox and Songa Endurance due to what DSME alleges were inherent errors and omissions in the design documents (often referred to as the FEED package).

Songa Offshore reviewed the claims and did not consider that there was any substance to the matters asserted by DSME. On March 18, 2016, Songa Offshore submitted its defenses in the arbitrations. Along with its defense, Songa Offshore submitted counterclaims in respect of the two rigs for the aggregate amount of USD 65.8 million, by means of which Songa Offshore intends to recover damages caused by the default of DSME.

A question as to the legal interpretation of the rig-building contracts was put to the arbitral tribunal constituted in respect of the arbitrations on a preliminary basis. That question was to ascertain which party had responsibility for the FEED package and what the consequences of that would be. A two day arbitration hearing took place before the tribunal on May 2 and 3, 2017 in London and the tribunal’s interim final award was published on July 21, 2017. The tribunal ruled in favor of Songa Offshore.

Songa Offshore considers the tribunal’s interim final award determinative of DSME’s claims in respect of the rigs (and in respect of any similar claims that DSME might assert in respect of the Songa Encourage, the third Cat D rig, and the Songa Enabler, the fourth Cat D rig) with an outcome that no payment will be due by Songa Offshore to DSME. On September 21, 2017, Songa Offshore announced that it had been served with an application to the English court where DSME is seeking permission to appeal the arbitration award. Songa Offshore considers that DSME’s application was made out of time and has issued a strike out application to the English court.

Songa Offshore will seek to recover its legal costs of the arbitration process from DSME. Songa Offshore is also evaluating whether to pursue its counterclaim against DSME in respect of Songa Equinox and Songa Endurance for the aggregate amount of USD 65.8 million, as well as the counterclaims in respect to Songa Encourage and Songa Enabler that potentially will be approximately in the same amount.

In the event that permission to appeal is granted to DSME, then a court hearing will need to take place to determine the merits DSME’s appeal regarding the outcome of the arbitrations. There can be no assurance as to the ultimate outcome of this process or this litigation, which, if adversely determined, could have a material adverse impact on the financial position and/or results of operations of the Songa Group.

TERMS OF THE OFFER

General

Transocean, on behalf of itself and through its direct wholly owned subsidiary, TINC, is offering to acquire all issued and outstanding Songa Shares (on a fully diluted basis, including Songa Shares issued by exercise of warrants or restricted share units, or conversion of Songa Offshore’s convertible bonds) not owned by persons in or from jurisdictions where making of the Offer is unlawful, in exchange for a consideration per Songa Share consisting of (i) 0.35724 Consideration Shares and (ii) USD 2.99726 principal amount of Exchangeable Bonds, subject to the terms and conditions of the Offer. In addition, as part of the Offer, each recipient of the Offer will have the option to instead elect to receive an amount in cash of NOK 47.50 per Songa Share up to a maximum of NOK 125,000 per shareholder in lieu of some or all of the Consideration Shares and Exchangeable Bonds such shareholder would otherwise be entitled to receive in the Offer. The Cash Election, if chosen, will first reduce the number of Exchangeable Bonds and then the number of Consideration Shares such shareholder would otherwise be entitled to receive in the Offer. If all Songa Offshore shareholders (on a fully diluted basis) accept the Offer with no cash consideration, approximately 68,618,255 Consideration Shares and approximately USD [l] aggregate principal amount of Exchangeable Bonds will be issued as a result of the Offer. As of the date of this proxy statement, neither Transocean nor any of its affiliates own any Songa Shares or loans convertible into Songa Shares. Songa Offshore shareholders may tender Songa Shares that are issued and delivered after the expiration of the Offer Period as a result of the exercise of Songa Offshore warrants or restricted share units, or conversion of Songa Offshore’s convertible bonds, provided that such Songa Shares are issued prior to settlement of the Offer.

Transocean will not issue any fractional Consideration Shares or fractional amounts of Exchangeable Bonds in the Offer. Each Songa Offshore shareholder who accepts the Offer and, following the completion of the Offer, any Songa Offshore shareholder in connection with a subsequent mandatory offer or compulsory acquisition (squeeze-out) (a) who would otherwise be entitled to receive a fraction of a Consideration Share will instead receive, for the fraction of a Consideration Share, an amount in cash based on the Reference Price and (b) who would otherwise be entitled to receive a fractional amount of Exchangeable Bonds will instead receive, for the fractional amount of Exchangeable Bonds, an amount in cash based on USD 1,000, the principal amount per Exchangeable Bond, and in each case, paid in NOK, based on an exchange rate of 7.923 NOK per U.S. dollar which is the NOK/USD closing price at 4:00 p.m. CET as determined by Norges Bank, on August 14, 2017, the trading day immediately preceding the announcement of the Offer.

The Offeror – Transocean Ltd.

The Offer is made by Transocean Ltd., a corporation incorporated under the laws of Switzerland in 2008, with registered office at Turmstrasse 30, 6300 Zug, Switzerland, on behalf of itself and through its wholly owned subsidiary, Transocean Inc., a corporation incorporated under the Companies Law of the Cayman Islands with principal executive offices located at P.O. Box 10342, 70 Harbour Drive, 4th Floor, Grand Cayman, KY1‑1003. Transocean is registered in Switzerland with enterprise identification number (UID) CHE‑114.461.224, and TINC is registered in the Cayman Islands under the business registration number 89645. Transocean’s shares are listed on the NYSE under the symbol “RIG.” Transocean’s obligations in relation to Consideration not offered in Consideration Shares or cash is, for purposes of the Offer, fully discharged by TINC.

The Target – Songa Offshore SE

Songa Offshore SE, the parent company of the Songa Group, is a European public company limited by shares organized under the laws of the Republic of Cyprus with the Cyprus Registrar of Companies with registration number SE 9. Its predecessor company, Songa Offshore ASA, was incorporated on April 18, 2005 as a Norwegian public limited liability company (Nw.: allmennaksjeselskap) and converted to an SE, by means of a merger between Songa Offshore ASA and Songa Offshore Cyprus Plc, on December 12, 2008. With effect from May 11, 2009, the survivor of the merger, renamed to Songa Offshore SE, transferred its registered office to Cyprus in accordance with Article 8 of the Council Regulation (EC) No 2157/2001 of October 8, 2001 on the Statute for a European Company (SE) and section 113 of the Cyprus

Companies Law (as amended). Songa Offshore’s registered office is at Porto Bello building, Office 201, No 1 Siafi Street, 3042, Limassol, Cyprus.

As of October 31, 2017, Songa Offshore had an authorized share capital of EUR 24,095,941.10 consisting of (i) 137,641,567 issued ordinary shares of nominal value EUR 0.10 and (ii) 103,317,844 undesignated shares of nominal value EUR 0.10. The Songa Shares are registered in the Norwegian Central Securities Depository (the “VPS”) under ISIN CY0100962113 and are listed on the Oslo Stock Exchange under the ticker code “SONG.” For further information about the Songa Group and its business, see “Information About Songa Offshore.”

Consideration

The consideration in the Offer consists of (i) 0.35724 Consideration Shares and (ii) USD 2.99726 principal amount of Exchangeable Bonds, to be issued by TINC and guaranteed by Transocean, for each Songa Share. In addition, as part of the Offer, each Songa Offshore shareholder will have the option to instead elect to receive an amount in cash of NOK 47.50 per Songa Share up to a maximum of NOK 125,000 per shareholder in lieu of some or all of the Consideration Shares and Exchangeable Bonds such shareholder would otherwise be entitled to receive in the Offer. The Cash Election, if chosen, will first reduce the number of Exchangeable Bonds and then the number of Consideration Shares. The Cash Election is payable in NOK. As a consequence, accepting shareholders holding 2,631 Songa Shares or less may elect to receive the full consideration in cash. On the basis of the Reference Price and for the nominal value of the Exchangeable Bonds, the implied consideration being paid in the Offer is NOK 47.50 for each Songa Share (the “Implied Consideration”) using the USD/NOK closing exchange rate as determined by Norges Bank as of August 14, 2017. The Implied Consideration represents a 37.0% premium to Songa Offshore’s five-day average closing price of NOK 34.68 per share on August 14, 2017, the last trading day prior to Transocean’s announcement of the contemplated Offer. The value of any cash and the value of the aggregate number of Consideration Shares and Exchangeable Bonds to be delivered per Songa Share is the Offer Price.

Transocean will not issue any fractional Consideration Shares or fractional amounts of Exchangeable Bonds in the Offer. Each Songa Offshore shareholder who accepts the Offer and, following the completion of the Offer, any Songa Offshore shareholder in connection with a subsequent mandatory offer or compulsory acquisition (squeeze-out) (a) who would otherwise be entitled to receive a fraction of a Consideration Share will instead receive, for the fraction of a Consideration Share, an amount in cash based on the Reference Price and (b) who would otherwise be entitled to receive a fractional amount of Exchangeable Bonds will instead receive, for the fractional amount of Exchangeable Bonds, an amount in cash based on USD 1,000, the principal amount per Exchangeable Bond, and in each case, paid in NOK, based on an exchange rate of 7.923 NOK per U.S. dollar which is the NOK/USD closing price at 4:00 p.m. CET as determined by Norges Bank, on August 14, 2017, the trading day immediately preceding the announcement of the Offer.The rights of the Consideration Shares and any shares issuable upon exchange of the Exchangeable Bonds will in all respects be equal to those of the existing shares from the time of issue.

The Consideration has been determined by Transocean on the basis of an overall evaluation, including consideration of the valuation of Transocean and Songa Offshore in the equity market, the two companies’ historic and expected earnings and future market prospects compared with the equity market valuation of comparable companies, a careful assessment of the asset values of each company, positioning in the relevant markets, tax positions, the organizations of the two companies, possible synergies, and the Group’s business goals and strategic gain, before adding a substantial premium to facilitate the acquisition.

The number of Consideration Shares and Exchangeable Bonds shall each be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend and other like change (including any dividend or distribution of securities convertible into Consideration Shares or Songa Shares), in accordance with the procedures set out below in “—Amendments to the Offer.” If an adjustment is made, acceptances of the Offer received prior to such adjustment shall be deemed an acceptance of the Offer as revised.

To the extent the Consideration is adjusted pursuant to the preceding paragraph, the adjustment shall be based on the following parameters:

(i)	The Implied Consideration;
(ii)	The exchange ratio of 0.35724 Consideration Shares and USD 2.99726 principal amount of Exchangeable Bonds for each Songa Share exchanged for Consideration Shares and Exchangeable Bonds; and
(iii)	The per share value of the dividend or other distribution resolved by Songa Offshore, in or converted to USD (if applicable) as of the date the relevant resolution is made by Songa Offshore.

No interest or other compensation other than the Consideration will be paid by Transocean to Songa Offshore shareholders for any shares tendered in the Offer. Further, no interest or other compensation will be paid by Transocean to tendering Songa Offshore shareholders in the event the Offer is not completed.

Under the terms of the Offer, the Offeror and any entity wholly owned directly or indirectly by Transocean shall not directly or indirectly acquire or enter into any agreement to acquire Songa Shares (in the open market or in privately negotiated transactions or otherwise) following announcement of the contemplated Offer until (i) the lapsing or withdrawal of the Offer or (ii) the completion of the Offer as contemplated by this proxy statement or, if relevant, expiration of a subsequent mandatory offer, at a consideration higher than the Offer Price without increasing the Offer Price for all Songa Shares included in the Offer so as to be at least equal to such higher consideration. Notwithstanding the foregoing, the Offer Price shall not be increased pursuant to the aforementioned as a result of (i) the payment of cash consideration (including the effect of any change in currency exchange rates) in any subsequent mandatory offer in accordance with the minimum Offer Price requirements as decided by the Oslo Stock Exchange, (ii) share price fluctuations during or after the Offer Period, or (iii) the application of calculation principles by the Oslo Stock Exchange or any other governmental or regulatory authority to any subsequent mandatory offer that differs from the calculation principles specified in the Transaction Agreement.

Transaction Agreement

On August 13, 2017, Transocean, TINC and Songa Offshore entered into the Transaction Agreement, a copy of which is attached as Annex B (see “The Combination—The Transaction Agreement” for further information).

The Transaction Agreement contains, among other things, provisions relating to Transocean’s commitment to make the Offer and certain obligations of Songa Offshore prior to and in connection with the Offer, including obligations to conduct the business in the ordinary course of business and not to do or permit actions to be done which could be reasonably expected to prevent the completion of the Offer and to assist in connection with regulatory filings. The Transaction Agreement also includes the conditions to the Offer, as described in “—Conditions for Completion of the Offer.” Termination of the Transaction Agreement in accordance with its terms does not automatically terminate the Offer or the pre-acceptances received by Transocean.

The Transaction Agreement also requires Songa Offshore to promptly inform Transocean of any competing offers and contains non-solicitation undertakings.

Offer Period

The shareholders of Songa Offshore may accept the Offer in the period from and including [•], 2017 to and including [•], 2017 at 4:30 p.m. (CET). Transocean may in its sole discretion, and subject to approval from the Oslo Stock Exchange, extend the Offer Period (one or more times), however not beyond [•], 2018 at 4:30 p.m. (CET). Any extensions of the Offer Period will be announced prior to the expiration of the Offer Period. When referring to the Offer Period in this proxy statement, this refers to the Offer Period as extended from time to time. If the Offer Period is extended, the other dates referred to herein may be changed accordingly and any received Acceptance Forms will remain binding for the length of the extension. Except as prohibited by the Transaction Agreement and applicable law, Transocean may, at its sole discretion and at any time, decide to cancel the Offer.

Conditions for Completion of the Offer

The completion of the Offer is subject to the following conditions, each one of which may be waived by the Offeror fully or partly (at the Offeror’s sole discretion), provided, however, that condition (1) can only be waived to the extent the Offeror has received acceptances for more than 63% of the total share capital of Songa Offshore on a fully diluted basis (and cannot be waived if the Offeror has received acceptances for 63% or less of the total share capital of Songa Offshore on a fully diluted basis), and conditions (2), (6), (7), (8) or (11) can only be waived with the prior written consent of Songa Offshore:

1.

Minimum acceptance of more than 90%. On or prior to the expiration of the Offer Period, Songa Offshore shareholders shall in the aggregate have accepted the Offer subject to the terms and conditions of the Offer for a number of Songa Shares representing more than 90% of the total share capital of Songa Offshore, on a fully diluted basis (i.e. calculated based on the assumption that any and all outstanding warrants, convertible bonds and other securities convertible into or otherwise giving rights to new Songa Shares have been exercised in full regardless of the conditions for such exercise), and the same amount of votes, which can be exercised in the general meeting of Songa Offshore, and such acceptances shall remain valid and binding.

2.

Governmental and regulatory approvals. Any governmental, regulatory or other official approval and/or clearance, under any applicable laws or regulations, which are necessary for the completion of the Offer and the transactions contemplated hereunder, shall have been duly obtained without any conditions, unless such conditions are clearly insignificant in the context of (i) Transocean’s existing business operations in Norway or (ii) the expected benefits to Transocean of the acquisition of Songa Offshore.

3.

No intervention. No court or other governmental or regulatory authority of competent jurisdiction shall have taken any form of legal action (whether temporary, preliminary, or permanent) that restrains or prohibits the completion of the Offer or shall in connection with the Offer have imposed conditions upon Transocean, Songa Offshore or any of their respective subsidiaries, that Transocean in its sole discretion determines to be unduly burdensome.

4.

No issue of shares or equity instruments and no distributions. In the period from the announcement of the contemplated Offer until the settlement of the Offer there shall have been no changes or decisions to make changes to the share capital of Songa Offshore or its subsidiaries other than issuances of shares as required by the exercise of warrants or options or the conversion of convertible bonds and/or exercise of any other Songa Offshore securities, which are made in accordance with the terms of such agreements (which have been provided to Transocean prior to the entering into of the Transaction Agreement or the terms of which are otherwise publicly available) underlying such warrants, options, convertible bonds and/or other Songa Offshore securities and no issue or decision to issue any rights which entitle the holder to any form of equity interest in Songa Offshore or its subsidiaries, and Songa Offshore shall not have declared or made any dividends or other forms of distributions, in each case from the date of announcement of the contemplated Offer.

5.

No Material Adverse Change. Prior to completion of the Offer, there shall have been no Material Adverse Change. For these purposes, Material Adverse Change means any event, change, fact, condition, circumstance, development, occurrence or effect which, individually or together with any other event, change, fact, condition, circumstance, development, occurrence or effect, has, or would reasonably be expected to have, a material adverse effect upon (i) the condition (financial or otherwise), business, assets, liabilities or results of operations of Songa Offshore or Transocean, as the case may be, and its subsidiaries, taken as a whole, or (ii) the ability of Songa Offshore or Transocean, as the case may be, to perform its obligations under the Transaction Agreement or to consummate the Offer or the other transactions contemplated by the Transaction Agreement, provided that Material Adverse Change shall not be deemed to include an event, change, fact, condition, circumstance, development, occurrence or effect to the extent it relates to (A) the announcement of the Offer and the other transactions contemplated by the Offer; (B) the execution of, compliance with the terms of, or the taking of any action required by the Transaction Agreement, or the completion of the Offer and the other transactions contemplated by the Transaction Agreement; (C) any change in accounting requirements or principles or any change of laws of general applicability or the interpretation thereof, except to the extent disproportionally affecting Songa Offshore or Transocean, as the case may be, relative to peer companies operating in the industry, (D) changes in financial markets, interest rates, exchange rates, commodity prices or, except to the extent that such matters have an impact on Songa Offshore or Transocean, as the case may be, that to a material extent is disproportionate to the effect on other peer companies operating in the industry, other general economic conditions, (E) share price fluctuations or changes in third-party analyst estimates or projections (provided that the underlying cause of any such fluctuation or change may be considered in determining whether or not a Material Adverse Change has occurred or would reasonably be expected to occur to the extent not included in another exception herein), (F) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway, except to the extent disproportionally affecting Songa Offshore or Transocean, as the case may be, relative to peer companies operating in the industry, (G) any changes resulting from non-cash impairment charges relating to the write-down or scrapping of existing oil rigs, or (H) with respect to Songa Offshore and its subsidiaries, (x) any matters reviewed as part of the due diligence conducted prior to the Transaction, including in particular any judgement, claim, development, fact circumstance or other occurrence in relation to Songa Offshore’s reported ongoing dispute with DSME and (y) any change in financial statements or other financial information or audit statements solely due to conversion of financial statements from IFRS to U.S. GAAP as part of the preparation or furnishing of information pursuant to the Transaction Agreement (provided that the underlying cause of any such changes (such as errors in accounting or material omissions) may be considered in determining whether or not a Material Adverse Change has occurred or would reasonably be expected to occur to the extent not included in another exception herein).

6.

Issue of Consideration Shares. (a) The Extraordinary General Meeting shall have approved (i) the issuance of the Consideration Shares and (ii) the creation of authorized share capital for the Transocean Board to be authorized to issue shares of Transocean, with par value CHF 0.10 each, in connection with a mandatory offer or a compulsory acquisition (if any) of Songa Shares following the completion of the Offer, in each case with the necessary majority under Swiss law and Transocean’s Articles of Association, and (b) the Consideration Shares shall have been registered with the competent commercial register.

7.

Listing on NYSE. The NYSE shall have approved the Consideration Shares and the shares issuable upon exchange of the Exchangeable Bonds for listing on such exchange, subject to official notice of issuance.

8.

U.S. Securities Filings. One or more registration statements on Form S‑4 with respect to each of the Consideration Shares and the Exchangeable Bonds shall have been declared effective by the SEC, or a Form CB shall have been filed by Transocean with respect to the Offer.

9.

Accuracy of Provided Information. Nothing shall have come to the attention of the Offeror that has reasonably caused it to conclude that the information about Songa Offshore or its subsidiaries provided to the Offeror, whether provided by Songa Offshore or any of its representatives, or contained in any publicly filed financial statement or stock exchange notice by Songa Offshore, is, when viewed in context and together with all such information and reporting, inaccurate, misleading or incomplete (a) in any material respect or (b) in the case of information regarding the capitalization of Songa Offshore, other than for immaterial inaccuracies or omissions.

10.

Compliance with Covenants. Songa Offshore shall have complied in all material respects with its obligations under the Transaction Agreement, and no material breach by Songa Offshore of its representations and warranties under the Transaction Agreement shall have occurred.

11.	Election of the Perestroika Designee. The Perestroika Designee shall have been elected to the Transocean Board at the Extraordinary General Meeting.

All Offer conditions must be satisfied or waived as of the expiration of the Offer in accordance with the terms of the Transaction Agreement As far as Transocean is aware, as of the date of this proxy statement, other than approval from the Norwegian Competition Authority, no governmental, regulatory or other official approval and/or clearance under applicable laws will be required for the consummation of the Offer, but this will have to be assessed and confirmed based on information to be requested from Songa Offshore. Approval from the Norwegian Competition Authority was given on September 8, 2017.

Based on the number of Songa Shares outstanding as of October 31, 2017, in order to satisfy condition (1), a total of 172,898,975 Songa Shares must be tendered in the Offer. We expect that 146,517,811 Songa Shares will be tendered in the Offer pursuant to the pre-acceptance agreements received by Transocean, meaning that an additional 26,381,164 Songa Shares must be tendered to satisfy this condition.

As soon as each of the conditions above have been met, waived or failed to be met, Transocean will issue a notification to that effect. Provided that all conditions above are met, the Company expects the completion of the Offer to take place at the earliest on or around [•], 2017.

Pre-acceptance Undertakings

On August 13, 14 and 15, 2017, Transocean obtained irrevocable undertakings from Songa Offshore shareholders representing approximately 76.6% of the Songa Shares (on a fully diluted basis), which were amended on September 15, 2017, to tender their Songa Shares in the Offer, including a commitment from Songa Offshore’s largest shareholder, Perestroika, as further set out in the table below:

Songa Offshore shareholder	No. of Songa Shares		No. of share options/rights to acquire Songa Shares		Total Songa Shares beneficially owned	Percentage of Songa Shares on the date hereof(1)
Frederik Mohn/Perestroika	59,557,340	(2)	27,556,518	(3)	87,113,858	45.5%
Funds managed by Asia Research & Capital Management Ltd	30,272,396	(4)	14,697,449	(5)	44,969,845	23.5%
Funds managed by York Capital Management Global Advisors, LLC	5,586,322	(6)	8,968,222	(7)	14,554,544	7.6%
Mark Bessell	53,027		—		53,027	*
Arnaud Bobillier	21,300		—		21,300	*
Bjørnar Iversen	118,097		—		118,097	*
Michael Mannering	13,768	(8)	—		13,768	*
Johan Kristian Mikkelsen	10,000		—		10,000	*
Jan Rune Steinsland	77,218	(9)	—		77,218	*

*represents < 1% of Songa Shares outstanding.

(1)	Percentage is calculated on a fully diluted basis equal to 191,521,345.
(2)	Includes 62,000 Songa Shares owned by Frederik W. Mohn, the sole owner of Perestroika, and 5,750 Songa Shares held by Mr. Mohn’s spouse.
(3)	Songa Shares issuable upon conversion of SONG07 convertible bonds.
(4)

Includes 4,199,851 Songa Shares owned by ARCM Distressed Energy Opportunities Master Fund Ltd. (“ARCM Fund”), 22,287,610 Songa Shares owned by ARCM Master Fund II, Ltd. (“ARCM Fund II”) and 3,784,935 Songa Shares owned by ARCM Master Fund III Ltd. (“ARCM Fund III”).

(5)

Includes 1,998,349 Songa Shares issuable to ARCM Fund upon conversion of SONG07 convertible bonds, 8,492,986 Songa Shares issuable to ARCM Fund II upon conversion of SONG07 convertible bonds and 4,206,114 Songa Shares issuable to ARCM Fund III upon conversion of SONG07 bonds.

(6)

Includes 2,096,536 Songa Shares owned by York Credit Opportunities Investments Master Fund, L.P. (“York Credit Opportunities Master Fund”), 2,049,985 Songa Shares owned by York Credit Opportunities Fund, L.P., 119,645 Songa Shares owned by York European Strategic Investors Holding Fund, L.P., and 1,320,156 Songa Shares owned by York European Opportunities Investments Master Fund, L.P.

(7)

Includes 3,362,376 Songa Shares issuable upon conversion of SONG07 bonds owned by York Credit Opportunities Master Fund, 1,322,344 Songa Shares delivered to York Credit Opportunities Master Fund on August 22, 2017 upon the exercise of its warrants; and 3,073,267 Songa Shares issuable upon conversion of SONG07 bonds owned by York Global Finance Fund, L.P. (“York Global Finance Fund”) and 1,210,235 Songa Shares delivered to York Global Finance Fund on August 22, 2017 upon the exercise of its warrants.

(8)	Includes 8,576 Songa Shares held by Mr. Mannering’s spouse.
(9)	Includes 65,945 Songa Shares held by Songvaar Invest AS, where Mr. Steinsland is trustee.

These undertakings also apply to any Songa Shares that these shareholders may acquire before the end of the Offer Period. These pre-acceptances cannot be withdrawn as a result of a superior offer from a third party. These pre-acceptances require the Songa Offshore shareholder to sell its share options and rights to Songa Shares on the same economic terms as if such share options and rights to Songa Shares had been exercised. Perestroika has agreed that it will not sell, transfer, encumber or otherwise dispose of the Consideration Shares for a period until August 15, 2018. This lock-up shall not apply to any Shares that Perestroika acquires through exchange of Exchangeable Bonds. Shareholders signing pre-acceptances each agreed not to exercise the Cash Election with respect to their Songa Shares.

Long Stop Date

If the Offer has not been announced unconditional by 4:30 p.m. (CET) on January 31, 2018, the Offer shall lapse and any tendered shares shall be released by Transocean, provided, however, that the Long Stop Date may be extended at the election of Transocean one time for no more than a total of 25 U.S. business days to the extent deemed necessary, at Transocean’s sole discretion, for the purpose of soliciting additional proxies from shareholders for the election at the Extraordinary General Meeting of the Perestroika Designee. With respect to any extension by Transocean, Transocean will, prior to such extension, publicly confirm the fulfilment of all other conditions for completion of the Offer (other than under conditions (3), (4) and (9) under the section above “—Conditions for Completion of the Offer”); but clarifying that, with respect to condition (10) under “—Conditions for Completion of the Offer,” if a willful breach by Songa Offshore of any agreement or covenant in the Transaction Agreement occurs solely on or after the Long Stop Date, then such condition (10) shall not be satisfied and, in such event, Transocean reserves all of its rights with respect thereto (including completion of the Offer) to determine the satisfaction or waiver of such condition.

Refinancing of Certain Songa Offshore Indebtedness

In connection with and in addition to Consideration Shares and Exchangeable Bonds issued in the Combination, Transocean has agreed to purchase certain outstanding indebtedness previously issued by Songa Offshore from certain bondholders in exchange for newly issued Exchangeable Bonds.  In particular, Transocean agreed to purchase an aggregate of approximately NOK 1.206 billion of Songa Offshore’s outstanding SONG04 Bonds from three bondholders at a price of 103.5% per bond and an aggregate of approximately NOK 587.0 million of Songa Offshore’s outstanding SONG05 Bonds from two bondholders at a price of 101% per bond. Transocean has also agreed to purchase from Perestroika its USD 50 million loan to Songa Offshore for Exchangeable Bonds at a price of 100% of the principal amount of the loan. All of these purchases are conditioned on and will close at approximately the same time as the settlement of the Offer. Transocean will call all remaining SONG04 Bonds and SONG05 Bonds for cash in accordance with their respective terms following the completion of the Offer.

Treatment of Other Songa Offshore Securities in the Offer

As of October 31, 2017, Songa Offshore has outstanding 588,630 unvested restricted stock rights issued under the Songa Offshore Long-Term Incentive Plans. Transocean currently expects that prior to expiration of the Offer, the vesting of all unvested restricted stock rights held by Songa Offshore shareholders under the Songa Offshore Long-Term Incentive Plans will be accelerated and the Songa Shares issued upon acceleration may be tendered in the Offer on the same basis as other Songa Shares.

As of October 31, 2017, Songa Offshore has outstanding warrants to purchase an aggregate of 53,403 Songa Shares. Transocean encourages all holders to exercise their warrants prior to the expiration of the Offer, and the Songa Shares issued upon exercise of such Songa Offshore warrants may be tendered in the Offer on the same basis as other Songa Shares. Any shares issued upon the exercise of Songa Offshore warrants during the Offer Period and prior to the compulsory acquisition will be included in the compulsory acquisition. Such a compulsory acquisition may be initiated within three months of the end of the Offer Period.

As of October 31, 2017, Songa Offshore has outstanding convertible bonds of the series SONG07 (ISIN NO 0010760036) that are convertible into an aggregate of 53,826,372 Songa Shares. Transocean currently expects that prior to the expiration of the Offer, the terms of Songa Offshore’s convertible bonds will be amended and all Songa Offshore’s convertible bonds will be converted into Songa Shares that may be tendered in the Offer on the same basis as other Songa Shares. Any shares issued upon conversion of Songa Offshore’s convertible bonds during the Offer Period and prior to the compulsory acquisition will be included in the compulsory acquisition. Such a compulsory acquisition may be initiated within three months of the end of the Offer Period.

Amendments to the Offer

Except as otherwise prohibited by the Transaction Agreement and applicable rules and regulations, Transocean reserves the right to amend the Offer, including by way of extending the Offer Period, terminating the Offer and changing the Consideration, in its sole discretion and in accordance with this proxy statement at any time during the Offer Period. Amendments to the terms of the Offer are subject to approval from the Oslo Stock Exchange and the terms of the Offer may only be improved. Any amendments are binding on Transocean once a notice is published through the Oslo Stock Exchange’s information system. Any acceptance received by the Settlement Agent is binding even if the Offer Period is extended or the Offer is otherwise amended in accordance with the terms of this proxy statement unless such acceptance is subsequently validly withdrawn. Shareholders who have already accepted the Offer in its original form or with previous amendments will be entitled to any benefits arising from such amendments.

Expenses

Transocean estimates expenses incurred by itself and TINC related to the Offer are USD [•] million (exclusive of VAT), with expenses in the amount of USD [•] million (exclusive of VAT) borne by Transocean and expenses in the amount of USD [•] million (exclusive of VAT) borne by TINC.

Shareholders who accept the Offer will not have to pay brokerage fees. Transocean will pay VPS transaction costs that may occur as a direct consequence of the shareholder accepting the Offer. Transocean will not cover any other costs that a shareholder may incur in connection with acceptance of the Offer.

Material Tax Considerations of the Combination

Transocean should not incur additional U.S. federal income tax solely by virtue of the consummation of the Combination.

Dilution

The existing shareholders in Transocean will be diluted by up to 28.1% as a consequence of the Offer and issuance of the Consideration Shares to the Songa Offshore shareholders, assuming the following:

•

the issuance of approximately 68.6 million Shares as Consideration Shares and approximately USD  [l] million aggregate principal amount of Exchangeable Bonds in the Offer (which assumes that (i) all outstanding SONG07 convertible bonds and Songa Offshore warrants are converted to and exercised for Songa Shares and tendered in the Offer, (ii) the acceleration of vesting and settlement of all restricted stock units issued under the Songa Offshore Long-Term Incentive Plan in Songa Shares that are subsequently tendered in the Offer, (iii) 100% of  Songa Offshore shareholders accept the Offer and (iv) no Songa shareholder elects the Cash Election), based upon an exchange ratio of 0.35724 Shares to be issued for each tendered Songa Share;

•

the issuance and subsequent exchange of approximately USD [l] million aggregate principal amount of Exchangeable Bonds to purchase certain outstanding Songa Offshore indebtedness in connection with the Combination; and

•	no additional capital increase by Songa Offshore is made after September 30, 2017.

Choice of Law and Legal Venue

The Offer and all acceptances of the Offer shall be governed by Norwegian law and, to the extent applicable, the federal laws of the United States, including the federal securities laws. Pursuant to the Acceptance Form, shareholders accepting the Offer agree that any dispute in connection with the Offer is subject to the exclusive jurisdiction of the Norwegian courts, with the Oslo District Court as the agreed venue.

THE COMBINATION

Background and Reasons for the Combination

Background of the Combination

The Transocean Board and the Songa Board continually review their respective companies’ results of operations, competitive positions and strategic alternatives. In connection with these reviews, the senior management teams of each of Transocean and Songa Offshore from time to time evaluate potential transactions that would further their respective strategic objectives, including by meeting periodically with the senior management of other companies in the industry, investment bankers and investors to discuss industry trends and opportunities to enhance shareholder value.

At a regularly scheduled meeting held on February 10, 2017, the Transocean Board discussed various strategic opportunities. The Transocean Board considered acquiring potential stranded shipyard assets, which included high specification rigs with limited reactivation costs to Transocean’s fleet, but could present certain challenges given these stranded shipyard assets would have no contract backlog and would incur stacking costs.  The Transocean Board also discussed the potential acquisition of Songa Offshore, Party A and Party B.  The Transocean Board considered that the acquisition of Party A included a relatively young, high specification fleet with a strong contract backlog and the potential for synergies as a result of an acquisition.  However, the Transocean Board also considered the potential significant dilution to Transocean’s shareholders as a result of the acquisition and that Party A may not be willing to undertake a potential transaction.  The Transocean Board considered that Party B also had a young, high specification fleet and a good customer reputation, however, Party B had a weak contract backlog, certain unused assets and did not have as strong of a presence in certain strategic markets as that of Songa Offshore.  The Transocean Board also considered Songa Offshore as a potential acquisition candidate, including, among other matters, its strong contract backlog, its expertise and experience as an ultra-deepwater and harsh-environment drilling contractor, its potential willingness to consider pursuing a transaction, and Songa Offshore’s potential to strengthen Transocean’s footprint and presence in strategic areas of harsh environment operations.

On February 22, 2017, Mr. Mark Mey, Executive Vice President and Chief Financial Officer of Transocean, and Mr. Thad Vayda, Vice President of Corporate Finance and Treasurer of Transocean, held a telephone call with representatives of Clarksons Platou Securities AS (“Clarksons”), where Mr. Mey and Mr. Vayda, on behalf of Transocean, discussed Clarksons acting as financial advisors to Transocean in connection with pursuing a potential acquisition of Songa Offshore. Thereafter, Transocean engaged Clarksons as its financial advisor. The scope of the engagement of Clarksons as financial advisors to Transocean in connection with the potential acquisition of Songa Offshore consisted of customary roles and responsibilities of a financial advisor of an acquiror for a transaction of this type, including, among other roles and responsibilities, advising Transocean on the structure, process and overall execution of a potential transaction, assisting Transocean with Transocean’s analysis of Songa Offshore (including its financial statements and assets), assisting and advising Transocean on negotiations with and valuation of Songa Offshore, and assisting with due diligence and engagement of advisors for due diligence purposes.

On March 6, 2017, after consultation with the Transocean Board and discussions with Clarksons, Mr. Jeremy D. Thigpen, President and Chief Executive Officer of Transocean, sent a non-binding expression of interest to Mr. Frederik W. Mohn, Chairman of Songa Offshore and sole owner of Songa Offshore’s largest shareholder Perestroika, regarding a potential acquisition of Songa Offshore by Transocean. The non-binding expression of interest outlined the potential significant revenue backlog that the Combination would create, the potential to create a highly competitive global offshore drilling company focusing on harsh environment and ultra-deepwater drilling, the potential synergies of combining Transocean with Songa Offshore which could enhance market competitiveness, and contemplated the acquisition of all of Songa Offshore’s outstanding shares in exchange for Transocean shares, cash or a combination thereof. The expression of interest did not indicate a price per share or a specific mix of consideration that Transocean was prepared to offer Songa Offshore shareholders.

On March 8, 2017, Mr. Mohn sent an email to Mr. Thigpen indicating that Perestroika would welcome further discussions about a potential combination of Transocean and Songa Offshore and suggesting that their respective advisors begin discussions about such a potential combination.

On March 10, 2017, representatives of Clarksons had a telephone call with representatives of Pareto Securities AS (“Pareto”), Songa Offshore’s financial advisors. Pareto was engaged by Songa Offshore as financial advisor in January 2017, following indications of interests to Songa Offshore from various parties in discussing potential transaction opportunities with Songa Offshore. The scope of the mandate was to serve as standby defense advisor and to assist in the facilitation and negotiation of any transaction or process should any such emerge. In the call, Clarksons and Pareto discussed generally the potential acquisition, including Transocean’s request to proceed with preliminary due diligence on Songa Offshore. As part of the call, Clarksons and Pareto agreed that Transocean would send a preliminary due diligence request list to Songa Offshore outlining certain high level diligence requests.

On March 28, 2017, representatives of Wikborg Rein Advokatfirma AS (“Wikborg”), as Norwegian legal advisors to Transocean, and Advokatfirmaet Schjødt AS (“Schjødt”), as Norwegian legal advisors to Songa Offshore, had a telephone call to discuss the due diligence process.

Also on March 28, 2017, representatives of Clarksons delivered Clarksons’ preliminary valuation analysis of Songa Offshore to certain members of Transocean management. Thereafter, Clarksons periodically updated and refreshed the valuation analysis to reflect market changes and other current information with the last valuation analysis presented to certain members of Transocean management on June 16, 2017. Clarksons’ valuation analysis was primarily based on three valuation methodologies which are customarily used for purposes of valuation in the offshore oil industry: (1) discounted cash flow analysis, (2) implied value assessment (based on implied value per rig of Songa Offshore), and (3) enterprise value/EBITDA multiple assessment. This valuation did not take account of or reflect any shareholder premium. Clarksons’ June 16, 2017 valuation analysis delivered to management of Transocean is summarized under “—Summary of Clarksons’ Analyses.” Representatives of Clarksons also held regular discussions and communications with certain members of management of Transocean, including Mr. Mey and Mr. Vayda, regarding this valuation analysis, in each case, up to the August 11, 2017 Transocean Board meeting where the Transocean Board unanimously approved the Transaction Agreement, the Combination and the transactions contemplated thereby.

To facilitate the due diligence process and future discussions between the parties, on March 29, 2017, TINC and Songa Offshore entered into a confidentiality agreement regarding the exchange of diligence and other information. As part of this confidentiality agreement, TINC agreed, for a period of six months from March 29, 2017, not to (i) subscribe for, buy or exchange any financial instruments in or issued by Songa Offshore (including any shares or other securities) or (ii) enter into any agreement or offer related to such matters, in each case other than the launching of a public tender offer for all shares of Songa Offshore as a counter offer to a competing public tender offer recommended by the Songa Board that was first launched in the market.

On April 7, 2017, Transocean and Clarksons entered into an engagement letter which formalized Clarksons’ roles and responsibilities as financial advisor to Transocean in connection with the potential acquisition of Songa Offshore.

On April 10, 2017, Mr. Thigpen and Mr. Mey met with Mr. Merrill A. “Pete” Miller Jr., Chairman of the Transocean Board, to discuss Transocean’s strategic opportunities, which included pursuing potential acquisitions of stranded shipyard assets and also the potential acquisition of Songa Offshore, Party A, Party B, Party C and Party D, with a specific emphasis on pursuing a strategic target that, among other matters, (i) would improve fleet quality and market position without compromising balance sheet strength and flexibility, (ii) expand strategic relationships with customers, (iii) provide contract backlog and (iv) would be interested in pursuing a transaction.  Messrs. Thigpen, Mey and Miller discussed the advantages and disadvantages of Party A and B as considered by the Transocean Board on February 10, 2017, and also discussed Party C and Party D.  With respect to Party C and Party D, they considered that each of Party C and Party D had some of the important characteristics for an acquisition candidate but they either did not have a large enough contract backlog or were lacking long-term contracts that would present future revenue, and both Party C and Party D were facing ongoing issues with creditors which could be problematic.   Messrs. Thigpen, Mey and Miller discussed the strategic rationale behind a Transocean acquisition of Songa Offshore, focusing on, among other items, that it was a good acquisition candidate that provided significant potential synergies consistent with the strategic criteria mentioned above, including that Songa Offshore had significant backlog and four high-specification newbuild semi-submersibles, each the subject of an eight year contract with Statoil ASA, who is an existing customer of Transocean.

On April 11, 2017, on behalf of Transocean, representatives of Clarksons contacted Pareto to request a call between Mr. Thigpen and Mr. Mohn on April 12, 2017 to allow Mr. Thigpen to present Transocean’s initial, high-level economic terms for a potential voluntary tender offer for all of Songa Offshore’s outstanding shares.

On April 12, 2017, Mr. Thigpen and Mr. Mohn had a telephone call in which Mr. Thigpen discussed a non-binding proposal to acquire all outstanding Songa Offshore shares at a price of NOK 38.50 per share payable in newly issued Transocean shares, subject to further diligence. Mr. Thigpen also indicated that the proposal would be conditioned on, among other things receipt of irrevocable pre-acceptance agreements from Perestroika and certain of Songa Offshore’s other large shareholders in which such shareholders would agree to tender their shares of Songa Offshore in any offer subsequently made by Transocean, as well as the affirmative recommendation of the Songa Board. In response, Mr. Mohn indicated that Perestroika could be interested in exploring a potential sale of its interest in Songa Offshore, but Perestroika would and he believed that the Songa Board, in order to maximize value for Songa Offshore shareholders, would need a more attractive price than NOK 38.50 per share. Mr. Mohn also informed Mr. Thigpen that Perestroika had received inquiries from another potential buyer that had offered a higher price per Songa Offshore share. The closing price of Songa Offshore’s shares on the Oslo Stock Exchange on April 12, 2017 was NOK 30.10 per share.

Pursuant to the April 12, 2017 communications between Mr. Thigpen and Mr. Mohn, on April 18, 2017, representatives of Clarksons and Pareto held preliminary discussions to discuss the valuation of Songa Offshore for purposes of determining if there could be a common valuation range per Songa Offshore share that may be acceptable to Perestroika. Pareto reiterated in this meeting that NOK 38.50 per share was not acceptable and that a price of NOK 40.00 per share was also not sufficient and that an offer in the range of NOK 50.00 – 55.00 per share would provide more assurance to Perestroika and ensure a deal could be agreed. After this meeting, representatives of Clarksons communicated to Transocean management the results of these discussions.

On April 20, 2017, Mr. Thigpen, Mr. Mey, Mr. John B. Stobart, Executive Vice President, Chief Operating Officer and Chief Performance Officer of Transocean, and Mr. Brady Long, Senior Vice President and General Counsel of Transocean, discussed with the Transocean Board the potential acquisition, including the potential offer price based on, among other matters, the valuation and the discussions around valuation and potential offer price that had previously taken place among the financial advisors and Mr. Thigpen and Mr. Mohn, and forms of consideration that may be acceptable to Transocean and Songa Offshore, which included Transocean shares and cash.

At a regularly scheduled meeting on May 12, 2017, the Transocean Board met with members of Transocean’s management, including Mr. Thigpen, Mr. Mey, Mr. Long and Mr. Stobart, where they discussed Transocean’s strategic opportunities, including the acquisitions of potential stranded shipyard assets and the acquisition of Party A, Party B, Party C, Party D and Songa Offshore.  With regard to a transaction with Songa Offshore, the attendees summarized the discussions between the parties to date, the potential price and form of consideration that would be offered and the strategic rationales for engaging in the acquisition.  At this meeting, management of Transocean discussed with the Transocean Board the valuation developed by management in conjunction with Clarksons and the Transocean Board discussed and considered a revised offer price of approximately NOK 45.00, taking into account that the offer price of approximately NOK 45.00 was within the valuation range of the implied Songa Offshore share price and that, in particular, the implied value assessment rig analysis of Songa Offshore was much more favorable than that of other substantially similar stranded assets and rigs of other potential acquisition candidates.  Following these discussions, the Transocean Board appointed a transaction committee (the “Transaction Committee”) consisting of Ms. Vanessa C.L. Chang and Messrs. Frederico F. Curado, Edward R. Muller, Tan Ek Kia and Glyn A. Barker to determine the form, terms and conditions of the transaction.

On May 16, 2017, Messrs. Thigpen and Mey met with Mr. Mohn and Mr. Johan Kr. Mikkelsen, a member of the Songa Board and Chief Technology Officer of Perestroika, to discuss the potential acquisition of Perestroika’s interest in Songa Offshore. During this meeting, Messrs. Thigpen and Mey presented and discussed the general offshore market and marketing opportunities around the world. Messrs. Thigpen and Mey also highlighted that the harsh environment sector was potentially showing increased growth. Messrs. Thigpen and Mey also presented Transocean’s history and ongoing drilling efficiency, safety and cost reduction initiatives.

On June 1, 2017, representatives from Pareto met with representatives of Clarksons to present a request from Perestroika that, as part of the consideration payable in connection with any acquisition, Transocean issue bonds convertible into or exchangeable for Transocean shares (as defined in this section, the “Exchangeable Bonds”). The issuance of the Exchangeable Bonds was a condition to Perestroika’s willingness to enter into an irrevocable pre-acceptance agreement for purposes of agreeing to tender its Songa shares in the potential voluntary tender offer and was requested to protect Perestroika and any other Songa Offshore shareholders participating in the potential transaction against potential volatility and potential adverse movements in Transocean’s share price pending and following completion of the acquisition. Pareto also noted that the issuance of Exchangeable Bonds would offer Transocean the ability to issue shares at a higher price than current market price against a low coupon.

On June 7, 2017, Mr. Mey and Mr. Vayda met with representatives of Clarksons and Pareto. During this meeting, the parties discussed a potential transaction process, valuation and potential offer consideration consisting of a combination of newly issued Transocean shares, Exchangeable Bonds and cash.

Following the meeting on June 7, 2017, representatives of Pareto discussed with Perestroika the matters Pareto had covered at the meeting with Transocean and Clarksons representatives. Thereafter, on June 7, 2017, Pareto had a telephone call with representatives of Clarksons during which Pareto informed Clarksons that Perestroika might be willing to accept a price per share of NOK 45.00 in connection with a voluntary tender offer for all Songa Offshore shares. Pareto also informed Clarksons that Pareto would revert over the weekend with information regarding the proposed mix of consideration to be paid in the offer.

On June 12, 2017, representatives of Clarksons and Pareto met to discuss valuation of Songa Offshore and other aspects of the potential acquisition. At this meeting, Pareto confirmed to Clarksons that Perestroika would be willing to accept a price per share of NOK 45.00 in connection with a voluntary tender offer for all Songa Offshore shares, with the consideration consisting of either newly issued Transocean shares, or a combination of newly issued Transocean shares and Exchangeable Bonds, subject to (i) an inspection of a Transocean stacked rig, a Transocean working rig and a Transocean rig in shipyard, (ii) further discussions regarding Transocean’s future strategic plans and objectives for Songa Offshore on a go-forward basis following completion of the acquisition and (iii) the election of two directors nominated by Perestroika to the Transocean Board. After the meeting, and after discussions with Transocean, representatives of Clarksons sent an email to Pareto (1) setting up a meeting between Messrs. Thigpen and Mey from Transocean and Mr. Mohn from Perestroika to discuss Transocean strategic plans, (2) confirming that Transocean would revert with proposed terms for the Exchangeable Bonds to be issued and (3) confirming diligence arrangements regarding the requested inspection of certain Transocean rigs. The email from Clarksons also indicated that the requested board representation remained a subject of discussion within Transocean.

On or around June 15, 2017, Transocean directed Wikborg and King & Spalding LLP (“King & Spalding”), as U.S. legal advisors to Transocean, to prepare (i) the Transaction Agreement that was proposed to be entered into between Transocean and Songa Offshore and setting forth the terms of the potential acquisition, (ii) a form of pre-acceptance agreement to be executed by Perestroika and other significant Songa Offshore shareholders and (iii) a term sheet for the Exchangeable Bonds to be issued by Transocean or one of its affiliates as partial consideration in the potential acquisition.

On or around June 18, 2017, representatives of Pareto indicated to representatives of Clarksons that Perestroika would be willing to accept a 50/50 split of newly issued Transocean Shares and Exchangeable Bonds. Thereafter, representatives of Clarksons communicated this to Transocean management. After internal discussion, Transocean management determined that this was a reasonable consideration mix and that a 50/50 consideration split between Transocean Shares and Exchangeable Bonds would not immediately increase the dilutive impact of the transaction to Transocean’s current shareholders as compared to issuing a greater percentage of Consideration Shares.

On June 18, 2017, representatives of Clarksons, at the direction of Transocean, held a telephone call with representatives of Pareto to preview the substance of an email to be sent by Transocean which would include a non-binding indication of interest setting forth Transocean’s proposed material terms for the voluntary tender offer for all of Songa Offshore’s shares. Thereafter, on June 19, 2017, Mr. Thigpen provided an update to Mr. Miller on the status of the discussions with Perestroika with respect to a potential acquisition of Perestroika’s interest in Songa Offshore, including the price per Songa Offshore share, proposed mix of consideration and number of board seats requested by Perestroika.

On June 19, 2017, at the direction of the Transocean Board, Mr. Mey sent an email to representatives of Pareto, expressing Transocean’s non-binding interest in a potential acquisition by Transocean of the Songa Offshore business to be implemented by means of a voluntary tender offer made by Transocean to all shareholders of Songa Offshore. The acquisition would include the acquisition of all outstanding bonds and shareholder loans issued by Songa Offshore that were held by Perestroika. In its non-binding indication of interest setting forth key commercial terms, Transocean indicated that, based on the information available to Transocean as of that time and subject to the completion of its due diligence, Transocean would be willing to pursue a transaction at an offer price of NOK 45.00 per Songa Offshore share, with such consideration to be paid with a 50/50 split combination of newly issued Transocean shares, to be listed on the NYSE with full shareholder rights as that of Transocean’s existing shareholders, and Exchangeable Bonds. The Exchangeable Bonds would be senior unsecured bonds, include a cash coupon of 0.5% per annum, with a conversion premium of up to 22.5%. The non-binding indication of interest also contemplated that Transocean would offer to purchase all outstanding Songa Offshore senior unsecured bonds and that Songa Offshore bondholders would have the option of choosing between consideration in cash, Exchangeable Bonds or a combination of the two. Further, as a condition to entering into a definitive agreement with respect to the potential acquisition, Perestroika and Transocean would enter into an irrevocable pre-acceptance agreement with respect to Songa Offshore shares held by Perestroika and a lock-up agreement on any Transocean shares received in the tender offer for a period of 12 months from the first announcement of the potential acquisition. Further, the indication of interest provided a framework for completion of financial and commercial due diligence with respect to Songa Offshore by Perestroika and Transocean, respectively, including that Transocean’s non-binding indication of interest was conditional on further due diligence of Songa Offshore by Transocean with further due diligence prior to execution of a definitive agreement to include, among others, Songa Offshore’s contract backlog and its ongoing dispute with DSME (the “DSME Arbitration”), and additional confirmatory due diligence to take place after execution of a definitive transaction agreement, with such due diligence by Transocean to be a condition to Transocean’s obligation to complete the voluntary tender offer (customarily referred to as a “diligence out”). To assist with its diligence of the DSME Arbitration, Transocean engaged Clyde & Co on or around June 19, 2017 to help Transocean assess and analyze the legal risks associated with the DSME Arbitration.

On June 21, 2017, the Songa Board held a meeting in which the June 19, 2017 non-binding indication of interest from Transocean to acquire Songa Offshore was presented. Mr. Mohn and Mr. Mikkelsen were excused from the voting in this meeting in light of their representation of Perestroika in discussions with Transocean. The Songa Board was presented with the terms as described above, and Pareto provided a detailed analysis of such terms. The Songa Board was also presented with information on how the proposed transaction terms had improved from earlier discussions between Transocean and Perestroika as well as an analysis of other potential candidates to acquire Songa Offshore, including the potential buyer who had previously approached Perestroika. The Songa Board discussed the terms and analysis in detail, taking into consideration the input received from Perestroika, and how a potential transaction would be considered by the other shareholders of Songa Offshore, as well as Transocean’s request to conduct due diligence on Songa Offshore. At the conclusion of this meeting, Mr. Bjørnar Iversen, the Chief Executive Officer of Songa Offshore, sent a letter on behalf of the Songa Board to Mr. Mey indicating that the Songa Board agreed to facilitate a reciprocal due diligence process on the basis of Transocean’s June 19, 2017, expression of interest.

During the period from June 21, 2017 through the signing of the Transaction Agreement, the Songa Board was regularly updated by Songa Offshore’s advisors and members of Songa Offshore management regarding the status of the negotiations with Transocean and regularly discussed issues related to the potential transaction.  During this period, the Songa Board also discussed the financial aspects of the information received from Transocean with Songa Offshore’s financial advisors, Pareto, as well as the results of legal due diligence review of Transocean with Schjødt.

Following June 22, 2017, the parties proceeded with a formal due diligence process within defined scopes and agreed to procedures that would allow an initial due diligence investigation while protecting commercially or competitively sensitive information, including holding meetings with management of each of Songa Offshore and Transocean. This process included Songa Offshore reviewing certain publicly available documents pertaining to Transocean in light of the contemplated mixed stock and bond exchange offer consideration. This review included certain rig contracts and clarification calls with Transocean’s in-house legal and treasury department. Transocean’s due diligence of Songa Offshore continued up to and following signing of the Transaction Agreement. Songa Offshore completed its review of Transocean prior to the signing of the Transaction Agreement.

On June 23, 2017, the Transaction Committee held a meeting at which they discussed and considered the potential acquisition, including the valuation of Songa Offshore and that NOK 45.00 per share was within the valuation range of the implied Songa Offshore share price, the possible transaction timeline, potential synergies from the transaction and the proposed transaction consideration, consisting of a combination of Transocean shares, Exchangeable Bonds and cash. The Transaction Committee reviewed the drafts of the Transaction Agreement and form of pre-acceptance agreement. After discussion, the Transaction Committee approved the proposed acquisition, which included authorizing Transocean management to negotiate the transaction and definitive agreements, with a total consideration to be based upon an exchange ratio with respect to newly issued Transocean shares for Songa Offshore shares of between 0.60x and 0.64x, representing a price of between NOK 43.35 and NOK 46.24 per Songa Offshore share based on Transocean’s share price of USD 8.56 as of June 19, 2017 and the exchange rate of NOK 8.4399 : USD 1 on June 19, 2017.

On or about June 24, 2017, representatives of Clarksons distributed to representatives of Pareto initial drafts of the Transaction Agreement and form of pre-acceptance agreement, each of which was then further distributed by Pareto to Songa Offshore, Schjødt and Perestroika. This draft included a proposed termination fee and expense reimbursement structure, whereby Songa Offshore would be required to pay a termination fee to Transocean in certain circumstances resulting in the termination of the transaction agreement including, among others, (i) if the Songa Board modified or withdrew its board recommendation of the Combination, (ii) if Songa Offshore materially breached the transaction agreement, and (iii) if the Songa Board accepted a superior proposal and entered into an acquisition or similar agreement providing for a superior proposal immediately following or concurrently with the termination of the transaction agreement.

On June 27, 2017, the Songa Board held two separate status update calls – one call which only included the Songa Board’s directors excluding Messrs. Mohn and Mikkelsen, and the other which included the entire Songa Board. The purpose of each of these two calls was to provide an opportunity for Songa Offshore’s financial and legal advisors to update the Songa Board regarding the version of the terms of the potential transaction most recently proposed by Transocean, as well as the status of the negotiation process. Thereafter, representatives of King & Spalding, Wikborg, Clarksons, Schjødt and Pareto held a call to negotiate certain terms of the drafts of the Transaction Agreement and form of pre-acceptance agreement.

On June 28, 2017, a meeting was held between Mr. Thigpen, and Messrs. Mohn and Mikkelsen. At this meeting, the parties discussed Perestroika’s request for board representation following the acquisition as well as Transocean’s plans for Songa Offshore following completion of the acquisition. In particular, Messrs. Mohn and Mikkelsen asked that Transocean consider establishing a harsh environment center for excellence in Norway. Messrs. Mohn and Mikkelsen also presented the possibility of offering smaller Songa Offshore shareholders a cash option as part of any offer.

On June 28, 2017, representatives of Clarksons also distributed to representatives of Pareto an initial draft of the terms of the Exchangeable Bonds, which was then further distributed by Pareto to Songa Offshore, Schjødt and Perestroika.

On June 29, 2017, the Songa Board held a meeting to receive a status update. Also at this meeting, Schjødt presented the proposed terms of the Transaction Agreement to the Songa Board.

On June 30, 2017, the Songa Board reconvened for another status update meeting, at which a key issues list and proposed positions regarding certain remaining outstanding terms were presented and discussed. Members of the Songa Board asked detailed questions regarding the terms to Schjødt and members of Songa Offshore management, and provided guidance to Songa Offshore’s advisors with respect to such remaining terms for purposes of a revised draft of the Transaction Agreement and form of pre-acceptance agreement.

Later in the day on June 30, 2017, Schjødt sent revised drafts of the Transaction Agreement and form of pre-acceptance agreement to Clarksons, which drafts were then further distributed by Clarksons to Transocean and its other advisors. These revised drafts included Songa Offshore’s position that, among other matters, (i) the overall consideration should include a cash option of some nominal amount to account for Songa Offshore shareholders with smaller holdings, (ii) in no event would any matter related to the DSME Arbitration, including any judgment or claim in relation to the DSME Arbitration, result in a “material adverse change” providing Transocean the right to terminate the Transaction Agreement and not consummate the voluntary tender offer, (iii) Transocean, as of the time of execution of the Transaction Agreement, must be satisfied with its diligence on the DSME Arbitration and certain other matters reviewed during its initial due diligence, with no further right to include as completion conditions any further due diligence on such matters after execution of the Transaction Agreement, and (iv) Transocean’s proposed termination fee and expense reimbursement structure was generally not acceptable, and that, in additional to not accepting Transocean’s proposals on this topic, in the event that Transocean did not receive its shareholder approval of the Combination by a pre-defined date, Songa Offshore could terminate the transaction agreement and Transocean would be required to pay Songa Offshore a USD 50,000,000 termination fee.  Thereafter, representatives of Transocean and both parties’ legal and financial advisors engaged over the phone in preliminary discussions on open issues in the revised draft Transaction Agreement and form of pre-acceptance agreement. On this telephone call, representatives of Schjødt expressed to Transocean and Transocean’s financial and legal advisors that the Songa Board was not willing to accept uncertainty in the potential acquisition related to the DSME Arbitration and that Transocean must be comfortable with the DSME Arbitration and certain other matters from a due diligence perspective prior to entering into a definitive agreement.

On July 1, 2017, representatives of Transocean’s diligence team as well as Transocean’s and Songa Offshore’s legal and financial advisors engaged again over the phone to discuss open issues in the revised draft Transaction Agreement and form of pre-acceptance agreement. On this telephone call, representatives of Transocean expressed to Songa Offshore’s legal advisors that Transocean’s due diligence and risk analysis related to the DSME Arbitration was ongoing and that Songa Offshore’s position on the risk allocation between the parties related to the DSME Arbitration was still under review by Transocean and the Transocean Board and that robust, transparent and complete due diligence would need to be completed by Transocean before Transocean could agree to this approach on the DSME Arbitration in the Transaction Agreement. The parties agreed that Transocean would continue its due diligence and risk analysis regarding the DSME Arbitration and that Songa Offshore would assist and provide relevant information pursuant to these requests.

Also on July 1, 2017, representatives of King & Spalding sent revised drafts of the Transaction Agreement and the form of pre-acceptance agreement to Schjødt, which drafts, among other matters, (i) reserved all of Transocean’s rights with respect to Transocean’s ongoing due diligence and risk analysis on the DSME Arbitration and (ii) included covenants addressing participation and information rights that would require Songa Offshore to provide Transocean the opportunity to reasonably participate in the defense and settlement of the DSME Arbitration. The proposed covenants regarding participation and information rights were later accepted by Songa Offshore.

Negotiations between the legal advisors of, and reports by the financial and legal advisors to, Transocean and Songa Offshore continued through the subsequent days to resolve open issues in the Transaction Agreement and form of pre-acceptance agreement. Regarding Transocean’s proposed termination fee and expense reimbursement structure, Songa Offshore’s legal advisors expressed to Transocean and its financial and legal advisors that the Songa Board acknowledged the US market practice on this type of structure, but noted that, in its view, this structure deviated from market practice for public take-overs in Norway as well as Norwegian guidelines, and that the Songa Board was unwilling to risk paying out-of-pocket termination fees and expense reimbursement of considerable amounts in a scenario where no transaction was consummated. After further discussions between Transocean, Songa Offshore, and their respective financial and legal advisors, the parties were unable to agree to a termination fee and expense reimbursement structure which was mutually satisfactory to Transocean and Songa Offshore. As a result, the parties determined that, in lieu of such a structure, Transocean and Songa Offshore would agree to a customary specific performance right whereby each of Transocean and Songa Offshore would be entitled to specific performance in the event the provisions of the transaction agreement were not performed in accordance with their specific terms or were otherwise breached and each of Transocean and Songa Offshore would be entitled to an injunction or injunctions to prevent breaches of the Transaction Agreement, and further, that a party would have the ability to seek recovery for damages in the event of fraud or a willful breach of the Transaction Agreement by the other party.

After the negotiations and discussions referred to above, the treatment of the DSME Arbitration remained an open issue.  Songa Offshore continued to insist that the Songa Board was not willing to accept uncertainty related to the DSME Arbitration and that Transocean must have obtained sufficient comfort with the DSME Arbitration from a due diligence and risk perspective prior to entering into a definitive agreement. During the weeks of July 3 and July 10, Messrs. Mey and Long and representatives from Clyde & Co held various meetings with Songa Offshore’s management, outside legal counsel and expert witnesses to discuss the DSME Arbitration. The participants reviewed the history of Songa Offshore’s dispute with DSME, the procedural history of the DSME Arbitration, and the expectations of Songa Offshore’s outside counsel with respect to the DSME Arbitration.

On July 6, 2017, Mr. Iversen, Mr. Jan Rune Steinsland, Chief Financial Officer of Songa Offshore, and Mr. Mohn, met with Messrs. Thigpen, Mey and Long to discuss remaining outstanding matters in connection with the due diligence process being conducted. In particular, Messrs. Iversen and Steinsland responded to open questions regarding Transocean’s diligence, including questions relating to the DSME Arbitration, and Messrs. Thigpen, Mey and Long responded to open questions regarding Songa Offshore’s diligence, including questions relating to Transocean’s ongoing litigation, compliance activities, liquidity forecast and operational performance. The parties also discussed certain remaining outstanding terms of the Transaction Agreement.

On July 12, 2017, Transocean and Perestroika mutually determined that it was in the best interests of both parties to put on hold the discussions regarding the potential acquisition until the second week of August 2017 or later in order for Transocean, subject to Songa Offshore’s continued agreement, to complete its due diligence on the DSME Arbitration and for Songa Offshore to have received an initial ruling with respect to the DSME Arbitration. It was agreed that Transocean was welcome to contact Perestroika in the second week of August, and Perestroika indicated that a favorable determination for Songa Offshore in the DSME Arbitration may result in the renegotiation of certain commercial terms. Mr. Thigpen communicated the postponement of the potential acquisition to Mr. Miller and the rest of the Transocean Board.

On July 13, 2017, the Songa Board was informed of the decision by Perestroika and Transocean in a status update meeting. Messrs. Mohn and Mikkelsen were thereafter excused and the meeting continued as a regular meeting of the Songa Board. During such meeting the Songa Board discussed at length whether to maintain Transocean’s access to the virtual data room established in connection with the potential transaction, and whether to otherwise allow Transocean to continue its due diligence process. The Songa Board agreed to maintain Transocean’s access to the virtual data room and to allow certain due diligence meetings with representatives of Transocean to be held as scheduled.

On July 21, 2017, the arbitral tribunal which held the two day arbitration hearing for the DSME Arbitration on May 2 and 3, 2017, in London, issued its interim final award. As previously reported by Songa Offshore, Songa Offshore had submitted its defense to the claims asserted by DSME in arbitrations related to the Songa Equinox, the first Cat D rig, and the Songa Endurance, the second Cat D rig (collectively, the “Rigs”), in which DSME asserted aggregate claims of USD 329 million, along with a request for repayment of liquidated damages in a total amount of USD 43.8 million, totaling to USD 372.8 million. The claims asserted against Songa Offshore related to alleged cost overruns and additional work in relation to the Rigs due to what DSME alleged were inherent errors and omissions in the design documents (the “FEED package”). On July 21, 2017 (as announced by Songa Offshore that day), the tribunal ruled in favor of Songa Offshore regarding the question of which party had responsibility for the FEED package and what the consequences of that would be. On July 21, 2017, Songa Offshore further announced that it considered that the arbitral tribunal’s interim final award should be determinative of DSME’s claims in respect of the Rigs (and in respect of any similar claims that DSME might assert in respect of the Songa Encourage, the third Cat D rig, and the Songa Enabler, the fourth Cat D rig) with an outcome that no payment will be due by Songa Offshore to DSME., Songa Offshore noted that while it is possible that DSME may seek permission to appeal the tribunal’s award, if such award is determinative of the claims and if no appeal is pursued, then the tribunal’s interim final award would resolve DSME’s claims. Songa Offshore noted that such result would leave Songa Offshore to pursue its counterclaim against DSME in respect of the Rigs for the aggregate amount of USD 65.8 million, and that Songa Offshore will also further evaluate the pursuit of its counterclaims in respect to the Songa Encourage and the Songa Enabler.

On July 21, 2017, after discussions with Mr. Miller on behalf of the Transaction Committee, Mr. Thigpen sent an email to Mr. Mohn requesting an update from Perestroika as to when they would like to re-engage on the negotiation of the potential acquisition, noting that Transocean was continuing its review of the DSME Arbitration ruling and anticipated that it could now complete its due diligence review of the DSME Arbitration prior to the signing of the definitive Transaction Agreement. Thereafter, Mr. Mohn informed Mr. Thigpen that Perestroika would be willing to consider re-engaging in the second week of August 2017.

Also, on July 21, 2017, Transocean re-engaged its legal and financial advisors and asked them to revise the draft Transaction Agreement and form of pre-acceptance agreement to reflect the latest discussions of the parties in anticipation of re-engaging with Songa Offshore and Perestroika.

On August 3, 2017, representatives of Pareto contacted Clarksons to indicate that, due to the increase in Songa Offshore’s share price following the successful result of the DSME Arbitration, the Songa Board were of the opinion that the price per share should be increased. The representatives of Pareto indicated a share price level of NOK 47.00 per share. The closing price of Songa Offshore’s shares on the Oslo Stock Exchange on August 3, 2017 was NOK 34.40 per share.

On August 7, 2017, Mr. Mohn sent an email to Mr. Thigpen informing Mr. Thigpen that Perestroika would be willing to sell its Songa Offshore shares for a revised offer of NOK 47.50 per share consisting of the previously agreed consideration mix of Transocean shares, Exchangeable Bonds, and an option for Songa Offshore shareholders to elect to receive a nominal amount of cash, and that this was Perestroika’s best and final offer. In the email, Mr. Mohn noted that as a result of the DSME Arbitration ruling the price of Songa Offshore’s shares had increased by 10% and that the offer price should be increased as a result and noted that the Songa Board was, to his knowledge, in no rush to execute a deal immediately. The closing price of Songa Offshore’s shares on the Oslo Stock Exchange on August 7, 2017 was NOK 35.40 per share.

Also on August 7, 2017, King & Spalding sent revised drafts of the Transaction Agreement and the form of pre-acceptance agreement to Songa Offshore’s legal advisors, which Transaction Agreement accepted Songa Offshore’s previous position on the DSME Arbitration and also included the previously agreed to “participation and information rights” covenant in favor of Transocean relating to the DSME Arbitration.

On August 8, 2017, August 9, 2017, and August 10, 2017, both parties’ financial and legal advisors exchanged revised drafts of the Transaction Agreement and the form of pre-acceptance agreement and negotiated further details in multiple calls.

On August 10, 2017, Mr. Thigpen confirmed to Mr. Mohn that, subject to approval by the Transocean Board, Transocean would be willing to revise its offer to NOK 47.50 per share for all outstanding Songa Offshore shares. Mr. Thigpen emailed Mr. Mohn to clarify that Transocean’s revised offer at NOK 47.50 per share was contingent on the number of Perestroika nominees to the Transocean Board being reduced from two to one and on further Transocean Board approval of the revised offer price and revised transaction terms generally. Mr. Mohn confirmed that this reduction was acceptable by reply email.

On August 11, 2017, the Transocean Board held a meeting at which members of Transocean’s senior management were also present. At this meeting, the Transocean Board carefully discussed and considered, among other matters, the terms of the Combination and the Transaction Agreement in detail, and the valuation, including that NOK 47.50 per share was within the valuation range of the implied Songa Offshore share price reviewed by the Transocean Board. After such careful discussion and consideration, the Transocean Board unanimously (i) approved the total consideration of NOK 47.50 per Songa Offshore share and (ii) approved the Transaction Agreement, the Combination and the transactions contemplated thereby.

Thereafter, on August 11, 2017, after discussions with Transocean’s financial and legal advisors, Mr. Long discussed with Mr. Thigpen the key remaining open terms of the Transaction Agreement and pre-acceptance agreement, which included, among others, Songa Offshore’s request to increase the amount of the cash election for Songa Offshore shareholders from NOK 100,000 to NOK 200,000 for each Songa Offshore shareholder, Transocean’s ability to discuss the go-forward combined business with Songa Offshore’s lenders and business partners without the prior consent of

Songa Offshore, Songa Offshore’s ability to take certain actions and operate its business between signing of the definitive transaction agreement and completion of the offer without Transocean’s consent, and Songa Offshore’s request to include cross-acceleration and judgment default provisions in the terms of the Exchangeable Bonds. Thereafter, on August 11, 2017, Mr. Thigpen sent an email to Mr. Mohn to discuss and negotiate these key remaining open issues on the Transaction Agreement and form of pre-acceptance agreement. Mr. Thigpen and Mr. Mey also exchanged communications regarding these topics for purposes of Transocean’s responses to Mr. Mohn’s proposed resolutions. As a result of the communications between Mr. Thigpen and Mr. Mohn, the parties reached substantive agreements on these topics at the conclusion of these communications, including that the increased cash election would be set at NOK 125,000 for each Songa Offshore shareholder, that Transocean would have the ability to discuss the go-forward business with Songa Offshore’s lenders and business partners, provided that as a general matter Songa Offshore would have the ability to participate in such discussions and receive advance notice of such discussions, and that the terms of the Exchangeable Bonds would not include cross-acceleration and judgment default provisions. In addition, Transocean was willing to provide additional flexibility to Songa Offshore for purposes of operating its business between signing of the definitive Transaction Agreement and completion of the offer without Transocean’s consent. At the conclusion of such communications, Mr. Mey, via email and then via a teleconference phone call, updated Transocean’s financial and legal advisors about the developments from these communications and directed King & Spalding to reflect the agreed to terms in the draft Transaction Agreement and form of pre-acceptance agreement.

On August 12, 2017, the Songa Board was again updated by its financial and legal advisors on the status of the Transaction Agreement and latest negotiations, and also discussed practicalities should agreement be reached. The Songa Board agreed to reconvene for a board meeting the following day provided an official letter from Transocean was received confirming the revised offer from the Transocean Board and the final terms.

Later on August 12, 2017, Mr. Thigpen sent a letter to the Songa Board which attached drafts of the Transaction Agreement and the form of pre-acceptance agreement whereby Mr. Thigpen confirmed that Transocean’s Board approved the proposed business combination with Songa Offshore and that Transocean was prepared to move forward with execution of definitive agreements to effect the proposed business combination subject to approval of the transaction by the Songa Board. Thereafter, representatives of Transocean’s financial and legal advisors negotiated further details on the draft Transaction Agreement in various calls and communications and, on the evening of August 12, 2017, King & Spalding submitted a revised draft of the transaction agreement and form of irrevocable pre-acceptance agreement to Songa Offshore’s financial and legal advisors.

On August 13, 2017, the Songa Board initially held a status update meeting with all directors present. During this meeting the Songa Board was informed that Perestroika and Transocean had reached agreement regarding the terms of Perestroika’s pre-acceptance. The Songa Board was also informed by Songa Offshore senior management of the high level action plan, should the Songa Board approve the terms set out in the draft Transaction Agreement. Immediately following the status update, a meeting of the Songa Board was held at which members of Songa Offshore’s senior management were present, as well as representatives of its legal and financial advisors. Messrs. Mohn and Mikkelsen were excused from this subsequent meeting of the Songa Board. At such meeting, the Songa Board reviewed its legal obligations, and thereafter also the latest positions adopted in the Transaction Agreement and form of pre-acceptance, with particular focus on the items not yet accepted by Songa Offshore. The Songa Offshore discussed whether the drafts provided sufficient protection for Songa Offshore and that the Songa Board retained its ability to make decisions in the best interest of Songa Offshore during the period between execution of the Transaction Agreement and the completion of a potential transaction. The Songa Board also discussed the terms of the transaction in detail, including with its financial advisors, and whether the Songa Board could recommend a voluntary offer on such terms. Following this review and careful considerations, the Songa Board unanimously resolved to approve the terms set out in the draft Transaction Agreement dated August 12, 2017. The Songa Board also authorized management to complete, sign and execute the Transaction Agreement and the related documents, as well as to take any necessary steps to facilitate announcement of the Transaction Agreement and the proposed combination transaction.

Thereafter, on August 13, 2017, representatives of Pareto communicated to representatives of Clarksons that the Songa Board had approved the potential acquisition on the terms and conditions of the Transaction Agreement. Thereafter, Songa Offshore and Transocean’s legal advisors proceeded to finalize the draft Transaction Agreement and form of pre-acceptance agreement and, on the afternoon of August 13, 2017, the Transaction Agreement was executed by the parties and the pre-acceptance agreement was executed by Perestroika and Transocean. The effectiveness of each of these agreements was contingent upon additional pre-acceptance agreements being entered into between Transocean and Asia Research Capital Management, which pre-acceptance agreements were executed by affiliates of Asia Research Capital Management, affiliates of York Capital Management and members of the Songa Board and Songa Offshore senior management on or about August 15, 2017. The transaction was publicly announced on August 15, 2017.

Transocean’s Reasons for the Combination

As described in “—Background and Reasons for the Combination—Background of the Combination,” by vote at a meeting held on August 11, 2017, after due consideration and consultation, the Transocean Board unanimously approved (i) the total consideration of NOK 47.50 per Songa Share and (ii) the Combination and the transactions contemplated thereby. In reaching its determination, the Transocean Board considered the following positive factors supporting its conclusion (which are not intended to be exhaustive and are not presented in any order of importance):

•

the Combination would strengthen and solidify Transocean’s position as a leader in harsh environment and ultra-deepwater drilling by adding significant high value assets, including 4 high-specification harsh environment drilling rigs that are supported by significant backlog;

•

the Combination would result in a combined fleet of 45 mobile offshore drilling units, consisting of 26 ultra-deepwater floaters, 11 harsh environment floaters, two deepwater floaters and seven midwater floaters;

•

the Combination would strengthen Transocean’s footprint and presence in strategic areas of harsh environment operations, including in the United Kingdom and Norway sectors of the North Sea, Canada, and the Arctic, particularly given that the North Sea is currently among the most active markets, with an expected 24 offshore drilling programs anticipated to start over the next 18 months, assuming that oil prices remain economically supportive;

•

given the anticipated growth of the North Sea market generally and Songa Offshore’s robust position there, the combined company will immediately enhance and strengthen Transocean’s presence in a geographic region of significant strategic importance to Transocean, given the expertise and capabilities of each of Transocean and Songa Offshore in harsh environment drilling; also, it is anticipated that the combined company will provide new opportunities for growth and consolidation in the North Sea market as a result;

•

the acquisition of Songa Offshore would add 4 contracted drilling rigs with long-term contracts and revenue backlog of approximately USD 4.1 billion, thus strengthening Transocean’s already industry-leading revenue backlog of approximately USD 9.4 billion;

•	the Combination is expected to strengthen Transocean’s existing customer relationship with Statoil, given that Songa Offshore has four existing drilling rigs with long-term contracts with Statoil;
•	the Combination is expected to result in regional economies of scale;
•	the Combination is expected to result in annual cost synergies and cost efficiencies of approximately USD 40 million;
•

the Combination is expected to meaningfully drive Transocean’s strategic priorities of expanding and diversifying its revenue and customer base, including the additional potential for the re-contracting of Songa Offshore’s three legacy rigs which are not currently contracted;

•

the judgment, advice and analyses of Transocean’s senior leaders, including their favorable recommendation of the Combination and that an acquisition of Songa Offshore presented certain advantages (as described in “—Background and Reasons for the Combination—Background of the Combination” and this section) over other potential acquisition candidates;

•	the Combination is expected to be accretive to Transocean’s earnings and cash flow on the basis of EBITDA, operating cash flow, and net debt/EBITDA;
•

the fact that the mix of Transocean shares and Exchangeable Bonds, with a non-material cash option, of consideration payable in the transaction is intended to preserve Transocean’s strong financial position and will require minimal cash outlay by Transocean;

•

the Combination is expected to result in a well-capitalized pro-forma company with a strong liquidity position, as a large portion of the transaction consideration in the form of Transocean equity and Transocean Exchangeable Bonds;

•

Transocean’s overall financial leverage, measured by Net Interesting Bearing Debt (NIBD)/EBITDA, is not expected to increase, and the combined company will have one of the lowest NIBD/EBITDA ratios among its listed offshore drilling peers;

•	the Combination may introduce new banking relationships due to long-term financing arrangements on the 4 harsh environment drilling rigs;
•

the execution of the Transaction Agreement was conditional on the simultaneous execution of an irrevocable pre-acceptance agreement by Perestroika, Songa Offshore’s largest shareholder, whereby Perestroika would agree to tender its shares of Songa Offshore in any offer subsequently made by Transocean;

•

the Transaction Agreement provided that Songa Offshore would assist Transocean in obtaining irrevocable pre-acceptance agreements from key Songa Offshore shareholders which constituted at least 63% of all outstanding Songa shares on a fully-diluted basis (including Perestroika);

•	on July 21, 2017 the arbitral tribunal in the DSME Arbitration ruled in favor of Songa Offshore, significantly reducing the risk profile of the transaction, in terms of contingent liabilities; and
•

the Transaction Agreement provided for Transocean’s ability to conduct additional confirmatory due diligence after execution of the Transaction Agreement, with such due diligence by Transocean to be a condition to Transocean’s obligation to complete the Offer, customarily referred to as a “diligence out.”

In addition to considering the factors above, the Transocean Board also considered a number of additional factors and other information as generally supporting its decision (which are not intended to be exhaustive and are not presented in any order of importance), including the following:

•

Songa Offshore’s prospects based on Transocean’s due diligence, the review and analysis of Songa Offshore’s financial condition, results of operations, business, reputation and risks, including the results of the business, financial, accounting and legal due diligence investigations of Songa Offshore;

•	Transocean and Songa Offshore share a common business philosophy and culture and intend to establish a harsh environment center of excellence;
•	current industry, economic and market conditions and trends, including Songa Offshore’s competitive position; and
•	continued streamlining of the combined fleet and organizations safely delivering more efficient drilling services to customers.

The Transocean Board also weighed and considered a variety of risks and uncertainties and other potentially negative factors (which are not intended to be exhaustive and are not presented in any order of importance), including that:

•

combining two companies involves significant risks, including that the companies may not be able to successfully integrate or that the anticipated synergies and benefits may not be fully achieved or may not be achieved in the timeframes expected;

•

the fact that the exchange ratio is fixed, and the resulting percentage ownership interest that current Songa Offshore shareholders would have in Transocean following the consummation of the Offer, which means that Songa Offshore’s shareholders may benefit from an increase in the trading price of Transocean shares during the pendency of this transaction;

•	the integration process may demand key resources and personnel, taking focus away from business operations and any future prospects and/or other strategic opportunities;
•

the announcement and pendency of the Offer and the transactions contemplated by the Transaction Agreement, during which Transocean and Songa Offshore are subject to certain operating restrictions, could have an adverse effect on Songa Offshore’s and Transocean’s businesses and cash flows, financial condition and results of operations;

•

the Combination may not be completed as a result of a failure to satisfy the conditions in the Transaction Agreement, including failure to receive necessary regulatory approvals, failure to list the Consideration Shares and the Exchangeable Bonds on the NYSE, and the failure to complete the transaction by the Long Stop Date;

•

Transocean’s shareholders may not approve the issuance of Transocean shares as consideration in the Offer, the amendment to the Articles of Association of Transocean to increase authorized share capital to effect a mandatory offer or a compulsory acquisition, the election of Frederik W. Mohn to the Transocean Board, or the issuance of Transocean shares issuable upon exchange of the exchangeable bonds issued in the Combination, as required by the rules of the NYSE;

•	there will be various transaction and integration costs related to the Transaction;
•	the possibility of losing key employees as a result of the Transaction;
•	the risk that the potential benefits, savings and synergies of the Combination may not be fully or partially achieved, or may not be achievable within the expected timeframe;
•	negative publicity related to the transactions contemplated by the Transaction Agreement may adversely affect Transocean and the combined company;
•

the risk that the Combination may not be completed and the possible adverse implications for share prices of Transocean, investor relations, management credibility and employee morale in the event the Combination is not completed;

•	the lack of a financing condition in the Transaction Agreement and Transocean’s ability to obtain financing if needed, to repay Songa Offshore’s debt obligations;
•	Songa Offshore’s ability, under certain circumstances, to terminate the Transaction Agreement in the event of a superior proposal, without paying any termination fee to Transocean;

•

the risk that the completion of the Transaction might be delayed and this may restrict or hinder Transocean’s ability to review or consummate other strategic opportunities, which may also lead to the diversion of management and employee attention and for increased employee attrition during that same period; and

•	various other risks associated with the Combination and the business of Transocean, Songa Offshore and the combined company, some of which are described in the section titled “Risk Factors.”

This description of information and factors considered by the Transocean Board includes the material factors that were considered, but is not intended to be exhaustive. In view of the wide variety of factors considered by the Transocean Board in evaluating the Offer and Combination, and the complexity of these matters, the Transocean Board did not attempt to quantify, rank or otherwise assign relative weight to these factors. In addition, different members of the Transocean Board may have given different weight to different factors.

Songa Offshore’s Reasons for the Combination

As described under the section headed “—Background and Reasons for the Combination—Background of the Combination,” the Songa Board (with the exception of Songa Offshore directors Mr. Mohn and Mr. Mikkelsen, who were excused from voting on whether to approve the Transaction Agreement) unanimously determined to enter into the Transaction Agreement and recommend that Songa Offshore’s shareholders accept the Offer. In addition to consulting with Songa Offshore management and its financial and legal advisors, the Songa Board considered a number of factors when evaluating the transaction. The Songa Board considered a variety of factors to be favorable to and in support of its determinations and recommendations. These factors (which are not intended to be exhaustive and are not presented in any order of importance) included:

•	Transocean was considered a strategic fit for Songa Offshore;
•	combining Transocean's existing harsh environment fleet with Songa Offshore's four Cat-D rigs would create a market leader in the harsh environment sector;
•	the strong combined backlog of the two companies;
•	the potential for greater financial upside for Songa Offshore shareholders as a combined company;
•	Transocean was viewed as a strong company group from a technical perspective;
•	Transocean had a strong liquidity position, particularly over the near term;
•	the terms were equal for all shareholders, with certain justifiable exceptions;
•

Songa Offshore’s largest shareholder, Perestroika, was supportive of the transaction and had agreed to enter into an irrevocable pre-acceptance agreement, thereby providing other shareholders with stronger assurance that the transaction will be consummated;

•	the Combination had been recommended by the Songa Offshore management;
•	the Combination would secure increased financial robustness of Songa Offshore in order to meet the expectations of customers, financial institutions and other third parties;
•

the price per share offered by Transocean on the Songa Offshore shares and the exchange ratio implied by the Offer, including the terms of the Exchangeable Bonds, provided a substantial premium to the pre-announcement per share price of Songa Offshore; and

•	the planned establishment of a harsh environment center of excellence in Norway which is expected to result from the Combination.

The Songa Board also considered a variety of risks and other potentially negative factors concerning the Transaction Agreement and the transaction contemplated thereby. These factors (which are not intended to be exhaustive and are not presented in any order of importance) included:

•

the significant risks inherent in a take-over of a large company group, and the risk that integrating the two groups may not be successful or that the expected synergies from integrating the two company groups may not be realized;

•

the fact that the exchange ratio is fixed, which means that Songa Offshore’s shareholders could be adversely affected by a decrease in the trading price of Transocean shares during the pendency of the Combination;

•	uncertainty as to completion of the Combination as a result of failure to satisfy the conditions set out in the Transaction Agreement, including failure to secure Transocean shareholder approval;
•	the restrictions on the conduct of Songa Offshore's business prior to the consummation of the Combination;
•	uncertainty with respect to retention of key employees;
•	uncertainty with respect to the continued employment of the Songa Offshore employees, especially onshore;
•	uncertainty with respect to existing customers and suppliers, including lending banks; and
•	various other risks of the type and nature described under “Risk Factors.”

This discussion of the information and factors considered by the Songa Board in reaching its conclusion and recommendations includes the material factors considered by the Songa Board, but is not intended to be exhaustive. In view of the variety of factors considered by the Songa Offshore in evaluating the Transaction Agreement and the transaction contemplated thereby, the Songa Board did not attempt to quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Songa Board may have given different weight to different factors. The Songa Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Transaction Agreement and, in due course, recommend the potential transaction.

In considering the recommendation of the Songa Board that the Songa Offshore shareholders accept the Offer, Songa Offshore shareholders should be aware that the executive officers and directors of Songa Offshore may have certain interests in the merger that may be different from, or in addition to, the interests of Songa Offshore shareholders generally. In light of their representation of Perestroika in discussions with Transocean, Songa Offshore directors Mr. Mohn and Mr. Mikkelsen recused themselves from certain discussions and presentations concerning the Combination and the approval of the Transaction Agreement, and were excused from the voting on whether to approve the Transaction Agreement. The Songa Board was aware of these interests and considered them when approving the Transaction Agreement and recommending that Songa Offshore shareholders accept the Offer.  For more information see “Material Interests of Songa Offshore’s Board and Management in the Combination.”

Projected Financial Information

Other than as disclosed in its quarterly earnings release, Transocean does not typically make public forecasts or public projections as to future performance, revenues, earnings or other results.  Transocean is especially wary of making such projections for extended periods into the future due to, among other reasons, the unpredictability of the underlying assumptions and estimates.  The prospective financial information below, which we refer to collectively as the

“Management Projections,” is not included in this proxy statement in order to influence any Transocean shareholder to make any decision regarding the proposals relating to the issuance of Shares pursuant to the transactions contemplated by the Transaction Agreement or for any other purpose, any Songa Offshore shareholder to make any decision with respect to whether to tender its shares of Songa Offshore in the Offer or for any other purpose, and readers of this proxy statement are cautioned not to place undue, if any, reliance on the Management Projections included herein.  Transocean is including the Management Projections below only to provide Transocean and Songa Offshore shareholders with access to certain prospective financial information concerning Transocean that was made available to the Transocean Board, Songa Offshore, and Songa Offshore’s financial advisors, as described herein.

The Management Projections were not prepared with a view toward public disclosure, with respect to certain information, or compliance with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  Neither Transocean’s independent registered public accounting firm, PricewaterhouseCoopers Limited, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Management Projections included below, or expressed any opinion or any other form of assurance with respect to such information or its achievability.

The Management Projections reflect numerous estimates and assumptions made by the Transocean management team, including estimates and assumptions with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to Transocean’s business, all of which are difficult to predict and many of which are beyond Transocean’s control. The Management Projections reflect the subjective judgment of the Transocean management team in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.  As such, the Management Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, Transocean’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the reports filed by Transocean with the SEC. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than forecast. The Management Projections cover multiple years and such information by its nature becomes less reliable with each successive year. In addition, the Management Projections will be affected by Transocean’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Management Projections also reflect assumptions of the Transocean management team as to certain business decisions that are subject to change. Such prospective financial information cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such.

The Management Projections in this proxy statement do not take into account any conditions, circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Transaction Agreement.  Transocean does not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events (including any failure of the transactions contemplated by the Transaction Agreement to occur), even in the event that any or all of the assumptions underlying the Management Projections are no longer appropriate.

The inclusion of the Management Projections should not be regarded as an admission, representation or indication that any of the Transocean Board, Transocean management, Songa Board, Songa Offshore management or any other person then considered, or now considers, it to be material or a reliable prediction of future results, and this information should not be relied upon as such. In fact, the Transocean Board, Transocean management, the Songa Board and Songa Offshore management view the Management Projections as non-material because of the inherent risks and uncertainties associated with such long range forecasts. No representations were made in the Transaction Agreement concerning prospective financial information, including the Management Projections.

The Management Projections should only be evaluated in conjunction with the historical financial statements and other information regarding Transocean contained in its public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the Management Projections, shareholders are cautioned not to place undue, if any, reliance on the Management Projections included in this proxy statement.

Management Projections

Base Case Projections

Transocean senior management prepared the below prospective financial information, which we refer to collectively as the “Base Case Projections”, for the fiscal years ending December 31, 2017 through December 31, 2020, and made them available to Songa Offshore on June 28, 2017 as part of its due diligence process. The Base Case Projections were considered by (i) ABG Sundal Collier for the purpose of assessing the consideration to be paid to the shareholders of Songa Offshore and (ii) Pareto for the purpose of assisting the Songa Board.

Transocean made certain assumptions about the pace and magnitude of the offshore drilling market recovery and reflected these assumptions in its Management Projections. Transocean also incorporated in its forecast the impact of various company-wide cost reduction and efficiency improvement efforts as well as efficiencies in rig stacking and overhead optimization achieved through the date of the Management Projections. The Management Projections also reflected the impact of any debt capital market activities in which Transocean had engaged up to the date of the Management Projections, but no assumptions regarding future financings were included.

Management’s Base Case Projections reflected that the offshore drilling market was showing some signs of improvement in tendering and contracting activity in late 2017 and 2018 but that new contract dayrates remained near cost break-even on a fully allocated operating and maintenance cost basis.  Material assumptions for the Base Case Projections included the following: (i) dayrate recovery commences in 2019; (ii) average per rig revenue efficiency of approximately 95% for operating rigs; (iii) average per rig SPS costs of approximately $20 million, which SPS costs can vary significantly on a rig by rig basis due to asset age and project scope; (iv) reactivation of eight rigs at an average cost of $70 million per rig, which reactivation costs can vary significantly on a rig by rig basis due to the duration of stacking and the scope of the reactivation project; and (v) average daily direct rig operating costs of approximately $130,000.

	Management Projections(1)
(in billions USD)	2017 Estimated	2018 Estimated	2019 Estimated	2020 Estimated
EBITDA(2)	$1.5	$0.8	$0.5	$0.3
CAPEX	(0.5)	(0.3)	(0.4)	(1.4)
Cash and Cash Equivalents	3.5	2.4	1.9	0.5
Long-Term Debt	6.9	6.6	5.9	6.2
Debt Due within one year	1.2	0.2	0.8	0.8

Average Dayrate ($000)	314	268	245	248
Operating Rigs – End of Year	26	28	30	31

(1)	Gives effect to the transaction with Borr Drilling Limited completed in May 2017. Does not give effect to the repurchases of debt by Transocean during the second quarter of 2017.
(2)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Downside Case Projections

Transocean senior management prepared the below prospective financial information, which we refer to collectively as the “Downside Case Projections,” for the fiscal years ending December 31, 2017 through December 31, 2020, and made them available to Songa Offshore on June 28, 2017 as part of its due diligence process. The Downside Case Projections were considered by (i) ABG Sundal Collier for the purpose of assessing the consideration to be paid to the shareholders of Songa Offshore and (ii) Pareto for the purpose of assisting the Songa Board

Management’s Downside Case Projections reflect that the offshore drilling market experiences a slower recovery relative to that represented in the Base Case Projections.  Additional material assumptions for the Downside Case Projections included the following: (i) dayrate recovery commences in 2020; (ii) reactivation of four fewer rigs; (iii) approximately 40% reduction in SPS costs; (iv) approximately 33% reduction in costs of reactivation of cold stacked rigs and other shipyard expenses; and (v) average daily direct rig operating costs of approximately $115,000.

	Management Projections(1)
(in billions USD)	2017 Estimated	2018 Estimated	2019 Estimated	2020 Estimated
EBITDA(2)	$1.5	$1.2	$0.8	$0.4
CAPEX	(0.5)	(0.2)	(0.3)	(1.2)
Cash and Cash Equivalents	3.5	2.9	2.7	0.6
Long-Term Debt	6.9	6.6	5.9	5.1
Debt Due within one year	1.2	0.2	0.8	0.8

Average Day Rate ($000)	325	287	249	228
Operating Rigs – End of Year	25	25	26	27

(1)	Gives effect to the transaction with Borr Drilling Limited completed in May 2017. Does not give effect to the repurchases of debt by Transocean during the second quarter of 2017.
(2)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Upside Case Projections

Transocean senior management prepared the below prospective financial information, which we refer to collectively as the “Upside Case Projections,” for the fiscal years ending December 31, 2017 through December 31, 2020, and made them available to Songa Offshore on June 28, 2017 as part of its due diligence process. The Upside Case Projections were considered by (i) ABG Sundal Collier for the purpose of assessing the consideration to be paid to the shareholders of Songa Offshore and (ii) Pareto for the purpose of assisting the Songa Board.

Management’s Upside Case Projections reflect that the offshore drilling market recovers in a moderately accelerated manner relative to that represented in the Base Case Projections.  Additional material assumptions for the Upside Case Projections included the following: (i) approximately 33% reduction in SPS costs; (ii) approximately 25% reduction in costs of reactivation of cold stacked rigs and other shipyard expenses; and (iii) average daily direct rig operating costs of approximately $130,000.

	Management Projections(1)
(in billions USD)	2017 Estimated	2018 Estimated	2019 Estimated	2020 Estimated
EBITDA(2)	$1.5	$1.1	$1.1	$1.1
CAPEX	(0.5)	(0.2)	(0.3)	(1.3)
Cash and Cash Equivalents	3.5	2.6	2.7	1.1
Long-Term Debt	6.9	6.6	5.9	5.1
Debt Due within one year	1.2	0.2	0.8	0.8

Average Dayrate ($000)	323	293	288	318
Operating Rigs – End of Year	26	28	30	31

(1)	Gives effect to the transaction with Borr Drilling Limited completed in May 2017. Does not give effect to the repurchases of debt by Transocean during the second quarter of 2017.
(2)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Summary of Clarksons’ Analyses

Pursuant to an Engagement Letter, dated April 7, 2017, Clarksons served as financial advisor to Transocean in connection with the proposed Combination. Transocean selected Clarksons to serve as its financial advisor based upon Clarkson’s qualifications, expertise and reputation as a strategic and financial advisor to companies in the offshore drilling industry and because of its familiarity with the business and affairs of Songa Offshore. Clarksons is not a legal, tax, or regulatory advisor. Clarksons acted as an advisor only and relied upon, without independent verification, the assessment of Transocean and Songa Offshore and their legal, tax or regulatory advisors with respect to legal, tax, or regulatory matters. Clarksons did not perform any tax assessment in connection with the Combination.

At the request of Mr. Mark Mey, Executive Vice President and Chief Financial Officer of Transocean, and Mr. Thad Vayda, Vice President of Corporate Finance and Treasurer of Transocean, Clarksons prepared and presented to certain members of Transocean management certain analyses of Songa Offshore, including its fleet of offshore rigs (consisting of four mid-water Cat-D rigs operating under long term contracts (the “Cat-D Rigs”) and three uncontracted mid-water rigs not generating positive cash flow (the “Legacy Rigs”), all of which are located in the North Sea), for consideration by Transocean management in connection with its analysis and valuation of Songa Offshore for purposes of the proposed Combination. These analyses were prepared and periodically updated by Clarksons to reflect market changes and other current information through June 16, 2017, when representatives of Clarksons presented its final analysis of Songa Offshore to certain members of Transocean management.

Transocean did not request, and Clarksons did not render, any opinion as to the fairness to Transocean of the consideration to be paid in the proposed Combination or with respect to any other matter relating to the proposed Combination. Transocean did not request, and Clarksons did not present to Transocean, any valuation or financial analyses of Transocean. Clarkson’s financial advisor services and analysis of Songa Offshore were provided for the information of Transocean management in connection with its consideration of the Combination. Clarkson’s advice and analyses did not constitute a recommendation as to whether Transocean should enter into, or whether the Transocean Board should approve, the proposed Combination and did not address the relative merits of the Combination as compared to any other alternative business transaction potentially available to Transocean. Clarkson’s advice and analyses does not constitute a recommendation, and Clarksons makes no recommendation, as to whether any Songa Offshore shareholder should accept the Offer nor how any Transocean shareholder should vote with respect to the proposed Combination or any other matter.

In connection with providing its analyses of Songa Offshore, Clarksons, among other things:

•	reviewed certain publicly available financial statements and other publicly available business and financial information of Songa Offshore;
•

discussed the past and current operations and financial condition and the prospects of Songa Offshore with members of the managements of Transocean and with Songa Offshore and its financial advisor Pareto;

•	reviewed the reported prices and trading activity for the Songa Offshore shares traded on Oslo Børs under the ticker code SONG;
•	compared the financial performance of Songa Offshore with that of certain other publicly-traded companies comparable with Songa Offshore;
•	participated in certain discussions and negotiations among representatives of Transocean and Songa Offshore, Songa Offshore's financial advisor Pareto and the parties' respective legal advisors; and
•	performed such other analyses, reviewed such other information and considered such other factors as Clarksons deemed appropriate.

Clarksons assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Transocean, Songa Offshore and Songa Offshore’s financial advisor Pareto, and formed a substantial basis for its analysis. For purposes of its analysis of Songa Offshore, Clarksons, at the direction of Transocean management, utilized estimates with respect to the Cat-D Rigs based upon Songa Offshore’s contractual day rates for such rigs and assumptions as to utilization, operating expenses, SG&A expenses, capital expenditures and tax rates approved by Transocean management (such estimates, the “Cat-D Rigs Estimates”). Clarksons was advised by Transocean management and assumed, with Transocean’s consent, that the Cat-D Rigs Estimates and the assumptions upon which they were based were a reasonable basis upon which to evaluate the financial prospects of the Cat-D Rigs. Clarksons’ analyses were necessarily based upon financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of such analysis. Events occurring after such date may affect Clarkson’s analyses and the assumptions used in preparing them, and Clarksons did not assume any obligation to update, revise or reaffirm its analyses.

Summary of the Analyses

The following is a summary of the material financial analyses performed by Clarksons in connection with its analysis of Songa Offshore presented to the management of Transocean on June 16, 2017. The following summary is not a complete description of the financial analyses performed and factors considered by Clarksons in connection with its analysis, nor does the order of analyses described represent the relative importance or weight given to those analyses.  Transocean did not request, and Clarksons did not render, a fairness opinion.  As such, the analyses performed by Clarksons and summarized below are not necessarily the same as the analyses that would have been performed by Clarksons in connection with the rendering of a fairness opinion.   Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 16, 2017. The analyses described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Clarksons’ analysis. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

For purposes of each of Clarksons’ analyses described below, Clarksons estimated, based on its professional judgment and experience, that the aggregate value of the three Legacy Rigs, was USD 75 million (or USD 25 million per rig).

In connection with its analyses, Clarksons noted that the ranges of implied values derived under each of its analyses did not reflect any synergies anticipated to be achieved in relation to the proposed Combination.

Clarksons performed three distinct analyses: a multiple analysis; a discounted cash flow analysis; and an implied rig value analysis.

Multiple Analysis

Clarksons performed an enterprise value/EBITDA multiple analysis to derive a range of implied values per share of Songa Offshore as of March 31, 2017, based upon estimated 2017 earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Cat-D Rigs (calculated as estimated revenue based on Songa Offshore’s current contractual day rates (assuming 95% utilization) less estimated operating expenses reflecting USD 137,500 per day per rig and estimated SG&A expenses reflecting USD 24,500 per day per rig), as reflected in the Cat-D Rigs Estimates and Clarkson’s estimate of an aggregate value of USD 75 million for the three Legacy Rigs. A multiple analysis is used to estimate the value of a company based upon the ratio of enterprise value (“EV”) to EBITDA (EV/EBITDA) trading multiples of comparable companies.

Clarksons calculated a range of implied enterprise values for Songa Offshore of USD 2,725 million to USD 3,133 million by applying EV/EBITDA multiples ranging from 6.5x to 7.5x to estimated 2017 EBITDA for the Cat-D Rigs as reflected in the Cat-D Rigs Estimates and adding to the result Clarkson’s estimated USD 75 million aggregate value for the Legacy Rigs. The 6.5x to 7.5x multiple range was selected by Clarksons based on its professional judgment and experience and its general observation of the EV/EBITDA multiples of comparable companies in the offshore drilling industry (rather than analysis of the EV/EBITDA multiples of specific companies)  and taking into account characteristics of Songa Offshore, including the competitiveness of the active Songa fleet (specifically, the average age of the four Cat-D Rigs was approximately one year as of March 31, 2017).

Clarksons then deducted from the implied enterprise value range it calculated for Songa Offshore, Songa Offshore’s gross interest bearing debt (calculated assuming the conversion in full of Songa Offshore’s outstanding convertible bonds) and added Songa Offshore’s cash and cash equivalents, in each case as of March 31, 2017, to derive a range of implied equity values for Songa Offshore of USD 761 million to USD 1,169 million. Clarksons divided this range of implied equity values by the number of fully-diluted outstanding shares of Songa Offshore (calculated assuming the conversion in full of Songa Offshore’s outstanding convertible bonds and the exercise in full of Songa Offshore’s outstanding warrants) to derive a range of implied per share equity values for Songa Offshore of USD 4.0 to USD 6.1, or approximately NOK 33.8 to NOK 51.9 based on an exchange rate of approximately 8.5 NOK per USD.

Discounted Cash Flow Analysis

Clarksons derived a range of implied equity values per share of Songa Offshore as of March 31, 2017 based on a discounted cash flow analysis. A discounted cash flow analysis is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and an assumed terminal value of a subject company.

Clarksons performed a discounted cash flow analysis of Songa Offshore based on unlevered free cash flows estimated to be generated by the four Cat-D Rigs from April 1, 2017 through the end of 2023 as reflected in the Cat-D Rigs Estimates and taking into account its estimate of an aggregate value of USD 75 million for the Legacy Rigs, as described below.

Using discount rates ranging from 8.0% to 10.0% based on Clarkson’s estimate of Songa Offshore’s weighted average cost of capital, Clarksons discounted to represent value as of March 31, 2017, (i) the unlevered free cash flows estimated to be generated by the four Cat-D Rigs from the beginning of the second quarter of 2017 through the end of 2023 (calculated as estimated annual revenue based on Songa Offshore’s current contractual day rates (assuming 95% utilization), less estimated annual operating expenses reflecting estimated operating expenses of USD 137,500 per day per rig, less estimated annual SG&A expenses of USD 36 million in 2017, USD 33 million in 2018 and USD 30 million thereafter, less estimated annual maintenance capital expenditures reflecting estimated expenditures of USD 1.856 million per year per rig and less estimated expenditures for each rig of USD 15 million in the fifth year after delivery for a special periodic survey of the rig and applying an annual tax rate of 7.0% of estimated pre-tax profits, adjusted for estimated changes in working capital) as reflected in the Cat-D Rigs Estimates and (ii) an estimated terminal value for the four Cat-D Rigs as of December 31, 2023, derived by applying enterprise value/EBITDA multiples ranging from of 6.0x to 7.0x to the estimated 2024 EBITDA for the four Cat-D Rigs as reflected in the Cat-D Rigs Estimates. The 6.0x to 7.0x multiple range was selected by Clarksons based on its professional judgment and experience based upon peer trading levels observed in the offshore drilling industry and taking into account that the average age of the four Cat-D Rigs was expected to be approximately 8 years at or around December 31, 2023. Clarksons then added to the result its estimated USD 75 million aggregate value for the Legacy Rigs to derive a range of implied enterprise values for Songa Offshore, as of March 31, 2017, of USD 3,169 million to USD 3,445 million.

Clarksons then deducted from this implied enterprise value range Songa Offshore’s gross interest bearing debt (calculated assuming the conversion in full of Songa Offshore’s outstanding convertible bonds) and added Songa Offshore’s cash and cash equivalents, in each case as of March 31, 2017, to derive a range of implied equity values for Songa Offshore, as of March 31, 2017, of USD 983 million to USD 1,259 million. Clarksons divided this range of implied equity values by the number of fully-diluted outstanding shares of Songa Offshore (calculated assuming the conversion in full of Songa Offshore’s outstanding convertible bonds and the exercise in full of Songa Offshore’s outstanding warrants) to derive a range of implied per share equity values for Songa Offshore, as of March 31, 2017, of USD 5.1 to USD 6.6, or approximately NOK 43.7 to NOK 55.9, based on an exchange rate of approximately 8.5 NOK per USD.

Implied Rig Value Analysis

Clarksons derived a range of implied equity values per share of Songa Offshore as of March 31, 2017 based on an implied rig value analysis. An implied rig value analysis is designed to estimate the implied value per rig based on the trading level of comparable companies within the offshore drilling industry. For purposes of this analysis, Clarksons reviewed and compared certain financial information for Songa Offshore to the implied value per floater equivalent rig on a charter-free basis for the following selected publicly traded companies in the offshore drilling industry which own floater equivalent rigs, similar to the Cat-D Rigs:

Atwood Oceanics, Inc.

Diamond Offshore Drilling, Inc.

Ensco Plc

Noble Corporation, Plc.

Ocean Rig UDW Inc.

Pacific Drilling S.A.

Rowan Companies Plc

Seadrill Limited

Transocean

Although none of the selected companies are directly comparable to Songa Offshore (and, in particular, certain of the companies, including Ocean Rig, Pacific Drilling and Seadrill, had significant leverage), the included companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, have certain features, including operations, that are sufficiently comparable to certain characteristics of Songa Offshore.

Based on publicly available information, Clarksons calculated the fully invested enterprise value for each of the selected companies, defined as the sum of its market capitalization plus its net interest-bearing debt as of March 31, 2017 plus any unfunded capital expenditures (recourse only) related to newbuild rigs as of March 31, 2017. In order to calculate a range of implied values per rig, Clarksons performed the following calculations with respect to each selected company:

1.

Estimated the number of rigs owned by the selected company as of March 31, 2017. The various rigs owned by each company were categorized into separate groups in order to estimate and determine the number of floater equivalent units, comparable to the rigs in Songa Offshore’s fleet. The categorization was determined based upon Clarksons’ professional judgment.

2.

Estimated the net present value of its remaining firm contract backlog as of March 31, 2017. This was done by calculating its estimated EBITDA less any maintenance capital expenditures during the contracted period, discounted by 10%.

3.	Estimated its net interest bearing debt as of March 31, 2017 and deducted an estimated value of its remaining firm contract backlog (as per the methodology described in (2) above).
4.

Estimated its unfunded capital expenditures (recourse only) related to newbuild rigs, less any net present value of the remaining firm contract backlog related to these newbuild rigs, as of March 31, 2017.

5.	Calculated its equity market capitalization, based on its share price and number of fully diluted shares outstanding.
6.	Divided for each selected company the sum of (3), (4) and (5) by the number of rig equivalent units for such company respectively.

Based on the foregoing, Clarksons applied a range of USD 200 million to USD 300 million implied value per rig on a charter-free basis to each Cat-D Rig. Clarksons then added the estimated value of Songa Offshore’s remaining value of firm contract backlog for each of the Cat-D Rigs as of March 31, 2017 (calculated by subtracting estimated maintenance capital expenditures from estimated EBITDA per rig as reflected in the Cat-D Rigs Estimates, and discounting the result at a rate of 10%) to derive an estimated range of implied values for each such rig of USD 682 million to USD 782 million. Clarksons than derived a range of implied enterprise values for Songa Offshore of USD 2,803 million to USD 3,203 million by adding the range of implied values it derived for the four Cat-D Rigs and its estimated USD 75 million aggregate value for the Legacy Rigs.

Clarksons then deducted from this implied EV range Songa Offshore’s gross interest bearing debt (calculated assuming the conversion in full of Songa Offshore’s outstanding convertible bonds) and added Songa Offshore’s cash and cash equivalents, in each case as of March 31, 2017, to derive a range of implied equity values for Songa Offshore as of March 31, 2017, of USD 617 million to USD 1,017 million. Clarksons divided this range of implied equity values by the number of fully-diluted outstanding shares of Songa Offshore (calculated assuming the conversion in full of Songa Offshore’s outstanding convertible bonds and the exercise in full of Songa Offshore’s outstanding warrants) to derive a range of implied per share equity values for Songa Offshore, as of March 31, 2017, of USD 3.2 to USD 5.3, or approximately NOK 27.4 to NOK 45.2, based on an exchange rate of approximately 8.5 NOK per USD.

Final Summary of the Analyses

Based on a simple average of the ranges of the implied per share equity values under the three analyses described above, Clarksons estimated a range of average implied per share values for Songa Offshore, as of March 31, 2017, of USD 4.1 to USD 6.0 per share, or approximately NOK 35.0 to NOK 51.0 based on an exchange rate of approximately 8.5 NOK per USD.

General

Clarksons was not retained to, and did not, render any opinion as to the fairness to Transocean of the consideration to be paid in the proposed Combination or with respect to any other matter relating to the proposed Combination.  In this context, however, in connection with its analysis of Songa Offshore, Clarksons performed a variety of financial and comparative analyses. Clarksons believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the analyses undertaken by Clarksons as part of its work for Transocean.

In addition, Clarksons may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of implied valuations resulting from any particular analysis described above should not be taken to be Clarkson’s view of the actual value of Songa Offshore. In performing its analyses, Clarksons made numerous assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Transocean or Songa Offshore. These include, among other things, the impact of competition on Songa Offshore’s business and the offshore drilling industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Songa Offshore, or the industry, or in the financial markets in general. Any estimates contained in Clarksons analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Clarksons conducted the analyses described above solely as part of its analysis of Songa Offshore it presented to certain members of Transocean management. These analyses do not purport to be appraisals or to reflect the prices at which the Songa Offshore shares might actually trade.

The Consideration was determined through arm’s-length negotiations between Transocean and Songa Offshore and was approved by the Transocean Board. Clarksons provided advice to Transocean during these negotiations. Clarksons did not, however, recommend any specific consideration to Transocean, nor that any specific consideration constituted the only appropriate consideration for the Combination.

Clarksons’ analysis of Songa Offshore was one of many factors taken into consideration by Transocean in deciding to approve the Transaction Agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Transocean Board with respect to the consideration to be paid pursuant to the Transaction Agreement or of whether the Transocean Board would have been willing to agree to a different consideration.

Under the terms of its engagement letter, Clarksons provided Transocean with financial advisory services, and Transocean has agreed to pay Clarksons a fee of USD 5.5 million, which is payable upon and is contingent upon the consummation of the Combination. Transocean has also agreed to reimburse Clarksons for its expenses incurred in performing its services. In addition, Transocean has agreed to indemnify Clarksons and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Clarksons or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Clarksons’ engagement.

Clarksons in the past has provided, and in the future may provide, financial advisory services to Songa Offshore and its affiliates, and has received or in the future may receive compensation for the rendering of these services. From August 1, 2015 through August 1, 2017, Clarksons derived aggregate revenues from Songa Offshore and its affiliates of approximately USD 500,000 for financial advisory services.

Summary of Pareto’s Sensitivity Scenarios

In order to assist the Songa Board in evaluating the Management Projections, Pareto prepared two hypothetical and illustrative sensitivity steady state scenarios for the financial performance of Transocean on a pro forma stand-alone basis (the “Pareto Sensitivity Scenarios”). For both scenarios, Pareto utilized the Management Projections and assumed (i) that all rigs work at the same rates for the full year, and (ii) USD 5.1 billion of long-term debt based on the 2020 Downside Case Projections.

Pareto’s first scenario assumed a fragile market recovery, under which the day rate for Transocean’s 6G rigs would be USD 300,000 and the day rate for Transocean’s legacy and dual-activity rigs would be USD 200,000.  Pareto’s first scenario also assumed an active fleet of 28 rigs (21 6G units and 7 legacy and high-end 5G rigs).  Pareto’s first scenario also assumed operating expenses of USD 130,000 and SPS costs of USD 5,000,000 per year for 6G rigs and USD 10,000,000 for other rigs.

Pareto’s second scenario assumed a more robust market recovery, under which the day rate for Transocean’s 6G rigs would be USD 400,000 and the day rate for Transocean’s legacy and dual-activity rigs would be USD 300,000.  Pareto’s second scenario also assumed an active fleet of 32 rigs (21 6G units and 11 legacy and high-end 5G rigs).  Pareto’s second scenario also assumed operating expenses of USD 150,000 and SPS costs of USD 10,000,000 per year for 6G rigs and USD 10,000,000 for other rigs.

Other than the assumption of $5.1 billion of long-term debt, the foregoing assumptions made by Pareto were determined by Pareto based on publicly available information and Transocean did not provide Pareto any specific information for purposes of Pareto making its determination for these underlying assumptions.

The following table illustrates the additional hypothetical and illustrative sensitivity scenarios prepared by Pareto:

	Pareto Sensitivity Scenarios
	Scenario 1 (Fragile Recovery)	Scenario 2 (More Robust Recovery)
EBITDA(1) (in millions USD)	$986	$1,805
Enterprise Value (2) (in millions USD)	$9,200	$9,600
EV/EBITDA	9.3	5.3

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
(2)	Enterprise Value in Scenario 2 adjusted for reactivation of 4 rigs of USD 100m per rig.

Pareto was not retained to, and did not, render any opinion as to the fairness to the holders of Songa Shares of the consideration to be paid in the proposed Combination or with respect to any other matter relating to the proposed Combination.  Pareto acted as an advisor only and relied upon, without independent verification, the assessment of Transocean and Songa Offshore and their legal, tax or regulatory advisors with respect to legal, tax, or regulatory matters.  Pareto did not perform any tax assessment in connection with the Combination.  Pareto’s financial advisor services were provided for the information of Songa Offshore in connection with its consideration of the Combination. Pareto’s advice did not constitute a recommendation as to whether Songa Offshore should enter into, or whether the Songa Board should approve, the proposed Combination and did not address the relative merits of the Combination as compared to any other alternative business transaction potentially available to Songa Offshore.  Pareto’s advice does not constitute a recommendation, and Pareto makes no recommendation, as to whether any Songa Offshore shareholder should accept the Offer nor how any Transocean shareholder should vote with respect to the proposed Combination or any other matter.

The Pareto Sensitivity Scenarios are not included in this proxy statement in order to influence any Transocean shareholder to make any decision regarding the proposals relating to the issuance of Shares pursuant to the transactions contemplated by the Transaction Agreement or for any other purpose, any Songa Offshore shareholder to make any decision with respect to whether to tender its shares of Songa Offshore in the Offer or for any other purpose, and readers of this proxy statement are cautioned not to place undue, if any, reliance on the Pareto Sensitivity Scenarios included herein.  The Pareto Sensitivity Scenarios are included in this proxy statement only to provide Transocean and Songa Offshore shareholders with access to certain prospective financial information concerning Transocean that was made available to the Songa Board as described herein.

The Pareto Sensitivity Scenarios were not prepared with a view toward public disclosure, with respect to certain information, or compliance with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  No independent accountants have compiled, examined or performed any procedures with respect to the Pareto Sensitivity Scenarios, or expressed any opinion or any other form of assurance with respect to such information or its achievability.

The Pareto Sensitivity Scenarios reflect numerous estimates and assumptions made by the Transocean management team (with respect to the Management Projections) and by Pareto, including estimates and assumptions with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to Transocean’s business, all of which are difficult to predict and many of which are beyond Transocean’s control. The Pareto Sensitivity Scenarios reflect the subjective judgment of the Transocean management team (with respect to the Management Projections) and of Pareto in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.  As such, the Pareto Sensitivity Scenarios constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, Transocean’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the reports filed by Transocean with the SEC. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than forecast. The Pareto Sensitivity Scenarios cover multiple years and such information by its nature becomes less reliable with each successive year. In addition, the Pareto Sensitivity Scenarios will be affected by Transocean’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Pareto Sensitivity Scenarios also reflect assumptions of the Transocean management team (with respect to the Management Projections) and Pareto as to certain business decisions that are subject to change. Such prospective financial information cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such.

The Pareto Sensitivity Scenarios do not take into account any conditions, circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Transaction Agreement.  Pareto does not intend to update or otherwise revise the Pareto Sensitivity Scenarios to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events (including any failure of the transactions contemplated by the Transaction Agreement to occur), even in the event that any or all of the assumptions underlying the Pareto Sensitivity Scenarios are no longer appropriate.

The inclusion of the Pareto Sensitivity Scenarios should not be regarded as an admission, representation or indication that any of the Transocean Board, Transocean management, Songa Board, Songa Offshore management, Pareto, or any other person then considered, or now considers, it to be material or a reliable prediction of future results, and this information should not be relied upon as such. In fact, the Transocean Board, Transocean management, the Songa Board and Songa Offshore management view the Pareto Sensitivity Scenarios as non-material because of the inherent risks and uncertainties associated with such long range forecasts. No representations were made in the Transaction Agreement concerning prospective financial information, including the Pareto Sensitivity Scenarios.

The Pareto Sensitivity Scenarios should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Transocean contained in its public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the Pareto Sensitivity Scenarios, shareholders are cautioned not to place undue, if any, reliance on the Pareto Sensitivity Scenarios.

Songa Offshore selected Pareto as an advisor based on Pareto’s reputation and its experience and familiarity with Songa Offshore and its business. Songa Offshore has agreed to pay Pareto a fee of 0.5% of the gross equity value of Songa Offshore up to USD 1.25 billion, and 1.0% of the gross equity value exceeding USD 1.25 billion in the transaction  calculated on 100% basis for its services in connection with the Combination, which is contingent on closing of the Combination. As of the date of the announcement of the Combination, the fee payable to Pareto was estimated at approximately USD 5.7 million.  Songa Offshore also has agreed to reimburse Pareto for its expenses arising in connection with Pareto’s engagement and to indemnify Pareto against certain liabilities that may arise, out of Pareto’s engagement.

In the ordinary course of Pareto’s business, Pareto may actively trade Songa Offshore and Transocean shares and other securities of Songa Offshore and Transocean for Pareto’s own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Pareto and its affiliates have in the past provided, and in the future may provide, investment banking and other financial services to Songa Offshore not related to the Combination. During the two-year period prior to the date of the announcement of the Combination, Pareto has had no engagements with Songa Offshore.

Pareto and its affiliates have in the past provided, and in the future may provide, investment banking and other financial services to Transocean not related to the Combination. During the two-year period prior to the date of the announcement of the Combination, Pareto has assisted Transocean in a US Private Placement bond issue. During the two-year period prior to the date of the announcement of the Combination, Pareto derived aggregate revenues from Transocean of approximately USD 3.69 million for investment banking and financial advisory services.

Material Interests of Songa Offshore’s Board and Management in the Combination

The members of the Songa Board and Songa Offshore’s executive officers may have interests in the Combination that may be different, or in addition to, the interests of the Songa Offshore shareholders generally. These interests may create potential conflicts of interests. The Songa Board and Songa Offshore’s executive officers were aware that such potential interests might exist. However, the decisions of the Songa Board to approve the Transaction Agreement and the transactions and covenants contemplated by the Transaction Agreement, including the Offer, were solely guided by the best interests of Songa Offshore, its shareholders, employees and other stakeholders. As of August 14, 2017, members of the Songa Board and the Songa Offshore executive officers and their affiliates, excluding Perestroika, owned 361,160 Songa Shares in the aggregate, representing 0.3 percent of the issued Songa Shares. In addition, Mr. Frederik W. Mohn, the Chairman of the Songa Board, is the sole owner of Perestroika, Songa Offshore’s largest shareholder. As of October 31, 2017, Perestroika held 59,489,590 Songa Shares and SONG07 convertible bonds convertible into 27,556,518 Songa Shares.

The material interests of certain members of the Songa Board and the Songa Offshore executive officers are summarized in more detail below:

•

As of October 31, 2017, certain Songa Offshore executive officers collectively hold 236,505 shares of restricted stock units issued under the Songa Offshore Long-Term Incentive Plan, as reflected in the table below. All amounts stated are before tax at the applicable rate for each holder. In connection with the Combination, we currently expect that prior to the expiration of the Offer, the vesting of these restricted stock units will accelerate and the restricted stock will be exchanged for Consideration Shares and Exchangeable Bonds and/or cash in the Offer.

Songa Offshore shareholder	No. of unvested restricted share units in Songa Offshore	No. of Consideration Shares to be received	Principal Amount of Exchangeable Bonds to be received (USD)
Bjørnar Iversen	95,975	34,286	287,662
Jan Rune Steinsland	70,265	25,101	210,602
Mark Bessell	70.265	25,101	210,602

•

The senior management of Songa Offshore consists of Bjørnar Iversen (Chief Executive Officer), Jan Rune Steinsland (Chief Financial Officer) and Mark Bessell (Chief Operating Officer). Each member of the senior management of Songa Offshore has an agreement for 18 months of severance pay.

•

As a condition to the Offer, Transocean will nominate the Perestroika Designee for election as a member of the Transocean Board at the Extraordinary General Meeting. The Perestroika Designee’s election is described in Agenda Item 3 of this proxy statement.

•

Perestroika also holds approximately NOK 330 million principal amount of SONG04 bonds issued by Songa Offshore and a USD 50 million loan to Songa Offshore that will be purchased by Transocean in connection with the completion and settlement of the Offer.

•

Songa Offshore executive officers are expected to continue their employment with the combined company under the terms of their current employment agreements following the closing of the Combination through December 31, 2017.

None of the members of the Transocean Board or Transocean’s executive officers owns any Songa Shares or other securities exchangeable or convertible into Songa Shares.

The Transaction Agreement

The following is a summary of the material provisions of the Transaction Agreement but does not purport to be complete and may not contain all of the information about the Combination that may be important to you. The following summary is qualified in its entirety by reference to the complete text of the Transaction Agreement, a copy of which is included in this proxy statement as Annex B and incorporated in this proxy statement by this reference. You are encouraged to read the Transaction Agreement carefully and in its entirety, as it is the legal document governing the Combination.

The Transaction Agreement and the summary of terms included in this proxy statement have been included to provide you with information regarding the terms of the Combination and are not intended to provide any other factual information about Transocean or Songa Offshore. Such information can be found elsewhere in this proxy statement, including, for information relating to Transocean, in the section titled “Where You Can Find More Information” and in the public filings Transocean makes with the SEC and the information made publicly available by Songa Offshore, which are available without charge at www.sec.gov and www.oslobors.no/ob_eng/, respectively.

No Solicitation of Transactions

Under the terms of the Transaction Agreement, subject to certain exceptions described below, Songa Offshore has agreed that it will and will cause each of its employees, directors, advisers and representatives not to, directly or indirectly, seek, solicit or initiate the making of any proposal or offer that constitutes a Competing Offer. For these purposes, a “Competing Offer” means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Transocean under the Transaction Agreement) contemplating or otherwise relating to any Acquisition Transaction. An “Acquisition Transaction” means: any transaction or series of transactions involving (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which Songa Offshore or any of its affiliates is a constituent corporation, (ii) in which a person or “group” (as defined in the Exchange Act, as amended, and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of  Songa Offshore or any of its subsidiaries, or (iii) in which Songa Offshore or any of its affiliates issues or sells securities representing more than 15% of the outstanding securities of any class of voting securities of Songa Offshore or any of its affiliates as of the date of the Transaction Agreement; or (b) any sale (other than in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of Songa Offshore, or any of its businesses or subsidiaries.

If Songa Offshore is approached by an unsolicited bona fide third-party in relation to a possible Competing Offer, Songa Offshore may enter into discussions with such party and shall have the right to provide it with information necessary for such third-party to carry out a due diligence of Songa Offshore if the Songa Board determines in good faith that such discussions, if successful, may lead to a Superior Proposal, as defined below.

Under the Transaction Agreement, Songa Offshore is obligated to inform Transocean of the receipt of any Competing Offer. Such notice to Transocean must include the proposing party, the proposed price and other significant terms, conditions and contingencies, as well as any other information reasonably needed by Transocean to evaluate the proposal.

Notwithstanding the foregoing, Songa Offshore will not have to disclose the identity of such proposing party unless and until the Songa Board has determined that such Competing Offer is a Superior Proposal. For purposes of the Transaction Agreement, a “Superior Proposal” is a Competing Offer for all or a significant part of the Songa Shares, on a fully diluted basis, or assets of Songa Offshore not solicited, sought or initiated by Songa Offshore or its employees, directors, advisors and representatives, directly or indirectly, on terms that the Songa Board determines, in good faith, after consultation with its financial advisers and external legal counsel, would be more favorable from a financial point of view to Songa Offshore’s shareholders than the terms contemplated by the Offer (or an amended offer (an “Amended Offer”), as the case may be).

In addition, Songa Offshore is obligated to inform Transocean of any significant developments if Songa Offshore enters into discussion with any proposing party, and Songa Offshore must provide Transocean with any non-public information furnished to the proposing party, which was not already disclosed to Transocean.

Competing Offers – Right to Amend

If a Competing Offer is made to the Songa Board and the Songa Board determines that the Competing Offer is a Superior Proposal, Songa Offshore shall without undue delay inform Transocean in writing of this, detailing the main terms of such Competing Offer. During a period of 72 hours (provided that such period shall include at least  two U.S. business days) from the time of such notice (or, if shorter, until Transocean notifies Songa Offshore that it does not intend to make an Amended Offer) and subject to any applicable law, Songa Offshore, Transocean and TINC shall not make any public statement or express any public opinion relating to the Competing Offer (to avoid doubt, this would not preclude Songa Offshore from releasing a holding statement to comply with its fiduciary obligations).

If Transocean notifies the Songa Board in writing within the 72 hours provided in the paragraph above that it will amend the Offer, the Songa Board shall carry out an assessment of whether the Competing Offer is a Superior Proposal as compared to the Amended Offer.

If Transocean presents an Amended Offer and the Songa Board determines that the Competing Offer is no longer a Superior Proposal, then the Songa Board shall maintain its recommendation of the Offer (as amended). In such circumstances, if the Competing Offer has been publicly announced, the Songa Board shall publicly announce that it is maintaining its recommendation of the Offer (as amended).

If the Songa Board determines, without breach of the Transaction Agreement, that the Competing Offer is a Superior Proposal to the Amended Offer or the Offer (if an Amended Offer is not made within the deadline), the Songa Board shall be free to (a) recommend the Competing Offer and to withdraw the Songa Board Recommendation, as defined below, due to such Superior Proposal and/or (b) terminate the Transaction Agreement in order to pursue or enter into an acquisition or similar agreement with respect to such Superior Proposal; provided, however, that Songa Offshore shall not terminate the Transaction Agreement unless Songa Offshore has complied with its obligations under the applicable sections of the Transaction Agreement.

Change of Recommendation

The Transaction Agreement requires the Songa Board to unanimously recommend the Offer to Songa Offshore shareholders (the “Songa Board Recommendation”). In general, the Songa Board may not withdraw or modify such recommendation unless (a) a Competing Offer is made and the Songa Board determines that such Competing Offer is a Superior Proposal to the Offer or the Amended Offer, as the case may be, or (b) the Transaction Agreement is terminated by Songa Offshore in accordance with the terms of the Transaction Agreement.

Conduct of Songa Offshore During the Pendency of the Combination

Except as provided in the Transaction Agreement, Songa Offshore has agreed that, without the prior written consent of Transocean, such consent not to be unreasonably withheld, delayed or conditioned, from the date of the Transaction Agreement until the completion of the Offer or earlier termination of the Transaction Agreement, it and each of its direct and indirect subsidiaries will conduct its business in the ordinary course and in accordance with applicable laws, regulations and decisions of competent governmental and regulatory authorities, and seek to preserve its present business organization, lines of business, material relationships with customers, suppliers and other third parties, and will not:

•	adopt or propose any changes to its articles of association (other than the amendments allowed for by the Transaction Agreement);
•

declare any dividend or other distribution to Songa Offshore shareholders in their capacity as such or the issuance, sale, purchase or redemption of any financial instruments of Songa Offshore or its direct or indirect subsidiaries other than as set out in the Transaction Agreement or (for actions other than dividends or distributions) pursuant to obligations under written agreements in place as of the date of announcement of the Transaction Agreement (the “Announcement Date”) that have been provided to Transocean prior to the entering into of the Transaction Agreement or as expressly permitted by the Transaction Agreement;

•

pay, or agree to pay, any success fees or bonuses in connection with the Offer or other transactions contemplated in the Transaction Agreement other than (a) to Songa Offshore’s financial advisers, Pareto Securities AS, in accordance with the fee arrangements disclosed to Transocean prior to the entering into of the Transaction Agreement, (b) other success fees or bonuses to Songa Offshore directors and employees in connection with the Combination not exceeding a total maximum amount of USD 5,000,000 or (c) to Songa Offshore’s advisers in connection with any Competing Offer not in breach of Songa Offshore’s obligations under the Transaction Agreement as described in the section above “—No Solicitation of Transactions” (to avoid doubt, the restriction described in this paragraph does not extend to payment of non-success based fees, such as fee to the independent statement provider and legal fees);

•

other than for outstanding claims relating to OPUS, any claim related to the exit tax matter and any reported counterclaims towards DSME, forgive any claim(s) in excess of USD 5,000,000 in the aggregate;

•

merge, consolidate or enter into any restructuring, liquidation, dissolution or any business combination transaction, or making any corporate acquisition or material transaction, in each case other than with respect to (a) transactions involving only direct or indirect wholly owned subsidiaries of Songa Offshore and only after consulting with, and taking into account in good faith the view of, Transocean with regard to such transaction or (b) liquidation of dormant subsidiaries after consulting with, and taking into account in good faith the view of, Transocean with regard to such transaction;
•

other than in the ordinary course of business, acquire any assets (provided, that the restrictions in the immediately preceding paragraph shall still apply as applicable) or make or commit to any material capital expenditure;

•

sell, abandon or otherwise dispose of any  assets,  business or property or agreeing to the creation of any material lien or encumbrance over any asset, other than, (a) in the case of the sale, abandonment or disposition of any assets, business or property, (i) sales or retirement of obsolete assets, finished goods or inventory in the ordinary course of business or (ii) involving consideration or book value not in excess of USD 20,000,000 individually or USD 30,000,000 in the aggregate, and (b) in the case of liens or encumbrances, any factoring arrangements not to exceed USD 60,000,000 entered into on market terms or in respect of any arrangement in the ordinary course of business that is not otherwise restricted as described in this clause;

•	amend the terms of Songa Offshore’s warrants, convertible bonds, SONG04 and SONG05 bond loans or the Perestroika USD 50 million shareholder loan;
•	appoint any new member of its executive management;
•

change the general terms of employment of its non-management employees, other than (a) changes to employee benefits in the ordinary course of business that are applicable to similarly situated employees, or (b) monthly, quarterly, or annual, market-based, promotion-related or merit-based salary increases in the ordinary course of business;

•	change the terms of employment of its executive management in any way;
•

adopt or amend any employee benefit, bonus or profit sharing scheme (including any scheme having share purchase or share option provisions) other than timing adjustments or in the ordinary course of business;

•

alter its authorized or issued share capital, granting any options or other rights to subscribe for any of its shares, or the purchase or sale of its shares or other securities issued by it, other than (a) issuances of shares as required by the exercise of warrants or options or the conversion of convertible bonds or other Songa Offshore securities (including under incentive programs), in each case, that are outstanding on the date of the Transaction Agreement and publicly disclosed or publicly available and made in accordance with the terms of such agreements underlying such warrants, options or convertible bonds, (b) issuances of shares at a price per share no less than the Consideration which, in the aggregate and together with any new loan agreement, debt securities or other indebtedness incurred permitted as described in the following paragraph, do not exceed USD 10,000,000 (“Permitted New Debt”) and (c) following consultation with Transocean, any issuance of shares at a price per share no less than the Consideration, that are necessary to raise funds to avoid a covenant default under Songa Offshore’s existing or future indebtedness;

•

enter into any loan agreement with any bank or other financial institution, issuing any debt securities or incurring any other indebtedness in any such case other than (a) in the ordinary course of business or (b) in an aggregate amount, together with the aggregate amount of any issuances of shares permitted as described above, not exceeding USD 10,000,000 and (c) following consultation with Transocean, any such indebtedness incurred in addition to that incurred pursuant to Permitted New Debt that is necessary to raise funds to avoid a covenant default under Songa Offshore’s existing or future indebtedness, so long as any such indebtedness incurred does not contain any provision requiring the payment of any premium or make whole amount or providing for the default or acceleration of such indebtedness as a result of any of the transactions contemplated by the Transaction Agreement;

•

repay, accelerate or otherwise amend the terms of its indebtedness other than (a) in the ordinary course of business after requesting and obtaining any necessary waiver(s) and (b) any waiver(s) of Songa Offshore’s covenants to maintain specific debt-to-EBITDA ratios under its existing indebtedness so long as such waiver(s) do not require the payment of any consent fees (other than fees of an ordinary and de minimis nature in accordance with past practice), amend the terms of the underlying agreements or contain any provision that would have an adverse consequence to Songa Offshore;

•	amend its existing insurance coverage other than in the ordinary course of business;
•	enter into or materially amend any material agreement, other than in the ordinary course of business, or enter into any contracts which are outside normal commercial terms;
•

enter into any agreement regarding any other transactions with any of its shareholders owning more than 1% of the share capital of Songa Offshore or persons related to such shareholders, other than (a) in the ordinary course of business on normal commercial terms and (b) loans or other financing arrangements on normal commercial terms and as otherwise permitted under the Transaction Agreement (for avoidance of doubt, with Songa Offshore and/or its subsidiaries as debtor(s));

•

otherwise take any action which it knows would or might reasonably be expected to be prejudicial to the successful outcome of the Offer or which would or might reasonably be expected to have the effect of preventing any of the conditions to the Offer from being fulfilled or resulting in a delay to the expected timetable for the completion of the Offer;

•

settle, discharge or otherwise compromise any action, suit, litigation, arbitration, lawsuit, claim, proceeding, hearing, audit, investigation or other proceeding involving payment or receipt of payment in an amount in excess of USD 10,000,000;

•	take any action or permit any inaction which would cause any of its material registered intellectual property to become ineffective;
•

(a) make, amend, or rescind any tax election, (b) change in any material respect any tax accounting principle, (c) file any amended tax return, (d) settle any tax claim or assessment in excess of USD 5,000,000 (other than the exit tax matter) or surrender any right to claim a refund of taxes in an amount in excess of USD 5,000,000, (e) consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or (f) fail to pay any tax when it becomes due or take any other similar action relating to the filing of any tax return or the payment of tax, except in each case as required by law or instructed by appropriate authorities following a final determination by such authority that is not subject to Songa Offshore’s ability to appeal, contest or dispute and/or, in the case of clauses (a), (c) or (e), in the ordinary course of business; or

•	authorize, agree or enter into any binding commitment to do any act restricted in the foregoing.

Furthermore, from the date of the Transaction Agreement until the completion of the Offer or earlier termination of the Transaction Agreement, Songa Offshore and each of its direct and indirect subsidiaries have agreed to:

•

reasonably cooperate with Transocean and its officers, employees, legal counsel, financial advisers and other representatives, and afford them, upon reasonable request and notice, reasonable access (such access not to be unreasonably refused or delayed) to the properties, books, records and management, advisers and representatives of the Songa Group for the purposes of the Offer and any documents to be prepared in connection with the Offer, and furnish to them such material information in relation to the development of the operation, trading, disputes, tax affairs and strategy of the business of the Songa Group as they may from time to time reasonably request, in all such cases subject to any duty or obligation restricting the same;

•

promptly notify Transocean if they become aware that any act, matter or thing that is inconsistent with their obligations during the pendency of the Combination has occurred or if they become aware of any matter that will cause any of the conditions to the Offer not to be capable of satisfaction;

•

no later than at the Announcement Date, take all actions it deems reasonably necessary to ensure that Transocean is released from any disclosure or trading restrictions that may have been caused by the disclosure by Songa Offshore to Transocean of any information that constitutes inside information (as defined by Section 3‑2 of the Norwegian Securities Trading Act) in respect of Songa Offshore or financial instruments issued by Songa Offshore, including by, if and to the extent deemed necessary by Songa Offshore, disclosure of relevant information to the market. Songa Offshore will further publicly disclose any inside information made available to Transocean or its affiliates by or on behalf of Songa Offshore on a continuous basis until completion of the Offer;

•

to the extent not made public through stock exchange notices, promptly notify Transocean of any exercise notices received in relation to warrants or conversion of convertible bonds pursuant to Songa Offshore’s convertible bond issue 16/22 (SONG07), including the total number of new shares to be issued as a result of such exercises or conversions, and ensure that such new shares are issued promptly and, if possible, prior to the expiration of the Offer Period.

Songa Offshore has undertaken to use its reasonable best efforts to comply with all consent, notification and reporting obligations due to regulatory requirements required to be complied with by Songa Offshore in connection with the transactions contemplated by the Transaction Agreement.

Songa Offshore has agreed to, and to cause its direct and indirect subsidiaries to, give Transocean the opportunity to reasonably participate in the defense and settlement of certain specified matters (the “Specified Actions”), including, without limitation, by providing Transocean with all pleadings, motions, memoranda (and other similar documents) and material correspondence, as well as decisions or other actions by the applicable courts or arbitrators in the Specified Actions, reasonable opportunity to review and comment in advance on all pleadings, motions and memoranda (and other similar documents) to be filed by Songa Offshore and/or its subsidiaries, and advance notice of any hearings or status conferences or arbitrations with the courts or arbitrators, as the case may be, in the Specified Actions. Songa Offshore has agreed that no settlement of any Specified Action will be agreed to without Transocean’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).

Songa Offshore may from time to time, for the purposes of requesting cooperation, information or access as provided in the Transaction Agreement, as well as for the purpose of seeking any consent or other information or contact under or in connection with the Transaction Agreement and the transactions contemplated thereby (including also with respect to due diligence), appoint one or more points of contact for Transocean, with such specific points of contact subject to Transocean’s consent (not to be unreasonably withheld, conditioned or delayed). Transocean shall have the right to appoint similar contacts related to the foregoing subject to Songa Offshore’s consent (not to be unreasonably withheld, conditioned or delayed).

Conduct of Transocean During the Pendency of the Combination

Except as provided in the Transaction Agreement, Transocean has agreed that, without the prior written consent of Songa Offshore, such consent not to be unreasonably withheld, delayed or conditioned, from the date of the Transaction Agreement until the completion of the Offer or earlier termination of the Transaction Agreement, Transocean will conduct its and ensure that its direct and indirect subsidiaries each conducts its business in the ordinary course and in accordance with applicable laws, regulations and decisions of competent governmental and regulatory authorities, and seek to preserve its present business organization, lines of business, material relationships with customers, suppliers and other third parties, and will not:

•

declare any dividend or other distribution to Transocean shareholders in their capacity as such, other than such dividends or other distributions paid at levels approved by shareholders in the ordinary course of business or the issuance, sale, purchase or redemption of any financial instruments of Transocean, or (for actions other than dividends or distributions) pursuant to obligations under agreements and arrangements in place as of the Announcement Date;

•

pay, or agree to pay, any success fees or bonuses in connection with the Offer or other transactions contemplated herein other than (a) fees to Transocean’s financial advisers Clarksons Platou Securities AS in connection with the Offer in accordance with the fee arrangements disclosed to Songa Offshore prior to the entering into of the Transaction Agreement, or (b) other success fees to employees of Transocean or its subsidiaries in accordance with past practices;

•

sell, abandon or otherwise dispose of any assets, business or property, other than in the case of the sale, abandonment or disposition of any assets, business or property, (a) sales or retirement of obsolete assets, finished goods or inventory in the ordinary course of business or (b) involving consideration or value not in excess of USD 20,000,000 individually or USD 60,000,000 in the aggregate;

•	amend the terms of any convertible loans or warrants;
•

otherwise take any action which it knows would reasonably be expected to be prejudicial to the successful outcome of the Offer or which it knows would or might reasonably be expected to have the effect of preventing any of the conditions to the Offer from being fulfilled or resulting in a delay to the expected timetable for the completion of the Offer;

•	enter into any liquidation or dissolution transaction;
•

alter its issued share capital, grant any options or other rights to subscribe for any of its shares, or the purchase or sale of its shares or other securities issued by it, other than (a) issuances of shares as required by the exercise or conversion of warrants or options or the conversion of convertible bonds or any other Transocean securities, in each case, that are outstanding on the date of the Transaction Agreement and made in accordance with the terms of such agreements underlying such Transocean securities or granted in the ordinary course of business by Transocean, including in connection with granting of incentive awards pursuant to incentive or similar plans, (b) grants made in the ordinary course of business pursuant to incentive or similar plans, (c) any share buyback or similar program approved by the Transocean Board, (d) any issuances of shares pursuant to any merger, business combination transaction or corporate acquisition, so long as Transocean has complied with its obligations to consult with and consider the views of Songa Offshore as required by the Transaction Agreement (if applicable), or (e) without taking into account any shares issued pursuant to clause (a) through (d), and subject to Transocean informing the chairman of Songa Offshore (subject to applicable law) at least two U.S. business days prior to any resolution or public announcement of such intention, issuances of shares in an aggregate amount not to exceed USD 500,000,000 aggregate offering price; or

•	authorize, agree or enter into any binding commitment to do any act restricted in the foregoing.

Furthermore, from the date of the Transaction Agreement until the completion of the Offer or earlier termination of the Transaction Agreement, Transocean has agreed to:

•

promptly notify Songa Offshore if Transocean becomes aware that any act, matter or thing that is inconsistent with its obligations under this section has occurred or if it becomes aware of any matter that will cause any of the conditions to the Offer not to be capable of satisfaction;

•

no later than at the effective date of the registration statement on Form S‑4, take all actions it deems reasonably necessary to ensure that any trading restrictions that may have been caused by the disclosure by Transocean to Songa Offshore representatives of any information that constitutes material non-public information in respect of Transocean or financial instruments issued by it are released; and

•

except as specifically provided in this clause, prior to completion of the Offer, without Songa Offshore’s prior consent, Transocean (on behalf of itself and its subsidiaries) undertakes not to approach, initiate, solicit or maintain any contact or dialogue with DSME, Statoil, or any of Songa Offshore’s unions or employees’ representatives, or any of Songa Offshore’s bank lenders, in each case, relating to Songa Offshore’s business or the Combination (including, in the case of DSME, relating to Songa Offshore’s disputes with DSME) Notwithstanding the foregoing:

oTransocean may make any contact and/or maintain any dialogue (whether through approach, initiation, solicitation or otherwise) that relates to Transocean’s business;

oTransocean may approach, initiate, solicit or maintain contact or dialogue with DSME, Statoil or with Songa Offshore’s unions or employees’ representatives if Songa Offshore (a) is given reasonable prior written notice of such approach, initiation, solicitation or contact or dialogue, (b) consents to such approach, initiation, solicitation or contact or dialogue (with such consent not to be unreasonably withheld, conditioned or delayed), and (c) is given an opportunity to participate in such discussions;

oTransocean may approach, initiate, solicit or maintain contact or dialogue with Songa Offshore’s bank lenders solely relating to the Combination and the go-forward business of Songa Offshore resulting therefrom if (a) Songa Offshore is given reasonable prior written notice of such approach, initiation, solicitation or contact or dialogue, and (b) Songa Offshore is given an opportunity to participate in such discussions; and

oin no event shall Transocean be deemed in breach of this clause for the occurrence of any de minimis discussions concerning the Combination which occur between any of the restricted parties named in the first paragraph of this clause and any employee of Transocean (other than any employee of Transocean with a title of Senior Vice President or higher).

In the event Songa Offshore chooses to participate in any discussions conducted pursuant to the provisions of the Transaction Agreement described in the immediately preceding paragraph, Songa Offshore shall not have any veto or decision-making right related to the content of such discussions as such discussions specifically relate to the go-forward business of Songa Offshore or financing arrangements for the go-forward business of Songa Offshore after the completion of the Offer.

Transocean undertakes to use its reasonable best efforts to comply with all consent, notification and reporting obligations due to regulatory requirements required to be complied with by Transocean in connection with the transactions contemplated by the Transaction Agreement. In addition, prior to completion of the Offer, Transocean will consult with, and take into account in good faith the views of, Songa Offshore prior to entering into any business combination or acquisition transaction where the total enterprise value of the target or the value of the assets being acquired in such transaction is greater than USD 500,000,000.

Regulatory Efforts

Transocean undertakes to use reasonable efforts to ensure that any required competition approvals or clearances are obtained as soon as reasonably possible, including by promptly as reasonably possible carrying out all filings and applications in all relevant jurisdictions, and complying with and responding to all requests for additional information made by competition authorities within a reasonable time and the deadlines specified by the relevant authorities. If and to the extent the granting of such competition approvals or clearances is being made conditional upon the acceptance by Transocean of any restrictions or conditions, Transocean shall not be obliged to accept any such restrictions or conditions, unless such conditions are clearly insignificant in the context of (a) Transocean’s existing business operations in Norway or (b) the expected benefits to Transocean of the Combination. Songa Offshore agrees to provide full and prompt assistance as Transocean reasonably requests in connection with seeking such competition approvals or clearances, provided that in no event shall Songa Offshore be obliged to accept any restrictions or conditions prior to completion of the Offer in connection with such assistance to Transocean.

Representations and Warranties

The Transaction Agreement contains customary representations and warranties of the parties. These include representations and warranties of Songa Offshore with respect to:

•	organization;
•	capital stock;
•	corporate authority relative to the Transaction Agreement;
•	due execution and delivery of the Transaction Agreement;
•	no Material Adverse Change, as defined in “Terms of the Offer—Conditions for Completion of the Offer”;
•	no proceedings;
•	no brokers;
•	governmental licenses;
•	required consents and approvals;
•	material contracts;
•	anti-corruption laws; and
•	no untrue statements or omissions of material fact in public filings.

The Transaction Agreement also contains customary representations and warranties of Transocean and TINC, including with respect to:

•	organization;
•	corporate authority relative to the Transaction Agreement;
•	due execution and delivery of the Transaction Agreement;
•	no Material Adverse Change;
•	no proceedings;
•	no brokers;
•	required consents and approvals;
•	material contracts; and
•	anti-corruption laws.

Termination of the Transaction Agreement

Termination by Mutual Agreement

The Transaction Agreement may be terminated by either party:

•

on written notice to the other party if the Offer has not become or been declared unconditional before 11:59 p.m. (CET) on the Long Stop Date, provided however, that (a) the right to so terminate the Transaction Agreement will not be available to any party whose material failure to fulfill any obligation under the Transaction Agreement principally caused, or resulted in, the failure of the completion of the Offer to occur by the Long Stop Date and (b) the Long Stop Date may be extended by Transocean one time for no more than a total of 25 U.S. business days to the extent that such extension is deemed necessary, in Transocean’s sole discretion, for the purpose of soliciting additional proxies from shareholders for the election at the Extraordinary General Meeting of the Perestroika Designee (subject to the requirement that prior to such extension has publicly confirmed the fulfilment of all other conditions for completion of the Offer (subject to limited exceptions); or

•	by mutual written consent.

Termination by Transocean

The Transaction Agreement may be terminated by Transocean:

•

on written notice to Songa Offshore if (a) the Songa Board modifies or withdraws its recommendation to Songa Offshore shareholders, (b) there has been a material breach of the Transaction Agreement by Songa Offshore if such breach, if capable of being cured, is not cured within five days of delivery of written notice of the breach by Transocean to Songa Offshore or the applicable Songa Offshore shareholder, (c) following the date of the Transaction Agreement, there has been a Material Adverse Change relating to Songa Offshore, (d) Transocean’s conditions for completing the Offer become incapable of satisfaction prior to the Long Stop Date and will not be waived by Transocean, (e) following the Announcement Date, the pre-acceptances cease to remain for any reason in full force and effect; provided that, if there are pre-acceptances in full force and effect which represent more than 63% of the total share capital of Songa Offshore on a fully diluted basis at the time Transocean would terminate the Agreement, then Transocean will not be permitted to so terminate the Transaction Agreement, (f) following the Announcement Date, upon a material breach of a pre-acceptance by a shareholder, if such breach, if capable of being cured, is not cured within five days of delivery of written notice of such breach by Transocean to the respective shareholder; provided that, in the case of this clause, if non-breaching shareholders party to the pre-acceptances represent more than 63% of the total share capital of Songa Offshore on a fully diluted basis at the time Transocean would terminate the Agreement, then Transocean shall not be permitted to so terminate the Agreement; or

•	if the Songa Board determines that a Competing Offer is a Superior Proposal.

Termination by Songa Offshore

The Transaction Agreement may be terminated by Songa Offshore:

•

on written notice to Transocean if (a) the Songa Board modifies or withdraws its recommendation to Songa Offshore shareholders due to a Superior Proposal, (b) there has been a material breach of the Transaction Agreement by Transocean and such breach is not cured (if capable of being cured) within five days of delivery of written notice of the breach by Songa Offshore to Transocean, (c) any of Transocean’s conditions for completing the Offer becomes incapable of satisfaction prior to the Long Stop Date and (where applicable) Transocean notified Songa Offshore in writing or publicly announced that the relevant condition will not be waived; (d) following the date hereof, there has been a Material Adverse Change with respect to Transocean; (e) following the Announcement Date, the pre-acceptances (including from Perestroika and Asia Research

Capital Management) have not been received or cease to remain for any reason in full force and effect or (f) the failure of Transocean to obtain the Transocean shareholder approvals by the Long Stop Date; or

•

in order to accept a Superior Proposal and enter into a binding acquisition or similar agreement providing for a Superior Proposal immediately following or concurrently with such termination; provided that Songa Offshore shall not have the right to terminate the Transaction Agreement if (a) the completion of the Offer shall have occurred or (b) Songa Offshore shall have breached any of its obligations listed above under “—No Solicitation of Transactions” and “—Competing Offers—Right to Amend” in any material respects in connection with such Superior Proposal.

Specific Performance

The Transocean, TINC and Songa Offshore have agreed that if any of the provisions of the Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties will be entitled to an injunction or injunctions to prevent breaches of the Transaction Agreement and to specific performance of the terms thereof, with the courts of Oslo, Norway, as agreed exclusive legal venue, without necessity of posting bond or other security (any requirements therefor being expressly waived).

Governing Law and Jurisdiction

Transocean and Songa Offshore have agreed that the Transaction Agreement will be governed by and construed in accordance with the law of Norway.

Amendments, Extensions and Waivers

The Transaction Agreement may be modified or amended only by written agreement of the parties. The Transaction Agreement was amended on September 15, 2017 to extend the deadline from September 17, 2017, to September 27, 2017, for Transocean to terminate the Transaction Agreement as a results of findings based on its confirmatory legal, financial, commercial and technical due diligence of Songa Offshore that Transocean concluded in its sole discretion were material to the business or the value of Songa Offshore.

SELECTED FINANCIAL DATA OF TRANSOCEAN

The selected financial data as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 have been derived from the audited consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of Transocean’s 2016 Annual Report. The selected financial data as of December 31, 2014, 2013 and 2012, and for each of the two years in the period ended December 31, 2013 have been derived from Transocean’s accounting records. The selected financial data as of September 30, 2017 and for the nine-month periods ended September 30, 2017 and 2016 have been derived from the unaudited condensed consolidated financial statements included in “Item 1. Financial Statements” of Transocean’s 3Q17 Quarterly Report.

The selected financial data should be read in conjunction with the sections titled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and the notes thereto included under “Item 8. Financial Statements and Supplementary Data” of the 2016 Annual Report, “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed consolidated financial statements and notes thereto included in “Item 1. Financial Statements” of the 3Q17 Quarterly Report and Transocean’s financial statements and related notes and other financial information incorporated by reference in this proxy statement.

	Nine months ended
	September 30,		Years ended December 31,
	(unaudited)
	2017	2016	2016(1)	2015	2014(2)	2013	2012
	(In millions of U.S. dollars, except per share data)
Statement of operations data
Operating revenues	$2,344	$3,187	$4,161	$7,386	$9,185	$9,246	$8,942
Operating income (loss)	(2,516)	816	1,132	1,365	(1,347)	2,203	1,588
Income (loss) from continuing operations	(2,995)	570	827	895	(1,880)	1,428	765
Net income (loss)	(2,995)	570	827	897	(1,900)	1,437	(278)
Net income (loss) attributable to controlling interest	(3,016)	535	778	865	(1,839)	1,434	(291)
Per share earnings (loss) from continuing operations
Basic	$(7.72)	$1.44	$2.08	$2.36	$(5.02)	$3.92	$2.11
Diluted	(7.72)	1.44	2.08	2.36	(5.02)	3.92	2.11
Balance sheet data (at end of period)
Total assets	$22,441		$26,889	$26,431	$28,676	$32,759	$34,534
Debt due within one year	799		724	1,093	1,032	323	1,365
Long-term debt	6,501		7,740	7,397	9,019	10,329	11,035
Total equity	12,803		15,805	15,000	14,104	16,719	15,803

Other financial data
Cash provided by operating activities	$887	$1,278	$1,911	$3,445	$2,220	$1,918	$2,708
Cash used in investing activities	(46)	(1,056)	(1,313)	(1,932)	(1,828)	(1,658)	(389)
Cash provided by (used in) financing activities	(1,176)	(27)	115	(1,809)	(1,000)	(2,151)	(1,202)
Capital expenditures	386	1,072	1,344	2,001	2,165	2,238	1,303
Distributions of qualifying additional paid-in capital	—	—	—	381	1,018	606	276
Per share distributions of qualifying additional paid-in capital	—	—	—	1.05	2.81	1.68	0.79

(1)

In December 2016, as contemplated by the 2016 Agreement and Plan of Merger, Transocean Partners and one of our subsidiaries completed the merger, with Transocean Partners becoming a wholly owned indirect subsidiary of Transocean. Each Transocean Partners common unit that was issued and outstanding immediately prior to the closing, other than units held by Transocean and its subsidiaries, was converted into the right to receive 1.20 of our shares. To complete the merger, we issued 23.8 million shares from conditional capital.

(2)

In August 2014, Transocean completed an initial public offering to sell a noncontrolling interest in Transocean Partners, which was formed on February 6, 2014, by Transocean Partners Holdings Limited, a Cayman Islands company and our wholly owned subsidiary.

SELECTED FINANCIAL DATA OF SONGA OFFSHORE

The following table sets forth selected historical consolidated financial information for Songa Offshore. The selected consolidated financial data of Songa Offshore as of and for the year ended December 31, 2016 has been derived from the Songa Consolidated Financial Statements included elsewhere in this proxy statement, which have been prepared in accordance with IFRS, as issued by the IASB. The selected consolidated financial data of Songa Offshore as of December 31, 2015 and for each of the two years in the period then ended has been derived from Songa Offshore’s unaudited consolidated financial statements included in this proxy statement, which have been prepared in accordance with IFRS, as issued by the IASB. The financial information presented of Songa Offshore as of December 31, 2014, 2013 and 2012, and for each of the two years in the period ended December 31, 2013 has been derived from the accounting records of Songa Offshore.

The financial information presented for Songa Offshore is not directly comparable to the financial data of Transocean because Transocean’s consolidated financial statements have been prepared in accordance with U.S. GAAP. The selected historical consolidated financial information of Songa Offshore as of September 30, 2017 and for the nine-month periods ended September 30, 2017 and 2016 have been derived from the unaudited interim condensed consolidated financial statements of Songa Offshore included elsewhere in this proxy statement, which have been prepared in accordance with IFRS, as issued by the IASB. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Songa Offshore considers necessary for a fair presentation of the financial position and the results of operations for these periods. The selected historical consolidated financial information of Songa Offshore presented below is not necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. The selected historical consolidated financial information presented below should be read in conjunction with Songa Offshore’s audited consolidated financial statements and unaudited interim condensed consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Songa Offshore” included in this proxy statement.

	Nine months ended
	September 30,		Years ended December 31,
	(unaudited)			(unaudited)
	2017	2016	2016(1)	2015	2014	2013	2012
	(In millions of U.S. dollars, except per share data)
Income statement data
Total revenue	$509	$566	$753	$513	$495	$562	$585
Operating expenses(2)	(213)	(223)	(303)	(231)	(298)	(350)	(394)
Depreciation	(138)	(132)	(177)	(126)	(114)	(140)	(124)
Impairment	(7)	(118)	(145)	(521)	(65)	(92)	(330)
Profit (loss) before tax	37	(13)	(47)	(432)	(57)	(102)	(295)
Income tax (expense) credit	(1)	2	(41)	(37)	—	(57)	(10)
Profit (loss) for the year	36	(11)	(88)	(470)	(57)	(159)	(305)
Earnings (loss) per share, basic(3)	0.30	(0.17)	(1.12)	(44.25)	(5.38)	(0.74)	(1.59)
Earnings (loss) per share, diluted(3)	0.21	(0.17)	(1.12)	(44.25)	(5.38)	(0.74)	(1.59)
Weighted average number of shares at year end (000)(3)	122,302	66,637	78,239	10,616	10,524	216,319	191,660

(1)

Songa Offshore’s audited consolidated financial statements as of and for the year ended December 31, 2016 have been adjusted for the effects of the restatement more fully described in note 3 to the Songa Consolidated Financial Statements included in this proxy statement.

(2)	Operating expenses includes general and administrative expenses and reimbursable costs for the period presented.
(3)

Songa Offshore performed a 100:1 reverse share split on December 12, 2016. The share split was retrospectively applied to the 2015 and 2014 unaudited annual comparative periods presented in the Songa Consolidated Financial Statements included elsewhere in this proxy statement. The reserve share split affects comparability of the basic and diluted EPS between years. Refer to Note 13 “Earnings per share” and Note 20 “Issued capital” of the Songa Offshore 2016 consolidated financial statements included elsewhere in this proxy statement for further information on the reverse share split and earnings per share calculation.

	Nine months ended
	September 30,	Years ended December 31,
	(unaudited)		(unaudited)
	2017	2016(1)	2015	2014	2013	2012
	(In millions of U.S. dollars, except per share data)
Balance sheet data
Cash and cash equivalents	$125	$176	$168	$236	$440	$38
Rigs, machinery and equipment	2,972	3,092	1,964	1,063	1,028	1,372
Newbuilds	—	—	869	731	583	507
Current assets	261	305	295	332	743	748
Current liabilities	(332)	(377)	(445)	(391)	(512)	(715)
Working capital	(71)	(72)	(150)	(59)	231	33

Total liabilities	$(2,427)	$(2,652)	$(2,677)	$(1,271)	$(1,358)	$(1,792)
Total assets	3,247	3,412	3,250	2,307	2,439	2,739
Total equity	820	760	573	1,036	1,081	947

Cash flow from operating activities	$221	$318	$144	$42	$46	$306
Cash flow (used in)/from investing activities	(23)	(595)	(1,649)	(126)	367	(735)
Cash flow (used in)/from financing activities	(235)	329	1,374	(113)	(19)	381

(1)

Songa Offshore’s audited consolidated financial statements as of and for the year ended December 31, 2016 have been adjusted for the effects of the restatement more fully described in note 3 to Songa Consolidated Financial Statements included in this proxy statement.

DILUTION

Dilution refers to two distinct aspects: dilution in participation, and dilution in value. Dilution in participation refers to the effect the issuance of new Transocean shares has on the individual percentage of shareholding of the existing Transocean shareholders. Dilution in value refers to the effect the issuance of new Transocean shares at a certain issue price has on the value of the shareholders’ equity of Transocean per share at a certain point in time.

The table below sets forth the calculation of dilution assuming the issuance of Transocean shares in the Offer and other transactions to be completed in connection with the Combination, using the following assumptions:

•

the issuance of approximately 68.6 million Transocean shares as Consideration Shares and approximately USD [l] million aggregate principal amount of Exchangeable Bonds in the Offer (which assumes that (i) all outstanding SONG07 convertible bonds and Songa Offshore warrants are converted to and exercised for Songa Shares and tendered in the Offer, (ii) the acceleration of vesting and settlement of all restricted stock units issued under the Songa Offshore Long-Term Incentive Plan in Songa Shares that are subsequently tendered in the Offer, (iii) 100% of Songa Offshore shareholders accept the Offer and (iv) no Songa shareholder elects the Cash Election), based upon an exchange ratio of 0.35724 Transocean shares to be issued for each tendered Songa Share;

•	the issuance of approximately USD [l] million aggregate principal amount of Exchangeable Bonds to purchase certain outstanding Songa Offshore indebtedness in connection with the Combination; and
•	no additional capital increase by Songa Offshore is made after September 30, 2017.

Calculation of Dilution
Prior to the Combination	Transocean	Songa Offshore
	(in millions, except per share data)
Book value of equity attributable to the shareholders (net book value) as of September 30, 2017	$12,799	$820.3
Number of shares issued as of September 30, 2017	394.8	137.6
Proportionate book value of equity of the shareholders (net book value) per share	32.42	$5.96
Number of shares issued and outstanding as of September 30, 2017(1)	391.2	137.6
Proportionate book value of equity of the shareholders (net book value) per share excluding shares held by the Group	$32.72	$6.14
Calculation of number of Transocean shares to be issued
Number of Transocean shares to be issued in the Offer		68.6
Number of Transocean shares issuable upon exchange of Exchangeable Bonds to be issued to purchase certain outstanding Songa Offshore indebtedness in connection with the Combination		27.4
Number of Transocean shares issuable upon exchange of Exchangeable Bonds to be issued in the Offer		56.0
Proportionate book value of equity attributable to the shareholders (net book value) per Transocean share after completion of the Offer
Proportionate book value of equity attributable to the shareholders (net book value) per Transocean share	$—	—
Decrease in proportional book value of equity attributable to the shareholders (net book value) per Transocean share	$—	—
Dilution of the shareholding percentage of Transocean shareholders(2)	28.1%	—

(1)	Disregarding shares held by the Group or any changes in the number of issued shares after September 30, 2017, except for the capital increase creating the consideration for the tendered Songa Shares.
(2)

Dilution of the shareholding percentage of current Transocean shareholders is calculated as the change in ownership from 100 percent prior to the Combination to 71.9 percent after completion of the Combination.

INFORMATION ABOUT SONGA OFFSHORE

Corporate Information

Songa Offshore SE is a European public company limited by shares organized under the laws of the Republic of Cyprus with the Cyprus Registrar of Companies with registration number SE 9. Its predecessor company, Songa Offshore ASA, was incorporated on April 18, 2005 as a Norwegian public limited liability company (Nw.: allmennaksjeselskap) and converted to an SE, by means of a merger between Songa Offshore ASA and Songa Offshore Cyprus Plc, on December 12, 2008. With effect from May 11, 2009, the survivor of the merger, renamed to Songa Offshore SE, transferred its registered office to Cyprus in accordance with Article 8 of the SE Regulation and section 7 of the SE Act. Songa Offshore’s registered office is at Porto Bello building, Office 201, No 1 Siafi Street, 3042, Limassol, Cyprus.

As of October 31, 2017, Songa Offshore had an authorized share capital of EUR 24,095,941.10 consisting of (i) 137,641,567 ordinary shares of nominal value EUR 0.10 each and (ii) 103,317,844 undesignated shares of nominal value EUR 0.10 each. The Songa Shares are registered in the VPS under ISIN CY0100962113 and are listed on the Oslo Stock Exchange under the ticker code “SONG.”

As of October 31, 2017, based on publicly available information, Songa Offshore has outstanding 53,403 warrants, each exercisable into one new share in the company. The strike price for the warrants is EUR 0.10. As of October 31, 2017, based on publicly available information, Songa Offshore has outstanding USD 108,729,271 of convertible bonds, convertible into 53,826,372 new shares in the company. According to Songa Offshore’s financial statements for the year ended December 31, 2016, the outstanding warrants can be exercised up to and including April 19, 2018 and the convertible loan matures on April 19, 2022. Any shares issued upon the exercise of Songa Offshore warrants or upon conversion of Songa Convertible Bonds during the Offer Period and prior to the compulsory acquisition can be included in the compulsory acquisition. Such a compulsory acquisition may be initiated within three months of the end of the Offer Period.

Songa Offshore is the parent company of the Songa Group, whose principal business is to construct, own and operate drilling rigs to be used in the exploration and production of hydrocarbons. Songa Offshore is the owner of two drilling rigs and is also the sole shareholder of five companies whose purpose is to own Songa Offshore’s rigs and newbuilds with all the operational activity therein.

Legal Structure

All Songa Group companies are fully owned or controlled, and are direct or indirect subsidiaries under Songa Offshore.

Songa Offshore also holds 50% of Songa Opus Offshore Pte Ltd (the “Songa Opus JV”), a joint venture formed by Songa Offshore and Opus Offshore Ltd. (“Opus”). In February 2017, a court appointed joint provisional liquidators for Opus and its assets, and Songa Offshore requested a buy-out of its interest in the Songa Opus JV from Opus.

The tables below sets forth the companies and branches constituting the Songa Group, divided between the active companies and dormant companies:

Active Companies in the Songa Group:

Name	Registration	Function
Songa Offshore SE	Cyprus, SE 9	Group parent company. No operating activities.
Songa Offshore SE	Norway branch	Financing, investor relations, insurance
Songa Offshore SE	Bermuda branch	Rig owner of Songa Dee and Songa Trym
Songa Offshore Rig AS	Norway, 922 839 499	To operate the Songa Dee, the Songa Delta, and the Songa Trym on the Norwegian continental shelf
Songa Offshore Rig 2 AS	Norway, 913 222 334	To operate the Songa Equinox and Songa Endurance drilling rigs operating on the Troll Field on the Norwegian continental shelf
Songa Offshore Rig 3 AS	Norway, 913 292 073	To operate the Songa Encourage and Songa Enabler drilling rigs operating on the Norwegian continental shelf
Songa Offshore Management AS	Norway, 987 916 451	Provides management services to Norwegian operations
Songa Offshore Management Ltd	Cyprus, HE 243376	Provides management services to rig owning entities and to Songa Offshore SE
Songa Offshore Drilling Ltd	Cyprus, HE 219868	International operating company - currently inactive
Songa Offshore Pte. Ltd	Singapore, 200515138R	Provides agency services
Songa Offshore Endurance Ltd (formerly Songa Tor Ltd)	Cyprus, HE 285867	Rig owner
Songa Offshore Endurance Ltd (formerly Songa Tor Ltd)	Bermuda Branch	Rig owner of Songa Endurance
Songa Offshore Equinox Ltd (formerly Songa Odin Ltd)	Cyprus, HE 285933	Rig owner
Songa Offshore Equinox Ltd (formerly Songa Odin Ltd)	Bermuda Branch	Rig owner of Songa Equinox
Songa Offshore Enabler Ltd.	Cyprus, HE 300560	Rig Owner
Songa Offshore Enabler Ltd	Bermuda Branch	Rig owner of Songa Enabler
Songa Offshore Encourage Ltd	Cyprus, HE 300676	Rig owner
Songa Offshore Encourage Ltd	Bermuda Branch	Rig owner of Songa Encourage
Songa Offshore Services AS	Norway, 988 186 228	Provides crew services
Songa Offshore Delta Ltd	Cyprus, HE 235523	Rig owner
Songa Offshore Delta Ltd	Bermuda branch	Rig owner of Songa Delta
Songa Offshore Equipment Rental AS	Norway, 913978250	Provision of base warehouse services for the rigs in operation

Dormant Companies in the Songa Group:

Name	Registration	Function
Songa Saturn Chartering Pte. Ltd	Singapore	Dormant
Songa Saturn Chartering Pte. Ltd	Libya branch	Dormant
Songa Offshore Saturn Ltd	Cyprus	Dormant
Pegasus Invest Pte. Ltd	Singapore	Dormant
Songa Offshore Equipment Rental Ltd (ex Shenga Trading Company Ltd)	Cyprus	Dormant
Songa Offshore Malaysia Sdn. Bhd	Malaysia, 931576‑D	Dormant
Songa Offshore T&P UK Ltd	United Kingdom, SC 464398	Dormant and in progress to be dissolved
Songa Offshore T&P Cyprus Ltd	Cyprus, HE 328870	Dormant and in progress to be dissolved
Songa Offshore T&P Norway AS	Norway, 913 321 898	Dormant and in progress to be dissolved

The Business of the Songa Group

General

The object of the Songa Group is ownership, acquisition and operation of vessels, rigs and offshore installations, as well as other related business, and it may also acquire and own shares, securities and ownership interests in other companies. As of the date of this proxy statement, Songa Offshore owns and operates a fleet consisting of seven semisubmersible drilling rigs, of which four rigs are on long-term contracts with Statoil on the Norwegian Continental Shelf, and three rigs are stacked in Norway.

Overview of Rigs and Contracts

The Songa Group’s core asset base consists of seven semisubmersible drilling rigs. A summary of the technical details of each of these units are set out below.

Songa Dee

Rig type:	Semisubmersible drilling rig, winterized
Built:	1984, Mitsubishi Heavy Industries, Ltd.
Design:	Mitsubishi type MD‑602 enhanced
Upgraded:	2004 / 2012 / 2014
Next main survey:	4Q 2019. Songa Group has agreed with the Class Society a suspension of Class up to 24 months. The next special periodic survey can therefore potentially be pushed forward up to third quarter 2021.
Flags:	Marshall Islands
Class:	DNV Class A1 Column Stabilized Unit
Water depth:	1,800 ft
Drilling capacity:	30,000 ft
Accommodation:	116 + 2 sick berths
Operations:	Songa Offshore
Contract status:	The rig is stacked since September 2016 and is marketed for new employment.

Songa Delta

Rig type:	Semisubmersible drilling rig, winterized
Built:	1981, Rauma Repola Oy, Pori Finland
Design:	Modified Ocean Ranger design
Upgraded:	1996, 2011, extensive upgrade completed in 2012
Next main survey:	4Q 2016. The main survey is overdue and will be conducted when the rig is contracted for new employment.
Flags:	Norwegian
Class:	DNV + 1A1 Column Stabilized Unit
Water depth:	2,300 ft
Drilling capacity:	25,000 ft
Accommodation:	100
Operations:	Songa Offshore
Contract status:	The rig is stacked since November 2016 and is marketed for new employment.

Songa Trym

Rig type:	Semisubmersible drilling rig, winterized
Built:	1976, Verdal/Bergen
Design:	Modified Aker H-⅓
Upgraded:	1996, 2002, 2005, extensive upgrade completed in 2012 and 2013
Next main survey:	1Q 2018
Flags:	Norwegian
Class:	DNV Class A1 Column Stabilized Unit
Water depth:	1,312 ft
Drilling capacity:	25,000 ft
Accommodation:	100 + 2 sick berths
Operations:	Songa Offshore
Contract status:	The rig is stacked since November 2015 and is marketed for new employment.

Songa Equinox

Rig type:	Semisubmersible drilling rig, winterized harsh environment
Built:	2015, DSME Korea
Design:	GVA 4000 NCS
Upgraded:	-
Next main survey:	2Q 2020
Flags:	Norwegian
Class:	1A1 Column Stabilized Drilling unit, DP‑3
Water depth:	1,640 ft
Drilling capacity:	28,000 ft
Accommodation:	130
Operations:	Songa Offshore
Contract status:	The rig performs drilling services on the Troll field in Norway under its long-term drilling contract with Statoil. The day rate as of September 30, 2017 is USD 492,146.*

*Based on USD/NOK exchange rate of 7.9726 as per September 29, 2017

Songa Equinox is a winterized harsh environment semi-submersible drilling rig, built by DSME and delivered in June 2015. The rig is performing drilling services on the Troll field in Norway under its long-term drilling contract with Statoil. The day rate as of September 30, 2017 is USD 492,146. The day rate is subject to annual cost escalation, as well as certain adjustments as per the drilling contract. The Statoil eight-year drilling contract stipulates that the client is entitled to revise the duration of the drilling contract up to the amount of time that the rig has been delayed, relative to a pre-agreed delivery window. In this respect, Songa Offshore received in March 2016 notice that Statoil has exercised its contractual right to reduce the contract length on the Songa Equinox by 347 days. The Statoil drilling contract also included rights for Statoil to extend the drilling contract with up to 4x3 years at the contract rate.

Songa Endurance

Rig type:	Semisubmersible drilling rig, winterized harsh environment
Built:	2015, DSME Korea
Design:	GVA 4000 NCS
Upgraded:	-
Next main survey:	3Q 2020
Flags:	Norwegian
Class:	1A1 Column Stabilized Drilling unit, DP‑3
Water depth:	1,640 ft
Drilling capacity:	28,000 ft
Accommodation:	130
Operations:	Songa Offshore
Contract status:	The rig performs drilling services on the Troll field in Norway under its long-term drilling contract with Statoil. The day rate as of September 30, 2017 is USD 492,146.*

*Based on USD/NOK exchange rate of 7.9726 as per September 29, 2017

Songa Endurance is a winterized harsh environment semi-submersible drilling rig, built by DSME and delivered in August 2015. The rig is performing drilling services on the Troll field in Norway under its long-term drilling contract with Statoil. The day rate as of September 30, 2017 is USD 492,146. The day rate is subject to annual cost escalation, as well as certain adjustments as per the drilling contract. The Statoil eight-year drilling contract stipulates that the client is entitled to revise the duration of the drilling contract up to the amount of time that the rig has been delayed, relative to a pre-agreed delivery window. In this respect, Songa Offshore received in March 2016 notice that Statoil has exercised its contractual right to reduce the contract length on the Songa Endurance by 184 days. The Statoil drilling contract also included rights for Statoil to extend the drilling contract with up to 4x3 years at the contract rate.

Songa Encourage

Rig type:	Semisubmersible drilling rig, winterized harsh environment
Built:	2015, DSME Korea
Design:	GVA 4000 NCS
Upgraded:	-
Next main survey:	3Q 2020
Flags:	Norwegian
Class:	1A1 Column Stabilized Drilling unit, DP‑3
Water depth:	1,640 ft
Drilling capacity:	28,000 ft
Accommodation:	130
Operations:	Songa Offshore
Contract status:	The rig performs drilling services in the Norwegian Sea in Norway under its long-term drilling contract with Statoil. The day rate as of September 30, 2017 is USD 451,450.*

*Based on USD/NOK exchange rate of 7.8469 as per August 31, 2017

Songa Encourage is a winterized harsh environment semi-submersible drilling rig, built by DSME and delivered in December 2015. The rig is performing drilling services in the mid-Norway area under its long-term drilling contract with Statoil. The day rate as of September 30, 2017 is USD 451,450. The day rate is subject to annual cost escalation, as well as certain adjustments as per the drilling contract. The Statoil eight-year drilling contract stipulates that the client is entitled to revise the duration of the drilling contract up to the amount of time that the rig has been delayed, relative to a pre-agreed delivery window. In this respect, Songa Offshore received in July 2016 notice that Statoil has exercised its contractual right to reduce the contract length on the Songa Encourage by 132 days. Statoil has the right to extend the contract with up to 4x3 years at the contract rate.

Songa Enabler

Rig type:	Semisubmersible drilling rig, winterized harsh environment
Built:	2016, DSME Korea
Design:	GVA 4000 NCS
Upgraded:	-
Next main survey:	1Q 2021
Flags:	Norwegian
Class:	1A1 Column Stabilized Drilling unit, DP‑3
Water depth:	1,640 ft
Drilling capacity:	28,000 ft
Accommodation:	130
Operations:	Songa Offshore
Contract status:	The rig performs drilling services in the Barents in Norway under its long-term drilling contract with Statoil. The day rate as of September 30, 2017 is USD 455,497.*

*Based on USD/NOK exchange rate of 7.9726 as per September 29, 2017

Songa Enabler is a winterized harsh environment semi-submersible drilling rig, built by DSME and delivered in March 2016. The rig is performing drilling services on the Snøhvit field in the Barents Sea under its long-term drilling contract with Statoil. The rig is winterized for around-the-year operations in the Barents Sea. The day rate as of September 30, 2017 is USD 455,497. The day rate is subject to annual cost escalation, as well as certain adjustments as per the drilling contract. The Statoil eight-year drilling contract stipulates that the client is entitled to revise the duration of the drilling contract up to the amount of time that the rig has been delayed, relative to a pre-agreed delivery window. In this respect, Songa Offshore received in October 2016 notice that Statoil has exercised its contractual right to reduce the contract length on the Songa Enabler by 118 days. Statoil has the right to extend the contract with up to 4x3 years at the contract rate.

Statoil has the option for cancellation or termination of the Cat D drilling contracts.

Each drilling contract stipulates that Statoil has the right to cancel the contract at any time by giving written notice to Songa Offshore in which case Songa Offshore will be paid (i) the unpaid portion of any monies for the work performed up to the cancellation date (ii) the operating rate multiplied by the number of days from the cancellation date until either the last anchor has been bolstered or the drilling unit is ready for departure and (iii) a cancellation fee corresponding to the net present value of 100% of the capital element of the operating rate multiplied by the remaining days of the current contract period with a maximum of eight years.

Statoil also has the opportunity to terminate the Cat D drilling contracts in cases of certain events of default (for example insolvency, substantial breach of contract, the drilling unit becoming a total loss) in which case no further compensation will be paid.

While the Cat D drilling rig design is a product of a cooperation between Statoil and the industry to develop the next generation rigs well suited to cover Statoil’s future drilling needs, the Cat Ds will also be able to work for all other clients in the midwater sector.

Offshore Drilling Contracts in General

Songa Offshore expects its future contracts for the provision of offshore drilling services to vary in their terms and conditions. Songa Offshore may obtain drilling contracts either through competitive bidding or through direct negotiations with oil companies. Drilling contracts generally provide for a fixed day rate that is payable regardless of whether the drilling results in a successful well. Drilling contracts usually provide for lower rates for days on which the rig is in transit or drilling operations are interrupted by adverse weather conditions or other conditions beyond Songa Offshore’s or the customer’s control. Likewise, Songa Offshore may receive lower day rates or no day rates at all, for periods during which drilling is restricted or interrupted as a result of equipment breakdowns. Under typical drilling contracts, interruptions in drilling operations that accumulates to more than one to two days per month result in a loss of day rate, and longer interruptions (typically lasting for more than 15 to 30 consecutive days, however Songa Offshore’s contracts for the Cat D rigs deviate significantly from this and have 220 consecutive days) may permit the oil company to cancel the drilling contract. Songa Offshore typically would continue to incur full operating costs during any interruptions in the operation of its rigs. Certain interruptions caused by technical breakdowns may be covered by Songa Offshore’s insurance.

Some day rate contracts provide for the payment of performance bonuses. Payments under day rate contracts are expected to account for the most substantial portion of Songa Offshore’s revenues. As a result, it is unlikely that Songa Offshore will realize revenues from its rigs for periods during which they are not under contract or are not in use due to repairs or maintenance. Under day rate contracts, Songa Offshore will be responsible for all operating expenses of its rigs, including wages, supplies, insurance, repair and maintenance costs and the fees payable under rig management contracts with third parties (if any).

The duration of day rate contracts generally encompasses either the drilling of a single well or group of wells or a stated calendar period (the latter being known as “term contracts”). Drilling contracts may usually be terminated by the customer if the rig is destroyed or lost, if the performance of the contractor does not meet the contractual obligations, or if drilling operations are suspended for a set period of time due to a breakdown of equipment or certain events beyond the control of the parties.

Drilling contracts normally contain provisions regarding early termination of the contract. Drilling contracts also normally contain provisions regarding shortening or termination of the drilling contract if the relevant drilling rig commences the contract later than agreed in the drilling contract.

Contract Overview

The table below shows the contract status for Songa Offshore’s drilling fleet as of September 30, 2017. The current contracts for Songa Dee, Songa Delta and Songa Trym expired in September and November 2016, and in November 2015, respectively, and the rigs are stacked close to Bergen, Norway. Songa Offshore is currently finding new employment for those three rigs. Operating costs have declined from a normal operating level to around USD 2,000 per day, which basically covers insurance and inspections.

A new contract for Songa Delta will require Songa Offshore to perform the five-year special periodic survey, which is estimated to amount approximately USD 50 million or higher. Songa Offshore is of the opinion that such investment will only be made if this can be repaid from revenue generated from any potential new contract.

Songa Board of Directors, Management and Employees

Songa Board of Directors

The Songa Board consists of six members: Frederik W. Mohn (Chairman), Michael Mannering, Arnaud Bobillier, Johan Kristian Mikkelsen, Christina Ioannidou and Ronald Blakely.

Senior Management

The senior management of Songa Offshore consists of Bjørnar Iversen (Chief Executive Officer), Jan Rune Steinsland (Chief Financial Officer) and Mark Bessell (Chief Operating Officer). The CEO, CFO and COO of Songa Offshore have an agreement for 18 months of severance pay. Except for this, Songa Offshore’s senior management does not have other benefits upon termination of employment.

Employees

The Songa Group has approximately 908 employees worldwide.

Share Capital

As of October 31, 2017, Songa Offshore’s authorized share capital is EUR 24,095,941.10 divided into (i) 137,641,567 ordinary shares of nominal value EUR 0.10 each and (ii) 103,317,844 undesignated shares of nominal value EUR 0.10 each.

As of October 31, 2017, Songa Offshore’s issued share capital is EUR 13,764,156.70 consisting of 137,641,567 ordinary shares of nominal value EUR 0.10. All the Songa Shares are authorized, issued and fully paid up.

Auditor

Songa Offshore’s auditor is PricewaterhouseCoopers Limited. PricewaterhouseCoopers Limited has its registered offices at Themistokli Dervi, 3 Julia House, 1066, Nicosia, Cyprus. PricewaterhouseCoopers Limited is a member of the Institute of Certified Public Accountants of Cyprus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SONGA OFFSHORE

The financial information and related discussion and analysis contained in this section are presented in United States dollars. The following discussion and analysis should be read in conjunction with “Risk Factors” and the consolidated financial statements and accompanying notes which appear elsewhere in this proxy statement, which include additional information about the Songa Group’s accounting policies, practices and the transactions underlying its financial results. The consolidated financial statements of the Songa Group as of and for the years ended December 31, 2016, 2015 and 2014 and as of September 30, 2017 and for the nine-month period ended September 30, 2017 and 2016 have been prepared in accordance with IFRS as issued by the IASB. The audited consolidated financial statements of the Songa Group as of and for the year ended December 31, 2016 include a restatement to reflect a deferred tax asset write off of USD 19.8 million and a recognition of a deferred tax liability of USD 11.3 million for the period. Moreover, the Songa Group has recognized a deferred tax payable of USD 9.8 million for the same period. For more information relating to the restatement, see note 3 to Songa Consolidated Financial Statements included in this proxy statement. The consolidated financial statements of the Songa Group as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 and as of September 30, 2017 and for the nine-month periods ended September 30, 2017 and 2016 are unaudited.

The preparation of the Songa Group’s consolidated financial statements in conformity with IFRS requires the Songa Group to make estimates and assumptions that affect the reported amounts in its consolidated financial statements and the accompanying notes including various claims and contingencies related to lawsuits, taxes, environmental and other matters arising during the normal course of business. The Songa Group applied its best judgment, knowledge of existing facts and circumstances and actions that it may undertake in the future in determining the estimates that affect its consolidated financial statements. Songa Offshore evaluates its estimates on an ongoing basis using its historical experience, as well as other factors the Songa Group believes appropriate under the circumstances, such as current economic conditions, and adjusts or revises its estimates as circumstances change. As future events and their effects cannot be determined with precision, actual results may differ from these estimates. For a discussion of important factors that could cause the Songa Group’s actual results to differ materially from the results referred to in the forward-looking statements, see “—Cautionary Statement Regarding Forward Looking Statements.”

Overview

Business Overview and Industry Trends

The Songa Group is an offshore drilling contractor, registered and headquartered in Cyprus. Songa Offshore is listed on the Oslo Stock Exchange and has one individually significant shareholder, Perestroika (2016: 44.35% ownership interest). The principal business of the Songa Group is to own and operate drilling rigs to be used in exploration and production drilling. The rig operations are managed from the Songa Group’s offices in Stavanger, Bergen and Stjördal, Norway. During 2016 the Songa Group also had a presence in Bermuda, Korea, Oslo, Singapore and Aberdeen. During that year, the Korea, Oslo and Aberdeen offices were closed.

The Songa Group operates in the international oil service industry within the offshore drilling sector, and owns a fleet of seven semi-submersible rigs; Songa Dee,  Songa Delta,  Songa Trym,  Songa Equinox,  Songa Endurance,  Songa Encourage and Songa Enabler, of which four are operating in the midwater sector on the Norwegian Continental Shelf and three are currently idle and marketed for new work.

The Songa Group is focused on operating in the midwater sector of the harsh environment North Atlantic Basin. This allows the Songa Group to focus on operational improvements and synergies of the rig fleet operating on the Norwegian Continental Shelf. With the four newbuild Cat D rigs working for Statoil the Songa Group is the largest operator of semi- submersible rigs on the Norwegian Continental Shelf.

The consolidated financial statements of the Songa Group as of and for the year ended December 31, 2016 have been audited under U.S. GAAS. The Songa Group’s annual consolidated financial statements as of and for the years ended

December 31, 2015 and 2014, included elsewhere in this proxy statement, are prepared in accordance with IFRS as issued by the IASB. The Songa Group’s unaudited interim condensed consolidated financial statements are prepared in accordance with IAS 34.

Corporate Objective and Business Strategy

The Songa Group’s objectives are ownership, acquisition and operation of vessels, rigs and offshore installations, as well as other related business, and it may also acquire and own shares, securities and ownership interests in other companies.

The Songa Group has defined its vision as follows: “The Songa Group’s vision is to be the preferred International Midwater Drilling Contractor with a strong presence in the harsh environment of the North Atlantic basin.”

The Songa Group intends to accomplish this vision by:

•	Providing safe and cost efficient operations which exceeds its customers’ expectations;
•	Following its customers worldwide;
•	Being recognized for having competent and passionate employees combined with robust systems and procedures;
•	Working with its customers to effectively utilize value added technologies; and
•	Offering high-quality engineering and rental services.

Key Events

On February 1, 2016, Songa Offshore announced a rightsizing process of the onshore organization. As part of this process, the overall number of onshore employees and contractors will be reduced circa to 200 employees and contractors, reflecting the market conditions and the transition into an operating organization. The corresponding annual reduction in onshore expenses was anticipated to be USD 30 million.

On March 15, 2016, Songa Offshore announced a comprehensive refinancing. The refinancing consisted of a new USD 125 million subordinated convertible bond loan, which included the USD 91.5 million bridge bond loan issued on March 17, 2016, conversion of Songa Offshore’s USD 150 million subordinated convertible bond loan to equity, significant coupon reductions and maturity extensions of Songa Offshore’s unsecured debt, where coupon reductions where partly compensated by equity, as well as amendments of financial covenants related to Songa Offshore’s secured and unsecured debt and a subsequent equity offering of up to USD 25 million. Please see further details in “—Financial Condition, Liquidity and Capital Resources.”

On March 31, 2016, Songa Offshore took delivery of Songa Enabler, the last of four newbuild Cat D rigs, from DSME. As a result Songa Offshore has drawn down the rig related financing. The rig commenced drilling operations on July 29, 2016.

On June 23, 2016, Songa Offshore announced the completion of the subsequent equity offering with gross proceeds of USD 25 million. In October 2016, Songa Offshore entered into new cross currency swaps to hedge the amended NOK 750 million and the NOK 1,400 million senior unsecured bond loans.

On December 12, 2016, Songa Offshore performed a 100:1 reverse share split in order to ensure compliance with section 2.4 of the Oslo Stock Exchange continuing obligations and to secure adequate pricing of the share above NOK 1.00.

On December 16, 2016, the Songa Group strengthened the projected 2018 liquidity significantly, by amending the NOK 1,400 million senior unsecured bond loan and the Perestroika USD 50 million shareholder loan by deferring certain installments of NOK 466.5 million and USD 16.7 million by twelve and eighteen months respectively, to May 2019 and December 2019.

On August 15, 2017, the Songa Group announced that it had entered into an agreement to combine with Transocean through a recommended voluntary tender offer.

On July 21, 2017, the Songa Group was successful in the DSME arbitrations. Songa Offshore had submitted its defense to the claims asserted by DSME in arbitrations related to the Rigs, in which DSME asserted aggregate claims of USD 329 million, along with a request for repayment of liquidated damages in a total amount of USD 43.8 million, totaling to USD 372.8 million. The claims asserted related to alleged cost overruns and additional work in relation to the Rigs due to what DSME alleges were inherent errors and omissions in the design documents (as often referred to as the FEED package). A question as to the legal interpretation of the rig building contracts was put to the arbitral tribunal constituted in respect of the arbitrations on a preliminary basis. That question was to ascertain which party had responsibility for the FEED package and what the consequences of that would be. A two day arbitration hearing took place before the arbitral tribunal on May 2 and 3, 2017 in London and the tribunal’s interim final award has been published on  July 18, 2017. The tribunal ruled in favor of Songa Offshore.

Songa Offshore considers that the tribunal’s interim final award is determinative of DSME’s claims in respect of the Rigs (and in respect of any similar claims that DSME might assert in respect of Songa Encourage, the third Cat D rig, and Songa Enabler, the fourth Cat D rig) with an outcome that no payment will be due by Songa Offshore to DSME.

On September 21, 2017, Songa Offshore announced that it had been served with DSME’s application to the English court where DSME is seeking permission to appeal the arbitration award. Songa Offshore considers that DSME’s application was made out of time and has issued a strike out application to the English court.

Songa Offshore will seek to recover its legal costs of the arbitration process. Songa Offshore is also evaluating how to pursue its counterclaims against DSME in respect of Songa Equinox and Songa Endurance for the aggregate amount of USD 65.8 million, as well as the counterclaims in respect to Songa Encourage and Songa Enabler that potentially will be approximately in the same amount.

Performance and Other Key Indicators

Contract Backlog

Contract backlog is defined as the maximum contractual operating day rate multiplied by the number of days remaining in the firm contract period, excluding revenues for mobilization, demobilization and contract preparation or other incentive provisions, which are not expected to be significant to Songa Offshore’s contract drilling revenues. Average contractual day rate relative to Songa Offshore’s contract backlog is defined as the maximum contractual operating day rate to be earned per operating day in the measurement period. An operating day is defined as a day for which a rig is contracted to earn a day rate during the firm contract period after commencement of operations.

The contract backlog represents the maximum contract drilling revenues that can be earned considering the contractual operating day rate in effect during the firm contract period and represents the basis for the maximum revenues in our revenue efficiency measurement.

Songa Equinox,  Songa Endurance,  Songa Encourage and Songa Enabler are operating on the Norwegian Continental Shelf (“NCS”) on long-term contracts with Statoil. Songa Equinox and Songa Endurance were delivered from the DSME yard in 2015 and were in operations on the Troll field on the NCS throughout 2016.

Songa Encourage was delivered from DSME on December 16, 2015 and arrived in Norway on March 16, 2016. The rig received the Acknowledgement of Compliance from the Norwegian authorities on April 7, 2016 and commenced drilling operations on April 11, 2016 under its long-term drilling contract with Statoil in the Norwegian Sea on the NCS.

Songa Enabler was delivered from DSME on March 31, 2016. The rig received the Acknowledgement of Compliance from the Norwegian authorities on July 13, 2016 and commenced drilling operations in the Barents Sea on July 29, 2016 under its long-term drilling contract with Statoil.

Songa Trym completed its contract with Statoil in 2015, while Songa Dee and Songa Delta completed their contracts with Statoil in September and November 2016 respectively. The three rigs are stacked close to Bergen, Norway, while marketed for new work.

The four operating rigs have as per December 31, 2016 an aggregate contract backlog of approximately USD 4.4 billion, with options corresponding to approximately USD 7.7 billion.

Operating and Earnings Efficiency

The operating efficiency ratio is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

The earnings efficiency ratio is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Songa Dee was, during 2016, employed for well workovers and production drilling on the Gullfaks field. The rig completed its contract with Statoil on September 9, 2016. Prior to this period the rig achieved for 2016 an operating efficiency of 100% and an earnings efficiency of 98%. Songa Delta was during 2016 employed for production drilling in relation to Statoil’s fast-track field developments and exploration drilling. The rig ended its contract with Statoil on November 10, 2016. Prior to this period the rig achieved an operating efficiency of 100% and an earnings efficiency of 96%. Songa Trym was stacked throughout 2016.

Songa Equinox was, during 2016, employed under its long-term drilling contract with Statoil at the Troll Field on the Norwegian Continental Shelf, drilling gas production wells, conducting drilling, completion and plugging and abandonment work. The rig achieved an operating efficiency of 91% and an earnings efficiency of 87%. The rig was on Force Majeure for 18 days during the year during a strike where the Songa Group was not a party. Earnings efficiency excluding the effects of the strike was 89%.

Songa Endurance was, during 2016, under its long-term drilling contract with Statoil at the Troll Field, drilling gas production wells, conducting drilling, completion and plugging and abandonment work. The rig achieved an operating efficiency of 87% and an earnings efficiency of 83%. The rig was on Force Majeure for 21 days during the year during a strike where the Songa Group was not a party. Earnings efficiency excluding the effects of the strike was 86%.

Songa Encourage commenced drilling operations on April 11, 2016 under its long-term drilling contract with Statoil and drilled production wells and gas - water injection wells on the Skuld, Heidrun and Smörbukk fields. The rig achieved an operating efficiency of 98% and an earnings efficiency of 96% during 2016.

Songa Enabler was delivered from DSME on March 31, 2016. The rig commenced drilling operations on July 29, 2016 under its long-term drilling contract with Statoil at the Snöhvit Field in the Barents Sea where it drilled gas production wells. The rig achieved an operating efficiency of 99% and an earnings efficiency of 93%. The rig was on Force Majeure for 16 days during the year during a strike where the Songa Group was not a party. Earnings efficiency excluding the effects of the strike was 96%.

The Songa Group experienced eleven recordable incidents in 2016 as per IADC guidelines and definitions, resulting in a Total Recordable Frequency Rate (TRFR) of 4.91 and a Lost Time Incident Frequency Rate (LTI FR) of 1.78 per one million working-hours. Of the eleven incidents, six were Medical Treatment Only (MTO), four were Lost Time Incident (LTI) and one was Restricted Work - Transfer Case (RWTC).

Adjusted EBITDA

Adjusted EBITDA is defined as earnings for the financial year before interest, taxes, depreciation, amortization, impairment and other financial items. Other financial items is defined as revision of estimate of financial assets, discontinued hedge on the currency rate swap, derecognition of financial instruments, gain/loss on released foreign exchange forwards, mark to market change on financial derivatives, currency element in currency and interest swaps, and net foreign exchange loss/(gain).

Operating Results

Year ended December 31, 2016 compared to the year ended December 31, 2015

	For the year ended December 31,
(Amounts in USD ‘000)	2016	2015	Change	% Change
		Unaudited
Revenues	753,111	513,403	239,708	46.7

Operating expenses	(243,426)	(151,719)	(91,707)	(60.4)
Reimbursables	(21,300)	(35,146)	13,846	39.4
General and administrative expenses	(38,351)	(44,581)	6,230	14.0
Other gain and loss	—	(866)	866	nm
Depreciation	(177,487)	(126,344)	(51,143)	(40.5)
Impairment	(144,729)	(521,005)	376,276	72.2
Finance income	4,000	7,318	(3,318)	45.3
Finance expenses	(116,560)	(26,045)	(90,515)	nm
Other financial items	(62,199)	(47,382)	(14,817)	(31.3)

Profit /(loss) before tax	(46,941)	(432,367)	385,426	89.1
Income tax expense	(40,877)	(37,364)	(3,513)	(9.4)
Profit/ (loss) for the year	(87,818)	(469,730)	381,912	81.3

‘nm’ means not meaningful

Revenue – Revenue for the Songa Group was USD 753.1 million in 2016 compared to USD 513.4 million for 2015, an increase of 46.7%. The main reasons for the increase, is the revenue contribution from the four Cat D rigs, Songa Equinox,  Songa Endurance,  Songa Encourage and Songa Enabler of USD 149.1 million, USD 150.0 million, USD 114.0 million and USD 64.8 million, respectively. This is partly offset by the absence of revenue contribution from Songa Trym of USD 155.7 million and lower revenue contribution from Songa Dee and Songa Delta of USD 18.6 and USD 37.7 million respectively. The 2016 revenues were negatively impacted by about USD 10.4 million from an industry strike on the Norwegian Continental Shelf where Songa was not a party.

Operating expenses – Operating expenses increased by 60.4% compared to last year, from USD 151.7 million in 2015 to USD 243.4 million in 2016. The increase in operating expenses is to a large extent due to total operating expenses related to the four Cat D rigs, all being in operation during 2016 of USD 160.3 million. This is partly offset by lower operating expenses of USD 74.1 million related to Songa Trym,  Songa Dee and Songa Delta, as the rigs were fully or partly stacked in 2016.

Rig operating expenses include a non-recurring positive effect of USD 7.8 million from partial change of offshore pension schemes from defined benefit to defined contribution. The decrease in operating expenses from prior year is also due to USD 6.1 million favorable currency fluctuation from a stronger USD. Operating expenses were also generally positively impacted by Songa Offshore’s Supply Chain Initiative.

General and administrative expenses – G&A expenses for the year were USD 38.4 million as compared to USD 44.6 million in 2015, a decrease of 14.0%. The decrease is mainly explained by the rightsizing initiatives, and to favorable currency fluctuation from stronger USD, partly offset by arbitration costs of USD 1.8 million.

Other gains and losses - Decreased from USD 0.9 million in 2015 to nil in 2016. Other losses incurred in 2015 related to bad debt expenses. There were no such losses incurred in 2016.

Depreciation - Depreciation expense was USD 177.5 million in 2016, USD 51.1 million higher than the 2015 depreciation expense, reflecting depreciation of the four Cat D rigs during 2016 of USD 109.0 million. Depreciation for Songa Equinox and Songa Endurance was taken for full year 2016 since the rigs were fully operational. Depreciation of USD 64.8 million is related to the legacy fleet and USD 3.7 million related to other assets.

Impairment - During the year the Songa Group recognized an impairment loss of USD 144.7 million related to Songa Dee,  Songa Delta and Songa Trym owing to the continued decline in the drilling market. This compares to USD 521.0 million in 2015. The 2016 impairment loss consists of USD 63.6 million related to Songa Dee, USD 45.5 million related to Songa Delta and USD 33.5 million related to Songa Trym, as well as USD 2.1 million related to scrapping of obsolete fleet spare parts. No impairment loss has been recognized in 2016 for the Cat D rigs.

Net financial cost - Finance income in 2016 was USD 4.0 million compared to USD 7.3 million in 2015. The decrease is mainly due to lower income earned on the financial assets derived from the sale of Songa Mercur and Songa Venus and the investment in the joint venture established with Opus Offshore Group.

Finance costs in 2016 were USD 116.6 million compared to USD 26.0 million in 2015, an increase of 347.5%. The increase in finance expenses is mainly explained by the finance cost related to the Cat D rigs being charged to the profit and loss from the date of delivery from the DSME yard and to the higher interest cost in relation to the Cat D borrowings as a result of the full drawdown of the loans related to the Cat D rigs. The gross finance costs for 2016 were USD 136.9 million, while capitalized interests were USD 21.5 million. The gross finance costs for 2015 were USD 105.4 million, while capitalized interests were USD 79.4 million.

During 2016 Songa Offshore decided to classify interest paid on the maturity of the interest rate swaps from “Other financial items” to “Interest expense.” As a result the 2015 interest expense of USD 5.4 million has been reclassified to interest expense from other financial items.

Other financial items – Other financial items of USD 62.2 million were recognized in 2016 compared to USD 47.4 million in 2015. Firstly, the Songa Group recorded a write down of USD 33.2 million of various financial assets related to the sale of Songa Mercur and Songa Venus of which USD 23.8 million was charged to profit and loss and an additional USD 9.4 million charged to other comprehensive income. Secondly, negative effects of USD 25.0 million were recognized in relation to foreign exchange revaluation of balance sheet items from a stronger U.S. dollar vs the Norwegian krone. Thirdly, a loss of USD 2.3 million was related to mark-to-market valuation changes of foreign exchange forward contracts. A gain of USD 2.2 million is related to the amortization of the currency rate swap as a result of being discontinued. Finally, other financial items also include USD 13.3 million of charges relating to the de-recognition of financial instruments which comprises of the following: i) a loss of USD 9.4 million for the termination payment relating to the cross currency interest rate swap entered into to hedge the bond NOK 1,400.0 million, which was terminated on January 22, 2016, ii) a gain of USD 5.3 million relating to the replacement of existing cross currency interest rate swaps (Note 5 to the consolidated financial statements included in this proxy statement), iii) a gain of USD 8.2 million arising from the de-recognition of the fair values of the terminated cross currency interest rate swaps; and iv) a loss of USD 17.4 million relating to the conversion of the subordinated convertible bond loan of USD 150.0 into equity as part of the Songa Group’s debt refinancing.

Tax - Income tax charge in 2016 was USD 40.9 million compared to a charge of USD 37.4 million in 2015. The 2016 tax charge is mainly related to USD 41.0 million from derecognition of tax carry forward losses, USD 16.0 million tax from profitable operations and USD 0.8 million from gain on balance sheet revaluation. The effects were partly offset by USD 8.5 million tax credit from impairment of Special Periodic Survey costs, USD 6.3 million operating losses from loss of revenue caused by downtime on the first two Cat D rigs during first quarter of 2016 and USD 2.9 million revenue loss from strike on the NCS.

The tax expense of USD 37.4 million in 2015 is mainly related to USD 14.4 million tax from operations, USD 10.4 million from balance sheet revaluation, USD 7.6 million from cancellation of the Songa Trym contract and USD 5.0 million reconciliation and change of tax rate effect.

Net Loss – Net loss for the year was USD 87.8 million compared to a net loss of USD 469.7 million in 2015.

Year ended December 31, 2015 compared to the year ended December 31, 2014

	For the year ended December 31,
(Amounts in USD ‘000)	2015	2014	Change	% Change
	Unaudited	Unaudited
Revenues	513,403	494,752	18,651	3.8

Operating expenses	(151,719)	(217,119)	65,400	30.1
Reimbursables	(35,146)	(33,196)	(1,950)	(5.9)
General and administrative expenses	(44,581)	(48,678)	4,097	8.4
Other gain and loss	(866)	799	(1,665)	nm

Depreciation	(126,344)	(114,299)	(12,045)	(10.5)
Impairment	(521,005)	(64,899)	(456,106)	nm

Finance income	7,318	3,414	3,904	nm
Finance expenses	(26,045)	(33,546)	7,501	22.4
Other financial items	(47,382)	(43,794)	(3,588)	(8.2)

Profit /(loss) before tax	(432,367)	(56,566)	(375,801)	nm
Income tax expense	(37,364)	(97)	(37,267)	nm
Profit/ (loss) for the year	(469,730)	(56,633)	(413,097)	nm

‘nm’ means not meaningful

Revenue – Revenue for the Songa Group was USD 513.4 million in 2015 compared to USD 494.8 million for 2014, an increase of 3.8%. The main reasons for the increase are the Songa Trym contract cancellation fee of USD 41.1 million, that accelerated January and February 2016 revenue into 2015, revenue contributions from an additional rig as compared to 2014 (Songa Equinox commenced drilling operations from December 7 under its long-term drilling contract with Statoil), full year revenue from Songa Dee in 2015 compared to 2014 as a result of being out of service for its special periodic survey for a period in the fourth quarter of 2014, partly offset by lower revenue contribution from Songa Trym due to its contract cancellation and 75.0% suspension rate for 18 days in 2015, as well as the absence of revenue contributions from Songa Venus and Songa Mercur, which were sold to Opus Offshore in July 2014.

Operating expenses – Operating expenses decreased by 30.1% in 2015 compared to 2014, from USD 217.1 million in 2014 to USD 151.8 million in 2015. The decrease in operating expenses is to a large extent due to favorable currency fluctuation from stronger USD and the divestment of Songa Mercur and Songa Venus from July 2014, partly offset by Songa Equinox being in operation for a period in December 2015 and higher Songa Dee operating costs in 2015, as certain operating expenses incurred during the 2014 yard stay were partly capitalized.

General and Administrative (G&A) expenses – G&A expenses for the year were USD 44.6 million compared to USD 48.7 million in 2014, a decrease of 8.4%. The decrease is mainly due to lower South East Asia G&A cost in 2015, reflecting the Songa Mercur and Songa Venus divestments, and favorable currency fluctuation from stronger USD.

Other gains and losses – Other gains and losses decreased from a gain of USD 0.8 million in 2014 to a loss of USD 0.9 million in 2015. In 2015, Other losses related to bad debt expenses, while the other gain in 2014 related to the pay-out of a one-off insurance claim.

Depreciation – Depreciation expense was USD 126.3 million in 2015, USD 12.0 million higher than the 2014 depreciation expense, primarily reflecting Songa Equinox depreciation in December 2015 and 2014 Songa Dee Scheduled Periodic Survey, which is depreciated over five years, partly offset by absence of the Songa Mercur and the Songa Venus divestment.

Impairment – During 2015, the Songa Group recognized an impairment loss of USD 521.0 million related to the Songa Dee, the Songa Delta and the Songa Trym owing to the decline in market day rates in 2015 and into 2016. This compares to USD 64.9 million in 2014. The 2015 impairment loss consists of USD 87.5 million related to Songa Dee, USD 187.5 million related to Songa Delta and USD 245.5 million related to Songa Trym, as well as USD 0.6 million related to scrapping of obsolete fleet spare parts. No impairment loss has been recognized in 2015 for the Cat Ds.

Finance income – Finance income in 2015 was USD 7.3 million compared to USD 3.4 million in 2014. The increase is mainly due to additional income earned on the financial assets derived from the sale of Songa Mercur and Songa Venus and the investment in the joint venture established with Opus Offshore Group.

Finance expenses – Finance costs in 2015 were USD 26.0 million compared to USD 33.5 million in 2014, a decrease of 22.4%. The decrease is mainly explained by the additional capitalization of the finance cost related to Cat D newbuilds. The gross finance costs for 2015 were USD 100.1 million, while capitalized interest costs were USD 74.1 million. The gross finance costs for 2014 were USD 85.3 million, while capitalized interests were USD 51.7 million.

Other financial items – Other financial items of USD 47.4 million were recognized in 2015 compared to USD 43.8 million in 2014. USD 15.3 million is attributable to the Songa Mercur sale, where estimates for two earn-out arrangements have been reassessed and reduced in light of the weaker drilling market. USD 51.1 million represents realized foreign exchange losses in relation to forward transactions. This was partly offset by a gain of USD 13.6 million, primarily related to unrealized mark to market valuation changes of foreign exchange forward transactions. The foreign exchange items are reflecting the sharp appreciation of the U.S Dollar vs. the Norwegian Kroner during the year.

Tax – The tax expense in 2015 reflects USD 5.9 million related to profit from ongoing operations for the quarter and USD 5.7 million in relation to the recognition of the Songa Trym cancellation fee, while USD 3.3 million represents a full year reconciliation effects of taxes. In addition, USD 6.3 million relates to revaluation of the NOK denominated deferred tax asset, USD 4.0 million represent tax related to revaluation of other balance sheet items and USD 1.7 million relates to the decreased value of the deferred tax assets due to the change in the Norwegian corporate tax rate from 27% to 25%. Moreover, charges for 2015 include an amount of USD 10.4 million for non-cash nature related to the Norwegian operations.

Nine months ended September 30, 2017 compared to the nine months ended September 30, 2016

	For the nine-month period
	ended September 30,
(Amounts in USD ‘000)	2017	2016	Change	% Change
	Unaudited	Unaudited
Revenues	509,330	566,461	(57,131)	(10.1)

Operating expenses	(172,613)	(179,314)	(6,702)	(3.7)
Reimbursables	(11,811)	(17,808)	5,997	33.7
General and administrative expenses	(28,124)	(26,225)	(1,900)	(7.3)
Other gain and loss	—	(31)	31	nm

Depreciation	(137,938)	(131,915)	(6,023)	(4.6)
Impairment	(6,708)	(118,000)	111,292	nm

Finance income	4,027	1,824	2,203	120.8
Finance expenses	(104,940)	(74,644)	(30,296)	(40.6)
Other financial items	(13,978)	(33,437)	19,460	58.2

Profit /(loss) before tax	37,246	(13,088)	50,334	nm
Income tax expense	(787)	2,047	(2,834)	nm
Profit/ (loss) for the year	36,459	(11,041)	47,500	nm

‘nm’ means not meaningful

Revenue for the nine months of 2017 was USD 509.3 million, compared to USD 566.5 million for the nine months of 2016. The main reason for the decrease is the change in Songa Offshore’s operating fleet, as described below.

The movement in revenue is primarily due to the increased revenue contribution from Songa Equinox,  Songa Endurance and Songa Encourage of USD 11.9 million, USD 20.7 million, and USD 28.0 respectively, as well as revenue from Songa Enabler of USD 87.6 million that commenced its drilling contract in July 2016. This is partly offset by the absence of revenue contribution from Songa Delta and Songa Dee of USD 97.5 million and USD 91.7 million respectively.

Further, the decrease in revenue was also due to the absence of deferred revenue amortization from Songa Delta and Songa Dee of USD 20.1 million. This is partly offset by the deferred revenue amortization for Songa Encourage and Songa Enabler of USD 3.7 million in relation to the Cat D mobilization fees that are amortized over the firm contract periods from the rigs’ April and July 2016 contract commencements.

Operating expenses – Rig operating expenses were USD 172.6 million, compared to USD 179.3 million in the corresponding prior year first nine months. The decrease of USD 6.7 million is primarily explained by the higher operating expenses of USD 57.0 million of operating expenses related to the four Cat D rigs, all being in operation in the first nine months of 2017 while Songa Enabler only operated for two months in the nine months of 2016, which was more than offset by lower operating expenses of USD 60.0 million related to Songa Dee and Songa Delta as the rigs are not operating in the nine months and the foreign exchange effects from a stronger USD of USD 4.7 million. The dollar exposure is managed through a hedging program and the offsetting gains or losses associated with the strategy are reported under Other Financial Items, where there is a corresponding gain in the period.

Nine months operating expenses related to the Cat D rigs totaled USD 167.4 million, including a USD 1.3 million positive effect from the insurance coverage of certain costs related to the Songa Encourage water ingress incident in January 2017. These costs were reported as ordinary rig operating costs in first quarter 2017. This was partly offset by other non-recurring items of USD 1.2 million. Operating expenses related to the three idle rigs totaled USD 5.2 million, including a late USD 1.0 million non-recurring pension provision, related to certain changes in pension plans in 2012.

General and Administrative (G&A) expenses – G&A expenses were USD 28.1 million compared to USD 26.2 million in the corresponding prior year nine months. The nine months of 2017 G&A costs include approximately USD 2.7 million of fees related to the Transocean transaction, USD 1.9 million of non-cash costs related to the Songa Offshore Long-Term Incentive Plan and USD 1.0 million related to the DSME arbitration.

Depreciation – Depreciation was USD 137.9 million compared to USD 131.9 million in the nine months of 2016, an increase of USD 4.0 million, primarily due to Songa Enabler not being in operation for the full nine months in 2016, partly offset by lower depreciation for the three idle rigs of USD 19.8 due to the impairment occurred in 2016. The nine months depreciation is related to USD 103.4 million to the Cat D rigs, USD 31.5 million to the legacy fleet and USD 2.7 million to other assets.

Impairment – Songa Offshore has recorded an impairment charge of USD 6.7 million in the nine months of 2017 compared to USD 118.0 million in the last year’s corresponding nine months. The impairment charge for the nine months 2017 is primarily related to Songa Trym. The impairment charges in 2016 consists of USD 46.6 million related to Songa Dee, USD 45.5 million of Songa Delta, and USD 25.9 million  of Songa Trym.

Net financial cost – Finance income in the nine months of 2017 was USD 4.0 million compared to USD 1.8 million in the nine months of 2016. The increase is mainly due to higher income earned on the financial assets derived from the sale of Songa Mercur and Songa Venus and the investment in the joint venture established with Opus Offshore Group.

Finance expenses for the nine months of 2017 were USD 104.9 million compared to USD 74.6 million for the nine months of 2016. The increase of USD 23.3 million from the nine months of 2016 to the nine months of 2017 is primarily explained by the finance cost related to the Cat D rigs that in the nine months of 2017 are fully charged to the Consolidated Statement of Income. The corresponding previous year nine months interest finance costs related to Songa Enabler were capitalized as part of the construction project, as finance costs were capitalized up to the commencement of the drilling contracts. The gross finance costs for the nine months of 2017 were USD 104.9 million, while there was no capitalized interest. The gross finance costs for the nine months of 2016 were USD 95.0 million, while capitalized interests were USD 21.5 million.

Other financial items – Other financial items were negative by USD 14.0 million for the nine months of 2017. This is due to a reclassification of a USD 9.4 million non-cash write-down of financial assets related to the sale of Songa Mercur and Songa Venus to Opus Offshore. This item was in 2016 charged to Other Comprehensive Income (“OCI”), while in the nine months 2017 it has been reclassified to flow through the Statement of Income by crediting OCI and charging Other financial items. During the nine months ended September 30, 2017 a further non-cash amount of financial assets of USD 11.1 million was written-down as a revision of estimate of financial assets in relation to the sale of Songa Mercur and Songa Venus to Opus Offshore, where Songa Offshore now carries financial asset of USD 11.5 million. The 2016 corresponding first nine months were negative by USD 33.4 million.

Moreover, negative effects of USD 4.1 million were recognized in relation to foreign exchange revaluation of balance sheet items from a stronger U.S. dollar vs the Norwegian krone. Finally, a gain of USD 1.0 million was reported, related to mark-to-market valuation changes of foreign exchange forward contracts.

Tax – Income tax expense for the nine months of 2017 was USD 0.8 million compared to a credit of USD 2.0 million for the nine months of 2016.

Net Profit/Loss – Profit for the nine months of 2017 was USD 36.5 million, compared to a loss of USD 11.0 million in the nine months of 2016, primarily reflecting the 2016 impairment charge.

Management Performance Measures

Management internally uses Adjusted EBITDA which is defined as earnings for the financial year before interest, taxes, depreciation, amortization, impairment and other financial items. Other financial items is defined as revision of estimate of financial assets, discontinued hedge on the currency rate swap, derecognition of financial instruments, gain/loss on released foreign exchange forwards, mark to market change on financial derivatives, currency element in currency and interest swaps, and net foreign exchange loss/(gain).

These are non-IFRS measures and should be considered in connection with Songa Offshore’s consolidated financial statements, included elsewhere within this proxy statement. These non-IFRS measures may not be comparable to other similarly titled measures of other companies, should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with IFRS. A presentation of profit in accordance with IFRS is available in the Songa Group’s consolidated financial statements, included elsewhere within this proxy statement.

Based on the above definition, the reconciliation of profit for the financial year from continuing operations to Adjusted EBITDA is set out below:

Year ended December 31, 2016 compared to the year ended December 31, 2015

	For the year ended December 31,
(Amounts in USD ‘000)	2016	2015	2014
		Unaudited	Unaudited
(Loss) for the year from continuing operations	(87,818)	(469,730)	(56,633)

Finance income	(4,000)	(7,318)	(3,414)
Finance expenses	116,560	26,045	33,546
Income tax expense	(40,877)	37,364	97
Depreciation	177,487	126,344	114,299
EBITDA	243,107	(287,295)	87,895

Impairment	144,729	521,005	64,899
Other financial items	62,199	47,382	43,794

Adjusted EBITDA	450,034	281,091	196,588

Earnings before interest, tax, depreciation and amortization (EBITDA) for 2016 was USD 450.0 million compared to USD 281.1 million in 2015, representing an EBITDA margin of 59.8% compared to 54.8% and 39.7% in 2015 and 2014, respectively.

Nine months ended September 30, 2017 compared to the nine months ended June 30, 2016

	For the nine months ended September 30,
(Amounts in USD ‘000)	2017	2016
		Unaudited
Profit/(Loss) for the year from continuing operations	36,459	(11,041)

Finance income	(4,027)	(1,824)
Finance expenses	104,940	74,644
Income tax expense/(credit)	787	(2,047)
Depreciation	137,938	131,915
EBITDA	276,097	191,647

Impairment	6,708	118,000
Other financial items	13,978	33,437

Adjusted EBITDA	296,783	343,084

Financial Condition, Liquidity and Capital Resources

Financing Developments

In June 2017, the Songa Group agreed with the Songa Equinox and Songa Endurance senior lenders to remove a cash sweep mechanism in the loan agreements that otherwise would commence in June 2017. As part of the agreement, Songa Offshore has repaid USD 10 million against the facilities using restricted deposits accounts related to the financing arrangement. The deposit arrangement for the senior secured loan facility will be discontinued.

In April 2017, Songa Offshore made a mandatory prepayment against the credit facilities secured by rigs Songa Dee,  Songa Trym and Songa Delta of USD 35.5 million as a result of the Songa Delta Scheduled Periodic Survey not being performed when due. The credit facilities mature in full in March 2018 and the installments in the period May 2017 to March 2018 will thus be reduced accordingly.

During the nine-month period to September 2017, Songa Offshore received notices for exercise of 21,335,352 warrants. Following the exercise of the warrants, Songa Offshore’s number of outstanding warrants has been reduced to 78,932 as of end of September 2017.

During the nine-month period to September 2017, Songa Offshore issued 222,000 new shares at par value for delivery under the Songa Offshore Long-Term Incentive Program.

During the nine-month period to September 2017, Songa Offshore received conversion notices from holders of the outstanding convertible bond of USD 6,631,420. Following the conversions, the outstanding principal amount of the convertible bond has been reduced to USD 108.7 million as of end of September 2017.

Following the share issue and the exercise of warrants, the number of ordinary Songa Shares has increased to 137,616,041 as of end of September 2017.

In connection with the delivery of Songa Enabler on March 31, 2016, Songa Offshore utilized the credit facilities related to the rig. These fully utilized facilities total USD 550.0 million of which USD 90.0 million were used to repay the pre- delivery loan.

In connection with the comprehensive refinancing of the Songa Group, launched on March 15, 2016, a bridge bond of USD 91.5 million was issued on March 17, 2016 and funded by certain of Songa Offshore’s largest stakeholders. The bridge loan was converted into the new subordinated convertible bond on April 20, 2016 (see below).

During the nine-month period ended September 30, 2016, the Songa Group aligned the minimum cash financial covenant across all debt facilities at USD 50.0 million.

In relation to the drawdown of the post-delivery facilities for Songa Encourage and Songa Enabler, USD 23.9 million and USD 17.4 million were deposited due to certain market value clauses in the loan agreements, reflecting decreasing broker rig valuations. On June 30, 2016 the Songa Group made a voluntary prepayment of the abovementioned deposits against the credit facilities.

Refinancing

On April 11, 2016, the amendments to the Songa Group’s bond loans were supported by qualified majorities across all three bonds series at the respective bondholder meetings, and were thus duly approved. The approved amendments included a full conversion to equity of the USD 150 million existing convertible bond SONG06. In addition, significant interest reductions, maturity extensions and other amendments were approved by the senior unsecured SONG04 and SONG05 bond loans of NOK 1,400.0 and NOK 750.0 million respectively, as well as for the Perestroika USD 50.0 million shareholder loan.

On April 13, 2016, a subsequent equity offering of up to USD 25 million was announced. The subscription price in the subsequent equity offering was NOK 0.15, with a maximum of 1,418,100,000 shares to be issued.

On April 20, 2016, the Songa Group successfully fulfilled all the contemplated conditions for the refinancing. As part of this, Songa Offshore issued:

•	The new USD 125 million subordinated convertible bond loan, by an amendment and increase of the bridge bond loan issued on March 17, 2016.
•

In total 8,466,839,157 new Class A shares of nominal value of EUR 0.001 each were issued, of which (a) 7,347,678,915 shares were issued as part of a full conversion of Songa Offshore’s previous USD 150 million subordinated convertible bond loan SONG06; (b) 608,399,269 shares were issued as equity compensation for conversion of accrued interest under Songa Offshore’s senior unsecured SONG04 bond loans, and for reducing future interest payments; (c) 325,889,248 shares were issued as equity compensation for conversion of accrued interest under Songa Offshore’s senior unsecured bond loan SONG05, and for reducing future interest payments and (d) 184,871,725 shares were issued as equity compensation for conversion of accrued interest under Songa Offshore’s shareholder loan from Perestroika, and for reducing future cash flow interest payments. The Class A shares had equal rights as and ranked pari passu with Songa Offshore’s existing ordinary shares, also with respect to voting and dividends.

•

In total 2,141,427,856 transferable warrants to the subscribers of the new convertible bond, such warrants being exercisable in the period from April 20, 2017 up to April 20, 2019 and giving the holder the right to subscribe for one new share (in bundles of 10) per warrant at a price per share equal to their nominal value of EUR 0.001. After the 100:1 reverse share split a total of 21,414,284 transferable warrants giving the holder the right to subscribe for one new share (in bundles of 10) per warrant at a price per share equal to their nominal value of EUR 0.10.

•

On June 15, 2016, the Songa Group announced the final result and allocation of the subsequent offering. In total, 1,418,100,000 shares had been allocated and issued at the subscription price of NOK 0.15 per share.

•	The 8,466,839,157 Class A-shares that were issued in April 2016 as part of the refinancing of the Songa Group, were converted to ordinary, tradeable shares on November 16, 2016.

Changes in Debt

On December 16, 2016, the Songa Group agreed with Perestroika that the first installment of USD 16.7 million of the shareholder loan, initially due in June 2018, will be deferred by eighteen months to December 2019. A reset of the interest rate to 3 months LIBOR + 9.00% was agreed for the deferral period.

On December 16, 2016, it was approved by the bondholders’ meeting that the first installment of NOK 466,500,000, on the NOK 1,400 million senior unsecured bond will be deferred by twelve months, from May 2018 to May 2019. A reset of the interest rate was agreed to 10.5% for the bond for the deferral period.

Reverse Share Split

In order for the Songa Group to ensure compliance with section 2.4 of the Oslo Stock Exchange continuing obligations and to secure adequate pricing of the share above NOK 1, the Songa Group on December 12, 2016 performed a 100:1 reverse share split.

Cash Flow

The Songa Group’s primary sources of liquidity are cash provided by operating activities and external committed borrowings.

Total cash and cash equivalents as at the end of the year were USD 175.8 million, compared to USD 168.4 million at year end 2015. Free and available cash as at the end of the year were USD 147.7 million, compared to USD 96.1 million at year end 2015.

The following table summarizes cash flows:

Year ended December 31, 2016 compared to the year ended December 31, 2015

	For the year ended December 31,
(Amounts in USD ‘000)	2016	2015	Change	% Change
		Unaudited
Net cash flow from operating activities	317,664	144,320	173,344	120.1
Net cash flow used in investing activities	(595,457)	(1,649,277)	1,053,820	63.9
Net cash flow from financing activities	329,473	1,373,702	(1,044,229)	(76.0)
Net increase/(decrease) in cash and cash equivalents	51,681	(131,255)	182,936	139.4

Net cash generated from operating activities for the year was USD 317.7 million compared to USD 144.3 million in 2015. The main reason for the increase is due to higher operating cash flow of USD 168.1 million from a larger operating fleet.

Net cash used in investing activities for the year was USD 595.5 million, compared to net cash used in investing activities of USD 1,649.3 million in 2015. This decrease is primarily driven by only the final yard installment for Songa Enabler that was made in 2016, whereas in 2015 Songa Offshore made final yard installments for three Cat D rigs.

Net cash generated from financing activities for the year was USD 329.5 million compared to USD 1,373.7 million in 2015. This is a mainly reflecting the proceeds from the full draw down of the Songa Enabler financing of USD 550.0 million, the proceeds from the issue of the new convertible bond of USD 125.0 million and USD 25.0 million from the proceeds from the share issue. This is partly offset by USD 367.3 million used for the repayment of bond and bank loans.

Net increase in cash and cash equivalents for the year was USD 51.7 million compared to a net decrease of USD 131.1 million in 2015. This is as a result of the above mentioned changes.

Year ended December 31, 2015 compared to the year ended December 31, 2014

	For the year ended December 31,
(Amounts in USD ‘000)	2015	2014	Change	% Change
	Unaudited	Unaudited
Net cash flow from operating activities	144,320	42,364	101,956	240.7
Net cash flow from (used in) investing activities	(1,649,277)	(126,321)	(1,522,956)	(1,205.6)
Net cash flow from financing activities	1,373,702	(113,052)	1,486,754	nm
Net increase/(decrease) in cash and cash equivalents	(131,255)	(197,008)	65,753	33.4

‘nm’ means not meaningful

Net cash generated from operating activities for the year was USD 144.3 million compared to USD 42.4 million in 2014. The main reasons for the increase are due to higher operating cash flow of USD 82.5 million and to a positive working capital movement of USD 19.4 million.

Net cash used in investing activities for the year was USD 1,649.3 million, compared to net cash used in investing activities of USD 126.3 million in 2014. This increase is mainly driven by the final yard installments for three of the Cat D rigs and other capital expenditures related to the Cat D newbuilds.

Net cash generated from financing activities for the year was USD 1,373.7 million compared to net cash used in financing activities of USD 113.1 million in 2014. This is a mainly reflecting the proceeds from the full draw down of the Songa Equinox and Songa Endurance financing of USD 910.0 million, Songa Encourage loan of USD 550.0 million, Songa Enabler loan pre-delivery tranche of USD 90.0 million, and USD 50.0 million related to the shareholder loan from Perestroika, partly offset by USD 316.3 million used for loan repayments.

Net decrease in cash and cash equivalents for the year was USD 131.1 million compared to a net decrease of USD 197.0 million in 2014. This is as a result of the above mentioned changes.

At December 31, 2015 the Songa Group had USD 550.0 million of unutilized financing facilities in relation to the financing of Songa Enabler that is available upon repayment of the current pre-delivery financing of USD 90.0 million.

Nine months ended September 30, 2017 compared to the nine months ended September 30, 2016

	For the nine months ended September 30,
(Amounts in USD ‘000)	2017	2016	Change	% Change
	Unaudited	Unaudited
Net cash flow from operating activities	220,591	215,624	4,967	2.3
Net cash flow from (used in) investing activities	(22,762)	(591,292)	568,530	96.2
Net cash flows (used in)/ generated from financing activities	(234,909)	395,062	(629,971)	nm
Net increase/(decrease) in cash and cash equivalents	(37,079)	19,395	(56,474)	nm

‘nm’ means not meaningful

Contractual Obligations

Cash payments required for bank loans, bond loans, cross currency interest rate swaps, operating leases and capital commitments relating to operating costs for the Cat D rigs in effect at December 31, 2016, are summarized, on an undiscounted basis, in the following table:

	Payments due by period
Contractual Obligations (Amounts in USD ‘000)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Bank Loans(1)	2,421,522	347,112	603,655	1,015,996	454,759
Bond Loans(1)	431,801	8,573	118,087	305,141	—
Cross Currency Interest Rate Swaps(2)	146,139	11,532	47,967	86,640	—
Operating lease obligations(3)	10,343	2,517	1,661	1,317	4,849
Capital commitments(4)	64,000	16,000	12,000	36,000	—
Total	3,073,805	385,734	783,370	1,445,094	459,608

(1)	For more information about the Songa Group’s bank and bond loans, see note 21 to the Songa Group’s consolidated financial statements included elsewhere in this proxy statement.
(2)	See note 5 to the Songa Group’s consolidated financial statements included elsewhere in this proxy statement for more information about the cross currency interest rate swaps.
(3)

Operating lease obligations represent estimated lease payments related to the leases of various offices and warehouses. See note 5 to the Songa Group’s consolidated financial statements included elsewhere in this proxy statement.

(4)

Capital commitments represent contractual obligations relating to investment in newbuilds and planned surveys on the rigs. See note 5 to the Songa Group’s consolidated financial statements included elsewhere in this proxy statement.

Contingencies

Tax Matters - Re-domiciliation to Cyprus in 2009 - Exit Tax

Songa Offshore moved from Norway to Cyprus in May 2009. According to the Norwegian Tax Act Section 10‑71 prevailing in 2009, a company that emigrates and ceases to be tax resident in Norway is subject to exit tax.

On March 2, 2011, EFTA Surveillance Authority (“ESA”) sent a “reasoned opinion” to the Norwegian Ministry of Finance for failing to comply with its obligations under Articles 31, 34 and 40 of the Agreement on the European Economic Area by imposing immediate taxation on companies that transfer their seat or assets and liabilities to another EEA State and on the shareholders of such companies and for breach of the SE regulation.

On the November 25, 2014 the tax office delivered its exit tax decision in this case.

The tax office found that the exit as such was regulated by the Tax Act section 10‑71 and further that section 9‑14 was inapplicable.

The tax office increased the taxable income of the Songa Offshore by NOK 1.8 billion and the tax office set off the increased income directly against the carry forward of losses. Further the tax office did not refer the exit tax to the gain/loss account. Administratively the decision is final, and there is no further latent exit tax. Songa Offshore challenged this matter.

On December 6 and 7, 2016, the case was heard before the Oslo District Court. On January 16, 2017, Songa Offshore received the judgement from the Oslo District Court in favor of the State. The court held that the exit tax decision is valid. The court believed that a situation where a company moves the company and rigs out of Norway, and a situation where a company moves out rigs, are two different situations, and not in breach of the European Economic Area (EEA)-agreement.

Furthermore, the court held that the exit tax was not disproportionate. As a consequence, the NOK 1.8 billion increase of Songa Offshore’s taxable profit for the year 2009 remains unchanged. For the income years 2009‑2015, the judgment does not result in any payable tax.

For 2016, Songa Offshore will partly be in tax paying position and based on results for the Norwegian entities for 2016, the 2016 payable tax is estimated to be approximately USD 10 million.

Songa Offshore assessed the legal opinions obtained in respect to the above case and as a result appealed the case. As Songa Offshore was of the opinion that it was more likely than not that it would win the case, Songa Offshore kept the tax asset of approximately USD 41 million in the 2016 financial statements which were issued in April 2017. However, reassessing the case in September 2017, the deferred tax asset of USD 19.8 million has been written off and Songa Offshore recognised a deferred tax liability of USD 11.3 million and tax payable of USD 9.8 million.

See also “Notes to Songa Offshore’s Consolidated Financial Statements—Note 29—Contingent liabilities,” included elsewhere in this proxy statement.

DSME Arbitration Case

In July 2015, Songa Offshore received from DSME notices of arbitration in respect of the construction contracts for the Cat D rigs.

On November 2015, DSME delivered claim submissions in respect of the construction contracts for the first two Cat D rigs, Songa Equinox and Songa Endurance. DSME’s claim relates to alleged cost overruns and additional work in relation to the Rigs due to what DSME alleges were inherent errors and omissions in the design documents (as often referred to as the FEED package). Total claims were USD 373.0 million, including claims for the recovery of USD 44.0 million in repayment of Liquidated Damages. Songa Offshore considers that DSME is solely responsible for the delays to the Rigs and any attempt by DSME to recover cost overruns has no merit due to the “turn-key” nature of the construction contracts and Songa Offshore will vigorously defend the claims asserted by DSME.

On March 18, 2016 Songa Offshore submitted its defense in the arbitrations. Along with its defense, Songa Offshore submitted counterclaims in respect of the two rigs for the aggregate amount of USD 65.8 million, by means of which Songa Offshore intends to recover damages caused by the default of DSME.

As previously reported, Songa Offshore remains confident of, and will vigorously defend, its position, since it is of the view that DSME is responsible for the delays and any attempt to recover cost overruns is of no merit due to the “turn-key” nature of the construction contracts. In this respect, Songa Offshore has obtained legal opinions from highly reputable law firms in the UK and Norway and from a Queen’s Counsel all of which confirm the Songa Offshore’s position.

On July 21, 2017, the arbitral tribunal published its interim final award in favor of Songa Offshore. As previously reported, Songa Offshore had submitted its defense to the claims asserted by DSME in arbitrations related to the Rigs, in which DSME asserted aggregate claims of USD 329.0 million, along with a request for repayment of liquidated damages in a total amount of USD 43.8 million, totaling to USD 372.8 million. The claims asserted related to alleged cost overruns and additional work in relation to the Rigs due to what DSME alleges were inherent errors and omissions in the design documents (as often referred to as the FEED package).

A question as to the legal interpretation of the rig construction contracts was put to the arbitral tribunal constituted in respect of the arbitrations on a preliminary basis. That question was to ascertain which party had responsibility for the FEED package and what the consequences of that would be. A two-day arbitration hearing took place before the arbitral tribunal on May 2 and 3, 2017 in London.

Songa Offshore considers that the tribunal’s interim final award should be determinative of DSME’s claims in respect of the Rigs (and in respect of any similar claims that DSME might assert in respect of the Songa Encourage, the third Cat D rig, and the Songa Enabler, the fourth Cat D rig) with an outcome that no payment will be due by Songa Offshore to DSME.

On September 21, 2017, Songa Offshore announced that it had been served with DSME’s application to the English court where DSME is seeking permission to appeal the arbitration award. Songa Offshore considers that DSME’s application was made out of time and has issued a strike out application to the English court.

Songa Offshore will seek to recover its legal costs of the arbitration process.

Songa Offshore is also evaluating whether to pursue its counterclaims against DSME in respect of Songa Equinox and Songa Endurance for the aggregate amount of USD 65.8 million, as well as the counterclaims in respect to Songa Encourage and Songa Enabler that potentially will be approximately in the same amount.

See also “Notes to Songa Offshore’s Consolidated Financial Statements—Note 29—Contingent liabilities,” included elsewhere in this proxy statement.

Borrowings of the Songa Group

As of September 30, 2017, total drawn and outstanding debt for the Songa Group consisted of the following:

Borrowings	Outstanding principal (millions)		Interest rate	Maturity
Songa Equinox – Junior	USD	93.0	7.50% Fixed	Jun 2025
Songa Equinox – Senior	USD	303.0	LIBOR + 3.00%	Jun 2021*
Songa Endurance – Junior	USD	96.0	7.50% Fixed	Aug 2025
Songa Endurance – Senior	USD	312.3	LIBOR + 3.00%	Aug 2021*
Songa Encourage	USD	454.1	LIBOR + 2.50%	Dec 2020*
Songa Enabler	USD	472.6	LIBOR + 2.50%	Mar 2021*
Songa Dee, Trym and Delta	USD	33.1	LIBOR + 2.75%	Mar 2018
Shareholder Loan	USD	50.0	2.55% Fixed**	Dec 2020
SONG04 Bond	NOK	1,400.0	2.55% Fixed***	Nov 2020
SONG05 Bond	NOK	750.0	2.45% Fixed****	Jun 2021
SONG07 Convertible bond	USD	108.7	2.00% Fixed	Apr 2022

*         Certain tranches have longer maturities

**       2.55% fixed interest until June 30, 2018, LIBOR + 9.00% until December 30, 2019, and LIBOR + 6.50% until maturity

***     2.55% fixed interest until May, 17 2018, 10.50% until May 17, 2019, and 6.90% until maturity

****   2.45% fixed interest until December 11, 2018, and 6.00% until maturity

All bank loans are secured by the relevant rig(s) and parts of the bank facilities are also guaranteed by GIEK (Garantiinstituttet for Eksportkreditt) and commercial banks in respect of certain bank loan facilities with Eksportfinans as lender. The shareholder loan and bonds are all unsecured. Transocean has agreed to purchase from Perestroika the shareholder loan for Exchangeable Bonds at a price of 100% of the principal amount of the loan.

All bank loans and bonds contain change of control provisions, which are expected to be triggered by the completion of the Offer. Songa Offshore has received waivers, subject to certain conditions, for change of control provisions in certain of Songa Offshore's debt. Transocean also expects to refinance and/or repurchase certain of Songa Offshore's debt following the completion of the Offer. See “Terms of the Offer—Refinancing of Certain Songa Offshore Indebtedness” for further information on the refinancing of debt.

For further information on the borrowings of the Songa Group, see Note 8 to the Songa Group’s unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement.

Critical and Significant Accounting Policies and New Accounting Pronouncements

For information regarding Songa Offshore’s critical and significant accounting policies, as well as recent accounting pronouncements, see Note 2 and Note 4 to Songa Offshore’s consolidated financial statements, included elsewhere in this proxy statement.

Cautionary Statement Regarding Forward Looking Statements

Songa Offshore has made or implied certain forward-looking statements in this proxy statement which are made as of the end of the time frame referenced in this proxy statement. These forward-looking statements represent the Songa Offshore’s goals, and results could vary materially from those expressed or implied. As time passes, the relevance and accuracy of forward-looking statements may change. Some factors that could cause Songa Offshore’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to: (a) product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; (b) Songa Offshore as a whole include those listed plus: changes in senior management; successful or unsuccessful acquisitions and divestitures; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in Songa Offshore’s containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of Songa Offshore’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives and interest rates affecting Songa Offshore’s debt; and successful or unsuccessful acquisitions and divestitures. If Songa Offshore is unable to achieve its goals, then Songa Offshore’s actual performance could vary materially from those goals expressed or implied in the forward-looking statements. Songa Offshore currently does not intend to publicly update forward-looking statements except as it deems necessary in interim or annual earnings reports.

Quantitative and Qualitative Disclosures About Market Risk

The Songa Group’s activities are primarily exposed to the financial risks of changes in foreign exchange rates and interest rates (see below). The Songa Group enters into derivative financial instruments to manage its exposure to interest rate and foreign currency risk, including but not limited to:

•	foreign exchange forward contracts and options to hedge foreign exchange payments related to operating expenses
•	interest rate swaps to hedge the risk of rising interest rates
•	cross currency interest rate swaps to hedge the risk of rising interest rates and fluctuations in currency rates

Currency Risk

Currency risks arise from the multi-currency cash flows within Songa Offshore. The Songa Group is exposed to foreign currency risks related to its operations. Songa Offshore’s rig operating expenses, as well as its G&A costs, are largely NOK-denominated. The Songa Encourage and Songa Enabler day rates are partly paid in NOK to provide a natural currency hedge, while for the other rigs the day rates are paid in USD only. In order to manage its NOK exposure, Songa Offshore is actively using hedging instruments. The Songa Equinox and Songa Endurance day rates are denominated in USD.

Contracts are entered into when the Songa Group finds it in line with the overall foreign exchange risk strategy. The Songa Group also enters into derivative agreements to mitigate the risk of exchange rate fluctuations.

Interest Rate Risk

Changes in interest rates on interest bearing receivables and floating rate debt in different currencies create interest rate risk. The objective of Songa Offshore’s interest rate risk management is to manage its exposure to the impact of changes in interest rates in the currencies in which debt is borrowed.

The Songa Group is exposed to fluctuations in floating interest rates. The risk is managed by maintaining an appropriate mix between fixed and floating rate borrowings and by the use of financial instruments to mitigate risk associated with fluctuations in interest. Specifically, the Songa Group manages its cash flow interest rate risk by using floating-to-fixed interest rate swaps. Under these swaps, the Songa Group agrees with financial institutions to exchange, at specific interval (mainly quarterly), the difference between fixed contract rates and floating rate interest amounts calculated by reference to the agreed notional principal amounts.

See also “Notes to Songa Offshore’s Consolidated Financial Statements—Note 5—Financial risk management,” included elsewhere in this proxy statement, for further information on quantitative and qualitative information on the identified financial risks.

TRANSOCEAN CORPORATE GOVERNANCE

We are committed to upholding high standards of corporate governance and business conduct and believe that we have maintained good corporate governance practices for many years.

In November 2016, the Transocean Board adopted a Code of Integrity that updated and replaced our previous Code of Integrity. We regularly review and, as necessary, update our Code of Integrity. We conduct online mandatory training for our employees and officers on our Code of Integrity and other relevant compliance topics. We also require all our officers and managerial and supervisory employees to certify compliance with our Code of Integrity each year and to proactively report any non-compliance they may discover.

The Corporate Governance Committee of the Transocean Board evaluates the Company’s and the Transocean Board governance practices and formally reviews all committee charters along with recommendations from the various committees of the Transocean Board and the Transocean Board governance principles at least annually. The Corporate Governance Committee receives updates at each meeting regarding new developments in the corporate governance arena. Our committee charters also require, among other things, that the committees and the Transocean Board annually evaluate their own performance.

Director Share Holding Requirement. We have equity ownership guidelines for directors that require each current non-management director to acquire and retain a number of our shares, restricted share units and/or deferred units at least equal in value to an amount five times the director’s annual cash retainer. Each new director is required to acquire and retain such number of shares, restricted share units and/or deferred units over his or her initial five years as a director. Jeremy D. Thigpen, our President and Chief Executive Officer, is subject to separate officer share ownership guidelines providing for a more stringent requirement of six times his base pay. In connection with such ownership requirement, the Transocean Board currently grants restricted share units to each of our non-management directors. See “Compensation Discussion and Analysis” for more information about these guidelines.

Restrictions on Pledging, Hedging and Margin Accounts. Pursuant to our Insider Trading Policy, employees, officers and directors are restricted from pledging, hedging or holding shares in a margin account.

Our current governance documents may be found on our website at www.deepwater.com by selecting the Governance page in the Investors’ section dropdown. Among the information you can find there is the following:

•	Articles of Association;
•	Organizational Regulations;
•	Corporate Governance Guidelines;
•	Audit Committee Charter;
•	Corporate Governance Committee Charter;
•	Compensation Committee Charter;
•	Finance Committee Charter;
•	Health Safety and Environment Committee Charter;
•	Our Mission Statement;
•	Our FIRST Shared Values; and
•	Code of Integrity.

Information contained on our website is not part of this proxy statement. We will continue to monitor our governance practices and update policies and procedures, as appropriate, in order to maintain our high standards.

Board Leadership. Except during extraordinary circumstances, the Transocean Board has chosen not to combine the positions of Chief Executive Officer and Chairman of the Board. The Board believes that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while our Chairman of the Board presides over the Board as it provides advice to, and independent oversight of, management and the Company’s operations. The Board recognizes the time, effort, and energy that our Chief Executive Officer is required to devote to his position and the additional commitment the position of Chairman of the Transocean Board requires. The Transocean Board believes that having separate positions and having an independent outside director serve as Chairman of the Transocean Board is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk Management. Executive management is responsible for the day‑to‑day management of the risks we face, while the Transocean Board, as a whole and through its various committees, has responsibility for the oversight of risk management for the Company. Through the Transocean Board oversight role and review of management’s active role, the directors satisfy themselves that the risk management processes designed and implemented by management (as more particularly described below) are adapted to and integrated with the Company’s corporate strategy, are functioning as designed and that steps are taken to foster a culture in which each employee understands his or her impact on the assessment and management of risk, his or her responsibility for acting within appropriate limits, and his or her ultimate accountability.

The Company has undertaken an extensive review and improvement of its Enterprise Risk Management (“ERM”) process and has implemented an ERM framework, which includes an executive risk management committee and a risk committee working group. The executive risk management committee is composed of members of senior management, including our Chief Executive Officer and other members of management in key functions and selected divisions of the Company. The duties of the executive risk management committee include the following: reviewing and approving appropriate changes to the Company’s policies and procedures regarding risk management; identifying and assessing operational, commercial, strategic, financial, macroeconomic and geopolitical risks facing the Company; identifying risks and taking corrective actions, if appropriate; monitoring key indicators to assess the effectiveness and adequacy of the Company’s risk management activities; and communicating with the Transocean Board at least once a year with respect to risk management. The executive risk management committee and/or members of management present a report on risk management activities to the Transocean Board at least annually. The risk committee working group meets regularly and identifies risks facing the Company, makes an assessment of each risk, identifies preventive and mitigating controls and then makes recommendations for improvement opportunities to the Transocean Board or our Chief Executive Officer, as appropriate.

Compensation and Risk. We regularly assess risks related to our compensation programs, including our executive compensation programs, and do not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviews information and solicits input from an independent compensation consultant regarding compensation factors, which could mitigate or encourage excessive risk‑taking. In its review in 2016, the Compensation Committee considered the attributes of our programs, including the metrics used to determine incentive awards, the weight of each metric, the timing and processes for setting performance targets and validating results, the performance measurement periods and time horizons, the total mix of pay and the maximum compensation and incentive award payout opportunities.

Independence of Board Members. Our Corporate Governance Guidelines require that at least a majority of the members of the Transocean Board meet the independence standards set by the NYSE. In order to meet the NYSE’s independence standards, a member of the Transocean Board must not have a relationship with the Company that falls within certain objective categories established by the NYSE. In addition, the Transocean Board must then affirmatively determine, with respect to each director and nominee, that he or she did not otherwise have a material relationship with the Company.

The Transocean Board has determined that all of its current members, with the exception of Jeremy D. Thigpen (the Company’s President and Chief Executive Officer), are independent and meet the applicable independence standards set by the NYSE, the SEC and our guidelines. Additionally, our Compensation, Audit and Corporate Governance Committees are composed solely of directors who meet the applicable NYSE and SEC independence standards.

In making its independence determinations, the Transocean Board considered the fact that, while such relationships do not preclude independence under the NYSE and SEC rules or the Company’s guidelines, Glyn A. Barker, Chadwick C. Deaton, Vincent J. Intrieri, Samuel J. Merksamer, Merrill A. “Pete” Miller, Jr., and Tan Ek Kia are, or within the past three years have been, directors or officers of companies with which we conduct business in the ordinary course. In addition, Edward R. Muller’s son has been working as an associate attorney at Munger, Tolles & Olson LLP, a law firm that provides legal services to the Company, and Mr. Barker’s son has been working as an associate auditor at PwC UK, an assurance, advisory and tax services firm that provides services to the Company.

Since 2012, Mr. Barker has served as a non-executive director of Aviva plc, a company that provides insurance-related services to the Company. Additionally, since 2012, Mr. Barker has served as a director and member of Aviva’s audit committee, and from July 2015 until December 2016, as Chairman of the board of directors of, Transocean Partners, formerly a publicly-held subsidiary of Transocean to which we provided operating, support and administrative services, in addition to being the majority unitholder. Transocean Partners merged into a subsidiary of the Company in December 2016 and is now indirectly wholly-owned by the Company.

In 2013, Mr. Deaton resigned from his position as executive Chairman of Baker Hughes Incorporated, from which the Company purchases drilling equipment and services. Since 2010, Mr. Deaton has served as a non-executive director of Air Products and Chemicals, Inc., from which the Company rented and purchased rig-related products and equipment. Further, since 2014, Mr. Deaton has served as a non-executive director of Marathon Oil Corporation, from which we receive revenues for performing services.

In addition to Mr. Merksamer’s prior affiliation with Carl Icahn and certain investment funds managed by Mr. Icahn that formerly owned approximately 6% of the Company’s shares, from 2013 to 2015, Mr. Merksamer served as a non-executive director of Talisman Energy, from which we received revenues for performing services, and, since 2014, Mr. Merksamer has served as a director of Hertz Global Holdings, Inc., from subsidiaries of which the Company procures car rental services. Since May 2016, Mr. Merksamer has served as non-executive director of American International Group, Inc., a company that provides insurance-related services to the Company. Mr. Merksamer was a member of the board of directors of Transocean Partners from 2014 until 2016.

In addition to Mr. Intrieri’s prior affiliation with Carl Icahn and certain investment funds managed by Mr. Icahn, since 2014, Mr. Intrieri has served as a director of Hertz Global Holdings, Inc.

Since 2010, Mr. Tan has served as a non-executive director of Keppel Corporation, which provides the Company with services related to rig construction and shipyard work.

From 2001 to 2014, Mr. Miller served as President & Chief Executive Officer of National Oilwell Varco, Inc., from which the Company regularly purchases drilling equipment and services. Mr. Miller currently serves as the executive Chairman of NOW Inc. from which the Company regularly purchases drilling equipment and services.

The Transocean Board believes that all of these transactions were on arm’s-length terms that were reasonable and competitive. Accordingly, the Transocean Board concluded that these relationships have no effect on the independence of these directors. Because of our extensive operations, transactions and director relationships, transactions of this nature are expected to take place in the ordinary course of business in the future.

Executive Sessions. Our independent directors met in executive session without management at each of the regularly scheduled Transocean Board meetings held in 2016. During 2017, the independent directors are again scheduled to meet in executive session at each regularly scheduled Transocean Board meeting. The independent directors generally designate the Chairman of the Transocean Board to act as the presiding director for executive sessions.

Director Nomination Process. The Transocean Board has designated the Corporate Governance Committee as the committee authorized to consider and recommend nominees for the Transocean Board. The Transocean Board believes that all members of the Corporate Governance Committee meet the NYSE independence requirements.

Our Corporate Governance Guidelines provide that the Corporate Governance Committee should periodically assess the needs of our Company and the Transocean Board, so as to recommend candidates who will further our goals. In making that assessment, the Corporate Governance Committee has determined that a recommended nominee must have the following minimum qualifications:

•	high professional and personal ethics and values;
•	a record of professional accomplishment in his/her chosen field;
•	relevant expertise and experience; and
•	a reputation, both personal and professional, consistent with our Shared Values.

In addition to these minimum qualifications, the Corporate Governance Committee considers other qualities in nominees that may be desirable. In particular, the Transocean Board is committed to having a majority of independent directors and, accordingly, the Corporate Governance Committee evaluates the independence status of any potential director. The Corporate Governance Committee evaluates whether or not a candidate contributes to the Transocean Board overall diversity and whether or not the candidate can contribute positively to the existing chemistry and collaborative culture among the Board members. Also, the Corporate Governance Committee considers whether or not the candidate may have professional or personal experiences and expertise relevant to our business (such as expertise in the industry and in critical health, safety and environmental matters) and position as the leading international provider of offshore drilling services.

As described above, in accordance with the majority vote provisions of our Corporate Governance Guidelines, the Transocean Board may nominate only those candidates for director who have submitted an irrevocable letter of resignation, which would be effective upon and only in the event that (a) such nominee fails to receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election and (b) the Transocean Board accepts the resignation. The Transocean Board will also request a statement from any person nominated as a director by anyone other than the Transocean Board as to whether that person will also submit an irrevocable letter of resignation upon the same terms as a person nominated by the Transocean Board. For purposes of our Corporate Governance Guidelines, an uncontested election occurs in an election of directors that does not constitute a contested election, and a contested election occurs when (i) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Transocean Board in compliance with the advance notice requirements for shareholder nominees for director set forth in our Articles of Association and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Company first mails its notice of meeting for such meeting to the shareholders.

The Corporate Governance Committee has several methods of identifying Transocean Board candidates. First, the Corporate Governance Committee considers and evaluates annually whether each director nominee is qualified to be nominated for election or reelection to the Transocean Board. Second, the Corporate Governance Committee requests from time to time that its members and the other Board members identify possible candidates for any vacancies or potential vacancies. Third, the Corporate Governance Committee has the authority to retain one or more executive search firms to aid in its search. Each executive search firm assists the Corporate Governance Committee in identifying potential Transocean Board candidates, interviewing those candidates and conducting investigations relative to their background and qualifications.

The Corporate Governance Committee considers nominees for director who are recommended by our shareholders. Recommendations may be submitted in writing, along with:

•	the name of and contact information for the candidate;
•	a statement detailing the candidate’s qualifications and business and educational experience;
•	information regarding the qualifications and qualities described under “—Director Nomination Process” above;
•	a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director;
•

a signed irrevocable letter of resignation from the proposed candidate that, in accordance with our Corporate Governance Guidelines, would be effective upon and only in the event that (a) in an uncontested election, such candidate fails to receive more votes cast “FOR” than “AGAINST” his or her election and (b) the Transocean Board accepts the resignation;
•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Corporate Governance Committee;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of ours;
•	financial and accounting experience of the candidate, to enable the Corporate Governance Committee to determine whether the candidate would be suitable for Audit Committee membership; and
•	detailed information about any relationship or understanding between the proposing shareholder and the candidate.

Shareholders may submit nominations to our Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH‑6300 Zug, Switzerland. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director. The extent to which the Corporate Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Corporate Governance Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Transocean Board, and is at the Corporate Governance Committee’s discretion. The Corporate Governance Committee evaluates the desirability for incumbent directors to continue on the Transocean Board following the expiration of their respective terms, taking into account their contributions as Board members and the benefit that results from the increasing insight and experience developed over a period of time. Although the Corporate Governance Committee will consider candidates for director recommended by shareholders, it may determine not to recommend that the Transocean Board, and the Transocean Board may determine not to, nominate those candidates for election to the Transocean Board.

In addition to recommending director nominees to the Corporate Governance Committee, any shareholder may, in compliance with applicable requirements, nominate directors for election at Annual General Meetings of the shareholders. For more information on this topic, see “Other Matters.”

Executive and Director Compensation Process. Our Compensation Committee has established an annual process for reviewing and establishing executive compensation levels. An outside consultant, Pay Governance LLC, retained by the Compensation Committee has provided the Compensation Committee with relevant market data and alternatives to consider in determining appropriate compensation levels for each of our executive officers. Pay Governance has served as the Compensation Committee’s outside consultant since February 2011. Our Chief Executive Officer also assists the Compensation Committee in the executive compensation setting process. For a more thorough discussion of the roles, responsibilities and process we use for setting executive compensation, see “Compensation Discussion and Analysis.”

Director compensation is set by the Transocean Board upon a recommendation from the Compensation Committee. Since 2015, director compensation is also subject to shareholder approval at the Company’s Annual General Meetings. Each calendar year, the Compensation Committee reviews the compensation paid to our directors to be certain that it is competitive in attracting and retaining qualified directors. The Compensation Committee has used its outside consultant to gather data regarding director compensation at (a) certain similar size companies in the general industry, as well as (b) the same peer group of companies generally utilized in the consideration of executive compensation, as set forth in the “Compensation Discussion and Analysis.” Based upon its review of the data and its own judgment, the Compensation Committee develops a recommendation for consideration by the Transocean Board. If serving as director on the Transocean Board, our Chief Executive Officer receives no additional compensation for such service.

Process for Communication by Shareholders and Interested Parties with the Transocean Board. The Transocean Board has established a process whereby interested parties may communicate with the Transocean Board and/or with any individual director. Interested parties, including shareholders, may send communications in writing, addressed to the Transocean Board or an individual director, c/o the Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH‑6300 Zug, Switzerland. The Corporate Secretary will forward these communications as appropriate to the addressee depending on the facts and circumstances outlined in the communication. The Transocean Board has directed the Corporate Secretary not to forward certain items such as spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, the Transocean Board has advised the Corporate

Secretary not to forward material that is illegal or threatening, but to make the Transocean Board aware of such material, and may request it be forwarded, retained or destroyed at the Transocean Board discretion.

Policies and Procedures for Approval of Combinations with Related Persons. The Transocean Board has a written policy with respect to related person transactions pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (a) the Company is a participant, (b) any related person has a direct or indirect material interest and (c) the amount involved exceeds USD 120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Audit Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and/or ratifying any related person transaction.

To identify related person transactions, each year we distribute and require our directors and officers to complete questionnaires identifying transactions with us in which the officer or director or their immediate family members have an interest. Quarterly, our directors and officers must re-affirm in writing that the information previously provided in their questionnaires remains accurate and complete, and provide updates regarding any related person relationships that may have arisen. Our Code of Integrity further requires that an executive officer inform the Company when the executive officer’s private interest interferes or appears to interfere in any way with our interests. In addition, the Transocean Board Corporate Governance Guidelines require that a director must immediately inform the Transocean Board or the Chairman of the Transocean Board in the event that a director believes he or she has an actual or potential conflict with our interests. Furthermore, under our Organizational Regulations, a director must disclose and abstain from voting with respect to certain conflicts of interest.

Under our related persons transaction policy, the Audit Committee considers all relevant facts and circumstances available, including the related persons involved, their relationship to the Company, their interest and role in the transaction, the proposed terms of the transaction (including expected aggregate value and value to be derived by the related person), the benefits to the Company, the availability to the Company of alternative means or transactions to obtain like benefits and the terms that would prevail in a similar transaction with an unaffiliated third party. For related person transactions that do not receive prior approval from the Audit Committee, the transactions are submitted to the Audit Committee to consider all relevant facts and circumstances and, based on its conclusions, evaluate all options, including, but not limited to, ratification, amendment or termination of the transaction. Since the beginning of 2016, there were no related person transactions where such policies and procedures were not followed.

Certain Relationships and Related Party Combinations. From 2001 to 2014, Mr. Miller served as President & Chief Executive Officer of National Oilwell Varco, Inc. (NYSE: NOV). Mr. Miller currently serves as the Executive Chairman of NOW Inc. (NYSE: DNOW). Prior to joining the Company in 2015, Mr. Thigpen served as Senior Vice President and Chief Financial Officer of National Oilwell Varco, Inc. (NYSE: NOV) from December 2012 to April 2015. We regularly procure equipment and services from National Oilwell Varco, Inc. and its affiliates (together “NOV”) and NOW Inc., each at arm’s length terms and within the ordinary course of business. In 2016, our purchasing activity with NOV and NOW Inc. represented less than 2% of each company’s reported gross revenues for such periods.

Director Attendance at Annual General Meeting. At the 2017 Annual General Meeting, all directors then serving on the Transocean Board were in attendance.

TRANSOCEAN BOARD AND EXECUTIVE OFFICERS

Set out below are brief biographies of the current members of the Transocean Board and our executive officers, including their relevant management expertise and experience, an indication of any significant principal activities performed by them outside the Company and names of companies and partnerships of which a directors is or has been a member of the administrative, management or supervisory bodies or partner in the previous five years (not including directorships and executive management positions in subsidiaries of the Company).

Transocean Board

Under our Articles of Association, the size of the Transocean Board is currently set at a maximum of 11 members. In order to permit the election of Mr. Mohn to the Transocean Board, Mr. McNamara, a current member of the Transocean Board, has conditionally agreed to retire from the Transocean Board to create a vacancy to be filled by Mr. Mohn if Mr. Mohn is elected. Mr. McNamara’s retirement from the Transocean Board is conditioned on (i) approval by our shareholders of all of the proposals presented at the Extraordinary General Meeting and (ii) completion of the Offer. The election of Mr. Mohn to the Transocean Board is a condition to completion of the Offer. See “Agenda Item 3.”

Merrill A. “Pete” Miller, Jr., Chairman

Merrill A. "Pete" Miller, Jr., age 67, U.S. citizen, has served as a director of the Company since 2014, as Vice Chairman from 2014 to 2015 and as Chairman of the Board of Directors since 2015. Mr. Miller previously served as President and Chief Executive Officer of National Oilwell Varco, Inc. (NYSE: NOV), a supplier of oilfield services and equipment to the oil and gas industry from 2001 to 2014, and as Chairman of NOV's Board from 2002 to 2014. Mr. Miller also served as Executive Chairman of NOW Inc., a spinoff of the distribution business of National Oilwell Varco, Inc. from 2014 to 2017.

Before joining NOV in 1996, Mr. Miller served as President of Anadarko Drilling Company from 1995 to 1996. Prior to that, he spent 15 years at Helmerich & Payne International Drilling Company (NYSE: HP) in Tulsa, Oklahoma, serving in various senior management positions, including Vice President, U.S. Operations. Mr. Miller currently is the chairman of the Board of Directors of Ranger Energy Services, Inc. (NYSE: RNGR) (since 2017), a provider of well service rigs and associated onshore services in the United States, and a director of Chesapeake Energy Corporation (NYSE: CHK) (since 2007), one of the largest producers of natural gas and of oil and natural gas liquids in the U.S., where he served as Lead Independent Director from 2010 to 2012. Mr. Miller is also a director of Borets International Limited (since 2016) and serves on the Board of Directors for the Offshore Energy Center, Petroleum Equipment Suppliers Association and Spindletop International. He is a member of the National Petroleum Council.

Mr. Miller graduated from the United States Military Academy, West Point, New York in 1972 and, upon graduation, served five years in the United States Army. Mr. Miller received his Masters in Business Administration from Harvard Business School in 1980.

Frederico F. Curado, Board Member

Frederico F. Curado, age 56, Brazilian citizen, has served as a director of the Company since 2013. Mr. Curado is the Chief Executive Officer of Ultrapar S.A. (NYSE: UGP) since 2017 and previously served as President and Chief Executive Officer of Embraer S.A. (NYSE: ERJ) from 2007 to 2016. He joined Embraer in 1984 and served in a variety of management positions during his career, including Executive Vice President, Airline Market from 1998 to 2007 and Executive Vice President, Planning and Organizational Development from 1995 to 1998.

Mr. Curado is a director of Iochpe-Maxion S.A. (BM&F Bovespa: MYPK3) (since 2015) and ABB Ltd (since 2016). He is a member of the Executive Board of the ICC - International Chamber of Commerce (since 2013) and a director of the Board of the Smithsonian National Air and Space Museum (since 2014). Mr. Curado previously served as the President of the Brazilian Chapter of the Brazil-United States Business Council (from 2011 to 2016) and was a member of Brazil’s National Council for Industrial Development (from 2011 to 2016).

Mr. Curado received his Bachelor of Science degree in Mechanical-Aeronautical Engineering from the Instituto Tecnológico de Aeronáutica in Brazil in 1983 and an executive Master’s in Business Administration from the University of São Paulo, Brazil in 1997.

Martin B. McNamara, Board Member

Martin B. McNamara, age 70, U.S. citizen, has served as a director of the Company since 1994. Mr. McNamara is a retired Partner of the law firm of Gibson, Dunn & Crutcher LLP, where he served as a member of the firm’s executive, finance, planning and compensation committees, as well as a Partner-in-Charge of the firm’s Texas practice. During the past ten years and prior to his retirement in 2010, Mr. McNamara was in the private practice of law.

Mr. McNamara served as Ex Officio Trustee and Ex Officio Member of the Executive Committee of St. Mark’s School of Texas from 2002 to 2014. Mr. McNamara also served as the chair of the Corporate Counsel Section of the State Bar of Texas and is a lifetime fellow of the Texas Bar Foundation.

Mr. McNamara received his Bachelor of Arts degree from Providence College in 1969 and his law degree from Yale Law School in 1972.

Tan Ek Kia, Board Member

Tan Ek Kia, age 69, Malaysian citizen, has served as a director of the Company since 2011. Mr. Tan is the retired Vice President, Ventures and Developments, Asia Pacific and Middle East Region of Shell Chemicals, a position in which he served from 2003 to 2006. Mr. Tan joined the Shell group of companies in 1973 as an engineer and served in a variety of positions in Asia, the United States and Europe during his career, including as Chairman, Shell Companies, Northeast Asia from 2000 to 2003, Managing Director of Shell Nanhai from 1997 to 2000 and Managing Director of Shell Malaysia Exploration and Production from 1994 to 1997. Mr. Tan also served as the Interim Chief Executive Officer of SMRT Corporation Ltd from January to October 2012.

Mr. Tan is a director of Dialog Systems Asia Pte Ltd (since 2008), Keppel Offshore & Marine Ltd (since 2009), SMRT Corporation Ltd (since 2009), Keppel Corporation Ltd (SGX: KPELY) (since 2010), PT Chandra Asri Petrochemical Tbk (IDX: TPIA) (since 2011) and Singapore LNG Corporation Pte Ltd. (since 2013). He is also a director (since 2013) and the Chairman of KrisEnergy Ltd (SGX: SK3) (since 2017), the Chairman of Star Energy Group Holdings Pte Ltd (since 2012) and a director of two of Star Energy Group Holdings’ subsidiaries, Star Energy Oil and Gas Pte Ltd and Star Energy Geothermal Pte Ltd. Mr. Tan served as Chairman of City Gas Pte Ltd from 2009 to 2015 and as a director of City Spring Infrastructure Trust Pte Ltd. from 2010 to 2014, InterGlobal Offshore Pte Ltd from 2007 to 2012 and PowerSeraya Ltd and Orchard Energy Pte Ltd from 2007 to 2009.

Mr. Tan received his Bachelor of Science degree in Mechanical Engineering from the University of Nottingham in 1973. He is a Chartered Engineer with the UK Engineering Council and a Fellow of the Institution of Engineers Malaysia.

Glyn A. Barker, Board Member

Glyn A. Barker, age 64, United Kingdom citizen, has served as a director of the Company since 2012. Mr. Barker served as Vice Chairman-U.K. of PricewaterhouseCoopers LLP (PwC) from 2008 to 2011. He was also responsible for PwC’s strategy and business development for the geographic areas of Europe, the Middle East, Africa and India. Mr. Barker joined PwC in 1975 and became an audit partner in 1987. He then established PwC’s private equity-focused Combinations Services business and led it globally. He joined the Management Board of PwC in the United Kingdom as Head of the Assurance Practice in 2002. In 2006, he became U.K. Managing Partner and served in that role until 2008.

Mr. Barker is a director of Berkeley Group Holdings plc (LON: BKG) (since 2012), Aviva plc (LON: AV) (since 2012), and Interserve plc (LON: IRV) (since 2016), and the Chairman of Irwin Mitchell Holdings Ltd (since 2012). He served as director (from 2014 to 2016) and the Chairman (from 2015 to 2016) of Transocean Partners. Mr. Barker was Deputy Chairman of the English National Opera Company from 2009 to 2016.

Mr. Barker received his Bachelor of Science degree in Economics & Accounting from the University of Bristol in 1975 and is a Chartered Accountant.

Chadwick C. Deaton, Board Member

Chadwick C. Deaton, age 65, U.S. citizen, has served as a director of the Company since 2012. Mr. Deaton served as Executive Chairman of Baker Hughes Incorporated from 2012 to 2013, prior to which he served as Chairman and Chief Executive Officer since 2004. He began his career with Schlumberger in 1976 and served in a variety of international capacities, including as Executive Vice President, Oilfield Services from 1998 to 1999 and as a Senior Advisor from 1999 until 2001. From 2002 until 2004, Mr. Deaton was the President, Chief Executive Officer and Director of Hanover Compressor Company.

Mr. Deaton is a director of Ariel Corporation (since 2005), Air Products and Chemicals, Inc. (NYSE: APD) (since 2010), Carbo Ceramics Inc. (NYSE: CRR) (since 2013; and previously from 2004 to 2009), and Marathon Oil Corporation (NYSE: MRO) (since 2014). Mr. Deaton is a member of the Society of Petroleum Engineers (since 1980) and has served on its Industrial Advisory Council. He is also a director of the University of Wyoming Foundation and of the Houston Achievement Place. Mr. Deaton served as co-chair of the Wyoming Governor’s Task Force for the build out of the University of Wyoming’s new Engineering and Applied Sciences Center. He was a member of the National Petroleum Council (from 2007 to 2013).

Mr. Deaton received his Bachelor of Science degree in Geology from the University of Wyoming in 1976.

Samuel Merksamer, Board Member

Samuel Merksamer, age 37, U.S. citizen, has served as a director of the Company since 2013. Mr. Merksamer was a Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., from 2008 to 2016. From 2003 until 2008, Mr. Merksamer was an analyst at Airlie Opportunity Capital Management.

Mr. Merksamer is a director of Hertz Global Holdings, Inc. (NYSE: HTZ) (since 2014) and American International Group, Inc. (NYSE: AIG) (since 2016). Mr. Merksamer previously served as a director of Navistar International Corporation (NYSE: NAV) from 2012 to 2017, Cheniere Energy Inc. (NYSE: LNG) from 2015 to 2017, Transocean Partners from 2014 to 2016, Hologic Inc. from 2013 to 2016, Talisman Energy Inc. from 2013 to 2015, Ferrous Resources Limited from 2012 to 2016, CVR Refining, GP, LLC, the general partner of CVR Refining, LP, from 2012 to 2014, CVR Energy, Inc. from 2012 to 2014, American Railcar Industries, Inc. from 2011 to 2013, Dynegy Inc. from 2011 to 2012, Viskase Companies, Inc. from 2010 to 2013, Federal-Mogul Corporation from 2010 to 2014, and PSC Metals Inc. from 2009 to 2012. Ferrous Resources Limited, CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Viskase Companies and PSC Metals each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a noncontrolling interest in Dynegy, Hologic and Talisman Energy, Navistar, Hertz and Cheniere Energy, Transocean, Transocean Partners, and American International Group, Inc. through the ownership of securities.

Mr. Merksamer received an A.B. in Economics from Cornell University in 2002.

Jeremy D. Thigpen, Board Member

Jeremy D. Thigpen, age 43, U.S. citizen, is President, Chief Executive Officer and a director of the Company since 2015. From 2012 to 2015, he served as Senior Vice President and Chief Financial Officer at National Oilwell Varco (NYSE: NOV), where he spent 18 years. During his tenure at National Oilwell Varco, Mr. Thigpen spent five years as the Company’s President of Downhole and Pumping Solutions business and four years as President of its Downhole Tools group. He also served in various management and business development capacities, including Director of Business Development and Special Assistant to the Chairman.

Mr. Thigpen earned a Bachelor of Arts degree in Economics and Managerial Studies from Rice University and completed the Program for Management Development at Harvard Business School.

Vanessa C.L. Chang, Board Member

Vanessa C.L. Chang, age 65, Canadian and U.S. citizen, has served as a director of the Company since 2012. Ms. Chang has been a Director and shareholder of EL & EL Investments, a privately held real estate investment business, since 1998. She previously served as the President and Chief Executive Officer of Resolveitnow.com from 2000 until 2002 and was the Senior Vice President of Secured Capital Corp in 1998. From 1986 until 1997, Ms. Chang was the West Coast partner in charge of Corporate Finance for KPMG Peat Marwick LLP.

Ms. Chang is a director or trustee of 16 funds advised by the Capital Group and its subsidiaries, seven of which are members of the American Funds family and nine of which are members of Capital Group’s Private Client Services (since 2000). Ms. Chang is also a director of Edison International (NYSE: EIX) and its wholly owned subsidiary, Southern California Edison Company (since 2007), and of Sykes Enterprises, Incorporated (NASDAQ: SYKES) (since 2016). She is also a director of Forest Lawn Memorial Parks Association, a non-profit organization (since 2005) and Scottish Chamber Orchestra, Americas, Inc. a non-profit organization (since 2013). Ms. Chang previously served as a director of Blue Shield of California from 2005 to 2013 and Inveresk Research Group Inc. from 2002 until 2004. She is a member of the American Institute of Certified Public Accountants and the California State Board of Accountancy, and a member of Women Corporate Directors.

Ms. Chang received her Bachelor of Arts degree from the University of British Columbia in 1973 and is an inactive Certified Public Accountant.

Vincent J. Intrieri, Board Member

Vincent J. Intrieri, age 61, U.S. citizen, has served as a director of the Company since 2014. Mr. Intrieri was employed by Carl C. Icahn-related entities in various investment-related capacities from 1998 to 2016. From 2008 to 2016, Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, from 2004 to 2016, Mr. Intrieri was a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities.

Mr. Intrieri is a director of Conduent Incorporated (NYSE:CNDT) (since 2017), Hertz Global Holdings, Inc. (NYSE: HTZ) (since 2014) and Navistar International Corporation (NYSE:NAV) (since 2012). Mr. Intrieri previously served as a director of Chesapeake Energy Corporation from 2012 to 2016, CVR Refining, GP, LLC, the general partner of CVR Refining, LP, from 2012 to 2014, Ferrous Resources Limited from 2015 to 2016, Forest Laboratories Inc. from 2013 to 2014, CVR Energy, Inc. from 2012 to 2014, Federal-Mogul Holdings Corporation from 2007 to 2013, Icahn Enterprises L.P. from 2006 to 2012, and was Senior Vice President of Icahn Enterprises L.P. from 2011 to 2012. Mr. Intrieri was also a director of Dynegy Inc. from 2011 to 2012, and Chairman and a director of PSC Metals Inc. from 2007 to 2012. He served as a director of Motorola Solutions, Inc. from 2011 to 2012, XO Holdings from 2006 to 2011, National Energy Group, Inc. from 2006 to 2011, American Railcar Industries, Inc. from 2005 to 2011, WestPoint Home LLC from 2005 to 2011, and as Chairman and a director of Viskase Companies, Inc. from 2003 to 2011. Ferrous Resources Limited, CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Icahn Enterprises, XO Holdings, National Energy Group, WestPoint Home, Viskase Companies and PSC Metals each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a noncontrolling interest in Dynegy, Hertz Global Holdings, Forest Laboratories, Navistar, Chesapeake Energy, Motorola Solutions and Transocean through the ownership of securities.

Mr. Intrieri graduated, with Distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting in 1984. Mr. Intrieri was a certified public accountant.

Edward R. Muller, Board Member

Edward R. Muller, age 65, U.S. citizen, has served as a director of the Company since 2007. He served as a director of GlobalSantaFe Corporation from 2001 to 2007 and of Global Marine, Inc. from 1997 to 2001. Mr. Muller served as Vice

Chairman of NRG Energy, Inc. (NYSE: NRG) after the merger of NRG Energy, Inc. with GenOn Energy, Inc. from 2012 until 2017. Prior to the merger, he served as GenOn Energy Inc.’s Chairman and Chief Executive Officer (since 2010) and President (since 2011). Mr. Muller previously served as Chairman, President and Chief Executive Officer of Mirant Corporation from 2005 to 2010 when Mirant Corporation merged with RRI Energy, Inc. to form GenOn Energy, Inc.

Mr. Muller is a director of AeroVironment, Inc. (NASDAQ: AVAV) since 2013. He was a private investor from 2000 until 2005. Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy, a wholly owned subsidiary of Edison International, from 1993 until 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide. Within the past ten years, Mr. Muller was also a director of The Keith Companies, Inc., RigNet, Inc., and Ormat Technologies, Inc. Since 2004, Mr. Muller has been a trustee of the Riverview School and is currently its Chairman, a position he also held from 2008 to 2012.

Mr. Muller received his Bachelor of Arts degree in from Dartmouth College in 1973 and his law degree from Yale Law School in 1976.

Executive Officers

Set forth below is information, presented as of September 15, 2017, on our executive officers. The Transocean Board elects the officers of the Company, generally on an annual basis. There is no family relationship between any of our executive officers.

		Age as of
		September 15,
Officer	Title	2017
Jeremy D. Thigpen (1)	President and Chief Executive Officer	43
Howard E. Davis	Executive Vice President, Chief Administrative Officer and Chief Information Officer	59
Brady K. Long	Senior Vice President and General Counsel	45
Mark L. Mey (1)	Executive Vice President, Chief Financial Officer	54
John B. Stobart (1)	Executive Vice President, Chief Operating Officer and Chief Performance Officer	63
David Tonnel	Senior Vice President and Corporate Controller	48

(1)	Member of our executive management team under Swiss law.

Jeremy D. Thigpen is President and Chief Executive Officer, a member of the Company’s Executive Management Team and a member of the Transocean Board. Before joining the Company in April 2015, Mr. Thigpen served as Senior Vice President and Chief Financial Officer at National Oilwell Varco, Inc. from December 2012 to April 2015. At National Oilwell Varco, Inc., Mr. Thigpen also served as President, Downhole and Pumping Solutions from August 2007 to December 2012, as President of the Downhole Tools Group from May 2003 to August 2007 and as manager of the Downhole Tools Group from April 2002 to May 2003. From 2000 to 2002, Mr. Thigpen served as the Director of Business Development and Special Assistant to the Chairman for National Oilwell Varco, Inc. Mr. Thigpen earned a Bachelor of Arts degree in Economics and Managerial Studies from Rice University in 1997, and he completed the Program for Management Development at Harvard Business School in 2001.

Howard E. Davis is Executive Vice President, Chief Administrative Officer and Chief Information Officer of the Company. Before joining the Company in August 2015, Mr. Davis served as Senior Vice President, Chief Administrative Officer and Chief Information Officer of National Oilwell Varco, Inc. from March 2005 to April 2015 and as Vice President, Chief Administrative Officer and Chief Information Officer from August 2002 to March 2005. Mr. Davis earned a Bachelor’s degree from University of Kentucky in 1980, and he completed the Advanced Management Program at Harvard Business School in 2005.

Brady K. Long is Senior Vice President and General Counsel of the Company. Before joining the Company in November 2015, Mr. Long served since 2011 as Vice President - General Counsel and Secretary of Ensco plc, which acquired Pride International, Inc. where he had served as Vice President, General Counsel and Secretary since August 2009. Mr. Long joined Pride International, Inc. in June 2005 as Assistant General Counsel and served as Chief Compliance Officer from June 2006 to February 2009. He was director of Transocean Partners from May 2016 until December 2016. Mr. Long previously practiced corporate and securities law with the law firm of Bracewell LLP. He earned a Bachelor of Arts degree from Brigham Young University in 1996 and a Juris Doctorate degree from the University of Texas School of Law in 1999.

Mark L. Mey is Executive Vice President, Chief Financial Officer of the Company and a member of the Company’s Executive Management Team. Before joining the Company in May 2015, Mr. Mey served as Executive Vice President of Atwood Oceanics, Inc. from January 2015 to May 2015, prior to which he served as Senior Vice President and Chief Financial Officer from August 2010. Mr. Mey was director of Transocean Partners from June 2015 until December 2016. He served as Director, Senior Vice President and Chief Financial Officer of Scorpion Offshore Ltd. from August 2005 to July 2010. Prior to 2005, Mr. Mey held various senior financial and other roles in the drilling and financial services industries, including 12 years with Noble Corporation. He earned an Advanced Diploma in Accounting and a Bachelor of Commerce degree from the University of Port Elizabeth in South Africa in 1985, and he is a chartered accountant. Additionally, Mr. Mey completed the Harvard Business School Executive Advanced Management Program in 1998.

John B. Stobart is Executive Vice President, Chief Operating Officer and Chief Performance Officer of the Company and a member of the Company’s Executive Management Team. Before joining the Company in October 2012, Mr. Stobart served as Vice President, Global Drilling for BHP Billiton Petroleum from July 2011 to October 2012. At BHP Billiton, he also served as Worldwide Drilling Manager for BHP Billiton in Australia, the United Kingdom and the United States. from January 1995 to June 2011 and as Senior Drilling Engineer, Senior Drilling Supervisor, Drilling Superintendent and Drilling Manager in the United Arab Emirates, Oman, India, Burma, Malaysia, Vietnam and Australia from June 1988 to December 1994. Mr. Stobart served as Engineering Manager at Husky/Bow Valley from November 1984 to May 1988, and he worked in engineering roles at Dome Petroleum/Canadian Marine Drilling from May 1980 to October 1984. He began his career working on land rigs in Canada and the High Arctic in June 1971. Mr. Stobart earned a Bachelor of Science degree in Mechanical Engineering from the University of Calgary in 1980, and he completed the London Business School Accelerated Development Program in 2000.

David Tonnel is Senior Vice President and Corporate Controller of the Company. Prior to assuming this role in April 2017, Mr. Tonnel served as Senior Vice President, Supply Chain and Corporate Controller for two years, beginning in October 2015, and previously as Senior Vice President, Finance and Controller from March 2012 to October 2015 and as Senior Vice President of the Europe and Africa Unit from June 2009 to March 2012, Vice President of Global Supply Chain from November 2008 to June 2009, Vice President of Integration and Process Improvement from November 2007 to November 2008, and Vice President and Controller from February 2005 to November 2007. Prior to February 2005, he served in various financial roles, including Assistant Controller; Finance Manager, Asia Australia Region; and Controller, Nigeria. Mr. Tonnel joined the Company in 1996 after working for Ernst & Young in France as Senior Auditor. Mr. Tonnel earned a Master of Science degree in Management from Ecole des Hautes Etudes Commerciales in Paris, France in 1991.

BOARD MEETINGS AND COMMITTEES

During 2016, the Transocean Board of Transocean held four meetings. The Transocean Board and the committees of the Transocean Board met at least once a quarter and the quarterly meetings generally occurred over a period of two days. Each of our directors attended at least 80% of the meetings following their election, including meetings of committees on which the director served.

The Transocean Board has standing Audit, Compensation, Finance, Corporate Governance, and Health Safety and Environment Committees. As noted above, the charters for these committees may be found on our website at www.deepwater.com by selecting the Governance page in the Investors’ section dropdown. In addition, the Transocean Board may from time to time form special committees to consider particular matters that arise.

Compensation Committee. The purpose of the Compensation Committee is to assist the Transocean Board in (a) developing an appropriate compensation program and benefit package for (i) members of the Executive Management Team (as defined below), (ii) persons defined as “officers” pursuant to section 16(a) of the Exchange Act, and (iii) any other person whose compensation is required to be disclosed by applicable securities laws and regulations (collectively, the “Specified Executives”) and members of the Transocean Board ; and (b) complying with the Transocean Board’s legal and regulatory requirements as to Board member and Specified Executive compensation in order to facilitate the Company’s ability to attract, retain and motivate qualified individuals in a system that aligns compensation with the Company’s business performance. The authority and responsibilities of the Compensation Committee include, among others, the following:

•

annually review and recommend to the Transocean Board for submission to and ratification by the shareholders pursuant to Swiss law and our Articles of Association the maximum aggregate amount of compensation of the Transocean Board and the Executive Management Team for the relevant period;

•	annually review and approve the compensation paid to members of the Transocean Board and Specified Executives;
•	select appropriate peer groups and market reference points against which the Transocean Board and executive compensation is compared;
•	annually recommend focus areas for our Chief Executive Officer for approval by members of the Transocean Board who meet our independence and experience requirements;
•	annually review, with participation of the full Transocean Board, our Chief Executive Officer’s performance in light of our established focus areas;
•

annually set our Chief Executive Officer’s compensation based, as appropriate, upon his performance evaluation together with competitive data and subject to shareholder ratification requirements pursuant to our Articles of Association and applicable law;

•

administer our long-term incentives plans, Performance Award and Cash Bonus Plan, Deferred Compensation Plan, and any other compensation plans or arrangements providing for benefits primarily to members of the Transocean Board and executive officers in accordance with goals and objectives established by the Transocean Board, the terms of the plans, and any applicable rules and regulations;

•

consider and make recommendations to the Transocean Board, with guidance from an outside compensation consultant, concerning the existing Transocean Board and executive compensation programs and changes to such programs;

•

consider, with guidance from an outside compensation consultant, and approve the material terms of any employment, severance, termination or other similar arrangements (to the extent permitted by applicable law and our Articles of Association) that may be entered into with members of the Transocean Board and Specified Executives; provided, however, that the Compensation Committee may not recommend and the Transocean Board may not authorize “single‑trigger” change of control agreements for any of our officers or directors;

•

assess the risks, with the assistance of external resources as the Compensation Committee deems appropriate, of the Company’s compensation arrangements applicable to members of the Transocean Board and the Specified Executives; and

•

retain and approve the fees of legal, accounting or other advisors, including any compensation consultant, employed by the Committee to assist it in the evaluation of executive and director compensation.

See “Compensation Discussion and Analysis” for a discussion of additional responsibilities of the Compensation Committee.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, NYSE listing standards and the Compensation Committee’s governing documents. The Compensation Committee may delegate all or a portion of its powers and responsibilities with respect to the compensation plans and programs described above and in our “Compensation Discussion and Analysis” to one or more of our management committees; provided, that the Compensation Committee retains all power and responsibility with respect to awards granted to our Board members and executive officers. The Chief Executive Officer has been delegated authority to grant equity awards under the Company’s long-term incentives plans to new and existing employees of the Company, excluding executive officers and other officers above the Vice President level, provided that such awards may not exceed USD 5,000,000 in grant value per calendar year in aggregate and no such individual award may exceed USD 350,000 in grant value.

The Compensation Committee has delegated to a subcommittee composed of its Chairman and at least one additional committee member the authority to approve interim compensation actions resulting from promotions, competitive realignment, or the hiring of new executive officers (excluding the Chief Executive Officer), including but not limited to establishing annual base salary, annual bonus targets, long-term bonus targets and the grant of equity awards, subject to any required vote of the shareholders. The Compensation Committee has also delegated authority to the Chief Executive Officer to, upon termination of service of an employee of the Company (excluding executive officers and other officers at or above the Senior Vice President level), accelerate vesting of awards granted under the Company’s long-term incentives plans and to extend exercisability of options for a period of up to one year, but not beyond the original exercise period. The Compensation Committee has further delegated authority to the Chief Executive Officer to determine whether an individual is disabled and/or to set applicable criteria for making such determination for purposes of the Company’s long-term incentives plans. The Compensation Committee is notified of compensation actions made by the Chief Executive Officer or the subcommittee at the meeting following the end of each calendar quarter in which such actions are taken.

The current members of the Compensation Committee are Mr. Tan, Chairman, and Messrs. Curado, Intrieri and McNamara. The Compensation Committee met four times during 2016.

Finance Committee. The Finance Committee approves our long-term financial policies, insurance programs and investment policies. It also makes recommendations to the Transocean Board concerning the Company’s dividend policy, securities repurchase actions, the issuance and terms of debt and equity securities and the establishment of bank lines of credit. In addition, the Finance Committee approves the creation, termination and amendment of certain of our employee benefit programs and periodically reviews the status of these programs and the performance of the managers of the funded programs.

The current members of the Finance Committee are Mr. Muller, Chairman, Ms. Chang and Messrs. Barker, Intrieri and Merksamer. The Finance Committee met four times during 2016.

Corporate Governance Committee. The Corporate Governance Committee makes recommendations to the Transocean Board with respect to the nomination of candidates for election to the Transocean Board, how the Transocean Board functions and how the Transocean Board should interact with shareholders and management. It reviews the qualifications of potential candidates for the Transocean Board, coordinates the self‑evaluation of the Transocean Board and committees and proposes to the Transocean Board candidates to stand for election at the next general meeting of shareholders.

The current members of the Corporate Governance Committee are Mr. McNamara, Chairman, and Messrs. Deaton and Intrieri. The Corporate Governance Committee met four times during 2016.

Health Safety and Environment Committee. The Health Safety and Environment Committee assists the Transocean Board in fulfilling its responsibilities to oversee the Company’s management of risk in the areas of health, safety and the environment. The Health Safety and Environment Committee reviews and discusses with management the status of key environmental, health and safety issues. Additionally, the Health Safety and Environment Committee regularly evaluates Company policies, practices and performance related to health, safety and environmental issues and guides strategy decisions to promote company goals and compliance with applicable rules and regulations. Beginning in 2013, the Health Safety and Environment Committee assumed additional responsibility to oversee the Company’s implementation of certain requirements applicable to the Group under the Group’s settlement with the Department of Justice covering safety, environmental, reporting, operational and other matters (the “Consent Decree”). The Health Safety and Environment Committee has required the Company to provide, and will review, regular reports regarding compliance with all aspects of the Consent Decree.

The current members of the Health Safety and Environment Committee are Mr. Deaton, Chairman, and Messrs. Merksamer, Muller and Tan. The Health Safety and Environment Committee met four times during 2016.

Audit Committee. The Audit Committee is responsible for recommending the selection, retention and termination of our independent registered public accountants and our auditor pursuant to the Swiss Code of Obligations to the Transocean Board and to our shareholders for their approval at a general meeting of shareholders. The Audit Committee is directly responsible for the compensation and oversight of our independent registered public accountants and our auditor pursuant to the Swiss Code of Obligations. The Audit Committee further advises as necessary in the selection of the lead audit partner. The Audit Committee also monitors the integrity of our financial statements and the independence and performance of our auditors and their lead audit partner and reviews our financial reporting processes. The Audit Committee reviews and reports to the Transocean Board the scope and results of audits by our independent registered public accounting firm, our auditor pursuant to the Swiss Code of Obligations and our internal auditing staff and reviews the audit and other professional services rendered by the accounting firm. It also reviews with the accounting firm the adequacy of our system of internal controls. It reviews transactions between us and our directors and officers for disclosure in the proxy statement, our policies regarding those transactions and compliance with our business ethics and conflict of interest policies.

The Transocean Board requires that all members of the Audit Committee meet the financial literacy standard required under the NYSE rules and that at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the SEC has adopted rules requiring that we disclose whether or not the Audit Committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;
•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;
•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal control over financial reporting; and
•	an understanding of audit committee functions.

The person must have acquired such attributes through one or more of the following:

•

education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
•	other relevant experience.

The current members of the Audit Committee are Mr. Barker, Chairman, Ms. Chang and Mr. Curado. The Audit Committee met eight times during 2016.

The Transocean Board has reviewed the criteria set by the SEC and determined that each of the current members of the Audit Committee is “financially literate” and qualifies as an “audit committee financial expert.” In addition, the Transocean Board has determined that each of the current members of the Audit Committee qualifies under NYSE rules as having accounting or related financial management expertise. Mr. Barker is a chartered accountant, served as an audit partner in an accounting firm and served as the Vice Chairman-U.K. of PricewaterhouseCoopers LLP from 2008 to 2011. Ms. Chang was previously partner in charge of Corporate Finance for KPMG Peat Marwick LLP. Mr. Curado served as President and Chief Executive Officer of Embraer S.A. from 2007 to 2016 and has significant risk management and compliance experience.

In addition to Ms. Chang’s membership on the Audit Committee, she also serves on the audit committees of Sykes Enterprises, Incorporated, Edison International and certain funds advised by the Capital Group of Companies, Inc. and its subsidiaries. Pursuant to NYSE rules, the Transocean Board has determined that Ms. Chang’s service on the audit committees of such companies would not impair her ability to effectively serve on the Company’s Audit Committee.

Finally, NYSE rules restrict directors that have relationships with the Company that may interfere with the exercise of their independence from management and the Company from serving on the Audit Committee. We believe that the members of the Audit Committee have no such relationships and are therefore independent for purposes of NYSE rules.

Director Compensation Strategy

Directors who are employees of the Company do not receive compensation for Transocean Board service. At present, all of the directors except Mr. Thigpen, our President and Chief Executive Officer, are non-employees and receive compensation for their service on the Transocean Board.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Transocean Board. The Transocean Board believes that any compensation method should be weighted more toward compensation in the form of equity in order to more closely align director compensation with shareholders’ interests.

In 2016, non-employee director compensation in U.S. dollars included the following fixed components:

Annual Retainer—non-employee Director	100,000
Annual Retainer—non-employee Vice Chairman (1)	250,000
Annual Retainer—non-employee Chairman	325,000
Additional Annual Retainer for Committee Chairmen
Audit Committee	35,000
Compensation Committee	20,000
Corporate Governance Committee, Finance Committee and Health Safety and Environment committee	10,000
Grant of Restricted Share Units—non-employee Directors and Vice Chairman(2)	210,000
Grant of Restricted Share Units—non-employee Chairman(2)	325,000

(1)	Currently, the Company does not have any director serving in a Vice Chairman role.
(2)

Restricted share units are granted to each non-employee director and Chairman annually and have an aggregate value equal to USD 210,000 and USD 325,000 respectively, based upon the average of the high and low sales prices of our shares for each of the 10 trading days immediately prior to the date of grant. The restricted share units vest on the date first to occur of (a) the first anniversary of the date of grant or (b) the Annual General Meeting next following the date of grant, subject to continued service through the vesting date. Vesting of the restricted share units is not subject to any performance measures.

In addition, we pay or reimburse our directors’ travel and incidental expenses incurred for attending Transocean Board, committee and shareholder meetings and for other Company business‑related purposes.

2016 DIRECTOR COMPENSATION

In 2016, each non‑employee member of the Transocean Board received the compensation described below.

At the Transocean Board meeting held immediately after the 2016 Annual General Meeting of our shareholders, the Transocean Board granted 20,173 restricted share units to each non‑employee director (other than the Chairman) and 31,220 restricted share units to the non‑employee Chairman in aggregate value equal to USD 210,000 and USD 325,000, respectively, based upon the average of the high and low sales prices of our shares for the 10 trading days immediately prior to the date of grant (calculated at USD 10.41 per share). Each non‑employee director is required to acquire and retain a number of our shares and/or restricted share units at least equal in value to an amount five times the annual director retainer. Each non‑employee director’s vested restricted share units generally are not settled until the non‑employee director’s service with the Company ends.

The following summarizes the compensation of our non‑employee directors for 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation	Total ($)
Glyn A. Barker	135,000	186,600	—	321,600
Vanessa C. L. Chang	100,000	186,600	—	286,600
Frederico F. Curado	100,000	186,600	—	286,600
Chadwick C. Deaton	110,000	186,600	—	296,600
Vincent J. Intrieri	100,000	186,600	—	286,600
Martin B. McNamara	110,000	186,600	—	296,600
Samuel J. Merksamer	100,000	186,600	—	286,600
Merrill A. “Pete” Miller, Jr.	325,000	288,785	—	613,785
Edward R. Muller	110,000	186,600	—	296,600
Tan Ek Kia	120,000	186,600	—	306,600

(1)

This represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for restricted share units granted to our directors in 2016, computed in accordance with FASB ASC topic 718. For a discussion of the valuation assumptions with respect to these awards, please see Note 16 to our consolidated financial statements included in our 2016 Annual Report.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview and analysis of Transocean’s executive compensation program and policies, material compensation decisions and the key factors we considered in making those decisions. It includes specific information about the compensation paid, earned or granted to the following persons who comprise our named executive officers (the “Named Executive Officers”) for 2016:

•	Jeremy D. Thigpen, President and Chief Executive Officer
•	Mark L. Mey, Executive Vice President and Chief Financial Officer
•	John B. Stobart, Executive Vice President, Chief Operating Officer and Chief Performance Officer
•	Howard E. Davis, Executive Vice President and Chief Administrative and Information Officer
•	Brady K. Long, Senior Vice President and General Counsel

For purposes of this Compensation Discussion and Analysis, the term “Executive Officer” is as defined by Rule 3b‑7 of the Exchange Act, and the term “Executive Management Team” refers to designations made by the Transocean Board under Swiss law and the Company’s organizational documents with respect to Messrs. Thigpen, Mey and Stobart.

Executive Summary

Our executive compensation program reflects our commitment to best practices in compensation governance and strongly aligning pay with Company performance while allowing us to attract and retain highly qualified executives. The program is designed to motivate our executives to achieve important business objectives and to reward them for creating long-term value for our shareholders by delivering superior financial, safety and operational performance.

We believe our executive compensation program includes features that effectively align the interests of our senior management with those of our shareholders and excludes features that may result in misalignment. Important features of our executive compensation programs and practices are provided in the following table:

What We Do		What We Don’t Do
☑	Conduct an annual review of our compensation strategy, including a review of our compensation-related risk profile	☒	Allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than options issued by us)
☑	Mandate meaningful share ownership requirements for our executives	☒	Allow our executives or directors to pledge Company shares
☑	Maintain a clawback policy that allows for the forfeiture, recovery or adjustment of incentive compensation paid to executives due to a material misstatement of financial results	☒

Have pre-arranged individual severance agreements or special change-in-control compensation agreements with any Executive Officers; however, subject to the limitations under the Minder Ordinance pursuant to which severance cannot be paid to members of our Executive Management Team, our executives are eligible for severance and change-in-control provisions pursuant to our policies

☑	Base annual and long-term incentive payments on quantitative metrics	☒	Provide gross-ups for severance payments
☑	Maintain compensation plans designed to align our executive compensation program with long-term shareholder interests	☒	Guarantee salary increases, non-performance based bonuses or unrestricted equity compensation
☑	Link long-term incentive compensation to relative performance metrics	☒	Provide any payments or reimbursements for tax equalization
☑	Deliver at least 50% of long-term incentives in performance-based equity awards	☒	Pay dividend equivalents on performance units that have not been earned
☑	Retain an independent consultant that does not perform any services for management (i.e., retained by and reports to our Compensation Committee)	☒	Offer executive perquisites, effective January 1, 2017
☑	Maintain double trigger change-in-control provisions

2016 Business Overview

As a result of our strong revenue efficiency performance, continued progress on margin improvement initiatives, as well as our liquidity accomplishments, Transocean outperformed the peer group in 2016. These actions demonstrate the direct correlation between operational performance and shareholder value.

2016 Relative Stock Performance

Peers include: ATW, DO, ESV, NE, ORIG, PACD, RDC, SDRL

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The Company specializes in technically demanding sectors of the global offshore drilling business. With a particular focus on ultra-deepwater and harsh-environment drilling services, Transocean operates one of the most versatile offshore drilling fleets in the world.

As of February 9, 2017, Transocean owns, or has partial ownership interests in, and operates a fleet of 56 mobile offshore drilling units consisting of 30 ultra-deepwater floaters, seven harsh-environment semisubmersibles, three deepwater semisubmersibles, six midwater semisubmersibles, and 10 high-specification jackups. In addition, the Company has four ultra-deepwater drillships and five high-specification jackups under construction or under contract to be constructed.

Despite oil prices falling to below USD 30/bbl during the first quarter of 2016, resulting in the further curtailing of customer spending, and the early termination of a number of drilling contracts, our 2016 financial results again exceeded expectations. We are pleased that our continued commitment to operational excellence, and our intense focus on organizational and operational efficiency, resulted in another strong year for Transocean.

Recently, we have been encouraged by the improvement in both oil prices and sentiment; however, we fully anticipate that the offshore drilling market will continue to prove challenging in 2017. The combination of fewer contract roll-overs and limited visibility for new demand, will hinder, in the near-term, the meaningful advancement of both utilization and day rates. In response, the Company continues to take the necessary actions to maintain our market leadership position, as well as to strategically position the Company to emerge from the downturn stronger.

As illustrated in the chart below, the equity market valuations of offshore drillers reflect these adverse market conditions.

Relative Performance of Crude Oil; Offshore Drillers; OSX Index

Offshore drillers include: RIG, ATW, DO, ESV, NE, ORIG PACD, RDC, SDRL

In 2016, we continued to strengthen our liquidity and balance sheet, executing multiple financing transactions. In 2016, we issued approximately USD 2.5 billion of debt maturing in 2023 and 2024, while retiring USD 2.3 billion of debt with maturities between 2016 and 2022. The Company further deferred the delivery of two ultra-deepwater drillships and five high-specification jackups into 2020, which delayed approximately USD 2 billion of shipyard payments. We also acquired the outstanding interest in Transocean Partners, eliminating administrative costs and a significant quarterly cash distribution. These actions, along with USD 3.1 billion of cash as of December 31, 2016, and a USD 3 billion undrawn, unsecured revolving credit facility, provide protection in the event of a protracted downturn, and preserve strategic optionality and shareholder value.

We executed several new contracts during 2016, adding approximately USD 520 million in contract backlog. Transocean’s willingness to consider a performance driven model, and other flexible contract arrangements, assisted in the Company being awarded approximately one third of the annual contracted global floater fixtures. As of February 9, 2017, our backlog totaled USD 11.3 billion.

We delivered another year of strong operating results in 2016 guided by our continued commitment to streamlining and optimizing every aspect of our business. Our operating strategy led to strong revenue efficiency results for 2016 of 97.8%, up from 96.0% in 2015.

During 2016, we added three new contract-backed, ultra-deepwater drillships to our fleet: Deepwater Thalassa,  Deepwater Proteus, and Deepwater Conqueror. Both the Deepwater Thalassa and Deepwater Proteus have 10 year contracts with Shell in the U.S. Gulf of Mexico, and the Deepwater Conqueror has a five-year contract with Chevron, also in the U.S. Gulf of Mexico.

We continued to drive year-over-year improvements in our safety performance in 2016 delivering a Total Recordable Incident Rate of 0.34, the best in the Company’s history.

Given our long history as an industry-leading provider of offshore drilling services, we believe that we have the experience and financial discipline necessary to effectively manage our business throughout the cycles and deliver long-term value to our shareholders.

Relationship Between Target and Realizable Pay

Consistent with our philosophy of aligning the interests of our Executive Officers with those of our shareholders by basing the majority of compensation on achieving desired performance outcomes, the actual total compensation values received by our Executive Officers, in recent years, have ranged from below to above targeted and competitive market levels. Below-target results have been driven by the lack of appreciation in the Company’s share price and below-target total shareholder return relative to our peers, whereas more recent above-target results reflect our disciplined approach to the market downturn and our recent outperformance of competitors in the offshore drilling sector.

The Summary Compensation Table reflects the grant-date fair value for share awards. However, we believe that realizable pay provides a better picture of the amounts actually earned. In particular, we note that there have been no payouts under our performance-based unit program over the last six performance cycles, and all outstanding stock options are currently underwater. The more recent, in-process long-term performance cycles, however, reflect our superior performance relative to offshore drilling peers, although these performance cycles remain at risk until their conclusion.

The graph below illustrates the effect of our performance-based compensation programs on the total compensation of our Chief Executive Officer.

(1)

Realized/realizable pay is defined as the compensation delivered or deliverable for each year calculated as of the end of the fiscal year, including: salary received, amounts actually paid under the annual incentive plan, payouts received under the performance unit plan (PSU) or, for performance periods still in progress, amounts that would be receivable if the PSU performance period ended December 31, 2016, the intrinsic (“in-the-money”) value of the stock options granted in the applicable year, and the value of time-based restricted share units (“RSUs”).

(2)

For Steven Newman, our former Chief Executive Officer, the value of 2013 and 2014 RSUs were calculated as of May 31, 2015, the date of his separation from Transocean. For Mr. Thigpen, the value of RSUs was calculated as of December 30, 2016.

(3)	Mr. Newman received a pro-rata portion of PSUs (pro-rated based on his separation date).
(4)

Figures for Mr. Thigpen for 2015 (hired in April, 2015) represent partial year base pay and annual bonus target and exclude cash sign-on award and replacement RSU award in consideration of forfeited equity awards from his previous employer.

2016 Compensation Program Overview

The Company continued to reinforce the alignment between pay and performance with our executive compensation programs and compensation award levels for 2016.

In recognition of the continuing global industry downturn, the Compensation Committee gave prudent consideration in developing target 2016 compensation opportunities for our Named Executive Officers. Working closely with our independent compensation consultant, the following executive compensation actions were implemented for our Named Executive Officers:

•	Freeze on base salaries for all executives for 2016 (as was the case in 2015). Further, base salaries have been again frozen for 2017;
•	Freeze on target annual incentive opportunities for all of our Executive Officers for 2016 (as was the case in 2015). Further, targets have been again frozen for 2017;
•	Implemented cap on 2016‑2018 performance award upside payout tied to declining absolute total shareholder return (“TSR”) performance; and
•	Abolished all executive perquisites, including financial planning, annual physicals and club memberships, effective January 1, 2017.

These compensation actions reflect the continued downturn in the current market, while maintaining prudently designed, competitive compensation packages for our Named Executive Officers.

Executive Compensation Philosophy, Strategy and Design

The objective of our compensation program is to align pay with performance. The program is designed to attract, motivate and retain superior executive talent in the geographic locations necessary to support our global operations. The program is also designed to provide our executives with a competitive compensation package that rewards performance against specific, identified financial, strategic and operational goals that the Compensation Committee believes are critical to the Company’s long-term success and the achievement of sustainable long-term total returns to our shareholders.

In designing our executive compensation program, we are guided by the following principal objectives:

•	positioning elements of total direct compensation, in the aggregate for our executive team, at approximately the median of our peer companies;
•	aligning annual incentive compensation with financial and strategic objectives; and
•	rewarding absolute share price appreciation and relative performance in TSR through long-term equity incentive awards.

We deliver the vast majority of executive pay as performance-based, “at-risk” incentive compensation, which is designed to balance short-term periodic results and long-term multi-year success of the Company and to build long-term shareholder value without excessive risk-taking. We believe the approach achieves our objective of aligning pay and performance.

Executive Compensation Setting

We believe that our executive compensation program must be regularly reviewed to ensure that we provide the opportunity for each of our Named Executive Officers to receive competitive compensation without providing an incentive for excessive risk-taking. The Compensation Committee annually reviews the total compensation and each component of compensation that may be paid or awarded to each of our Named Executive Officers and compares the total compensation and each component of compensation:

•	externally against the amounts paid to Executive Officers holding comparable positions at companies with which we compete for executive talent; and
•	internally for purposes of ensuring internal equity and taking individual performance, skills, and experience into account.

We assess our compensation programs to ensure they are appropriately aligned with our industry sector and among companies in other industries of comparable size, international scope and organizational complexity. We also seek to provide a direct link between pay and enhancing shareholder value and achieving our vision and business strategy.

The Compensation Committee employs two peer groups for setting executive compensation. The “Compensation Peer Group” is used to assess the competitiveness of the compensation of our Named Executive Officers, and the “Performance Peer Group” is used to evaluate the relative total shareholder return performance of the Company.

Compensation Peer Group

We compete for executive talent across many different sectors around the world. However, our primary competitive market generally includes other companies in the energy industry (oil and gas companies, offshore drilling companies and other energy services companies). In making compensation decisions, for the Named Executive Officers, each element of their total direct compensation is compared against published and publicly available compensation data.

The Compensation Peer Group for 2016 comprised the following companies:

•	Anadarko Petroleum Corporation	•	Diamond Offshore Drilling, Inc.	•	National Oilwell Varco, Inc.
•	Apache Corporation	•	Encana Corporation	•	Noble Corporation plc
•	Baker Hughes Incorporated	•	Ensco plc	•	Noble Energy, Inc.
•	BG Group plc	•	EOG Resources, Inc.	•	Petrofac Limited
•	Cameron International Corporation	•	FMC Technologies, Inc.	•	Seadrill Limited
•	Canadian Natural Resources Limited	•	Halliburton Company	•	Talisman Energy Inc.
•	Chesapeake Energy Corporation	•	Marathon Oil Corporation	•	Weatherford International Ltd.
•	Devon Energy Corporation	•	Nabors Industries Ltd.

During 2016, three companies (BG Group plc, Cameron International Corporation and Talisman Energy Inc.) fell out of this Compensation Peer Group due to corporate acquisitions.

In addition, we consider the compensation practices of non-energy general industry peers of comparable size and international scope in setting executive compensation levels and use general industry data as a secondary market reference. These non-energy general industry peers are expected to vary from year-to-year based on changes in the marketplace and the availability of published survey data for companies that meet the defined size, international scope and organizational structure criteria.

Our target market position is determined based on the data believed to be most relevant for a given position. For example, the Compensation Peer Group data are weighted more heavily for operations roles, whereas general industry data are weighted more heavily for executives overseeing corporate functions. However, in accordance with our pay-for-performance philosophy, the Compensation Peer Group data is the primary reference for assessing short-term and long-term incentive compensation levels.

Performance Peer Group

The Compensation Committee establishes the Performance Peer Group in order to evaluate the Company’s total shareholder return relative to that of companies considered to be direct business competitors and competitors for investment capital. Beginning in 2016, the Compensation Committee refined the Performance Peer Group to focus on drillers to better align with our strategic business objectives. While the competition for executive talent spans a broader market as defined above in the section addressing the Compensation Peer Group, our Performance Peer Group is specific to those companies with expertise in technically demanding offshore drilling operations. The Performance Peer Group consists of:

•	Atwood Oceanics, Inc.	•	Pacific Drilling S.A.
•	Diamond Offshore Drilling, Inc.	•	Rowan Companies Inc.
•	Ensco plc	•	Seadrill Limited
•	Noble Corporation plc	•	Subsea 7 SA
•	Ocean Rig UDW Inc.

Executive Compensation Components

Our executive compensation program is designed to meet the objectives of our “pay for performance” philosophy by linking a significant portion of each executive’s compensation to Company and individual performance.

The following table summarizes the purpose and key characteristics of each of the primary components of our executive compensation program.

Compensation Element	Purpose	Key Characteristics
Base Salary	Provide a base level of income, targeting the market median for executive talent. Individual circumstances may result in certain positions above or below market median.	Fixed compensation. Reviewed annually and adjusted as appropriate.
Annual Cash Bonus	Motivate executives to achieve our short-term business objectives and reward contributions toward the achievement of pre-established performance goals.	Variable compensation. Based on corporate performance compared to pre-established performance goals. Award potential ranges from 0% to 200% of target.
Long-Term Incentive - Performance Units

Align the interests of our executives with those of our shareholders by creating a direct correlation of realized pay to key value drivers and increased shareholder return relative to performance peers over the long-term.

Variable compensation. The number of earned units is based on total shareholder return relative to performance of drilling industry peers during three-year performance periods. Earned units can range from 0% to 200% of target.

Long-Term Incentive - Restricted Share Units	Motivate executives to contribute to long-term increases in shareholder value, build executive ownership and retain executives through multi-year vesting.	Variable compensation. Long-term award with ratable vesting over three years that provides a direct correlation of realized pay to shareholder value.
Long-Term Incentive - Non-Qualified Stock Options	Motivate executives to contribute to long-term increases in shareholder value, build executive ownership and retain executives through multi-year vesting.	Variable compensation. Long-term award with ratable vesting over three years that provides a direct link to stock price appreciation.
Expatriate Benefits	Assist expatriate executives with part of the additional burden of an overseas posting.	Fixed compensation. Provided to expatriate executives to assist with living expenses (e.g., housing, dependent education, cost of living differentials and automobile allowances).
Other Compensation	Provide benefits that promote employee health and welfare and assist executives in carrying out their duties and increasing productivity.	Indirect compensation elements consisting of health and welfare plans and minimal perquisites.
Post-Employment	Retain executives by providing a measure of financial security in the event an executive’s employment is terminated without cause.

Fixed compensation. Severance benefits, to the extent permissible under Swiss law, are provided pursuant to the Executive Severance Policy and are not payable in the event of a termination for cause or a voluntary resignation without good reason.

In assessing the reasonableness of the total direct compensation of the Named Executive Officers, particularly the compensation of our Chief Executive Officer, the Compensation Committee considered the amount and mix of compensation provided as a direct link to creating sustainable long-term shareholder value, achieving our vision and business strategy, and advancing the core principles of our compensation philosophy and objectives without excessive risk.

Base Salary

Our Named Executive Officers receive base salaries constituting a basic level of compensation for services rendered during the year. The base salaries of our Named Executive Officers are determined by the Compensation Committee upon each officer’s initial hire and reviewed in connection with a promotion or other change in job responsibility. Each base salary is also reviewed by the Compensation Committee annually thereafter, both individually and, for internal pay equity purposes, relative to other Executive Officers. Base salary adjustments are made to reflect our desired position in the competitive market.

As part of its base salary review, the Compensation Committee considers input from our Chief Executive Officer (except with respect to his own compensation), competitive compensation from our peer group and other survey data, job responsibilities, individual performance, and expected future contributions of each Named Executive Officer. The Compensation Committee also considers input from its compensation consultant as well as the Company’s compensation philosophy and objectives.

In February 2016, the Compensation Committee, in consideration of the current market downturn, and with consultation from its external compensation consultant, elected to freeze base salaries for Named Executive Officers, resulting in no 2016 increases over the 2015 base salaries.

Further, in February 2017, the Compensation Committee again elected to freeze base salaries in consideration of the continuing market downturn, resulting in no increases over the 2016 base salaries noted below.

The following base salaries in U.S. dollars were approved by the Committee for the individuals listed below.

Executive	2016 Base Salary	Increase over 2015
Mr. Thigpen	1,000,000	0%
Mr. Mey	760,000	0%
Mr. Stobart	670,000	0%
Mr. Davis	550,000	0%
Mr. Long	525,000	0%

Annual Performance Bonus

Our Performance Award and Cash Bonus Plan (the “Bonus Plan”) is a goal-driven plan that provides participants, including the Named Executive Officers, the opportunity to earn annual cash bonuses based on performance as measured against predetermined performance objectives. Individual target award levels, expressed as percentages of the participants’ base salaries, are established by the Compensation Committee at the beginning of the year. The target award opportunities under the Bonus Plan, when combined with base salaries, are intended to position the participants, on average, to earn total cash compensation approximating competitive market median levels. Performance above and below the target provides the opportunity for participants to earn total annual cash compensation above the competitive market median, when warranted, by above-target performance, up to a designated maximum; or, the possibility of earning total annual cash compensation below the median for below-target performance.

Under the Bonus Plan for 2016, each Named Executive Officer had a potential payout range of 0% to 200% of his individual target award opportunity. The Compensation Committee established a 2016 target bonus opportunity for each of the following Named Executive Officers at the same target opportunity as established for 2015, and have further maintained the same target bonus opportunities again in 2017. The 2016 target bonus opportunity for each Named Executive Officer, expressed as a percentage of base salary, is as follows:

Executive	Bonus Target
Mr. Thigpen	120%
Mr. Mey	85%
Mr. Stobart	100%
Mr. Davis	75%
Mr. Long	70%

2016 Bonus Structure

The annual cash bonus structure is designed with a focus on financial, operational and safety performance. These three focus areas have a direct line of sight to annual company operational and financial results while maintaining a strong focus on personnel, industrial and environmental safety. During the current drilling sector down cycle, driven largely by commodity pricing beyond the Company’s control, this annual bonus structure is designed to focus on those areas where the Company can differentiate itself from our competitors and be well-positioned for the market recovery.

The design of each measure, relative weighting, and construction of our threshold-target-maximum payout range, were derived from the Company’s 2016 business plan with a focus on continuous improvement.

The Compensation Committee considered the results of key performance areas, specified at the beginning of 2016, when determining the outcomes of the variable, performance-based compensation under the Performance Award and Cash Bonus Plan for our Named Executive Officers for 2016.

Each of the following performance areas is measured with a potential payout ranging from 0% to 200% achievement and is discussed in greater detail below.

Performance Measures		Weighting
SAFETY		25%
Total Recordable Incident Rate	(10%)
Operational Integrity / Process Safety	(10%)
Dropped Object Potential Severity	(5%)
UPTIME		25%
EBITDA		50%

Safety Performance

Our business involves numerous operating hazards, and we are strongly committed to protecting our employees, our property and the environment. Our ultimate goal is expressed in our safety vision of “an incident-free workplace all the time, everywhere.” The safety performance targets for 2016 were approved by the Compensation Committee and levels are set annually to motivate our executives to achieve continuous improvement in safety performance and to meet strict internal standards. Safety performance targets are recommended to the Compensation Committee by the Board’s Health Safety and Environment Committee.

For 2016, the Compensation Committee measured our safety performance through a combination of components: Total Recordable Incident Rate (“TRIR”), Dropped Object Potential Severity (“DPSR”) and Operational Integrity (also referred to as “Process Safety”). TRIR and Process Safety were each weighted at 10%, with DPSR weighted at 5%.

The following charts show our actual performance related to the formulaic payout amounts for TRIR, DPSR and Operational Integrity.

During 2016, performance results across all three safety measures established new company records. These results reflect an outstanding commitment to safety from our workforce and a relentless focus on continuous improvement toward an incident-free workplace. Together, the safety metric outcomes resulted in a formulaic payout percentage for Safety of 42% of the total target bonus opportunity for each of the Named Executive Officers in 2016.

Total Recordable Incident Rate (TRIR)

TRIR is a safety performance metric recognized by the U.S. Occupational Safety & Health Administration and is used by companies across an array of industries. We calculate TRIR based upon the guidelines set forth by the IADC, an  industry group for the drilling industry. The IADC methodology calculates TRIR by taking the aggregate number of occurrences of work-related injuries or illnesses that result in any of the following: death; a physician or licensed health care professional recommending days away from work due to the injury or illness; an employee not being able to perform all of his or her routine job functions (but not resulting in days away from work); or any other medical care or treatment beyond minor first aid. The TRIR is the number of such occurrences for every 200,000 employee hours worked.

The Compensation Committee approved a TRIR target for 2016 of 0.39, representing further progress toward our zero accident safety vision. This target represented an improvement of 8% over the 2015 actual performance which represented the best TRIR outcome to that point in the Company’s history. Values above and below this target were calculated in accordance with the chart below, with outcomes falling between the two boundaries interpolated on a straight-line basis:

TRIR Outcome to Target	Bonus Payout
Maximum = 0.35	200%
Target = 0.39	100%
Minimum = 0.47	0%

Any TRIR outcome representing a result of 0.47 or greater would result in a 0% bonus payout for the TRIR metric, representing a 20% negative variance from target; however, if 2016 results did not outperform 2015 actual performance, a 10% reduction would be applied to the formulaic payout for the TRIR component. TRIR results of 0.35, reflecting top quartile IADC performance, would result in a payout of 200% for the TRIR metric.

Our TRIR outcome for 2016 was 0.34, exceeding maximum performance as compared to target and represents the best TRIR result in the Company’s history. This resulted in a formulaic result of 200% of target for the TRIR metric and a formulaic result for this measure of 20% of the total target bonus opportunity for each of the Named Executive Officers.

Dropped Object Potential Severity (DPSR)

DPSR is an internally developed safety measure that we utilize to capture the potential severity of incidents over a period of time. This 2016 safety measure represents a focus on continuous improvement. In 2015, the Company measured Total Potential Severity Rate, of which DPSR represented a significant component. Dropped objects from elevated heights, including tools, parts and equipment, have the potential to cause severe personnel injury and significant structural damage to the rig. Analysis indicated dropped object incidents typically have the highest potential severity to harm people working onboard our rigs. As such, we extracted this metric from TPSR in order to bring a more acute focus to dropped object prevention. Accordingly, the bonus measure reflects our focus on accident avoidance.

The formulaic measure of DPSR evaluates the severity of all dropped objects and applies a score to each incident based on severity. This severity assessment follows prescribed guidelines defined in the Company’s Health and Safety Policies and Requirements. The sum of dropped object events is then measured against the total number of working hours, to determine the quantity and severity of events as a factor of total hours worked. This measurement technique, using total hours worked, is consistent with the methodology employed by the U.S. Occupational Safety and Health Administration and IADC in measuring work-related injuries.

The Compensation Committee approved a DPSR target for 2016 of 9.93, reflecting a 9% improvement over our 2015 target and represents further progress toward our safety vision. Values above and below this target were calculated in accordance with the chart below, with outcomes falling between two boundaries interpolated on a straight-line basis:

DPSR Outcome to Target	Bonus Payout
20% Improvement Exceeding Target	200%
10% Improvement Exceeding Target	150%
Target	100%
10% Shortfall	50%
20% Shortfall	0%

Any DPSR outcome representing a shortfall of more than 20% as compared to the target would result in a 0% bonus payout for the DPSR metric and any outcome representing an improvement of 20% or greater as compared to the target would result in a payout of 200% for the DPSR metric.

Our DPSR outcome for 2016 of 8.33 represents the best performance in the Company’s history and a significant improvement as compared to the target. This improvement resulted in a formulaic result of 180.4% of target for the DPSR metric, and a formulaic result for this measure of 9% of the total target bonus opportunity for each of the Named Executive Officers.

Operational Integrity (Process Safety)

We believe that in addition to personnel and behavioral safety, prevention and mitigation of major accident hazards or process incidents are critical components of a comprehensive safety management program. Accordingly, Operational Integrity is an internally developed safety measure designed to prevent or mitigate a major accident or significant event.

We use industry standard definitions of significant events, which include:

•	Fire, explosion, release of a hazardous substance with serious injury or fatality
•	Major structural damage
•	Serious injuries/fatalities
•	Uncontrolled release of hazardous fluids

To implement this Operational Integrity metric, we measure the number of process safety events that are likely predictors or leading indicators of a potentially significant major accident hazard event. The 2016 target for process safety events was established to represent an improvement over the baseline of events that occurred on our installations in 2015.

The Compensation Committee approved an Operational Integrity target for 2016 of 0.42, reflecting improvement over 2015 actual results of 0.44 and representing further progress toward our safety vision. Values above and below this target were calculated in accordance with the chart below, with outcomes falling between two boundaries interpolated on a straight-line basis:

Operational Integrity Outcome to Target	Bonus Payout
20% Improvement Exceeding Target	200%
10% Improvement Exceeding Target	150%
Target	100%
10% Shortfall	50%
20% Shortfall	0%

In 2016, the Operational Integrity measure realized an actual result of 0.09, resulting in 200% achievement of this metric and a formulaic result for this measure of 20%; however, the Operational Integrity measure calls for a one- third reduction in the formulaic payout result in the event of any Tier1 Operational Integrity event, as defined in the Company’s Health and Safety Policies and Requirements. A Tier1 event is the most serious Operational Integrity event, requiring immediate and potentially significant company time and resources to rectify.

In August 2016, Transocean experienced a Tier1 Operational Integrity event† that resulted in a reduction of the formulaic result for the Operational Integrity measure from 20% to 13.33% of the total bonus opportunity for each of the Named Executive Officers.

†During severe weather on August 8, 2016, the tow to the Transocean Winner was lost and the rig subsequently grounded off the Western Isles of Scotland. Transocean personnel were immediately mobilized to recover the rig and mitigate impact.

Financial Performance

EBITDA

For the 2016 bonus plan, the Compensation Committee determined Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), a commonly accepted measure of financial performance, as the most appropriate measure to align with the Company’s financial objectives. Weighted at 50% of the total 2016 annual bonus plan opportunity, EBITDA replaces the prior 2015 bonus plan focus on Cash Flow Value Added and Operating Costs. Attached as Annex C to this proxy statement is a reconciliation of EBITDA, a non-GAAP financial measure, to net income, the most directly comparable GAAP financial measure.

We believe this move to EBITDA is a more holistic view of the Company’s financial performance in current market conditions. The measure reflects the complete revenue and cost cycle in our business. EBITDA is an objective performance measure commonly used among our drilling company peers and is a financial indicator transparent and familiar to our shareholders.

In establishing the EBITDA target, the Compensation Committee considered the Company’s 2016 financial plan. Threshold and maximum performance outcomes were then set based on the potential for decreases or increases to financial outcomes tied to dynamic market conditions.

EBITDA Target	Achievement (MM-$)
Threshold	1,540
Target	1,876
Maximum	2,049

2016 EBITDA results were challenged by declining demand for rigs combined with depressed day rates for contracts. However, a strong focus on cost management combined with outstanding efficiency for deployed rigs, resulted in actual EBITDA results exceeding the target for this measure. EBITDA results achieved 161.3% of target, and a formulaic result for this measure of 80.64% of the total target bonus opportunity for each of the Named Executive Officers.

The EBITDA achievement that was applied to the annual bonus plan performance achievement was adjusted downward to remove certain revenue associated with early contract terminations and other unanticipated events during the performance cycle; thus, EBITDA results applied to the annual bonus plan are lower than the financial results recorded in the Company’s financial statements. Without such downward adjustments to the bonus plan EBITDA results, actual bonus results would have been higher, potentially leading to the unintended consequence of higher incentive awards due to lower rig activity.

Uptime

Uptime was identified as the operational performance measure that would best align with our customers’ interests during 2016. This measure represented 25% of the total target annual bonus opportunity to reinforce the importance of maintaining excellence in rig operations. While similar to Revenue Efficiency, a drilling rig’s measure of contract revenues used in the Company’s 2015 annual bonus plan, Uptime has a more direct focus on operational efficiency.

Uptime is a common operational metric used in the drilling industry; however, there is no standard industry definition and reporting structure for this metric. Our Company’s definition recognizes both equipment failures and human performance errors in calculating a rig’s performance.

Uptime is measured as operating hours, minus downtime, expressed as a percentage. Operating hours are defined as the number of hours a rig is engaged in a contract. Downtime is defined as the number of hours the rig is not engaged in drilling activities, resulting from mechanical failure or human performance error. Using this formula, zero mechanical failures and human performance errors would result in the rig operating at 100% Uptime. Downtime events detract from optimal performance and have a direct negative impact on the customer’s operational plan.

In setting the threshold-target-maximum range for this measure, the mathematical differential across the range may appear small (e.g., a 1.5% spread from target to maximum performance); however, this differential is significant considering the total number of operating hours during a calendar year.

The Committee approved the following Uptime target for 2016:

Uptime Target	Achievement
Threshold	94.0%
Target	95.5%
Maximum	97.0%

In setting the 2016 performance range, management considered past performance and set stretch targets to focus on continuous improvement. While the Company strives for improvement year over year, consideration must be given to the Company’s fleet composition and business cycle in setting this target. Reduced fleet size, shorter contract durations, change of location mobilizations and the challenge of bringing new rigs on line will all potentially apply downward pressure on a fleet’s Uptime performance. We experienced all of these challenges in 2016 and still delivered outstanding Uptime performance for our customers.

Based on this high level of operational efficiency, the actual Uptime measure achieved 96.6%. This incremental 1.1% above target performance, equates to approximately 3,300 hours, or 137.5 days, of additional operational productivity across the fleet. This achievement result represents 173.3% of target, and a formulaic result for this measure of 43.33% of the total target bonus opportunity for each of the Named Executive Officers.

Actual Bonus Plan Compensation for 2016

Based on the performance measures described above and using the pre-determined weightings assigned to each measure by the Compensation Committee, the formulaic bonus outcome for each of our Named Executive Officers was 166% of the targeted bonus opportunity under the Performance Award and Cash Bonus Plan for 2016. The components of this total bonus payout under the Performance Award and Cash Bonus Plan for 2016 are as follows:

Performance Measure	Threshold Payout	Target Payout	Maximum Payout	Actual Payout
Safety	0%	25%	50%	42%
EBITDA	0%	50%	100%	43%
Uptime	0%	25%	50%	81%
Total				166%

These outstanding annual bonus results reflect the Company’s commitment to outstanding rig operations and sharp focus on financial results, while maintaining the highest standards for safety. For specific award amounts, see “Executive Compensation—Summary Compensation Table.”

Long-Term Incentives

We establish competitive long-term incentive (“LTI”) opportunities for our Named Executive Officers that motivate achievement of long-term operational goals and increased total shareholder return, align the interests of participants with those of shareholders and vary in the ultimate actual value of the awards based on the Company’s actual total shareholder return and share price performance.

To provide an appropriate balance of incentives tied to performance, three types of long-term equity instruments were used in 2016, including Performance Units, Restricted Share Units and Non-Qualified Stock Options. The weighting of each instrument in our long-term incentive program was as follows:

This long-term incentive mix is designed to ensure a minimum of 50% of the total weighting is applied to the Performance Units. Stock Options are included in the incentive mix to reinforce a direct relationship to the shareholder experience. Stock Options only deliver value to the executive when the Company’s share price exceeds the strike price on the option. All three equity instruments are also designed to be retentive in nature through multi-year performance periods and vesting periods.

The forms of equity awards made to our Named Executive Officers are discussed in greater detail below.

	2016 LTI Grant Value – U.S.$	2015 LTI Grant Value U.S.$
Mr. Thigpen	5,250,000	5,500,000
Mr. Mey	2,200,000	2,200,000
Mr. Stobart	2,210,000	1,880,000
Mr. Davis†	1,650,000	—
Mr. Long†	1,312,500	—

(†)Messrs. Davis and Long were hired in 2015 and did not receive a target annual equity award.

Performance Units (PSU)

Each PSU represents one share and is earned based on performance over a three-year performance cycle from January 1, 2016 through December 31, 2018. Performance is determined by comparing the Company’s TSR performance relative to the Company’s Performance Peer Group over the three-year performance cycle.

In constructing this performance equity plan, the Compensation Committee considered the value of including an absolute financial measure, similar to the structure of the Company’s 2015 – 2018 performance plan which included Return on Capital Employed (“ROCE”) as a financial measure. After a thorough review of current market conditions and the substantial challenges in setting ROCE long-term incentive goals in an extremely volatile environment, the Committee concluded that a single measure of relative TSR using the Performance Peer Group of nine offshore drillers offered the best shareholder alignment and better supported the Company’s strategic objective of becoming the undisputed leader in offshore drilling.

In further recognition of the importance of shareholder alignment, the Compensation Committee capped the earning of Performance Units at target if the Company’s absolute TSR during a performance period is less than -15%. We set the cap at a level of -15% to ensure that management does not benefit disproportionately from shareholder returns that are more than marginally negative.

Actual results at the completion of the three-year performance cycle will be determined by the following ordinal ranking of TSR performance:

Company Ranking	% of Target Performance Units
1	200%
2	175%
3	150%
4	125%
5	100%
6	83%
7	67%
8	50%
9	0%
10	0%

Upon completion of the 2016‑2018 PSU performance cycle, the Compensation Committee will determine final payout levels, and PSUs will be distributed to the Named Executive Officer, along with a cash payment equal to any dividends or equivalents accrued during the performance cycle for earned and vested shares.

Restricted Share Units

The target value of the 2016 RSU grants to each of the Named Executive Officers was approximately one-quarter (25%) of each officer’s total 2016 long-term incentive award target value.

Time-vested RSUs were granted to all Named Executive Officers as part of the 2016 annual long-term incentive grants. Each RSU represents one share and vests over a three-year schedule (ratably one-third each year), contingent on continued service.

Non-Qualified Stock Options

The target value of the 2016 Non-Qualified Stock Options (“NQSO”) grants to each of the Named Executive Officers was approximately one-quarter (25%) of each officer’s total 2016 long-term incentive award target value.

Time-vested NQSOs were granted to all Named Executive Officers as part of the 2016 annual long-term incentive grants. Each NQSO represents one share and vests over a three-year schedule (ratably one-third each year), contingent on continued service.

Realized Long-Term Incentive Compensation for 2016

In 2017, the Compensation Committee evaluated the Company’s performance for the three-year performance period from January 1, 2014 through December 31, 2016, and determined the Company’s performance to be 123.3% of target. This result represents the first payout in seven performance cycles for the Company.

This performance plan consisted of two measures, equally weighted at 50% of the total award opportunity. The two measures included relative TSR as measured against a performance peer group, and ROCE during the first year of the three-year performance cycle. Final measurement for this performance cycle included ROCE results slightly below maximum performance. Actual ROCE financial results are not disclosed due to the proprietary nature of this information in establishing the Company’s competitive position in the market. With respect to relative TSR, the Company ranked 8 of 12 against performance peer companies, resulting in performance below target for this measure. The two measures combined resulted in the 123.3% of target performance outcome.

Mr. Stobart is the only Named Executive Officer eligible for this 2014 – 2016 performance plan payout. When considering the Company’s share price decline during this three-year period, however, the 123.3% achievement level translates to approximately 39% of target in realizable value compared to the expected target value at grant.

Employment Agreements with Named Executive Officers

Employment agreements with our Executive Management Team comply with the Minder Ordinance, which prohibits the payment of severance benefits to members of the Executive Management Team. Other than the individual compensation terms applicable for each executive, the same basic form of employment agreement was used for Named Executive Officers with employment agreements.

Expatriate Benefits

For our Named Executive Officers who accept an international assignment, we also provide certain expatriate benefits, including housing, car, cost of living allowances and educational expenses for dependent children. These benefits are designed to help defray the significant expense associated with expatriation. Beginning in 2014 the Named Executive Officers ceased to be eligible for tax protection or tax equalization on these expatriate benefits. Effective September 1, 2016, Mr. Stobart was the only Named Executive Officer receiving the above-mentioned expatriate benefits.

The types and values of these benefits for each Named Executive Officer are included in “Executive Compensation—Summary Compensation Table” under “All Other Compensation” and described in the notes to that table.

Indirect Compensation

In addition to base salary and annual and long-term incentive compensation, we offer other indirect compensatory arrangements to our executives. These indirect elements of executive compensation are not performance-based and are offered as part of the overall compensation package to ensure that the package is competitive with other companies with which we compete for talent. Below is a summary of the principal indirect elements of compensation for our Named Executive Officers.

Health, Welfare and Retirement

Our Named Executive Officers are eligible for Company-wide benefits on substantially the same basis as other full-time employees, including savings, pension, medical and life insurance benefits. Our Named Executive Officers also receive a supplemental life insurance benefit equal to four times covered annual earnings. For Named Executive Officers on the U.S. payroll, this benefit is capped at a maximum of USD 1 million. In addition, we make a supplemental pension plan available to employees (including the Named Executive Officers) to compensate for benefits that otherwise would be unavailable due to U.S. Internal Revenue Service limits on qualified plans.

Perquisites

In 2016, the Compensation Committee elected to eliminate all executive perquisites for our Named Executive Officers, effective January 1, 2017.

Prior to elimination, the Company offered limited perquisites as a recruiting and retention tool. Each of our Named Executive Officers could receive reimbursement of up to USD 5,000 in financial planning consulting. Our Named Executive Officers were also eligible to receive reimbursement for club membership dues and an annual physical exam paid by the Company. The amounts of these perquisites were taxable to the Named Executive Officers in 2016.

Post-Employment Compensation

We believe that the competitive marketplace for executive talent and our desire to retain our Executive Officers require us, subject to compliance with applicable law, to provide our Executive Officers with a severance package. Each of our Executive Officers who are not members of our Executive Management Team is eligible to receive severance benefits in the event we choose to terminate the Executive Officer at our convenience. Currently, all Named Executive Officers who are not members of our Executive Management Team are covered under our executive severance benefit policy, which provides for specified payments and benefits in the event of a termination at our convenience.

The benefits provided in the event of an involuntary termination under the terms of our executive severance benefit policy include a cash severance benefit limited to 52 weeks of base salary; a pro rata share of the termination year’s award under the Bonus Plan for such executive, as determined by the Compensation Committee; treatment of long-term incentive awards under the convenience-of-company termination provision as provided for in the terms and conditions of each award (as more fully described under “Executive Compensation—Potential Payments Upon Termination or Change of Control”); and outplacement services not to exceed 5% of the base salary of the executive.

We also believe that the interests of our shareholders are served by including a double-trigger change-of-control provision in the Bonus Plan and the long-term incentive plan for Named Executive Officers who would be integral to the success of, and are most likely to be impacted by, a change of control. By requiring two triggering events to occur, we believe that those Executive Officers who remain with us through a change of control will be appropriately focused while those who depart as a result of a change of control will be appropriately compensated. The types of payments that will be made to our executives, along with estimated values as of December 31, 2016, are described under “Executive Compensation-Potential Payments Upon Termination or Change in Control.”

The Compensation Committee periodically reviews severance packages offered to the Executive Officers to ensure the benefits are aligned with prevailing market practices. In order for a Named Executive Officer to receive the benefits described above, the Named Executive Officer must first sign a release of all claims against the Company and enter into a non-competition and confidentiality agreement covering our trade secrets and proprietary information.

The Swiss Federal Council Ordinance Against Excessive Compensation at Public Companies prohibits certain types of compensation payments to members of the Executive Management Team, including severance payments in any form. Therefore, members of the Executive Management Team are not eligible to participate in the executive severance benefits policy. Pursuant to their employment agreements, members of the Executive Management Team must receive at least twelve months’ notice prior to a termination of employment without cause.

Executive Compensation Governance, Policy and Practice

The Compensation Committee is responsible for the executive compensation program design and decision-making process. The Compensation Committee solicits input from the independent members of the Transocean Board, the Chief Executive Officer and other members of management, and the independent compensation consultant to assist with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

Compensation Committee

The Compensation Committee, composed solely of members of the Transocean Board who (a) are not employees of the Company, (b) meet the independence requirements of the NYSE, and (c) meet the qualifications of outside directors under Section 162(m) of the U.S. Internal Revenue Code, is responsible for overseeing our executive compensation and long-term incentive programs. Specifically, the Compensation Committee is responsible for:

•	reviewing and approving the target and actual compensation paid and the benefit levels received by our Executive Officers;
•

annually recommending focus areas for our Chief Executive Officer for approval by the members of the Transocean Board who meet the independence and experience requirements set forth in the Compensation Committee charter, annually evaluating all aspects of our Chief Executive Officer’s performance in light of these focus areas (with the participation of all non-executive members of the Transocean Board), and setting our Chief Executive Officer’s compensation based on this evaluation and after reviewing data concerning compensation practices in the competitive market;

•

establishing and approving our executive compensation plans and arrangements to provide benefits to our Executive Officers in accordance with the goals and objectives of the Company, as established by the Transocean Board;

•	administering the Company’s long-term incentive plans, including determining plan eligibility and approving individual awards for all plan participants;
•	administering the Company’s Performance Award and Cash Bonus plan and approving individual awards for all Executive Officers;
•

considering and approving executive employment and, to the extent permissible under Swiss law, severance agreements or other contractual agreements that may be entered into with our Executive Officers (which may not include “single-trigger” change-in-control agreements);

•

reviewing and discussing this Compensation Discussion and Analysis, the Company’s Swiss statutory compensation report and maximum aggregate compensation limits for the Transocean Board and members of the Executive Management Team with our management and, based upon such review and discussion, recommending to the Transocean Board that the Compensation Discussion and Analysis be included in the proxy statement for our Annual General Meeting or our annual report, as applicable; and

•	assessing the risks associated with the Company’s compensation arrangements.

The Compensation Committee currently consists of four directors: Tan Ek Kia (Chairman), Frederico F. Curado, Vincent J. Intrieri and Martin B. McNamara.

Independent Compensation Consultant

To assist in discharging its responsibilities, the Compensation Committee engaged an independent executive compensation consulting firm, Pay Governance LLC, which advised the Compensation Committee on executive compensation matters for 2016.

In order not to impair the independence of the Compensation Committee’s compensation consultant or create the appearance of such an impairment, the Compensation Committee adopted a policy that any compensation consultant to the Compensation Committee may not provide other services to the Company in excess of USD 100,000. Neither Pay Governance nor any of its affiliates provided the Company with any other services in 2016. In May 2016, the Compensation Committee assessed whether the work of Pay Governance for the Compensation Committee during 2016 raised any conflict of interest by conducting a review of a number of independence factors, which included the factors set forth under Rule 10C‑1 of the Exchange Act. The Compensation Committee concluded that no conflict of interest was raised that would prevent Pay Governance from independently representing the Compensation Committee.

In advising the Compensation Committee, the compensation consultant reports to and acts at the direction of the Compensation Committee. The Compensation Committee directs the compensation consultant in the performance of its duties under its engagement to provide certain guidance on an ongoing basis, including:

•	expertise on compensation strategy and program design;
•	information relating to the selection of the Company’s peer group;
•	relevant market data and alternatives to consider when making compensation decisions;
•	assistance in establishing and updating annual and long-term incentive guidelines;
•	periodic reviews of the total executive compensation program; and
•	support and advice as the Compensation Committee conducts its analysis of and makes its decisions regarding executive compensation.

The Compensation Committee does not necessarily adopt all recommendations given by the compensation consultant but uses the consultant’s work as a reference in exercising its own judgment with respect to its own executive compensation actions and decisions.

The compensation consultant participates in every meeting of the Compensation Committee and meets privately with the Compensation Committee at the Compensation Committee’s request. Our management provides information to the consultant but does not direct or oversee its activities with respect to our executive compensation program.

Other Advisors

From time-to-time, management engages other advisors to assist in providing advice to the Compensation Committee, regarding executive compensation matters. Such advisors have included, among others, an outside law firm to provide advice regarding various legal issues, financial analysts to examine relevant performance metrics and an outside actuarial firm to evaluate benefits programs. The Compensation Committee evaluates these advisors for independence, when retained.

Management

Our Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer’s conclusions and recommendations, including base salary adjustments and award amounts for the current year and target annual award amounts for the next year under our Performance Award and Cash Bonus Plan (other than for himself), are presented to the Compensation Committee. The Compensation Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers and other Executive Officers. The Compensation Committee may exercise its discretion in modifying any compensation adjustment or awards to any Executive Officer, including reducing or increasing the payment amount for one or more components of such awards.

Officers and other employees in our Human Resources Department assist our Chief Executive Officer with his recommendations and develop and present other recommendations regarding compensation to the Compensation Committee as needed. Our officers and other employees participate in Compensation Committee discussions in an informational and advisory capacity and have no authority in the Compensation Committee’s decision-making process.

Additional Executive Compensation Information

Use of Tally Sheets

The Compensation Committee reviews compensation tally sheets, prepared by management, that present comprehensive data on the total compensation and benefits package for each of our Named Executive Officers. Tally sheets include all current compensation obligations, as well as additional analyses with respect to hypothetical terminations to consider the Company’s obligations under such circumstances. The Compensation Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved but, rather, to evaluate the Company’s obligations under the various programs.

Share Ownership Guidelines for Executives

We believe it is important for our Named Executive Officers to build and maintain an appropriate minimum equity stake in the Company. The Company’s share ownership guidelines for Named Executive Officers are intended to further align executives’ interests with the interests of our shareholders. Under these guidelines, Named Executive Officers must retain 50% of any shares that vest (net of taxes due) until the ownership guidelines are met. Each of our Named Executive Officers must own an amount of shares equivalent to the following:

CEO	6x base pay
Executive Vice President	3x base pay
Senior Vice President	2x base pay
Vice President	1x base pay

Compliance with this policy is reviewed by the Compensation Committee, and executives must certify their compliance on an annual basis. The Compensation Committee may exercise its discretion in response to any non- compliance of this policy.

No Hedging of Company Shares

We have a policy that prohibits any of our Executive Officers and directors from holding derivative instruments tied to our shares, other than derivative instruments that may be granted by us (e.g., stock options). Our Executive Officers and directors are prohibited from hedging, engaging in short sales and holding our shares in margin accounts.

No Pledging of Company Shares

We have a policy that prohibits any of our Executive Officers and directors from pledging shares issued by us. Our Executive Officers and directors must certify compliance with the hedging and pledging provisions of our Insider Trading Policy on an annual basis.

Executive Compensation Recoupment/Clawback Policy

Under the Incentive Compensation Recoupment Policy, the Company is authorized to recover or adjust incentive compensation to the extent the Compensation Committee determines that payments or awards have exceeded the amount that would otherwise have been received, due to a restatement of financial results or if the Compensation Committee determines that an executive has engaged in, or has knowledge of, and fails to prevent or disclose, fraud or intentional misconduct pertaining to any financial reporting requirement.

The Compensation Committee expects to update this policy if and when the SEC issues final rules on the recoupment of executive compensation.

Tax Impact on Compensation

To the extent attributable to our United States subsidiaries and otherwise deductible, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the tax deduction that United States subsidiaries can take with respect to the compensation of designated Executive Officers, unless the compensation is “performance-based.”

Under the long-term incentive plan, the Compensation Committee has the discretion to award performance-based cash compensation that qualifies under Section 162(m) based on the achievement of objective performance goals. All Executive Officers are eligible to receive this type of award. The Compensation Committee has determined, and may in the future determine, to award compensation that does not qualify under Section 162(m) as performance- based compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid by the Company for the fiscal year ended December 31, 2016 to each of our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated Executive Officers as of December 31, 2016, who are collectively referred to herein as our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and NonQualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Jeremy D. Thigpen	2016	1,000,000	—	4,362,658	1,190,841	1,992,000	—	557,568	9,103,067
President and Chief Executive Officer	2015	693,182	500,000	7,990,424	—	1,164,545	—	548,422	10,896,573
Mark Mey	2016	760,000	—	1,828,164	499,019	1,072,360	—	508,751	4,668,294
Executive Vice President and Chief Financial Officer	2015	449,667	500,000	5,199,332	—	540,162	—	418,116	7,107,276
John B. Stobart	2016	670,000	—	1,836,467	501,289	1,112,200	369	513,909	4,634,234
Executive Vice President,	2015	670,000	—	1,854,320	—	938,000	7,499	666,406	4,136,225
Chief Operating Officer and Chief Performance Officer	2014	664,167	—	2,156,353	—	658,636	202,852	687,852	4,369,860
Howard Davis Executive Vice President and Chief Administrative and Information Officer	2016	550,000	—	1,371,118	374,263	684,750	—	96,981	3,077,112
Brady Long Senior Vice President and General Counsel	2016	525,000	—	1,090,669	297,709	610,050	—	70,624	2,594,052

(1)

Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for the specified year. For a discussion of the valuation assumptions with respect to these awards, please see Note 16 to our consolidated financial statements included in our 2016 Annual Report.

(2)

Non-Equity Incentive Plan Compensation includes annual cash bonuses paid to the Named Executive Officers based on service during the year included in the table and awarded in the following year pursuant to the Performance Award and Cash Bonus Plan. The Performance Award and Cash Bonus Plan, including the performance targets used for 2016, is described under “Compensation Discussion and Analysis—2016 Bonus Structure.”

(3)

There are no nonqualified deferred compensation earnings included in this column because no Named Executive Officers received above-market or preferential earnings on such compensation during 2016, 2015 or 2014.

(4)	All other compensation for 2016 consists of the following:

Name	Company Contributions to Savings Plans(1) ($)	Life, Health and Welfare Insurance Premiums ($)	Dividend Equivalents on time-based Restricted Share Unit (RSU) ($)	Executive Expatriate Allowances and Perquisites(2) ($)	Expatriate Relocation ($)
Jeremy D. Thigpen	216,455	15,600	34,135	187,359	104,019
Mark Mey	130,016	16,493	22,086	196,837	143,319
John B. Stobart	160,800	20,387	19,270	300,080	13,372
Howard Davis	76,676	19,305	1,000	—	—
Brady Long	52,500	18,124	—	—	—

(1)	Messrs. Thigpen, Mey, Stobart, Davis and Long participate in the U.S. 401(k) Savings Plan and Savings Restoration Plan.
(2)

Amounts include automobile and housing allowance for Mr. Thigpen (U.S. $122,041), Mr. Mey (U.S. $122,041) and Mr. Stobart (U.S. $183,125); home country leave allowances for Messrs. Thigpen, Mey and Stobart; cost of living allowance for Mr. Thigpen (U.S. $61,508), Mr. Mey (U.S. $61,508) and Mr. Stobart (U.S. $92,295); financial planning benefits for Mr. Stobart; and club membership dues and executive physicals for Messrs. Mey and Stobart.

Grants of Plan-Based Awards for 2016

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the Named Executive Officers in the fiscal year ended December 31, 2016.

										Grant Date
		Estimated Future			Estimated Future					Fair Value
		Payouts Under			Payouts Under			Number of	Exercise	of Stock
		Non-Equity Incentive			Equity Incentive			Shares of	Price of	and
		Plan Awards(1)			Plan Awards(2)			Stock or	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Award(4)	Awards(5)
Name	Date	(U.S.$)	(U.S.$)	(U.S.$)	(#)	(#)	(#)	(#)	(U.S.$)	(U.S.$)
Jeremy Thigpen	—	—	1,200,000	2,400,000
	2/11/2016				—	274,295	548,590			3,181,822
	2/11/2016							137,147	—	1,180,836
	2/11/2016							233,957	8.61	1,190,841
Mark Mey	—	—	646,000	1,292,000
	2/11/2016				—	114,943	229,886			1,333,339
	2/11/2016							57,471	—	494,825
	2/11/2016							98,039	8.61	499,019
John Stobart	—	—	670,000	1,340,000
	2/11/2016				—	115,465	230,930			1,339,394
	2/11/2016							57,732	—	497,073
	2/11/2016							98,485	8.61	501,289
Howard Davis	—	—	412,500	825,000
	2/11/2016				—	86,207	172,414			1,000,001
	2/11/2016							43,103	—	371,117
	2/11/2016							73,529	8.61	374,263
Brady Long	—	—	367,500	735,000
	2/11/2016				—	68,574	137,148			795,458
	2/11/2016							34,287	—	295,211
	2/11/2016							58,489	8.61	297,709

(1)

This column shows the amount of cash payable to the Named Executive Officers under our Performance Award and Cash Bonus Plan. Actual amounts earned by the Named Executive Officers under the plan appear in the Non-Equity Incentive Plan Compensation Column of the Summary Compensation Table. For more information regarding our Performance Award and Cash Bonus Plan, including the performance targets used for 2016, see “Compensation Discussion Analysis—2016 Bonus Structure.”

(2)

The February 11, 2016, performance share unit award is subject to a three-year performance period ending December 31, 2018. The actual number of performance units received will be determined in the first 60 days of 2019 and is contingent on our performance in total shareholder return relative to the Performance Peer Group. Any earned shares will vest on December 31, 2018. For more information regarding long-term incentives plans, including the performance targets used for 2016 and the contingent nature of the long-term incentives granted, please see “Compensation Discussion and Analysis—Long-Term Incentives.”

(3)

This column shows the number of time-vested restricted share units and non-qualified stock options granted to the Named Executive Officers under the long-term incentives plans. The units and options vest in one-third increments over a three-year period commencing on March 1, 2018, and the anniversary of the date of grant, respectively.

(4)	This column shows the exercise or base price of option awards granted to the Named Executive Officers as long-term incentives.
(5)

This column represents the grant-date fair value of these awards calculated in accordance with accounting standards for recognition of share-based payment awards. The 2016 performance share unit fair value is calculated using the Monte Carlo simulation to value total shareholder return at the share price on the grant date.

Outstanding Equity Awards at Year-End 2016

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2016, for the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Not Exercisable	Option Exercise Price (U.S. $/Share)	Grant/ Award Date	Option Expiration Date	Number of Shares or Units of Stock that have not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) (U.S.$)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: market or Payout Value of Unearned Shares, Units, Other Rights That Have Not Vested(2) (U.S.$)
Jeremy Thigpen		233,957	8.61	2/11/2016	2/10/2026
				4/22/2015		227,569	3,354,367
				2/11/2016		137,147	2,021,547
				4/22/2015				178,804	(3)	2,635,571
				2/11/2016				274,295	(4)	4,043,108
Mark Mey		98,039	8.61	2/11/2016	2/10/2026
				5/28/2015		147,240	2,170,318
				2/11/2016		57,471	847,123
				5/28/2015				67,485	(3)	994,729
				2/11/2016				114,943	(4)	1,694,260
John Stobart	38,597		59.30	2/14/2013	2/13/2023
		98,485	8.61	2/11/2016	2/10/2026
				2/13/2014		9,559	140,900
				2/13/2015		36,705	541,032
				2/11/2016		57,732	850,970
				2/13/2015				55,057	(3)	811,540
				2/11/2016				115,465	(4)	1,701,954
Howard Davis		73,529	8.61	2/11/2016	2/10/2026
				8/17/2015		13,334	196,543
				2/11/2016		43,103	635,338
				2/11/2016				86,207	(4)	1,270,691
Brady Long		58,489	8.61	2/11/2016	2/10/2026
				11/10/2015		35,667	525,732
				2/11/2016		34,287	505,390
				2/11/2016				68,574	(4)	1,010,781

(1)	Represents time-vested restricted share units. Restricted share units vest in one-third increments over a three-year period.
(2)	For purposes of calculating the amounts in these columns, the closing price of our shares on the NYSE on December 31, 2016, of USD 14.74 was used.
(3)

Represents performance share units, which are subject to a three-year performance period ending on December 31, 2017. The actual number of performance shares units received will be determined in the first 60 days of 2018 and is contingent on our performance in the total shareholder return relative to the Performance Peer Group. Any shares earned will vest on December 31, 2017. For more information regarding long-term incentives plans, please see “Compensation Discussion and Analysis—Long-Term Incentives.”

(4)

Represents performance share units, which are subject to a three-year performance period ending on December 31, 2018. The actual number of performance shares units received will be determined in the first 60 days of 2019 and is contingent on our total shareholder return relative to the Performance Peer Group. Any shares earned will vest on December 31, 2018. For more information regarding long-term incentives plans, please see “Compensation Discussion and Analysis—Long-Term Incentives.”

Option Exercises and Shares Vested for 2016

The following table sets forth certain information with respect to the exercise of options and the vesting of restricted share units, as applicable, during 2016 for the Named Executive Officers.

	Option Awards		Stock Awards
		Value	Number of	Value
	Number of	Realized	Shares	Realized
	Shares	on	Acquired	on
	Acquired on	Exercise	On Vesting	Vesting(1)
Name	Exercise(#)	(U.S.$)	(#)	(U.S.$)
Jeremy Thigpen	—	—	65,197	703,476
Mark Mey	—	—	41,856	412,282
John Stobart	—	—	19,068	172,947
Howard Davis	—	—	4,828	48,811
Brady Long	—	—	12,887	135,314

(1)	Value realized on vesting is calculated by multiplying the closing price of our shares on the NYSE on the date of vesting multiplied by the number of shares that vested on such date.

Pension Benefits for 2016

We maintain the following pension plans for executive officers and other employees that provide for post- retirement income based on age and years of service:

•	Transocean Savings Restoration Plan
•	Transocean U.S. Retirement Plan
•	Transocean Pension Equalization Plan

The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the Named Executive Officers pursuant to these plans:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (U.S.$)	Payments During 2016 (U.S.$)
Jeremy D. Thigpen	Transocean Savings Restoration Plan	2	234,590	—
Mark Mey	Transocean Savings Restoration Plan	2	122,757	—
John B. Stobart	Transocean Pension Equalization Plan	2	232,003	—
	Transocean Savings Restoration Plan	2	245,178	—
	Transocean U.S. Retirement Plan	2	94,417	—
Howard Davis	Transocean Savings Restoration Plan	1	50,176	—
Brady Long	Transocean Savings Restoration Plan	1	26,000	—

Transocean Savings Restoration Plan

The Company maintains the Transocean Savings Restoration Plan, a nonqualified, unfunded, defined contribution plan for key management employees who earn compensation in excess of certain limits in the Internal Revenue Code. All Named Executive Officers participate in this plan. Effective January 1, 2017, all participants in this plan are fully vested. The plan provides that eligible participants receive an annual contribution equal to 10% (or such other percentage as determined by the administrative committee) of the compensation earned in a particular calendar year that is in excess of the Internal Revenue Code limits. Compensation considered under this plan includes basic salary and annual performance bonus. A participant must be employed on the last day of the calendar year in order to receive a contribution for a particular year.

Transocean U.S. Retirement Plan

The Transocean U.S. Retirement Plan is a tax-qualified pension plan. Benefit accruals under this plan were frozen effective as of December 31, 2014. Mr. Stobart is the only the Named Executive Officer who participates in this plan.

The purpose of the plan is to provide post-retirement income benefits to employees in recognition of their long-term service to the Company. Benefits available to executives are no greater than those offered to non-executive participants. The plan is funded through cash contributions made by the Company based on actuarial valuations and regulatory requirements. Employees working for the Company in the United States are fully vested after completing five years of eligible employment. Employees earn the right to receive a benefit upon retirement at the normal retirement age of 65 or upon early retirement (age 55 or older with five years of service).

The elements of compensation included in computing the retirement benefit are basic salary and annual performance bonuses earned prior to January 1, 2015. Retirement benefits are calculated as (a) the sum of 1% of the employee’s compensation for each calendar year (or partial year) of employment, divided by (b) twelve.

Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the Pension Benefits Table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2016. The present value of these benefits was calculated based on assumptions used in the Company’s financial statements for 2016.

Transocean Pension Equalization Plan

The Pension Equalization Plan (“PEP”) is a nonqualified, unfunded, noncontributory pension plan that was frozen effective December 31, 2014. Mr. Stobart is the only Named Executive Officer with a frozen benefit in the PEP.

Certain employees are eligible to receive a benefit under the PEP if the level of their compensation prior to January 1, 2015, would otherwise cause them to exceed the Internal Revenue Code compensation limitations imposed on the Transocean U.S. Retirement Plan. The purpose of the PEP is to provide supplemental post-retirement income in recognition of service to the Company. Benefits are payable upon a participant’s termination of employment, or six months after termination in the case of certain officers.

The plan recognizes the same forms of compensation and the same formula used to calculate the plan benefit as the Transocean U.S. Retirement Plan however, earnings are not limited to the pay cap under the Internal Revenue Code Section 401(a)(17) (USD 260,000 in 2014 when the PEP was frozen). Benefits are not earned until the individual has five years of credited service with the Company.

Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the Pension Benefits Table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2016. The present value of these benefits was calculated based on assumptions used in the Company’s financial statements for 2016.

Potential Payments Upon Termination or Change of Control

The following tables and narrative disclosure set forth certain information with respect to compensation that would be payable to the Named Executive Officers, as of December 31, 2016, upon a variety of termination or change of control scenarios.

As of December 31, 2016, the Named Executive Officers of the Company were eligible for the executive severance benefit policy. However, members of the Executive Management Team are further subject to the full limitations of the Minder Ordinance regarding severance.

Voluntary Not-for-Cause Termination

	Mr. Thigpen	Mr. Mey	Mr. Stobart(1)	Mr. Davis	Mr. Long
	U.S.$	U.S.$	U.S.$	U.S.$	U.S.$
Compensation Element
Pension Equalization Plan	—	—	232,003	—	—
Savings Restoration Plan	—	—	245,178	—	—
Total Potential Payments	—	—	477,181	—	—

(1)	The amount of PEP and Savings Restoration Plan benefits included in the table represents the present value of those benefits which would have been payable as of December 31, 2016.

Involuntary Not-for-Cause Termination

Compensation Element	Mr. Thigpen U.S.$	Mr. Mey U.S.$	Mr. Stobart U.S.$	Mr. Davis(1) U.S.$	Mr. Long(1) U.S.$
Cash Severance Payment	—	—	—	550,000	525,000
Non-Equity Incentive Compensation	1,992,000	1,072,360	1,112,200	684,750	610,050
Equity Incentive Compensation
Vested Stock Options	—	—	—	—	—
Unvested Stock Options(2)	—	—	—	—	—
Time-based Restricted Share Units(3)	3,942,321	2,416,698	929,431	381,327	672,721
Performance-based Units(4)	4,661,911	1,829,034	1,710,522	683,569	543,750
Pension Equalization Plan(5)	—	—	232,003	—	—
Outplacement Services	—	—	—	27,500	26,250
Savings Restoration Plan(5)	—	—	245,178	—	—
Total Potential Payments	10,596,232	5,318,092	4,229,334	2,327,146	2,377,771

(1)	Any involuntary not-for-cause termination as of December 31, 2016, would have been calculated under the executive severance benefit and the Performance Award and Cash Bonus Plan.
(2)	The terms and conditions of the non-qualified option awards provide that upon an involuntary, not-for-cause termination, any unvested options are canceled as of the date of termination.
(3)	Upon an involuntary, not-for-cause termination, all unvested, time-based restricted shares granted prior to 2016 and a pro-rata portion granted in 2016 would vest.
(4)

Performance-based Units (PSUs) are based upon the achievement of a performance standard over a three-year period. Upon an involuntary, not-for-cause termination, the Named Executive Officers would receive a pro-rata portion of the earned PSUs. The performance achievement of the PSUs will be determined within 60 days of the end of each three-year performance period and the pro-rata portion of the earned PSUs is determined based on the period of time the Named Executive Officer was employed during the performance period.

(5)	The amount of PEP and Savings Restoration Plan benefits included in the table represents the present value of those benefits which would have been payable as of December 31, 2016.

Death

Compensation Element	Mr. Thigpen U.S.$	Mr. Mey U.S.$	Mr. Stobart U.S.$	Mr. Davis U.S.$	Mr. Long U.S.$
Non-Equity Incentive Compensation(1)	1,992,000	1,072,360	1,112,200	684,750	610,050
Equity Incentive Compensation
Vested Stock Options	—	—	—	—	—
Unvested Stock Options(2)	1,434,156	600,979	603,713	450,733	358,538
Time-based Restricted Share Units(2)	5,375,914	3,017,440	1,532,901	831,881	1,031,122
Performance-based Units(3)	4,661,911	1,829,034	1,710,522	683,569	543,750
Pension Equalization Plan(4)	—	—	168,446	—	—
Life Insurance Benefit	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Savings Restoration Plan(4)	—	—	245,178	—	—
Total Potential Payments	14,463,981	7,519,813	6,372,960	3,650,933	3,543,460

(1)

Each Named Executive Officer’s beneficiary would receive the pro-rata non-equity incentive plan earned compensation for 2016. If the Named Executive Officer died on December 31, 2016, then this pro-rata share would be equal to 100% of such Named Executive Officer’s targeted non-equity incentive compensation for 2016.

(2)	Unvested stock options and RSUs vest immediately upon death.
(3)	The beneficiary of each Named Executive Officer is entitled to a pro-rata portion of PSUs upon such Named Executive Officer’s death.
(4)	The amount of PEP and Savings Restoration Plan benefits included in the table represents the present value of those benefits which would have been payable upon death.

Disability

Compensation Element	Mr. Thigpen U.S.$	Mr. Mey U.S.$	Mr. Stobart U.S.$	Mr. Davis U.S.$	Mr. Long U.S.$
Non-Equity Incentive Compensation(1)	1,992,000	1,072,360	1,112,200	684,750	610,050
Equity Incentive Compensation
Vested Stock Options	—	—	—	—	—
Unvested Stock Options(2)	1,434,156	600,979	603,713	450,733	358,538
Time-based Restricted Share Units(2)	5,375,914	3,017,440	1,532,901	831,881	1,031,122
Performance-based Units(3)	4,661,911	1,829,034	1,710,522	683,569	543,750
Pension Equalization Plan(4)	—	—	232,003	—	—
Disability Benefit(5)	—	—	—	—	—
Savings Restoration Plan	—	—	—	—	—
Total Potential Payments	13,463,981	6,519,813	5,191,339	2,650,933	2,543,460

(1)	The potential non-equity incentive plan compensation payments under this “Disability” scenario would be the same as contemplated under the “Death” scenario described above.
(2)	Unvested stock options and RSUs vest immediately upon disability.
(3)	Each Named Executive Officer is entitled to a pro-rata portion of the PSUs upon disability.
(4)	The amount of PEP benefits included in the table represents the present value of those benefits which would have been payable upon disability.
(5)	None of our Named Executive Officers are eligible for any disability benefits beyond those benefits that are available generally to all of our salaried employees.

Retirement

Compensation Element	Mr. Thigpen U.S.$	Mr. Mey U.S.$	Mr. Stobart U.S.$	Mr. Davis U.S.$	Mr. Long U.S.$
Non-Equity Incentive Compensation	1,992,000	1,072,360	1,112,200	684,750	610,050
Equity Incentive Compensation
Vested Stock Options	—	—	—	—	—
Unvested Stock Options	—	—	—	—	—
Time-based Restricted Share Units	3,942,321	2,416,698	929,431	381,327	672,721
Performance-based Units(1)	4,661,911	1,829,034	1,710,522	683,569	543,750
Pension Equalization Plan(2)	—	—	232,003	—	—
Savings Restoration Plan(2)	—	—	245,178	—	—
Total Potential Payments	10,596,232	5,318,092	4,229,334	1,749,646	1,826,521

(1)	The treatment of PSU awards upon retirement would be the same as described under “Involuntary Not-for-Cause Termination” above.
(2)	The amount of PEP and Savings Restoration Plan benefits included in the table represents the present value of those benefits, which would have been payable upon retirement

Change of Control

Compensation Element	Mr. Thigpen U.S.$	Mr. Mey U.S.$	Mr.Stobart U.S.$	Mr. Davis(1) U.S.$	Mr. Long(1) U.S.$
Cash Severance Payment	—	—	—	550,000	525,000
Non-Equity Incentive Compensation	1,992,000	1,072,360	1,112,200	684,750	610,050
Equity Incentive Compensation
Vested Stock Options	—	—	—	—	—
Unvested Stock Options(2)	1,434,156	600,979	603,713	450,733	358,538
Time-based Restricted Share Units(2)	5,375,914	3,017,440	1,532,901	831,881	1,031,122
Performance-based Units(3)	6,678,679	2,688,989	2,513,494	1,270,691	1,010,781
Pension Equalization Plan(4)	—	—	232,003	—	—
Outplacement Services	—	—	—	27,500	26,250
Savings Restoration Plan(4)	—	—	245,178	—	—
Total Potential Payments	15,480,749	7,379,768	6,239,489	3,815,555	3,288,741

(1)	Any termination in connection with a change of control as of December 31, 2016, would have been calculated under the executive severance benefit policy and the Performance Award and Cash Bonus Plan.
(2)	Unvested stock options and RSUs vest immediately upon a change of control termination.
(3)	Each Named Executive Officer is entitled to the number of PSUs equal to the target award upon a change of control termination.
(4)	The amount of PEP and Savings Restoration Plan benefits included in the table represents the present value of those benefits which would have been payable upon Change of Control termination.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning securities authorized for issuance under our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities Issuable Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	1,722,677	74.41	21,244,829
Equity compensation plans not approved by security holders(2)
Total	1,722,677	74.41	21,244,829

(1)

Restricted shares and deferred units are included in the awards we may grant as under the long-term incentive plans, and 3,732,575 shares are available for future issuance pursuant to grants of restricted shares and deferred units.

(2)

Does not include any shares that may be distributed under our deferred compensation plan, which has not been approved by our shareholders. Under this plan, our directors could defer any fees or retainers by investing those amounts in Transocean Inc. ordinary share equivalents or in other investments selected by the administrative committee. Amounts that are invested in the share equivalents at the time of distribution are distributed in ordinary shares. After December 31, 2005, no further deferrals may be made under the plan. As of the time immediately prior to our merger with GlobalSantaFe Corporation in 2007, our directors had purchased 30,490 Transocean Inc. ordinary share equivalents under this plan. Each of the share equivalents was reclassified into 0.6996 share equivalents and USD 33.03 cash. Fractional share equivalents were paid in cash. The total cash consideration was used to purchase additional share equivalents using the closing price for Transocean Inc. ordinary shares on November 27, 2007. As a result of the redomestication transaction pursuant to which Transocean Inc. merged by way of schemes of arrangement under Cayman Islands law with Transocean Cayman Ltd., with Transocean Inc. as the surviving company, each Transocean Inc. ordinary share equivalent was exchanged for a Transocean share equivalent. For the years ended December 31, 2015 and December 31, 2014, our directors held 18,156 and 20,275 share equivalents under the plan, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed below are the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners, as of October 31, 2017 of more than 5% of the Company’s shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	39,971,930	(2)	10.18%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	22,962,443	(3)	5.85%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	19,714,580	(4)	5.02%

(1)	The percentage indicated is based on 392,610,159 Company shares deemed to be outstanding as of March 1, 2017.
(2)

The number of shares is based on the Schedule 13G/A filed with the SEC on February 10, 2017, by The Vanguard Group. According to the filing, The Vanguard Group has sole voting power with regard to 512,455 shares, shared voting power with regard to 41,138 shares, sole dispositive power with regard to 39,438,988 shares and shared dispositive power with regard to 532,942 shares.

(3)

The number of shares is based on the Schedule 13G filed with the SEC on January 30, 2017, by BlackRock, Inc. According to the filing, BlackRock Inc. has sole voting power with regard to 20,335,270 shares, shared voting power with regard to 6,700 shares, sole dispositive power with regard to 22,955,743 shares and shared dispositive power with regard to 6,700 shares.

(4)

The number of shares is based on the Schedule 13G filed with the SEC on February 10, 2017, by State Street Corporation. According to the filing, State Street Corporation has shared voting power and shared dispositive power with regard to 19,714,580 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows how many shares each of our directors and nominees, each of the Named Executive Officers included in the summary compensation section below and all directors and executive officers as a group beneficially owned as of October 31, 2017.

Name	Shares Owned(1)	Shares Subject to Right to Acquire Beneficial Ownership(2)	Total Shares Beneficially Owned(3)	Percent of Class(3)
Jeremy D. Thigpen	156,784	77,984	234,768	*
Mark Mey	95,204	32,679	127,883	*
John B. Stobart	84,854	32,828	117,682	*
Howard E. Davis	59,952	24,509	84,461	*
Brady K. Long	21,079	19,496	40,575	*
David Tonnel	47,644	14,705	62,349	*
Glyn A. Barker	11,748	40,712	52,460	*
Vanessa C.L. Chang	3,700	46,454	50,154	*
Frederico F. Curado	—	40,712	40,712	*
Chadwick C. Deaton	1,000	46,454	47,454	*
Vincent J. Intrieri	—	35,952	35,952	*
Martin B. McNamara	24,651	76,122	100,773	*
Samuel J. Merksamer	—	46,688	46,688	*
Merrill A. “Pete” Miller, Jr.	—	52,882	52,882	*
Edward R. Muller	6,647	59,191	65,838	*
Tan Ek Kia	—	50,222	50,222	*
All directors and executive officers as a group (16 persons)	513,263	697,590	1,210,853	*

*     Less than 1%.

(1)

The business address of each director and executive officer is Turmstrasse 30, CH‑6300 Zug, Switzerland. None of the shares beneficially owned by our directors or executive officers are pledged as security.

(2)

Includes shares that may be acquired within 60 days from October 31, 2017 through the exercise of options. Also includes (a) rights to acquire shares under the Company’s deferred compensation plan held by Mr. McNamara (11,798); and (b) vested restricted share units held by Messrs. Barker, Curado, Deaton, Intrieri, McNamara (64,324), Merksamer, Miller, Muller and Tan, and Ms. Chang.

(3)	As of October 31, 2017, each listed individual and the Company’s directors and executive officers as a group beneficially owned less than 1% of the Company’s outstanding shares.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require the Company’s Executive Officers and directors, and persons who own more than 10% of the Company’s shares, to file initial reports of ownership and reports of changes in ownership of the Company’s equity securities with the Securities and Exchange Commission. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 2016, the Company believes that no director, officer or beneficial owner of more than 10% of the Company’s shares failed to file a report on a timely basis in 2016 other than a Form 4 that was filed on behalf of Mr. Howard E. Davis, the Company’s Executive Vice President, Chief Administrative Officer and Chief Information Officer, on November 16, 2016, with respect to the vesting of certain restricted units on August 17, 2016.

Householding

The SEC permits a single set of proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046, telephone number + 1 (713) 232‑7500 or by calling + 41 (41) 749 0500. We will deliver, promptly upon written or oral request to Investor Relations, a separate copy of the Company’s 2016 Annual Report and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

A number of brokerage firms have instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the proxy materials or wish to revoke your decision to household and thereby receive multiple copies.

Proposals of Shareholders

Shareholder Proposals in the Proxy Statement. Rule 14a‑8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a‑8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2018 Annual General Meeting, your proposals must be received at our principal executive offices, Turmstrasse 30, CH‑6300 Zug, Switzerland, by no later than 5:00 p.m. Swiss time on November 17, 2017. However, if the date of the 2018 Annual General Meeting changes by more than 30 days from the anniversary of the 2017 Annual General Meeting, which was held on May 11, 2017, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a quarterly report on Form 10‑Q, in a current report on Form 8‑K or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

Shareholder Proposals and Nominations for Directors to Be Presented at Meetings. If you desire to bring a matter before an Annual General Meeting and the proposal is submitted outside the process of Rule 14a‑8, you must follow the procedures set forth in our Articles of Association. Our Articles of Association provide generally that, if you desire to propose any business at an Annual General Meeting (including the nomination of any director), you must give us written notice at least 30 calendar days prior to the anniversary date of the proxy statement in connection with Transocean’s last Annual General Meeting; provided, however, that if the date of the Annual General Meeting is 30 calendar days before or after the anniversary date of the last Annual General Meeting, such request must instead be made by the tenth day following the date on which we have made public disclosure of the date of the Annual General Meeting. The deadline under our Articles of Association for submitting proposals will be 5:00 p.m. Swiss time on February 15, 2018, for the 2018 Annual General Meeting unless it is more than 30 calendar days before or after May 11, 2017.

In order for the notice to be considered timely under Rule 14a‑4(c) of the Securities Exchange Act of 1934, proposals must be received no later than 5:00 p.m. Swiss time on February 15, 2018. The request must specify the relevant Agenda Items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

If you desire to nominate directors to be presented at an Annual General Meeting, you must give us written notice within the time period described in the preceding paragraph. If you desire to nominate directors to be presented at an Extraordinary General Meeting at which the Transocean Board has determined that directors will be elected, you must give us written notice by the close of business on the tenth day following our public disclosure of the meeting date. Notice for the nomination of directors at any general meeting must set forth:

•	your name and address and the name and address of the person or persons to be nominated;
•

a representation that you are a holder of record of our shares entitled to vote at the meeting or, if the record date for the meeting is subsequent to the date required for that shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting and, in either case, setting forth the class and number of shares so held, including shares held beneficially;

•	a representation that you intend to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;
•	a description of all arrangements or understandings between you and each nominee you propose and any other person or persons under which the nomination or nominations are to be made by you;
•	any other information regarding each nominee you propose that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
•	the consent of each nominee to serve as a director if so elected.

The Transocean Board may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with the foregoing procedures. You may obtain a copy of our Articles of Association and Organizational Regulations, in which these procedures are set forth, upon written request to our Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH‑6300 Zug, Switzerland.

Cost of Solicitation

The accompanying proxy is being solicited on behalf of the Transocean Board. The expenses of preparing, printing and mailing the proxy and the materials in the solicitation will be borne by us. We have retained Innisfree M&A Incorporated (New York) for a fee of USD $17,500 plus expenses, to be paid should all proposals be approved, to aid in the solicitation of proxies. Proxies may be solicited by personal interview, mail, telephone, facsimile, Internet or other means of electronic distribution by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

WHERE YOU CAN FIND MORE INFORMATION

Transocean

Transocean files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1‑800‑SEC‑0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet web site that has reports, proxy statements and other information about Transocean. The address of that site is www.sec.gov. The reports and other information filed by Transocean with the SEC are also available free of charge at Transocean’s website, which is www.deepwater.com. Information on this web site is not part of or incorporated by reference into this proxy statement.

Documents incorporated by reference are available from Transocean, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this proxy statement. You may obtain these documents incorporated by reference by requesting them in writing or by telephone from Transocean at the following addresses and telephone numbers:

Transocean Ltd.

Investor Relations

4 Greenway Plaza

Houston, Texas 77046

U.S.A.

Telephone requests may be directed to + 1 (713) 232‑7500.

Songa Offshore

Songa Offshore makes its annual and interim reports and other information available on its website www.songaoffshore.com. Information contained in or otherwise accessible through this website is not part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Transocean to “incorporate by reference” information into this proxy statement. This means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or in later filed documents incorporated by reference into this proxy statement.  This proxy statement incorporates by reference the documents set forth below that Transocean has previously filed with the SEC and any additional documents that Transocean  may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the Extraordinary General Meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about Transocean and its financial performance:

•	Annual Report on Form 10‑K for the year ended December 31, 2016;
•	Quarterly Report on Form 10‑Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;
•

Current Reports on Form 8‑K dated February 21, 2017, May 5, 2017, May 12, 2017, May 30, 2017, May 31, 2017, August 15, 2017, September 15, 2017, September 27, 2017, October 4, 2017 and October 17, 2017; and

•	The description of Transocean’s share capital contained in Transocean’s Current Report on Form 8‑K12G3 filed with the SEC on December 19, 2008.

INDEX TO FINANCIAL STATEMENTS OF SONGA OFFSHORE SE

Financial Statements (Annual):

Financial Statements (Interim):

Unaudited interim condensed consolidated statement of income for the three month and nine month periods ended 30 September 2017 and 2016	F-64
Unaudited interim condensed consolidated statement of comprehensive income for the three month and nine month periods ended 30 September 2017 and 2016	F-65
Unaudited interim condensed consolidated statement of financial position as of 30 September 2017	F-66
Unaudited interim condensed consolidated statement of changes in equity for the nine month periods ended 30 September 2017 and 2016	F-67
Unaudited interim condensed consolidated cash flow statement for the nine month periods ended 30 September 2017 and 2016	F-68
Notes to the unaudited interim condensed consolidated financial statements	F-69

Independent Auditor’s report

Report of Independent Auditors

To the Board of Directors and Shareholders of Songa Offshore SE

We have audited the accompanying consolidated financial statements of Songa Offshore SE (the “Company”) and its subsidiaries (together with the Company, the “Group”), which comprise the consolidated statements of financial position as of 31 December 2016, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the IASB; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Songa Offshore SE and its subsidiaries as of 31 December 2016, and the results of their operations and their cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the IASB.

Other matter

The comparative information as at 31 December 2015, and for each of the years ended 31 December 2015 and 2014, has not been audited.

/s/ PricewaterhouseCoopers Limited
Limassol, Cyprus
3 October 2017

Consolidated Statement of Income

For the year ended 31 December	Note	2016	2015	2014
Amounts in USD ‘000			Unaudited	Unaudited
Revenues	8	753,111	513,403	494,752

Operating expenses	9	(243,426)	(151,719)	(217,119)
Reimbursables		(21,300)	(35,146)	(33,196)
General and administrative expenses	9	(38,351)	(44,581)	(48,678)
Other gain and loss	10	—	(866)	799
Depreciation	16	(177,487)	(126,344)	(114,299)
Impairment	17	(144,729)	(521,005)	(64,899)

Finance income	11	4,000	7,318	3,414
Finance expenses	11	(116,560)	(26,045)	(33,546)
Other financial items	11	(62,199)	(47,382)	(43,794)
Profit / (loss) before tax		(46,941)	(432,367)	(56,566)
Income tax expense	12	(40,877)	(37,364)	(97)

Profit/ (loss) for the year		(87,818)	(469,730)	(56,663)

Earnings (loss) per share
Basic and diluted	13	(1.12)	(44.25)	(5.38)

The notes on page 8 to 63 are an integral part of these financial statements.

Consolidated Statement of Comprehensive Income

For the year ended 31 December	Note	2016	2015	2014
Amounts in USD ‘000			Unaudited	Unaudited
Profit/(loss) for the year		(87,818)	(469,730)	(56,663)

Other comprehensive income
Actuarial gain and losses	23	(1,157)	2,061	(13,824)
Tax effect		289	(556)	3,732
Items not potentially re-classifiable to profit and loss		(868)	1,505	(10,092)

Financial derivatives hedging effects - Bond Interest and Currency rate swap		6,066	669	1,764
Currency rate swap – discontinued hedge		(2,277)	—	—
Financial derivatives hedging effects - Loan Interest swap		7,534	(3,576)	(412)
Change in fair value of financial assets		(9,354)	—	—
FX forward discontinued hedge		—	6,275	(6,745)
Tax effect		—	(44)	1,695
Items potentially re-classifiable to profit and loss		1,969	3,324	(3,698)
Total other comprehensive income/(loss)		1,101	4,829	(13,790)

Total comprehensive loss for the year		(86,717)	(464,901)	(70,453)

The notes on page 8 to 63 are an integral part of these financial statements.

Consolidated Statement of Financial Position

For the year ended 31 December	Note	2016	2015
Amounts in USD ‘000			Unaudited
ASSETS
Non-current assets
Rigs, machinery and equipment	16	3,092,292	1,963,647
New-builds	16	—	869,414
Financial assets	5,26	11,500	8,044
Derivative financial instruments	5	3,546	97,129
Deferred tax assets	12	—	16,771
Total non-current assets		3,107,338	2,955,005
Current assets
Trade receivables	15	54,943	34,431
Prepayments		5,358	6,106
Earned revenue		56,515	38,104
Financial assets	26	6,790	37,494
Derivative financial instrument	5	1,494	75
Other assets	18	3,843	10,707
Cash and cash equivalents and other bank balances	14	175,829	168,387
Total current assets		304,771	295,304
Total assets		3,412,109	3,250,309

EQUITY AND LIABILITIES
Capital and reserves
Issued capital	19	38,106	132,762
Share premium	19	792,835	633,868
Capital redemption reserve		106,440	—
Other equity		(177,173)	(193,523)
Total equity		760,207	573,107
Non-current liabilities
Bank loans and other facilities	20	1,733,960	1,516,849
Bond loans	20	246,640	242,964
Convertible bond	20	37,826	116,359
Deferred tax liabilities	12	11,351	—
Derivative financial instruments	5	125,588	251,503
Deferred revenue		115,072	91,273
Other long term liabilities	23	4,054	13,531
Total non-current liabilities		2,274,491	2,232,479
Current liabilities
Current portion of bank loans and other facilities	20	264,977	291,977
Trade payables		14,511	34,712
Tax payable		14,775	3,621
Deferred revenue		22,138	35,927
Derivative financial instruments	5	5,188	—
Other liabilities	21	55,822	78,485
Total current liabilities		377,411	444,722
Total liabilities		2,651,902	2,677,202
Total equity and liabilities		3,412,109	3,250,309

The notes on page 8 to 63 are an integral part of these financial statements.

Consolidated Statement of Changes in Equity

	Share Capital	Share Premium	Capital Redemption Reserve	Other reserves(1)	Post employment benefit reserve	Hedging reserve	Retained earnings(2)	Total equity
Amounts in USD ‘000
Balance as at 1 January 2014 (Unaudited)	123,448	617,825	—	55,096	(10,612)	6,984	287,814	1,080,553
Loss for the year	—	—	—	—	—	—	(56,663)	(56,663)
Other comprehensive income	—	—	—	—	(10,092)	(3,698)	—	(13,790)
Total comprehensive income from the year	—	—	—	—	(10,092)	(3,698)	(56,663)	(70,453)
Issue of share capital	9,314	16,043	—	(1)	—	—	—	25,356
Employee long term incentive program	—	—	—	312	—	—	—	312
Total transactions with owners, recognised directly in equity	9,314	16,043	—	311	—	—	—	25,668
Balance as at 31 December 2014 (Unaudited)	132,762	633,868	—	55,407	(20,704)	3,286	231,151	1,035,768

Balance as at 1 January 2015 (Unaudited)	132,762	633,868	—	55,407	(20,704)	3,286	231,151	1,035,768
Loss for the year	—	—	—	—	—	—	(469,730)	(469,730)
Other comprehensive income	—	—	—	—	1,505	3,324	—	4,829
Total comprehensive income from the year	—	—	—	—	1,505	3,324	(469,730)	(464,901)
Employee long term incentive program	—	—	—	2,239	—	—	—	2,239
Total transactions with owners, recognised directly in equity	—	—	—	2,239	—	—	—	2,239
Balance as at 31 December 2015 (Unaudited)	132,762	633,868	—	57,646	(19,199)	6,610	(238,579)	573,107

Balance as at 1 January 2016	132,762	633,868	—	57,646	(19,199)	6,610	(238,579)	573,107
Loss for the year	—	—	—	—	—	—	(87,818)	(87,818)
Other comprehensive income	—	—	—	(9,354)	(868)	11,322	—	1,101
Total comprehensive income from the year	—	—	—	(9,354)	(868)	11,322	(87,818)	(86,717)
Issue of share capital	11,784	158,967	—	102,496	—	—	—	273,818
Reduction of share capital nominal value	(106,440)	—	106,440	—	—	—	—	—
Employee long term incentive program	—	—	—	570	—	—	—	—
Total transactions with owners, recognised directly in equity	(94,656)	158,967	106,440	103,066	—	—	—	273,818
Balance as at 31 December 2016	38,106	792,835	106,440	151,358	(20,067)	17,932	(326,397)	760,207

(1)

Other reserves include the year-end balance of USD 18.7 million (2015: USD 18.1 million; 2014: USD 15.9 million) of equity settled share based payment reserve, USD 128.3 million (2015: USD 39.5 million; 2014: USD 39.5 million) of reserve that arose from the issuance of convertible bond (as detailed in Note 20), (USD 9.4 million) which arose from the fair value re-measurement of the financial asset and has been accordingly reflected in the other comprehensive income and also USD 13.7 million arising from the conversion into shares as a result of the Group’s financial restructuring (as detailed in Note 20).

(2)	This is the only distributable reserve.

The notes on page 8 to 63 are an integral part of these financial statements.

Consolidated Statement of Cash Flows

For the year ended 31 December	Note	2016	2015	2014
Amounts in USD ‘000			Unaudited	Unaudited
Cash flows from operating activities:
Profit/(loss) before tax		(46,941)	(432,367)	(56,566)

Adjustment for:
Depreciation	16	177,487	126,344	114,299
Cost of option plans		—	—	302
Impairment	17	144,729	521,005	64,899
Finance income	11	(4,000)	(7,318)	—
Finance costs	11	116,560	26,045	33,546
Other financial items	11	62,199	47,382	43,794
Other gain and loss	10	—	866	(799)
Movements in working capital:
Change in receivables		(47,028)	(2,861)	36,846
Change in payables		(20,201)	21,288	(11,742)
Change in other liabilities		(3,175)	10,921	(75,498)
(Increase)/ Decrease in restricted cash balances		44,113	(53,608)	6,704
Cash generated from operations		423,743	257,697	155,786

Taxes paid		(642)	(1,586)	(4,779)
Interest paid		(91,612)	(86,905)	(57,740)
Financing fees paid		(9,327)	(6,396)	(41,328)
Interest income received		33	224	—
Cash effect from other financial items		(4,530)	(18,714)	(10,274)
Cash effect from other gain and loss		—	—	699
Net cash generated from operating activities		317,664	144,320	42,364

Cash flows from investing activities:
Purchase of property, plant and equipment		(595,457)	(1,649,277)	(237,821)
Proceeds from the sale of property plant and equipment		—	—	112,500
Investment in other companies net of cash acquired		—	—	(1,000)
Net cash used in investing activities		(595,457)	(1,649,277)	(126,321)

Cash flows from financing activities:
Proceeds from share issue		25,000	—	25,495
Proceeds from issue of bonds and new bank loan raised		550,000	1,690,000	103,662
Share issuance transaction cost		(3,171)	—	(79)
Proceeds from issue of convertible bond		125,000	—	—
Convertible bond transaction costs		(75)	—	—
Repayment of bonds and bank loans		(367,281)	(316,298)	(242,130)
Net cash generated from/(used in) financing activities		329,473	1,373,702	(113,052)

Net increase/ (decrease) in cash and cash equivalents		51,681	(131,255)	(197,008)
Cash and cash equivalents at the beginning of the year		96,045	227,300	424,308
Cash and cash equivalents at the end of the year	14	147,726	96,045	227,300

Non-cash transactions:

See note 19 and 20 for the effect of the non-cash transactions upon the Group’s debt restructuring.

The notes on page 8 to 63 are an integral part of these financial statements.

Notes to the Consolidated Financial Statements

1.General information

Songa Offshore SE is a public limited liability company, subject to the Cyprus Companies Law, Cap. 113. The address of its registered office is: Porto Bello building, Office 201, No 1 Siafi Street, 3042, Limassol. The Company’s shares are listed on the Oslo Stock Exchange since 26 January 2006 (Ticker: “SONG”).

Songa Offshore SE (“the Company”) and its subsidiaries (together, “the Group”) are engaged in the construction, owning and operation of drilling rigs to be used in exploration and production drilling.

At year end, and following the delivery of Songa Equinox, Songa Endurance, Songa Encourage and Songa Enabler, the Group owns seven semi-submersible rigs. Songa Equinox, Songa Endurance, Songa Encourage and Songa Enabler are operating on the Norwegian Continental Shelf (NCS) on long term contracts with Statoils. Songa Trym completed its contract with Statoil in 2015, while Songa Dee and Songa Delta completed their contracts with Statoil in September and November 2016 respectively. The three rigs are stacked close to Bergen, Norway, while marketed for new work. Songa Mercur and Songa Venus, both owned 100% by the Opus Offshore Group, are managed through an arrangement established with Opus Offshore Group which resulted in an available for sale financial asset that was fully impaired as of 31 December 2017. Songa Offshore’s vision is to be the preferred International Midwater Drilling Contractor with a strong presence in the harsh environment North Atlantic basin.

The Group is headquartered in Limassol, Cyprus, and the rig operations are managed in Stavanger, Norway.

These Group consolidated financial statements were authorized for issue by the Board of Directors on 3 October 2017.

2.Adoption of new and revised Standards

A.New and amended standards and interpretations adopted by the Group

The Group adopted all the new and revised International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (“IASB”) that are relevant to its operations and are effective for accounting periods beginning on 1 January 2016. This adoption did not have a material effect on the accounting policies of the Group.

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Clarification of Acceptable Methods of Depreciation and Amortisation - Amendments to IAS 16 and IAS 38 (effective for the periods beginning on or after 1 January 2016). In this amendment, the IASB has clarified that the use of revenue-based methods to calculate the depreciation of an asset is not appropriate because revenue generated by an activity that includes the use of an asset generally reflects factors other than the consumption of the economic benefits embodied in the asset.

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Accounting for acquisitions of Interests in Joint Operations – Amendments to IFRS 11 (effective for the periods beginning on or after 1 January 2016). This amendment adds new guidance on how to account for the acquisition of an interest in a joint operation that constitutes a business.

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Annual Improvements to IFRSs 2012-2014 cycle (effective for annual periods beginning on or after 1 January 2016). The amendments impact 4 standards. IFRS 5 was amended to clarify that change in the manner of disposal (reclassification from “held for sale” to “held for distribution” or vice versa) does not constitute a change to a plan of sale ore distribution, and does not have to be accounted for as such. The amendment to IFRS 7 adds guidance to help management determine whether the terms of an arrangement to service a financial asset which has been transferred constitute continuing involvement, for the purposes of disclosures required by IFRS 7. The amendment also clarifies that the offsetting disclosures of IFRS 7 are not specifically required for all interim periods, unless required by IAS 34.

Notes to the Consolidated Financial Statements

The amendment to IAS 19 clarifies that for post-employment benefit obligations, the decisions regarding discount rate, existence of deep market in high-quality corporate bonds, or which government bonds to use as a basis, should be based on the currency that the liabilities are denominated in, and not the country where they arise.

IAS 34 will require a cross reference from the interim financial statements to the location of “information disclosed elsewhere in the interim financial report”.

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Disclosure Initiative Amendments to IAS 1 (effective for annual periods on or after 1 January 2016). The Standard was amended to clarify the concept of materiality and explains that an entity need not provide a specific disclosure required by an IFRS if the information resulting from that disclosure is not material, even if the IFRS contains a list of specific requirements or describes them as minimum requirements. The Standard also provides new guidance on subtotals in financial statements, in particular, such subtotals (a) should be comprised of line items made up of amounts recognised and measured in accordance with IFRS; (b) be presented and labelled in a manner that makes the line items that constitute the subtotal clear and understandable; (c) be consistent from period to period; and (d) not be displayed with more prominence than the subtotals and totals required by IFRS standards.

B.New and amended standards and interpretations not yet adopted

At the date of approval of these financial statements a number of new standards and amendments to standards and interpretations are effective for annual periods beginning after 1 January 2016, and have not been applied in preparing these consolidated financial statements.

New and revised IFRS as issued by the IASB that are relevant to its operations and are effective for accounting periods after 1 January 2016.

•	IFRS 15, Revenue from Contracts with Customers (effective for the periods beginning on or after 1 January 2018).

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The new standard introduces the core principle that revenue must be recognised when the goods or services are transferred to the customer, at the transaction price. Any bundled goods or services that are distinct must be separately recognised, and any discounts or rebates on the contract price must generally be allocated to the separate elements. When the consideration varies for any reason, minimum amounts must be recognised if they are not at significant risk of reversal. Costs incurred to secure contracts with customers have to be capitalised and amortised over the period when the benefits of the contract are consumed.

The Group is currently assessing the impact of this standard on its financial statements.

•	IFRS 9 “Financial Instruments: Classification and Measurement” (and effective for annual periods beginning on or after 1 January 2018). Key features of the new standard are:

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Financial assets are required to be classified into three measurement categories: those to be measured subsequently at amortised cost, those to be measured subsequently at fair value through other comprehensive income (FVOCI) and those to be measured subsequently at fair value through profit or loss (FVPL).

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Classification for debt instruments is driven by the entity’s business model for managing the financial assets and whether the contractual cash flows represent solely payments of principal and interest (SPPI). If a debt instrument is held to collect, it may be carried at amortised cost if it also meets the SPPI requirement. Debt instruments that meet the SPPI requirement that are held in a portfolio where an entity both holds to collect assets’ cash flows and sells assets may be classified as FVOCI.  Financial assets that do not contain cash flows that are SPPI must be measured at FVPL (for example, derivatives). Embedded derivatives are no longer separated from financial assets but will be included in assessing the SPPI condition.

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Investments in equity instruments are always measured at fair value. However, management can make an irrevocable election to present changes in fair value in other comprehensive income, provided the instrument is

Notes to the Consolidated Financial Statements

not held for trading. If the equity instrument is held for trading, changes in fair value are presented in profit or loss.

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Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward unchanged to IFRS 9. The key change is that an entity will be required to present the effects of changes in own credit risk of financial liabilities designated at fair value through profit or loss in other comprehensive income.

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The accounting for modification of financial liabilities was amended. The key change is that when a financial liability measured at amortised cost is modified without this resulting in derecognition, a gain or loss should be recognised in profit or loss. The gain or loss is calculated as the difference between the original contractual cash flows and the modified cash flows discounted at the original effective interest rate.

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IFRS 9 introduces a new model for the recognition of impairment losses – the expected credit losses (ECL) model. There is a ‘three stage’ approach which is based on the change in credit quality of financial assets since initial recognition. In practice, the new rules mean that entities will have to record an immediate loss equal to the 12-month ECL on initial recognition of financial assets that are not credit impaired (or lifetime ECL for trade receivables). Where there has been a significant increase in credit risk, impairment is measured using lifetime ECL rather than 12-month ECL. The model includes operational simplifications for lease and trade receivables.

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Hedge accounting requirements were amended to align accounting more closely with risk management. The standard provides entities with an accounting policy choice between applying the hedge accounting requirements of IFRS 9 and continuing to apply IAS 39 to all hedges because the standard currently does not address accounting for macro hedging.

The Group is currently assessing the impact of this standard on its financial statements.

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IFRS 16 “Leases” (effective for annual periods beginning on or after 1 January 2019). The new standard sets out the principles for the recognition, measurement, presentation and disclosure of leases. All leases result in the lessee obtaining the right to use an asset at the start of the lease and, if lease payments are made over time, also obtaining financing. Accordingly, IFRS 16 eliminates the classification of leases as either operating leases or finance leases as is required by IAS 17 and, instead, introduces a single lessee accounting model.

Lessees will be required to recognise: (a) assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value; and (b) depreciation of lease assets separately from interest on lease liabilities in the income statement. IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for those two types of leases differently.

The Group is currently assessing the impact of this standard financial statements.

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Recognition of Deferred Tax Assets for Unrealised Losses - Amendments to IAS 12 (effective for annual periods beginning on or after 1 January 2017). The amendment has clarified the requirements on recognition of deferred tax assets for unrealised losses on debt instruments. The entity will have to recognise deferred tax asset for unrealised losses that arise as a result of discounting cash flows of debt instruments at market interest rates, even if it expects to hold the instrument to maturity and no tax will be payable upon collecting the principal amount. The economic benefit embodied in the deferred tax asset arises from the ability of the holder of the debt instrument to achieve future gains (unwinding of the effects of discounting) without paying taxes on those gains.

The Group is currently assessing the impact of the above amendments on its financial statements.

Notes to the Consolidated Financial Statements

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Disclosure Initiative - Amendments to IAS 7 (effective for annual periods beginning on or after 1 January 2017). The amended IAS 7 will require disclosure of a reconciliation of movements in liabilities arising from financing activities.

The Group is currently assessing the impact of the above amendments on its financial statements.

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Sale or Contribution of Assets between an Investor and its Associate or Joint Venture - Amendments to IFRS 10 and IAS 28 (effective for annual periods beginning on or after a date to be determined by the IASB). These amendments address an inconsistency between the requirements in IFRS 10 and those in IAS 28 in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The main consequence of the amendments is that a full gain or loss is recognised when a transaction involves a business. A partial gain or loss is recognised when a transaction involves assets that do not constitute a business, even if these assets are held by a subsidiary.

The Group is currently assessing the impact of the above amendments on its financial statements.

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Amendments to IFRS 2, Share-based Payment (effective for annual periods beginning on or after 1 January 2018). The amendments mean that non-market performance vesting conditions will impact measurement of cash-settled share-based payment transactions in the same manner as equity-settled awards. The amendments also clarify classification of a transaction with a net settlement feature in which the entity withholds a specified portion of the equity instruments, that would otherwise be issued to the counterparty upon exercise (or vesting), in return for settling the counterparty’s tax obligation that is associated with the share-based payment. Such arrangements will be classified as equity-settled in their entirety. Finally, the amendments also clarify accounting for cash-settled share based payments that are modified to become equity-settled, as follows (a) the share-based payment is measured by reference to the modification-date fair value of the equity instruments granted as a result of the modification; (b) the liability is derecognised upon the modification, (c) the equity-settled share-based payment is recognised to the extent that the services have been rendered up to the modification date, and (d) the difference between the carrying amount of the liability as at the modification date and the amount recognised in equity at the same date is recorded in profit or loss immediately.

The Group is currently assessing the impact of the above amendments on its financial statements.

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IFRIC 22 - Foreign Currency Transactions and Advance Consideration (effective for annual periods beginning on or after 1 January 2018). The interpretation addresses how to determine the date of the transaction for the purpose of determining the exchange rate to use on initial recognition of the related asset, expense or income (or part thereof) on the derecognition of a non-monetary asset or non-monetary liability arising from an advance consideration in a foreign currency. Under IAS 21, the date of the transaction for the purpose of determining the exchange rate to use on initial recognition of the related asset, expense or income (or part thereof) is the date on which an entity initially recognises the non-monetary asset or non-monetary liability arising from the advance consideration. If there are multiple payments or receipts in advance, then the entity must determine the date of the transaction for each payment or receipt of advance consideration. IFRIC 22 only applies in circumstances in which an entity recognises a non-monetary asset or non-monetary liability arising from an advance consideration. IFRIC 22 does not provide application guidance on the definition of monetary and non-monetary items. An advance payment or receipt of consideration generally gives rise to the recognition of a non-monetary asset or non-monetary liability, however, it may also give rise to a monetary asset or liability. An entity may need to apply judgment in determining whether an item is monetary or non-monetary.

The Group is currently assessing the impact of this standard on its financial statements.

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Annual Improvements to IFRSs 2014-2016 cycle (effective for annual periods beginning on or after 1 January 2017 for amendments to IFRS 12, and on or after 1 January 2018 for amendments to IFRS 1 and IAS 28).

The improvements impact three standards. The amendments clarify the scope of the disclosure requirements in IFRS 12 by specifying that the disclosure requirements in IFRS 12, other than those relating to summarised financial

Notes to the Consolidated Financial Statements

information for subsidiaries, joint ventures and associates, apply to an entity’s interests in other entities that are classified as held for sale or discontinued operations in accordance with IFRS 5. IFRS 1 was amended and some of the short-term exemptions from IFRSs in respect of disclosures about financial instruments, employee benefits and investment entities were removed, after those short-term exemptions have served their intended purpose. The amendments to IAS 28 clarify that an entity has an investment-by-investment choice for measuring investees at fair value in accordance with IAS 28 by a venture capital organisation, or a mutual fund, unit trust or similar entities including investment linked insurance funds. Additionally, an entity that is not an investment entity may have an associate or joint venture that is an investment entity. IAS 28 permits such an entity to retain the fair value measurements used by that investment entity associate or joint venture when applying the equity method. The amendments clarify that this choice is also available on an investment-by-investment basis.

The Group is currently assessing the impact of the above amendments on its financial statements.

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Amendments to IFRS 15, Revenue from Contracts with Customers (issued on 12 April 2016 and effective for annual periods beginning on or after 1 January 2018). The amendments do not change the underlying principles of the Standard but clarify how those principles should be applied. The amendments clarify how to identify a performance obligation (the promise to transfer a good or a service to a customer) in a contract; how to determine whether a company is a principal (the provider of a good or service) or an agent (responsible for arranging for the good or service to be provided); and how to determine whether the revenue from granting a licence should be recognised at a point in time or over time.  In addition to the clarifications, the amendments include two additional reliefs to reduce cost and complexity for a company when it first applies the new Standard.

The Group is currently assessing the impact of the above amendments on its financial statements.

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IFRIC 23 “Uncertainty over Income Tax Treatments” (effective for annual periods beginning on or after 1 January 2019). IAS 12 specifies how to account for current and deferred tax, but not how to reflect the effects of uncertainty. The interpretation clarifies how to apply the recognition and measurement requirements in IAS 12 when there is uncertainty over income tax treatments. An entity should determine whether to consider each uncertain tax treatment separately or together with one or more other uncertain tax treatments based on which approach better predicts the resolution of the uncertainty. An entity should assume that a taxation authority will examine amounts it has a right to examine and have full knowledge of all related information when making those examinations. If an entity concludes it is not probable that the taxation authority will accept an uncertain tax treatment, the effect of uncertainty will be reflected in determining the related taxable profit or loss, tax bases, unused tax losses, unused tax credits or tax rates, by using either the most likely amount or the expected value, depending on which method the entity expects to better predict the resolution of the uncertainty. An entity will reflect the effect of a change in facts and circumstances or of new information that affects the judgments or estimates required by the interpretation as a change in accounting estimate. Examples of changes in facts and circumstances or new information that can result in the reassessment of a judgment or estimate include, but are not limited to, examinations or actions by a taxation authority, changes in rules established by a taxation authority or the expiry of a taxation authority’s right to examine or re-examine a tax treatment. The absence of agreement or disagreement by a taxation authority with a tax treatment, in isolation, is unlikely to constitute a change in facts and circumstances or new information that affects the judgments and estimates required by the Interpretation.

The Group is currently assessing the impact of this standard on its financial statements.

There are no other IFRSs or IFRIC Interpretations that are not yet effective that would be expected to have a material impact on the Group.

Notes to the Consolidated Financial Statements

3.Significant accounting policies

A.Basis of preparation

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

The consolidated financial statements of the Group have been prepared in accordance with IFRS as issued by the IASB. The consolidated financial statements are presented in US dollars (USD), and all values are presented in thousands of USD unless otherwise stated.

The consolidated financial statements have been prepared under the historical cost convention, except for:

•	Available-for-sale financial assets measured at fair value (Note 26);
•	Derivative financial instruments stated at fair value (Note 5);
•	Liabilities for cash-settled share-based payment arrangements measured at fair value (Note 22).

The consolidated financial statements have been prepared on a going concern basis.

Restatement

The Company has restated its consolidated financial statements as of and for the year ended 31 December 2016 to reflect a deferred tax asset write off of USD 19.8 million, the recognition of a deferred tax liability of USD 11.3 million and tax payable of USD 9.8 million. These were triggered by recent developments in the Company's legal case regarding the Norwegian exit tax assessment.

In May 2009, the Company moved its head offices from Norway to Cyprus. According to the Norwegian Tax Act Section 10-71 prevailing in 2009, a company that emigrates and ceases to be tax resident in Norway is subject to exit tax.

On 2 March 2011, ESA sent a "reasoned opinion" to the Norwegian Ministry of Finance for failing to comply with its obligations under Articles 31, 34 and 40 of the Agreement on the European Economic Area by imposing immediate taxation on companies that transfer their seat or assets and liabilities to another EEA State and on the shareholders of such companies and for breach of the SE regulation.

On the 25 November 2014 the tax office delivered its exit tax decision in this case and found that the exit as such was regulated by the Tax Act section 10-71 and further that section 9-14 was inapplicable. The tax office increased the taxable income of the Company by NOK 1.8 billion and the tax office has set off the increased income directly against the carry forward of losses. Further the tax office did not refer the exit tax to the gain/loss account. Administratively the decision was final, and there was no further latent exit tax. The Company challenged this matter.

On 6 and 7 December 2016, the case was heard before the Oslo District Court, and on 16 January 2017, the Company received the judgement from the Oslo District Court in favour of the State. The court believed that a situation where a company moves the company and rigs out of Norway, and a situation where a company moves out rigs, are two different situations, and not in breach of the European Economic Area (EEA)-agreement. Furthermore, the Court held that the exit tax was not disproportionate. As a consequence, the NOK 1.8 billion increase of the Company's taxable profit for the financial year ended 31 December 2009 remained unchanged. For the financial years ended 31 December 2009-2015, the judgment did not result in any payable tax.

The Company assessed the legal opinions obtained in respect to the above case and as a result appealed the case. As the Company was of the opinion that it was more likely than not that it would win the case, the Company kept the tax asset of approximately USD 41 million in the 2016 financial statements which were issued in April 2017. However, reassessing the case in September 2017, the deferred tax asset of USD 19.8 million has been written off and the Company recognised a deferred tax liability of USD 11.3 million and tax payable of USD 9.8 million.

Notes to the Consolidated Financial Statements

This restatement resulted in an increase in net loss of USD 40.9 million.

The impact of the restatement as of and for the year ended 31 December 2016 is summarised below:

Consolidated statement of income

	Year Ended 31 December 2016
	As Reported in the financial statements issued in April 2017	Adjustment	As Restated
Amounts in USD ‘000
Income tax expense	87	(40,964)	(40,877)
Net Loss	(46,854)	(40,964)	(87,818)

Basic and diluted earnings (loss) per share	(0.60)	(0.52)	(1.12)

Consolidated statement of financial position

	Year Ended 31 December 2016
	As Reported in the financial statements issued in April 2017	Adjustment	As Restated
Amounts in USD ‘000
Deferred tax assets	19,810	(19,810)	—
Deferred tax liability	—	11,351	11,351
Other equity	(136,209)	(40,964)	(177,173)
Tax payable	4,972	9,803	14,775

Total assets	3,431,919	(19,810)	3,412,109
Total liabilities	2,630,748	21,154	2,651,902
Total equity	801,172	(40,965)	760,207

B.Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its entities (including special purpose entities) over which the Group has control. A list of the Company’s main subsidiary companies is presented in Note 7 to the financial statements. The Group is considered to control an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and also has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are deconsolidated from the date control ceases.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with those used by other members of the Group. All intra-group transactions, balances, income and expenses and unrealised gains on transactions are eliminated in full on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset.

C.Business combinations

Acquisitions are accounted for using the purchase method. The cost of the business combination is measured as the aggregate of the fair values (at the date of exchange) of assets given, liabilities incurred or assumed, and equity instruments issued by the Group in exchange for control of the acquire. Any costs directly attributable to the business combination are expensed.

The acquiree’s identifiable assets, liabilities and contingent liabilities that meet the conditions for recognition under IFRS 3 “Business combinations” are recognised at their fair values at the acquisition date.

Notes to the Consolidated Financial Statements

For acquisitions not meeting the definition of a business, the Group allocates the cost between the individual identifiable asset and liabilities in the Group bases on their relative fair values at the date of acquisition. Such transactions or events do not give rise to goodwill.

D.Opus arrangement

The Opus arrangement for which the Group’s interest constitutes a contractual right to receive its share of all accounting profits of the arrangement is accounted for as available-for-sale financial assets in accordance with accounting policy in Note 3T.

E.Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of services in the ordinary course of the Group’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts and after eliminating sales within the Group.

The Group recognises revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the entity and specific criteria have been met for each of the group’s activities as described below.

Revenue derived from drilling contracts or other service contracts is recognised in the period that the services are rendered, at the applicable rates in each specific contract.

In connection with drilling contracts, the Group may receive lump sum fees for the mobilization of equipment and personnel. Mobilization fees received and costs incurred to mobilize a drilling unit are recognised gross in the profit or loss (operating revenue and operating expense) on a straight line basis over the firm contract term of the related drilling contract.

Certain contracts include a contribution or fee from the client payable at the start of the contract to cover specific or general upgrades or equipment.

The contribution or fee is recognised as revenue (other income) on a straight line basis over the firm contract period. These contracts might also include day rates from the client during the period the upgrades are carried out. Such day rates are recognised as revenue during the period the upgrades carried out, in accordance with the contract terms.

F.Reimbursed expenses

Reimbursed expenses are expenses whereby the Group, according to the relevant provisions of client contracts, assumes the risk and pay for the expenses, and then recharge these expenses to clients in accordance with the relevant provisions of the contracts.

Amounts recharged to clients as described above are presented gross, as reimbursable revenue and reimbursable expenses.

G.Foreign currency

Transactions in foreign currencies are translated to the respective functional currencies of the entities within the Group at the exchange rates at the dates of the transactions. All entities within the Group have USD as functional currency, and the Group has USD as presentation currency.

Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions and on the date of valuation of items.

Notes to the Consolidated Financial Statements

Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognised in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of income, within other financial items.

H.Retirement plans

The Group has various pension schemes in place. The schemes are generally funded through payments to insurance companies or investment houses.

A defined contribution plan is a pension plan under which the Group pays contributions into an insurance company, investment house or state organized fund. The Group has no legal or constructive obligations to pay further contributions once contributions have been paid. The contributions are recognised as employees expense when they are due.

A defined benefit plan is a plan which typically defines an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, year of service and compensation.

The liability recognised in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries. The net interest cost is calculated by applying the discount rate to the net balance of the defined benefit obligation and the fair value of plan assets. This cost is included in employee benefit expense in the consolidated statement of income.

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited in other comprehensive income in the period in which they arise. Remeasurements of net defined liability/ (asset) recognised in other comprehensive income are not reclassified to profit or loss in subsequent periods.

Past service cost is the change in the present value of the defined benefit obligation resulting from a plan amendment or curtailment. The Group shall recognises past service cost as an expense at the earlier of: a) when the plan is amendment or curtailment occurs; and b) when the Group recognises related restructuring costs or termination benefits. A plan amendment occurs when the Group introduces, withdraws, a defined benefit plan or changes the benefits payable under an existing defined benefit plan.

I.Share-based compensation

At year end the Group operates a cash-settled share-based compensation plan and an equity settled plan for management and key employees.

The cash settled share based compensation is in the form of synthetic options, or so called Stock Appreciation Rights (SAR), meaning that the employee will not be given the right to subscribe for shares as such, but will be entitled to receive, in cash, the difference between the exercise price and the share price multiplied with the number of synthetic options exercised. Each synthetic share option converts into the value of one ordinary share of Songa Offshore SE on exercise. No amounts are paid or payable by the recipient on receipt of the SAR. The SARs carry neither rights to dividends nor voting rights. The SARs are valued at fair value for each reporting period end. The SARs that are fully vested are recognised at fair value in the statement of Financial Position, but for SARs not fully vested, only the portion which has been vested (using linear model) is recognised in the balance sheet at fair value.

Any changes in the fair value of the liability are recognised as personnel expenses within general and administrative expenses in profit or loss. Further details on how the fair value of the SARs has been determined are disclosed in Note 22 to the financial statements.

Notes to the Consolidated Financial Statements

The equity settled plan (Long Term Incentive Plan, or “LTIP”) is in the form of restricted share units (RSU). Each RSU gives the right to receive one share up on vesting. The fair value of each RSU is calculated when the RSU is awarded to each employee and recognised on a straight line basis over the vesting period.

Where the terms of an equity-settled award are modified, the minimum expense recognised is the expense as if the terms had not been modified. An additional expense is recognised for any modification to the extent that the modification increases the total fair value of the share-based payment arrangement, or is otherwise beneficial to the share based payment recipient as measured at the date of modification.

Social security contributions payable in connection with an option granted are considered an integral part of the grant itself and the shares are treated as cash-settled transactions.

J.Taxation

Songa Offshore SE is a Cyprus company and is currently required to pay 12.5 % corporate income tax on net taxable profit attributable to Cyprus. The Group has activities in various tax jurisdictions and recognises taxes based on the Group’s assessment of its taxable position in that tax jurisdiction. Significant judgement is involved in determining the Group’s corporate income tax. If the estimated tax position is assessed to be more likely than not, an estimated tax liability is recognised.

Income tax expense relates to current and deferred tax. Income tax expense is recognised in profit or loss except to the extent that it relates to items recognised in other comprehensive income or directly in equity, in which case it is recognised in the consolidated statement of comprehensive income or directly in equity respectively.

Current tax is the estimated tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. Management periodically evaluates position taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. Management establishes provisions, where appropriate, on the basis of amounts expected to be paid to the tax authorities. Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of taxable profit, and is accounted for using the balance sheet liability method.

Deferred tax liabilities are generally recognised for all taxable temporary differences, and deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised.

Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted at the balance sheet date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis or to realise the asset and settled the liability simultaneously.

Notes to the Consolidated Financial Statements

K.Rigs, machinery and equipment

Rigs, machinery and equipment are recognised at cost less accumulated depreciation and impairment losses.

Subsequent costs are capitalised when it is probable that they will give rise to future economic benefits. Other costs are recognised in the profit or loss as incurred.

Depreciation is charged in the profit or loss on a straight-line basis over the estimated useful life of each component of property, plant and equipment. Changes in the components’ useful life is accounted for prospectively as a change in accounting estimate. The estimated useful lives, residual values and decommissioning costs are reviewed at each financial year-end.

No decommissioning costs have been recorded to date, and the presence of any obligations is reviewed at each financial year-end. There is no decommissioning liability on the drilling rigs as there is no legal or constructive obligation to dismantle or restore the assets. In practice, assets of this nature are rebuilt, when no longer useful; laid up in dry dock or scrapped.

For a standard vessel, specialised demobilising yards pay for a vessel to be scrapped per light displacement tonne (ldt) of the vessel. Any changes to the above are accounted for prospectively as a change in accounting estimates.

The estimated useful lives of the rigs, machinery and equipment are as follows:

o	Rigs, primary portion: 30 years
o	Rigs, other components: 2.5 to 30 years
o	SPS: 5 years
o	IS: 2.5 years
o	Fixtures: 3 to 10 years

Where components of an item of property, plant and equipment have different useful lives, each component’s depreciation is calculated separately.

The most common method to estimate residual values for ships is to use the scrap price which is publicly noted by brokers in USD per light displacement tonne (ldt) of a complete vessel with all normal machinery and equipment on board. Drilling rigs are more complicated to scrap than ships and have less metal and scrapable/recoverable material due to their construction, design and nature.

The useful lives of the assets are reviewed by management at each year-end. Costs for Special Periodic Surveys (SPS) and Intermediate Surveys (IS) on offshore units required by regulatory bodies are capitalised and amortised over the anticipated period between surveys, generally five years for SPSs and two and half years for intermediate surveys. Other maintenance and repair costs are expensed as incurred.

The assets’ carrying amount is written down to its recoverable amount as detailed in part M.

The price that could be recovered from scrapping of drilling rigs is estimated to approximate the cost of extracting this scrap metal. Therefore, no residual value is recorded given the assumption that if the assets were disposed at the end of their useful life given their expected age and condition no material amount would be recovered.

In connection with the Group’s purchase of a rig, the Group may agree with the sellers that the parties agree to share the risk of the uncertainties through a contingent payment as the value of the asset is uncertain. In such instances the seller has no future performance obligations. The contingent payment is recognised by the Group as a financial liability established by contract in accordance with IAS 32/39.

The re-measurement of the financial liability for the contingent price is included in the cost of the rig, when the re-measurement of the contingent amount is considered to relate to the condition of the asset that existed at the purchase

Notes to the Consolidated Financial Statements

date. The contingency is specific to the asset, and the amount payable does not include effects of changes relating to the subsequent performance of asset.

L.New-builds

The carrying value of rigs under construction (New-builds) includes payments for yard instalments, equipment, project supervision and project management, directly attributable borrowing costs, and any other directly attributable costs to bring the asset to a working condition for its intended use.

Depreciation is commenced once the rig has been completed, commissioned and is ready for its intended use.

M.Impairment of tangible assets

The carrying amounts of the Group’s rigs, machinery and equipment, and new-builds are reviewed at each balance sheet date to determine whether there is any indication of impairment or more frequently if events or changes in circumstances indicate that might be impaired. If any such indication exists, the asset’s recoverable amount is estimated. When considering impairment indicators, the Group considers both internal (e.g. adverse changes in performance) and external sources (e.g. adverse changes in the business environment which are analysed by reviewing day rates and broker valuations.

The recoverable amount of an asset is the higher of its fair value less costs to sell and value in use. The value in use is calculated as the present value of the expected future cash flows for the individual units. The fair value is determined using the average of two broker valuations as may be adjusted by management to incorporate specific characteristics that market participants consider when pricing the assets as further detailed in Note 4.  An impairment loss is recognised if the carrying amount of an asset exceeds the recoverable amount.

N.Borrowing costs

Borrowing costs are recognised in the profit or loss when they are incurred. Borrowing costs are capitalised to the extent that they are directly related to new-build projects. Interest costs incurred during the construction period, until the rig is substantially prepared for its intended use are capitalised. New-build projects are treated as qualifying assets as a substantial period of time is necessary to get ready for their intended use.

Borrowing costs are capitalised during construction of new-builds based on accumulated capitalised cost on the applicable new-build project at the Group’s specific rate of borrowing for that project. In case no specific funding exists for a new-build project, the Group’s weighted average borrowing rate is applied. The Group does not capitalise amounts beyond the actual borrowing costs incurred in the period.

O.Borrowings

Borrowings are recognised initially at fair value, net of transaction cost incurred. Borrowings are subsequently carried at amortised cost; any difference between the proceeds (net of transaction cost) and the redemption value is recognised in the profit or loss over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facility are recognised as transaction costs of the loan to the extent that is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a pre-payment of liquidity service and amortised over the period of the facility to which it relates.

Borrowings are removed from the balance sheet when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss as other income or finance costs.

Notes to the Consolidated Financial Statements

A substantial modification of the terms of an existing financial liability or a part of it is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Any gain or loss on extinguishment is recognised in profit or loss except to the extent that it arises as a result of transactions with shareholders acting in their capacity as shareholders when it is recognised directly in equity. The terms are considered to be substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective interest rate, is at least 10% different from the discounted present value of the remaining cash flows of the original financial liability. Any costs or fees incurred are recognised as part of the gain or loss on the extinguishment.

Where a financial liability measured at amortised cost is modified without this resulting in derecognition, the difference is recognised as an adjustment to the effective interest rate.

Where the terms of a financial liability are renegotiated and the entity issues equity instruments to a creditor to extinguish all or part of the liability (debt for equity swap), a gain or loss is recognised in profit or loss, in other financial items which is measured as the difference between the carrying amount of the financial liability and the fair value of the equity instruments issued. Borrowings are classified as current liabilities unless the group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

P.Provisions

Provisions for legal claims, and other obligations are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Q.Non-current assets (or disposal groups) held for sale

Non-current assets (or disposal groups) are classified as assets held for sale when their carrying amount is to be recovered principally through a sale transaction and a sale is considered highly probable. They are stated at the lower of carrying amount and fair value less costs to sell.

R.Trade receivables

Trade receivables are presented net of any allowance for bad debts. Estimates for allowance for bad debts are calculated individually for each customer. When a trade receivable is uncollectible, it is written off against the provision account. Subsequent recoveries of amounts previously written off are credited against the provision account. Changes in the carrying amount of the provision account are recognised in profit or loss. For the amounts and movement in the bad debts provision account refer to the financial statements Note 15.

S.Derivative financial instruments

Derivative financial instruments are initially recognised at fair value on the date a derivative contract is entered into and are subsequently re-measured at their fair value at each reporting date. The resulting gain or loss is recognised in profit or loss immediately, unless the derivative is designated as a hedging instrument as detailed in part V.

Further details of derivative financial instruments are disclosed in Note 5 to the financial statements.

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives when the economic risks and characteristics are not closely related to those of the host contracts, the host contracts is not measured at fair value with changes in fair value recognised in profit or loss and the separate instrument with the same terms as embedded derivatives would meet the definition of a derivative.

Notes to the Consolidated Financial Statements

T.Financial assets classified as available for sale

Available-for-sale financial assets are non-derivatives designated in this category. They are included in non-current assets unless the investment matures or management intends to dispose of it within 12 months of the end of the reporting period.

Available-for-sale financial assets are subsequently carried at fair value.

Changes in the fair value of monetary and non-monetary securities classified as available for sale are recognized in the consolidated statement of comprehensive income.

Interest on available-for-sale securities calculated using the effective interest method is recognized in the statement of income as part of finance income. Dividends on available-for-sale equity instruments are recognized in the income statement as part of other income when the Group’s right to receive payments is established.

The Group assesses at the end of each reporting period whether there is objective evidence that a financial asset or a group of financial assets is impaired.

If there is objective evidence of impairment for available-for-sale financial assets, the cumulative loss – measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in profit or loss – is removed from equity and recognised in profit or loss.

Impairment losses on equity instruments that were recognised in profit or loss are not reversed through profit or loss in a subsequent period.

If the fair value of a debt instrument classified as available-for-sale increases in a subsequent period and the increase can be objectively related to an event occurring after the impairment loss was recognised in profit or loss, the impairment loss is reversed through profit or loss.

U.Financial assets classification

The Group classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, and available for sale. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

(a)Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Derivatives are also categorised as held for trading unless they are designated as hedges. Assets in this category are classified as current assets if expected to be settled within 12 months, otherwise they are classified as non-current.

(b)Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and for which there is no intention of trading the receivable. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. The group’s loans and receivables comprise ‘trade and other receivables’ and ‘cash and cash equivalents’ in the balance sheet (Notes 14 and 15).

(c)Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category if they do not have fixed maturities or determinable payments and management intends to hold them for the medium to long term or not classified

Notes to the Consolidated Financial Statements

in any of the other categories. They are included in non-current assets unless the investment matures or management intends to dispose of it within 12 months of the end of the reporting period.

V.Cash flow hedge

The Group documents at the inception of the hedging transaction the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The Group also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions have been and will continue to be highly effective in offsetting changes in fair values or cash flows of hedged items.

The fair values of various derivative financial instruments used for hedging purposes are disclosed in Note 5. Movements in the hedging reserve in shareholders’ equity are shown in the statement of changes in equity. The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedged item is more than 12 months; it is classified as a current asset or liability when the remaining maturity of the hedged item is less than 12 months. Trading derivatives are classified as a current asset or liability.

Amounts accumulated in equity are reclassified to profit or loss in the periods when the hedged item affects profit or loss (for instance when the forecast sale that is hedged takes place). The gain or loss relating to the effective portion of interest rate swaps hedging variable rate borrowings is recognised in profit or loss within ‘finance costs’.

The effective part of changes in the fair value of a hedging instrument is recognised directly in the consolidated statement of comprehensive income. The ineffective part of the hedging instrument is recognised directly in the profit or loss, within other financial items.

When a hedging instrument expires or is sold, terminated or exercised, or the Group cancels the hedging relationship despite the fact that the hedged transaction is still expected to take place, the accumulated gains or losses at that time remain in equity and are recognised in the consolidated statement of comprehensive income when the forecast transaction is ultimately recognised in the profit or loss.

Should the hedging relationship no longer meet the criteria for hedge accounting as specified above, accumulated gains and losses that are recognised in equity up to this date remain in equity and are recognised in the statement of comprehensive income when the forecast transaction is ultimately recognised in the profit or loss.

If the hedged transaction is no longer expected to take place, accumulated unrealised gains or losses on the hedging instruments that have previously been recognised in the consolidated statement of comprehensive income are recognised in the consolidated statement of income immediately.

W.Cash and cash equivalents

Cash and cash equivalents include cash, bank deposits, collaterals and other short-term highly liquid assets that are readily convertible to known amounts of cash and which are subject to insignificant changes in value. For the purpose of the cash flow statement, escrow accounts are not considered part of cash and cash equivalents. Also, movement in restricted cash and financing fees payment are included in operating activities in Group’s cash flow statement as these amounts are key for the operations of the entity. An analysis of cash and cash equivalents and the respective carrying amounts at year end is presented in Note 14 to the financial statements.

X.Events after the balance sheet date

New information on the Group’s position at the balance sheet date is taken into account in the annual financial statements. Events after the balance sheet date that do not affect the Group’s position at the balance sheet date but which will affect the Group’s position in the future are stated if significant.

Notes to the Consolidated Financial Statements

Y.Earnings per share

Basic earnings per share

Basic earnings per share is calculated by dividing:

•	the profit attributable to owners of the company, excluding any costs of servicing equity other than ordinary shares;
•	by the weighted average number of ordinary shares outstanding during the financial year, adjusted for bonus elements in ordinary shares issued during the year and excluding treasury shares- if any.

Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account:

•	the after income tax effect of interest and other financing costs associated with dilutive potential ordinary shares, and
•	the weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares.

Z.Financial liabilities and equity instruments

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Other financial liabilities, including borrowings, are initially measured at fair value, net of transaction costs. Other financial liabilities are subsequently measured at amortised cost using the effective interest method, with the interest expense recognised on an effective yield basis. The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period.

The component parts of compound instruments (convertible bonds) issued by the Group are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument.

This amount is recorded as a liability on an amortised cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component as determined upon initial recognition from the fair value of the compound instrument as a whole. This is recognised and included in equity, net of income tax effects, and is not subsequently re-measured.

4.Critical accounting judgements and key sources of estimation uncertainty

In the application of the Group’s accounting policies, which are described in Note 3, management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an on-going basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Notes to the Consolidated Financial Statements

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, rarely equal the related actual results. The following are the critical judgments and estimations, that management has made in the process of applying the entity’s accounting policies and that have the most significant effect on the amounts recognised in the financial statements.

A.Re-domiciliation to Cyprus in 2009 – Exit tax

The Company moved from Norway to Cyprus in May 2009. According to the Norwegian Tax Act Section 10-71 prevailing in 2009, a company that emigrates and ceases to be tax resident in Norway is subject to exit tax.

On 2 March 2011, ESA sent a “reasoned opinion” to the Norwegian Ministry of Finance for failing to comply with its obligations under Articles 31, 34 and 40 of the Agreement on the European Economic Area by imposing immediate taxation on companies that transfer their seat or assets and liabilities to another EEA State and on the shareholders of such companies and for breach of the SE regulation.

On the 25 November 2014 the tax office delivered its exit tax decision in this case.

The tax office found that the exit as such was regulated by the Tax Act section 10-71 and further that section 9-14 was inapplicable.

The tax office increased the taxable income of the Company by NOK 1.8 billion and the tax office set off the increased income directly against the carry forward of losses. Further the tax office did not refer the exit tax to the gain/loss account. Administratively the decision is final, and there is no further latent exit tax. The Company challenged this matter.

On 6 and 7 December 2016, the case was heard before the Oslo District Court. On 16 January 2017, the Company received the judgement from the Oslo District Court in favour of the State. The court held that the exit tax decision is valid. The court believed that a situation where a company moves the company and rigs out of Norway, and a situation where a company moves out rigs, are two different situations, and not in breach of the European Economic Area (EEA)-agreement.

Furthermore, the Court held that the exit tax was not disproportionate. As a consequence, the NOK 1.8 billion increase of the Company’s taxable profit for the year 2009 remains unchanged. For the income years 2009-2015, the judgment does not result in any payable tax.

The Company assessed the legal opinions obtained in respect to the above case and as a result appealed the case.  As the Company was of the opinion that it was more likely than not that it would win the case, the Company kept the tax asset of approximately USD 41 million in the 2016 financial statements which were issued in April 2017. However, reassessing the case in September 2017, the deferred tax asset of USD 19.8 million has been written off and the Company recognised a deferred tax liability of USD 11.3 million and tax payable of USD 9.8 million.  This restatement resulted in an increase in net loss of USD 40.9 million (Note 3A).

B.Impairment of rigs

At each balance sheet date judgement is used to determine whether there is any impairment of the Group’s fleet of rigs. If any such indication exists, the asset’s recoverable amount is estimated. When considering impairment indicators, the Group considers both internal (e.g. adverse changes in performance) and external sources (e.g. adverse changes in the business environment). These are analysed by reviewing day rates and broker valuations. If an indicator of impairment is noted, management estimate is required to determine the amount, of impairment, if any which are based on management’s judgments, including, but not limited to, judgements about the future results of the business, Group’s ability to re-contract its currently stacked rigs and rigs market daily rates applied to the future cash flow forecasts. In order to measure for potential impairment the carrying amount of the rigs would be compared to the recoverable amount, which is the higher of value in use or fair value less the cost to sell. The value in use is calculated as the present value of the expected future cash flows for the individual units, requiring significant management estimates of the proper discount rates as well as the length and amounts of cash flows.

Notes to the Consolidated Financial Statements

Fair value is calculated as the mean of two independent brokers’ estimates on the rig values as may be adjusted by management to incorporate specific characteristics that market participants consider when pricing the asset, which includes, but is not limited to, the charter commitments. An impairment loss would then be recognised to the extent the carrying amount exceeds the recoverable amount. Further disclosures and sensitivity is provided in Note 17.

C.Income taxes, deferred tax assets and indirect taxes

The Group is subject to income taxes and indirect taxes according to the laws of the jurisdictions in which the Group is operating. The rigs were operating in various territories and are from time to time subject to taxation in the relevant territory due to permanent establishment taxation and subject to varying Indirect tax laws. Significant judgement is required in determining the worldwide provision for income taxes and charging and handling of indirect taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax, indirect tax and deferred income tax assets and liabilities in the period in which such determination is made. Deferred tax assets are recognised for all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. To this respect deferred tax asset is based on the assessed profits from fixed contract periods not including options to extend contract periods not yet exercised, as it cannot be assessed with reasonable certainty whether it is probable that such options will be exercised. Significant management judgment is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

D.DSME Arbitration Case

In July 2015, Songa Offshore received from DSME notices of arbitration in respect of the construction contracts for the Cat D rigs.

On November 2015, Daewoo Shipbuilding and Marine Engineering Co. Ltd. (DSME) delivered claim submissions in respect of the construction contracts for the first two Cat D rigs, Songa Equinox and Songa Endurance. DSME’s claim relates to alleged cost overruns and additional work in relation to the Rigs due to what DSME alleges were inherent errors and omissions in the design documents (as often referred to as the FEED package). Total claims are USD 373.0 million, including USD 44.0 million in repayment of Liquidated Damages. Songa Offshore considers that DSME is solely responsible for the delays to the Rigs and any attempt by DSME to recover cost overruns has no merit due to the “turn-key” nature of the construction contracts and Songa Offshore will vigorously defend the claims asserted by DSME.

On 18 March 2016 Songa Offshore submitted its defense in the arbitrations. Along with its defense, Songa Offshore submitted counterclaims in respect of the two rigs for the aggregate amount of USD 65.8 million, by means of which Songa Offshore intends to recover damages caused by the default of DSME.

As previously reported, the Company remains confident of, and will vigorously defend, its position, since it is of the view that DSME is responsible for the delays and any attempt to recover cost overruns is of no merit due to the “turn-key” nature of the construction contracts. In this respect, the Company has obtained legal opinions from highly reputable law firms in the UK and Norway and from a Queen’s Counsel all of which confirm the Company’s position.

A question as to the legal interpretation of the rig construction contracts was put to the arbitral tribunal constituted in respect of the arbitrations on a preliminary basis. That question was to ascertain which party had responsibility for the FEED package and what the consequences of that would be. A two-day arbitration hearing took place before the arbitral tribunal on 2 and 3 May 2017 in London.

On 21 July 2017, the arbitral Tribunal published its interim final award in favour of Songa Offshore.

Songa Offshore considers that the Tribunal’s interim final award should be determinative of DSME’s claims in respect of the Rigs (and in respect of any similar claims that DSME might assert in respect of the Songa Encourage, the third Cat

Notes to the Consolidated Financial Statements

D rig, and the Songa Enabler, the fourth Cat D rig) with an outcome that no payment will be due by Songa Offshore to DSME.

On 14 September 2017 Songa Offshore was served with DSME’s application to the English Court where DSME is seeking permission to appeal the arbitration awards. The Company considers that DSME’s application was made out of time and that it is unlikely that permission to appeal will be granted. Assuming that DSME is not granted permission to appeal, then Songa Offshore will seek to recover its legal costs of the arbitration process. Songa Offshore is also evaluating to pursue its counterclaims against DSME in respect of the Songa Equinox and Songa Endurance for the aggregate amount of USD 65.8 million, as well as the counterclaims in respect to the Songa Encourage and the Songa Enabler that potentially will be approximately in the same amount.

As of the reporting date, the Group has not recognized any provision in respect to the above case as the settlement of which is not considered by management to be probable.

E.Going Concern

The Board of Directors confirms their assumption that the Group is a going concern and no significant uncertainty exists in this respect. This assumption is based on the budgets for 2017 and the Group’s long-term forecasts for the following years.

A key assumption that could have an impact on the going concern assumption also is the DSME case which management believes that it is not probable that its settlement will result in any significant cash outflows as detailed above.

F.Fair value measurement of financial asset

As of 31 December 2016 the Group’s financial assets, which are accounted for as available-for-sale financial assets in line with the provisions of IAS 39, amounted to USD 18.3 million.

Management applies the provisions of IAS 39 in measuring the above financial assets at fair value. Specifically, management determined the fair value of the financial assets, which are not quoted in an active market, with reference to the discounted cash flow valuation technique, using unobservable inputs (Level 3). In fact, in the discounted cash flows model, the unobservable inputs includes the projected cash flows of the relevant portfolio company and the risk premium for liquidity and credit risk that is incorporated in the discounting rate. The assets are not considered to be impaired as at 31 December 2016; if impaired the amount shown within other comprehensive income should have been recognised in the income statement; and the balance sheet amount would remain unchanged.

As of 31 December 2016, management revised its fair value estimates, which include, but are not limited to, judgements about the probabilities, amount and timing of future projected cash flows and the discount rate used.  As a result, the Group, on the basis of Board of Directors revised fair value estimates, has recognised a loss of USD 23.8 million in profit or loss resulting from revised expected cash flows and a loss of USD 9.4 million directly in Other Comprehensive Income because of the increased collection risk reflected through the use of an increased discount rate.

During 2017, the loss recognised in Other Comprehensive Income of USD 9.4 million was recycled to profit or loss following identification of specific loss events occurring in 2017 following appointment of statutory liquidators for Opus.

5.Financial risk management

Capital risk management

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximising the return to stakeholders through an optimisation of the debt and equity balance.

Notes to the Consolidated Financial Statements

The capital structure of the Group consists of debt, which includes borrowings (Note 20), cash and cash equivalents (Note 14) and equity attributable to equity holders of the Group, comprising issued capital, reserves and retained earnings.

The Group manages its overall capital structure through the payment of dividends, new share issues and share buy-backs as well as the issue of new debt or the redemption of existing debt. The Group’s overall financing strategy moves with the changes in the financial markets.

The equity ratio of the Group in 2016 was 23.3% compared to 17.6% in 2015. The ratio has improved primarily due to the increase of equity in the 2016 refinancing of the Group.

The equity ratios as at year end were as follows:

	2016	2015
Amounts in USD ‘000		Unaudited
Total equity	760,207	573,107
Total assets	3,412,109	3,250,309

Equity ratio	22.3%	17.6%

The Group’s future capital requirements and level of expenses will depend on numerous factors, including but not limited to the timing and terms on which drilling contracts and other contracts can be negotiated, trade of assets (including new builds), the amount of cash generated from operations, the level of demand for its services and general industry conditions.

The Group is further exposed to market risk, foreign currency risk, interest rate risk, credit risk and liquidity risk arising from its operations and the financial instruments that it holds.

Notes to the Consolidated Financial Statements

Categories of financial instruments

	2016	2015
Amounts in USD ‘000		Unaudited
Financial assets
Available-for-sale financial assets
Financial assets	18,290	45,538

Financial assets at fair value through profit or loss
Derivative financial instruments	1,494	75

Derivatives used for hedging
Derivative financial instruments	3,546	97,129

Loans and receivables:
Trade receivables	54,943	34,431
Cash and cash equivalents and other bank balances	175,829	168,387

Financial liabilities
Financial liabilities at fair value through profit or loss
Derivative financial instruments	7,465	100

Derivatives used for hedging
Derivative financial instruments	123,311	251,403

Other liabilities at amortised cost:
Trade and other payables	14,511	34,712
Total borrowings	2,287,129	2,173,828

All line items above are carried at fair value except for loans and receivables and other liabilities that are carried at amortised cost.

The Group monitors and manages the financial risks related to its operations through internal reports and analysis.

Please note that the total amount of debt includes USD 3.7 million and USD 5.7 million for 2016 and 2015 respectively which relates to accrued bank interest and is classified in other liabilities under Note 21.

The Group seeks to manage these risks by using derivative financial instruments when appropriate. The use of financial derivatives is monitored and approved by the Board of Directors. The Group does not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.

Market risk management

The Group’s activities are primarily exposed to the financial risks of changes in foreign exchange rates and interest rates (see below). The Group enters into derivative financial instruments to manage its exposure to interest rate and foreign currency risk, including but not limited to:

o	foreign exchange forward contracts and options to hedge foreign exchange payments related to operating expenses
o	interest rate swaps to hedge the risk of rising interest rates
o	cross currency interest rate swaps to hedge the risk of rising interest rates and fluctuations in currency rates

Notes to the Consolidated Financial Statements

Foreign currency risk management

The Group is exposed to foreign currency risks related to its operations. The Company’s rig operating expenses, as well as its G&A costs, are largely NOK-denominated. The Songa Encourage and Songa Enabler day rates are partly paid in NOK to provide a natural currency hedge, while for the other rigs the day rates are paid in USD only. In order to manage its NOK exposure, the Company is actively using hedging instruments. The Songa Equinox and Songa Endurance day rates are denominated in USD.

Contracts are entered into when the Group finds it in line with the overall foreign exchange risk strategy. The Group also enters into derivative agreements to mitigate the risk of exchange rate fluctuations.

The following tables show the expenses, assets and liabilities in the foreign currency (FC in tables below) and in USD, respectively.

	Cost		Assets		Liabilities
	2016	2015	2016	2015	2016	2015
Amounts in FC ‘000		Unaudited		Unaudited		Unaudited
European Currency (EUR)	4,677	10,288	8,510	2,409	7,379	1,581
Great British Pound (GBP)	3,879	8,284	4,676	1,848	2,517	7,563
Norwegian Krone (NOK)	2,601,289	2,392,688	—	566,907	2,114,941	2,367,923

	Cost		Assets		Liabilities
	2016	2015	2016	2015	2016	2015
Amounts in USD ‘000		Unaudited		Unaudited		Unaudited
European Currency (EUR)	5,213	11,606	10,023	2,622	7,361	1,722
Great British Pound (GBP)	5,335	12,705	6,659	2,735	2,856	11,233
Norwegian Krone (NOK)	311,314	298,203	—	63,121	740,146	268,396

Foreign currency sensitivity analysis

The Group is mainly exposed to NOK. In addition, the Group is, to a lesser extent, exposed to GBP and EUR. The table below details the Group’s sensitivity to a 10 % increase/decrease in the USD against the relevant foreign currencies with all other variables held constant.

For assets and debt, the analysis only includes monetary items stated in other currencies than USD. A negative number below indicates a decrease in profit and loss after tax and a positive number below indicates an increase in profit and loss after tax where the currency increases/decreases 10% against the USD.

Impact on profit and loss in USD for working capital

Currency	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Australian Dollar (AUD)	N/A	N/A	+/-151
Euro (EUR)	+/- 266	+/- 90	+/-140
Great British Pound (GBP)	+/- 380	+/- 849	+/-3,037
Norwegian Krone (NOK)	-/+ 74,015	+/- 20,527	+-242,162
Malaysian Ringgit (MYR)	N/A	N/A	+/-5
Singapore Dollar (SGD)	N/A	N/A	+/-46

Notes to the Consolidated Financial Statements

Impact on profit and loss in USD for OPEX and G&A

Currency	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Australian Dollar (AUD)	N/A	N/A	+/-241
Euro (EUR)	+/- 521	+/- 1,161	+/-1,319
Great British Pound (GBP)	+/- 534	+/- 1,271	+/-644
Norwegian Krone (NOK)	-/+ 31,131	+/- 29,820	+/-187,642
Malaysian Ringgit (MYR)	N/A	N/A	+/-2,858
Singapore Dollar (SGD)	N/A	N/A	+/-670

The Group enters into derivative agreements to mitigate the risk of foreign exchange rate fluctuation. As of 31 December 2016, if USD/NOK exchange rate increased by 10%, with all other variables held constant, then other components of equity would have increased by USD 0.2 million (2015: USD 3.1 million) whereas if USD/NOK exchange rate decreased by 10%, with all other variables held constant then other components of equity would have decreased by USD 0.4 million (2015: USD: 5.9 million).

Interest rate risk management

The Group is exposed to fluctuations in floating interest rates. The risk is managed by maintaining an appropriate mix between fixed and floating rate borrowings and by the use of financial instruments to mitigate risk associated with fluctuations in interest. Specifically, the Group manages its cash flow interest rate risk by using floating-to-fixed interest rate swaps. Under these swaps, the group agrees with financial institutions to exchange, at specific interval (mainly quarterly), the difference between fixed contract rates and floating rate interest amounts calculated by reference to the agreed notional principal amounts.

Interest rate sensitivity analysis

The sensitivity analysis below has been determined based on the exposure to floating interest rates at the balance sheet date. A 50 basis point increase/decrease is used and is considered as a reasonable possible change in interest rates.

At 31 December 2016, if interest rates had been 50 basis points higher/lower and all other variables were held constant the Group’s profit and loss after tax at year end would decrease/increase by USD 8.2 million (2015: USD 3.9 million; 2014: USD 5.6 million). This is attributable to the Group’s exposure to floating interest rates on its bank facilities held at year-end.

The exposure of the Group’s borrowings to interest rate changes and the contractual re-pricing dates of the fixed interest rate borrowings at the end of the reporting period are as follows:

	2016	2015
Amounts in USD ‘000		Unaudited
Variable rate borrowings	1,796,048	1,583,118

Fixed interest rate
Up to 1 year	24,000	24,000
1 -5 years	342,640	455,323
More than 5 years	120,715	105,709
	2,283,403	2,168,149

Interest rate swaps

As a consequence of (i) the exposure towards floating interest rates under the financing of the Cat D drilling rigs (ii) hedging obligations in the loan agreements secured by the Cat D rigs, (iii) to comply with the Songa Offshore Group Interest rate policy and (iv) to avoid doing large interest rate hedges within a limited period of time, the Group has during 2016 and 2015 entered into forward starting interest rate swap contracts.

Notes to the Consolidated Financial Statements

Details of the interest rate swaps

-	Total notional amount: USD 742.5 million (2015: USD 540.0 million)
-	Structure: Bullet/Non-amortizing
-	Receive rate: USD – LIBOR – BBA 3 Months
-	Accounted for as cash-flow hedge

Notional amount	Start Date	Maturity Date	Pay rate (fixed)	Receive rate (floating)
USD 250.0 million	29 Jun 2015	29 Jun 2020	1.9288%	3M Libor
USD 100.0 million*	19 Aug 2015	19 Aug 2020	1.5500%	3M Libor
USD 190.0 million	10 Dec 2015	10 Dec 2020	1.6350%	3M Libor
USD 202.5 million	30 Mar 2016	30 Mar 2021	1.2260%	3M Libor

*Year 1: 0.9400%, Year 2: 1.5500%, Year 3: 1.9000%, Year 4: 2.1000%, Year 5: 2.4000%

The market value of the above interest rate swap portfolio was at year-end 2016 positive with USD 3.5 million (2015: negative USD 4.0 million).

Cross currency interest rate swap contracts

The cross currency interest rate swaps (‘CCS’) qualify as cash flow hedge under IAS 39 and have been recognised under the provisions of IAS 39. The CCS are split into a currency and interest derivative, each valued separately at fair value at inception and subsequently at each reporting date. Any subsequent changes in fair value of the two derivatives are recognised through Other Comprehensive Income (“OCI”) except for the ineffective position. For further information regarding cash flow hedging, please refer to Note 3.

Details of the cross currency interest rate swaps:

On 22 January 2016, the Group terminated its existing CCS with Nordea, which was entered into for the purpose of hedging the senior unsecured bond of NOK 1,400.0 million by swapping NOK 1,400.0 million at a fixed rate of 8.40% into USD 250.0 million at a fixed rate of 7.73%.

Following the termination, a gain of USD 2.3 million (Note 11) was recognised in profit and loss for the year, relating to the amortisation of the cumulative effect of the hedge relationship in equity.

On the same date, the Group also terminated its existing CCS which was entered to swap NOK 1,347.8 million at a floating rate of 6 month NIBOR +10% into USD 240.0 million at a fixed rate of 11.48% and which was classified as a financial asset at fair value through profit or loss.

The above terminations have resulted in a gain of USD 8.16 million (Note 11).

On 17 November 2016, the Group entered into a new CCS related to the NOK 1,400.0 million senior, unsecured bond loan. In total NOK 1,400.0 million were swapped to USD 240.0 million at a fixed rate 4.51%, receiving interest semi-annual NOK notional 2.65% until 18 May 2018 and 6.9% thereafter, until maturity on 19 October 2020. Additional cash flows on 18 May 2018 and 19 October 2020, compared to bond maturity on 17 May 2019 and 17 November 2020.

The above CCS was entered into for the purpose of replacing the existing CCS which was initially entered into to swap USD 240.0 million at an average fixed rate of 11.48% into NOK 1,347.8 million at a floating rate of 6 month NIBOR +10%. As a result, of the replacement arrangement, a gain USD 5.33 million was recognised in profit and loss (Note 11).

NOK 750.0 million swapped for USD 124.7 million, fixed rate 7.37%, maturing 11 December 2018.

Notes to the Consolidated Financial Statements

On the same date the Group also entered into a CCS of NOK 500.0 million swapped for USD 83.1 million, fixed rate 6.95% maturing on 19 October 2020. The CCS has a start date 11 December 2018 and matures on 19 October 2020. This has been accounted for as a derivative financial instrument at fair value.

The market value of the existing swaps as listed in the table below was at year end 2016 negative with (representing a liability) USD 125.5 million (2015: USD 150.2 million).

Cross Currency Interest Rate Swaps

Amounts in USD million

Notional amount USD			Notional amount NOK			Pay (on USD notional)	Receive (on NOK notional)	Start Date	Maturity Date	Mark to Market
USD	124.7		NOK	750.0		7.37%	7.50%	Running	11 Dec 2018	USD	82.2
USD	240.0	*	NOK	1,400.0	*	4.51%	2.65%**	Running	19 Oct 2020	USD	41.1
USD	83.1		NOK	500.0		6.95%	6.00%	11 Dec 2018	19 Oct 2020	USD	2.2

*     Notional amounts reducing to USD 160.0 million and NOK 933.5 million respectively in May 2018

**   Receiving interest on NOK notional 2.65% until May 2018, 6.90% thereafter until maturity

Derivatives

	2016	2015
Amounts in USD ‘000		Unaudited
Current assets
Put options	1,494	75

Non-current assets
Interest rate SWAPs – cash flow hedges	3,546	—
Cross currency interest rate SWAPs – cash flow hedges	—	97,129

Current liabilities
Foreign exchange forwards	5,188	—

Non-current liabilities
Cross currency interest rate SWAPs – cash flow hedges	123,311	247,415
Cross currency interest rate SWAPs	2,177	—
Interest rate SWAPs – cash flow hedges	—	3,988
JV Option	100	100

Credit risk management

Due to the nature of the Group’s operations, revenues and related receivables are typically concentrated amongst a relatively small customer base of international oil and gas companies. Specifically, the Group has a strong dependency on Statoil which currently accounts for all of the Group’s consolidated operating revenues and also represents all current contracts backlog of the Group. The Group continually evaluates the credit risk associated with customers and, when considered necessary, requires certain guarantees, either in the form of parent company guarantees, bank guarantees or escrow accounts. The maximum credit risk is equal to the capitalised value of trade receivables and incurred revenue not billed.

The trade receivables are pledged as security for the Group’s long term borrowing. There is no history of material loss on trade receivables. Please refer to Note 6 for details on the Group’s customers.

The Group’s short term investments are limited to cash deposits in the Group’s relationship banks. The counterparties to derivative financial instruments are reputable financial institutions. Credit risk exists to the extent that the counterparties

Notes to the Consolidated Financial Statements

are unable to perform under the contracts, but this risk is considered remote as the counterparties are reputable financial institutions which have all provided loan finance to the Group and the derivative financial instruments are related to those financing arrangements.

Liquidity risk management

Prudent liquidity risk management includes maintaining sufficient cash and cash equivalents, the availability of funding from an adequate amount of committed credit facilities and the ability to close out market positions. Due to the dynamic nature of the underlying businesses, the Group is seeking flexibility in funding by maintaining availability under committed credit lines.

The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date. Derivative financial liabilities are included in the analysis if their contractual maturities are essential for an understanding of the timing of the cash flows. The amounts disclosed in the table are the contractual undiscounted cash flows.

Non-Derivative financial liabilities

	2016	2015
Amounts in USD ‘000		Unaudited
Up to 1 year	370,196	461,059
1 – 2 years	359,314	342,590
2 – 5 years	1,683,564	1,501,127
More than 5 years	454,759	711,355
	2,867,833	3,016,131

The below table details the Group’s liquidity analysis for its derivative financial instruments. The tables are drawn up based on the undiscounted net cash (inflows)/outflows on the derivative instruments.

When the amount payable or receivable is not fixed, the amount disclosed has been determined by reference to the projected interest rates, as illustrated by the yield curves existing at the reporting date, and the probability that options included in the instruments would be exercised.

Derivative financial liabilities

	2016	2015
Amounts in USD ‘000		Unaudited
Up to 1 year	14,786	12,401
1 – 2 years	47,723	4,271
2 – 5 years	80,084	234,732
	142,593	251,404

Capital and lease commitments

Capital expenditure contracted for at the end of the reporting period but not yet incurred relates to investments in new-builds and planned surveys on the rigs. The Group also leases various offices and warehouses under non-cancellable operating lease agreements.

Notes to the Consolidated Financial Statements

The lease terms are up to five years, and the majority of lease agreements are renewable at the end of the lease period at market rate. The Group also leases various plant and machinery under cancellable operating lease agreements. The Group is required to give a six-month notice for the termination of these agreements.

	Up to 1 year	1 - 2 years	2 - 5 years	Over 5 years	Total
Amounts in USD ‘000
31 December 2016
Capital commitments
Property, plant and equipment	16,000	12,000	36,000	—	64,000

Operating lease commitments
Lease commitments	2,517	1,661	1,317	4,849	10,343
	18,517	13,661	37,317	4,849	74,343

	Up to 1 year	1 - 2 years	2 - 5 years	Over 5 years	Total
Amounts in USD ‘000
31 December 2015 (Unaudited)
Capital commitments
Property, plant and equipment	581,910	12,689	38,069	—	632,668

Operating lease commitments
Lease commitments	2,604	2,579	3,825	3,674	12,682
	584,514	15,268	41,894	3,674	645,350

Capital commitments for the year 2016 relate to operating costs for the Cat D rigs.

The major items of capital commitments as a 31 December 2015 related to the final USD 436.0 million yard instalment for Songa Enabler, which was paid upon delivery on 31 March 2016.

Cash flow forecasting is performed and the Group monitors rolling forecasts of the liquidity requirements, to ensure it has sufficient cash to meet operational needs. The Group has a financial covenant requiring a minimum liquidity position of USD 50 million.

Fair value estimation

The table below analyses financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

o	Quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1).
o	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (Level 2).
o	Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (Level 3).

Notes to the Consolidated Financial Statements

The following tables present the Group’s financial assets and liabilities that are measured at fair value at 31 December 2016 and 2015.

Carrying amount / fair value at 31 December 2016	Level 1	Level 2	Level 3
Amounts in USD ‘000
Financial assets:
Financial assets	—	—	18,290
Derivatives	—	5,040	—
Financial liabilities:
Derivatives	—	(130,775)	—

Carrying amount / fair value at 31 December 2015 (Unaudited)	Level 1	Level 2	Level 3
Amounts in USD ‘000
Financial assets:
Financial assets	—	—	45,538
Derivatives	—	97,204	—
Financial liabilities:
Derivatives	—	(251,503)	—

There were no transfers between levels 1, 2 and 3 during the year.

Level 1

Fair value is measured using list prices from active markets for identical financial instruments. No adjustment is made with a view to these prices.

Level 2

The fair value of financial instruments not traded on an active market is determined using valuation methods which maximise the use of observable data, where available, and rest as little as possible on the Group’s own estimates. Classification at level 2 presupposes that all the significant data required to determine fair value are observable data.

Level 3

Fair value is not based on observable market data (that is, unobservable inputs).

The following table presents the changes in Level 3 instruments during the year:

	2016	2015
Amounts in USD ‘000		Unaudited
Opening balance	45,538	53,722
Other comprehensive income	(9,354)	—
Interest income	5,878	7,094
Revision of estimate of financial assets recognised in profit and loss	(23,772)	(15,277)

Closing balance	18,290	45,538

Revision of estimate of financial assets for the period included in profit or loss for assets held at the end of the reporting period, under ‘Other financial items’	23,772	15,277
Change in unrealised losses for the period included in profit or loss for assets held at the end of the reporting period	23,772	15,277

The key unobservable input for the level 3 instruments is the discount rate and the assumption regarding the exercise of option (see Note 26).

Notes to the Consolidated Financial Statements

6.Segment information

The Group operated six rigs during 2016, two rigs for the full year, Songa Equinox and Songa Endurance, one rig from 7 April 2016, Songa Encourage and one rig from 13 July 2016, Songa Enabler. Songa Dee ended its contract with Statoil 9 September 2016, whilst Songa Delta ended its contract with Statoil on 10 November 2016.

All of the rigs were operating in the mid-water segment. Operating results are regularly reviewed by Group in order to make decisions about resources to be allocated to the rigs and to assess the performance. The rigs are reported together as the drilling services provided are the same, the drilling operations are the same and the customers approached are the same.

Time charter revenue as disclosed in note 8 is received from customers in the below countries:

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Norway	691,704	424,485	339,285
Malaysia	—	—	28,045
Vietnam	—	—	51,284
	691,704	424,485	418,614

In 2016 and 2015, revenue from one of the Group’s customers individually represents more than 10% of the total Group Operating revenue.

As of 2016 and 2015, revenue from this customer represents 100% of Group operating revenue.

All reimbursable revenue and other income for the years 2016 and 2015 as presented in Note 8 arises from Norway.

In 2014, revenue from two customers represents 81% and 14%, in total 95% of Group operating revenue.

Notes to the Consolidated Financial Statements

7.List of subsidiaries

		Holding %
Subsidiaries	Country of Incorporation	Direct 2016	Direct 2015	Direct 2014
			Unaudited	Unaudited
Deepwater Driller Ltd	Cayman Islands	100	100	100
Pegasus Invest Pte Ltd	Singapore	100	100	100
Songa Offshore Equipment Rental Ltd (previously Shenga Trading Ltd)	Cyprus	100	100	100
Songa Offshore Equipment Rental AS	Norway	100	100	100
Songa Offshore T&P Cyprus Ltd	Cyprus	100	100	100
Songa Offshore T&P UK Ltd	United Kingdom	100	100	100
Songa Offshore T&P Norway AS	Norway	100	100	100
Songa Offshore Delta Ltd	Cyprus	100	100	100
Songa Offshore Eclipse Ltd	Cyprus	100	100	100
Songa Offshore Eclipse Management Pte Ltd	Singapore	—	—	100
Songa Offshore Enabler Ltd	Cyprus	100	100	100
Songa Offshore Encourage Ltd	Cyprus	100	100	100
Songa Offshore Endurance Ltd	Cyprus	100	100	100
Songa Offshore Equinox Ltd	Cyprus	100	100	100
Songa Offshore Management AS	Norway	100	100	100
Songa Offshore Management Ltd	Cyprus	100	100	100
Songa Offshore Drilling Ltd	Cyprus	100	100	100
Songa Offshore Malaysia Sdn.Bhd*	Malaysia	100	100	100
Songa Offshore Pte Ltd	Singapore	100	100	100
Songa Offshore Pty Ltd	Australia	—	—	100
Songa Offshore Rig AS	Norway	100	100	100
Songa Offshore Rig 2 AS	Norway	100	100	100
Songa Offshore Rig 3 AS	Norway	100	100	100
Songa Offshore Saturn Ltd	Cyprus	100	100	100
Songa Offshore Saturn Chartering Pte Ltd	Singapore	100	100	100
Songa Offshore Services AS	Norway	100	100	100

*Effective shareholding

8.Revenue

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Time charter revenue	691,704	424,485	418,614
Reimbursable revenue	22,710	37,366	37,677
Other income	38,697	51,552	38,461
	753,111	513,403	494,752

With respect to reimbursable revenue there are equivalent reimbursable expenses of USD 21.3 million (2015: USD 35.1 million; 2014: USD 33.2 million).

Other income relates mainly to recognition of revenue related to investments paid by clients and amortisation of deferred revenue.

Notes to the Consolidated Financial Statements

9.Operating and General and Administrative expense

The operating expenses are split as follows:

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Total rig operating expenses	88,422	50,226	66,601
Total employee benefit expenses	155,004	101,492	150,517
Total operating expenses	243,426	151,719	217,119

Total rig operating expenses are split as follows:
Repair and maintenance	26,960	20,888	25,044
Other operating expenses	31,239	10,680	12,868
Drilling costs	10,506	10,329	14,645
Fuel & Lubricants	665	574	2,868
Other miscellaneous and administrative	19,052	7,755	11,176
	88,422	50,226	66,601

Total employee benefit expenses are split as follows:
Salary	149,920	93,580	124,357
Social security tax	4,548	4,047	7,810
Bonus and stock based compensation	536	3,866	18,350
	155,004	101,492	150,517

Offshore based employees, full time equivalents	888	830	670

General and administrative expenses are split as follows:

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Total administrative expenses	14,912	17,959	14,180
Total employee benefit expenses	23,439	26,622	34,499
Total general and administrative expenses	38,351	44,581	48,678

Total administrative expenses are split as follows:
Legal and consulting fees	7,815	9,562	6,618
Other office costs	3,710	1,076	939
Travel expenses	2,149	4,924	5,499
Other expenses	1,238	2,397	1,124
	14,912	17,959	14,180

Total employee benefit expenses are split as follows:

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Salary	16,148	9,093	17,978
Social security tax	3,152	3,445	3,217
Bonus and stock based compensation	419	3,398	5,198
Pension cost defined benefit plans (Note 23)	3,241	10,260	7,670
Director’s fee	479	427	436
	23,439	26,622	34,499

Onshore based employees, full time equivalents	136	160	162

Notes to the Consolidated Financial Statements

10.Other gain and loss

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Allowances for bad debts	—	(866)	—
Insurance claim	—	—	799
	—	(866)	799

11.Finance income, finance costs and other financial items

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Finance income
Interest income	(4,000)	(7,318)	(3,414)
Total finance income	(4,000)	(7,318)	(3,414)

Finance cost
Interest expense	136,875	105,395	85,114
Interest expense capitalised	(21,471)	(79,411)	(51,672)
Other finance expenses	1,156	61	104
Total finance costs	116,560	26,045	33,546

Other financial items:
Revision of estimate of financial assets (Note 26)	23,772	15,277	8,693
Currency rate swap – discontinued hedge	(2,277)	—	—
Derecognition of financial instruments	13,280	—	—
Gain /Loss on realised foreign exchange Forwards	686	51,061	5,420
Mark to Market change on financial derivatives	1,700	(19,206)	32,438
Currency element in currency and interest swaps	516	44,241	61,477
Net foreign exchange loss/ (gain)	24,522	(43,991)	(64,235)
Total other financial items	62,199	47,382	43,794

The interest expense increased by USD 31.4 million (2015: increased by USD 20.3 million), due to the new financing for the Cat Ds and that was drawn in 2016 and 2015.

The capitalised interest for 2016 consists of USD 21.5 million compared to USD 79.4 million in 2015, all related to the Cat D rigs.

Net finance costs in 2016 were USD 112.6 million compared to USD 18.7 million in 2015, an increase of 502.1% (2014: USD 30.1 million). The increase is primarily explained by the higher interest cost related to the Cat D rigs being charged to profit and loss whereas in 2015 the related interest was capitalised as part of the construction costs.

Other financial items of USD 62.2 million were recognized in 2016 compared to USD 47.4 million in 2015 (2014: USD 43.8 million). The Company recorded a write down of USD 33.2 million of various financial assets related to the sale of Songa Mercur and Songa Venus of which USD 23.8 million was charged to profit and loss as a revision of estimate of financial assets and an additional USD 9.4 million as fair value adjustment being charged to other comprehensive income.

Secondly, negative effects of USD 25.0 million were recognized in 2016 in relation to foreign exchange revaluation of balance sheet items from a stronger US Dollar vs the Norwegian Kroner.

Thirdly, a loss of USD 2.3 million in 2016 was related to mark-to-market valuation changes of foreign exchange forward contracts. A gain of USD 2.2 million is related to the amortisation of the currency rate swap as a result of being discontinued.

Notes to the Consolidated Financial Statements

Finally, other financial items also include USD13.3 million of charges relating to the derecognition of financial instruments which comprises of the following: i) a loss of USD 9.4 million for the termination payment relating to the cross currency interest rate swap entered into to hedge the bond NOK 1,400.0 million, which was terminated on 22 January 2016, ii) a gain of USD 5.3 million relating to the replacement of existing cross currency interest rate swaps (Note 5), iii) a gain of USD 8.2 million arising from the derecognition of the fair values of the terminated cross currency interest rate swaps; and iv) a loss of USD 17.4 million relating to the conversion of the subordinated convertible bond loan of USD 150.0 million into equity as part of the Group’s debt refinancing.

12.Income tax expense and deferred taxes

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Tax expense comprises:
Current tax expense in respect of current year	1,404	(1,621)	(2,629)
Changes in deferred tax	(42,281)	(35,743)	2,532
	(40,877)	(37,364)	(97)

The tax expense for the year can be reconciled to the accounting profit as follows:

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Loss before tax	(46,941)	(432,367)	(56,566)
Income tax expense calculated at applicable tax rate of Cyprus of 12.5%	5,868	54,046	7,083
Impact on expenses not deductible for tax purposes	(3,569)	(52,846)	4,670
Tax rates applicable to jurisdictions other than Cyprus	(2,212)	(37,364)	(24,250)
Impact of revision of probability of recoverability of deferred tax asset on losses relating to exit tax (Note 3A)	(40,964)	—	—
Over (Under) provision of last years’ tax charge	—	(1,200)	12,400
Tax expense recognised in consolidated statement of comprehensive income	(40,877)	(37,364)	(97)

The deferred tax liability comprises temporary differences attributable to:

2016
Amounts in USD ‘000
Pension	542
Share based payments (Options)	8
Deferred tax assets	550

Property, Plant and Equipment including tax gain/loss account	(11,901)
Deferred tax liabilities	(11,901)
Net deferred tax liability	(11,351)

Deferred tax assets are recognised only to the extent that they relate to foreseeable taxable profits.

13.Earnings per share

Basic and diluted earnings per share

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Basic and diluted loss per share	(1.12)	(44.25)	(5.38)

Notes to the Consolidated Financial Statements

The earnings and weighted average number of ordinary shares used in the calculation of basic and diluted earnings per share are as follows:

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Loss for the year	(87,818)	(469,730)	(56,663)
Weighted average number of ordinary shares for the purpose of basic earnings per share (shares 000)	78,227	10,616	10,524
Weighted average number of diluted shares for the purpose of diluted earnings per share (shares 000)	78,227	10,616	10,524

The Group has three categories of dilutive potential ordinary shares: Convertible bonds, Share Options and Warrants. These have been excluded in calculating the diluted EPS as their impact will have been anti-dilutive.

The calculations of both basic and diluted earnings per share in respect to the number of ordinary shares have been adjusted retrospectively as a result of the Company’s right issue and reverse share split as disclosed in Note 19.

14.Cash and cash equivalents and other bank balances

	2016	2015
Amounts in USD ‘000		Unaudited
Cash at the bank and in hand	147,726	96,045
Cash and cash equivalents for the purpose of the cash flow statement	147,726	96,045

Escrow account regarding employee’s tax	8,030	10,069
Restricted cash	20,072	54,196
Cash collateral	—	8,077
Total cash and cash equivalents and other bank balances	175,829	168,387

The restricted cash balance of USD 20.1 million (2015: USD 54.2 million), relates to deposit arrangements in the loan agreements.

15.Trade receivables

The normal credit period, when issuing invoices for drilling services is 30 days. Interest is charged on late payment of the receivables in accordance with the drilling contracts with the customers. Total trade receivables as at year end 31 December 2016 was USD 54.9 million (2015: USD 34.4 million).

	Not due	0-30 days	31-60 days	61-90 days	Over 91 days	Total
Amounts in USD ‘000
31 December 2016
Customer aging report	54,151	—	—	—	792	54,943

31 December 2015 (Unaudited)
Customer aging report	26,917	855	—	2,400	4,259	34,431

Notes to the Consolidated Financial Statements

16.Rigs, machinery and equipment

	Rigs		New- builds	Fixture		Total
Amounts in USD ‘000
Year ended 31 December 2016
Opening net book amount	1,947,933		869,414	15,715		2,833,061
Additions	14,658		567,561	135		582,354
Disposals	—		—	(907)		(907)
Reclassification to completed rigs	1,436,975		(1,436,975)	—		—
Machinery and equipment fully written off	(2,098)		—	—		(2,098)
Book value before depreciations	3,397,468		—	14,943		3,412,410
Total depreciation charge	(173,734)		—	(3,753)		(177,487)
Impairment	(142,631)		—	—		(142,631)
Closing net book amount	3,081,102		—	11,190		3,092,292

At 31 December 2016
Cost	3,971,165		—	17,682		3,988,847
Accumulated depreciation	(890,063)		—	(6,492)		(896,555)
Net carrying amount	3,081,102		—	11,190		3,092,292

Estimated lifetime	2.5-30	years		3-10	years
Depreciation rates	4%-40%			10%-33%
Depreciation method	Straight line			Straight line

	Rigs	New- builds	Fixture	Total
Amounts in USD ‘000
Year ended 31 December 2015 (Unaudited)
Opening net book amount	1,050,599	731,057	12,818	1,794,473
Additions	17,784	1,664,001	4,152	1,685,937
Reclassification to completed rigs	1,525,645	(1,525,645)	—	—
Machinery and equipment fully written off	(600)	—	—	(600)
Book value before depreciations	2,593,427	869,414	16,970	3,479,810
Total depreciation charge	(125,089)	—	(1,255)	(126,344)
Reclassification to asset held for sale	—	—	—	—
Impairment	(520,405)	—	—	(520,405)
Closing net book amount	1,947,932	869,414	15,715	2,833,061

	Rigs		New- builds	Fixture		Total
Amounts in USD ‘000
At 31 December 2015 (Unaudited)
Cost	2,668,970		869,414	21,958		3,560,342
Accumulated depreciation	(721,037)		—	(6,243)		(727,280)
Net carrying amount	1,947,933		869,414	15,715		2,833,061

Estimated lifetime	2.5-25	years		3-10	years
Depreciation rates	4%-40%			10%-33%
Depreciation method	Straight line			Straight line

Rigs include the rigs Songa Dee, Songa Trym, Songa Delta, Songa Equinox, Songa Endurance, Songa Encourage and Songa Enabler.

The additions in rigs in 2016 mainly relate to the completion and recognition of the Songa Enabler construction project.

Notes to the Consolidated Financial Statements

Assets in the amount of USD 3.1 billion, have been pledged to secure Group’s borrowings of USD 1,999.0 million as of 31 December 2016 (see Note 20).

Borrowing costs relating to the Cat D new-builds, have been capitalised in the total amount of USD 21.5 million for the year ended 2016 (2015: USD 79.4 million).

Borrowing costs were capitalised at the weighted average rate of its general borrowings of 6.6% (2015: 6.4%).

During the year the Group has recognised an impairment loss on fixed assets totaling to USD 144.7 million (2015: USD 521.0 million). Please refer to Note 17 for details.

During 2016, Management reviewed the rig’s useful economic life and concluded that the useful economic lives of Songa Dee, Songa Delta and Songa Trym should be revised. The change has been accounted for as a change in accounting estimate and resulted in an additional depreciation expense of USD 16.2 million during the year ended 31 December 2016.

17.Impairment

The Group has recognised USD 144.7 million (2015: USD 521.0 million; 2014: USD 64.9 million) as impairment loss. The impairment is related to the following assets;

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Songa Mercur and Songa Venus “held for sale”	—	—	60,652
Songa Trym, Songa Dee, Songa Delta	142,631	520,405	—
Impairment of fixed assets	142,631	520,405	60,652

Machinery and equipment fully written off	2,098	600	4,247
Total impairment	144,729	521,005	64,899

Year ended 31 December 2016

During 2016, management has assessed whether there are indications that may indicate that the rigs are impaired. In evaluating the external and internal indicators, management considers, among other, the oil price, market industry conditions and future prospects of existing rigs.

Impairment tests were performed for all seven rigs during 2016. Management has assessed the recoverability of the rigs and has recognised an impairment loss of USD 144.7 million as of 31 December 2016. The 2016 impairment loss consists of USD 142.6 million related to Songa Dee of USD 63.6 million, Songa Delta of USD 45.5 million and Songa Trym of USD 33.5 million, as well as USD 2.1 million related to scrapping of obsolete fleet spare parts. No impairment loss has been recognised in 2016 for the Cat D rigs.

The recoverable amount of Songa Dee and Songa Delta which has been determined based on the value-in-use calculations, estimated using cash flows projections from financial budgets approved by management, equals to USD 116.0 million and USD 86.5 million respectively.

The main assumptions applied in the value in use calculations were:

o	Weighted average cost of capital (WACC): 8.40% (2015: 9.10% - 9,50%; 2014: 8.75%)
o	Revenue: In accordance with contract revenue for fixed contract period and option period. Thereafter the Group has applied estimated contract revenue based on contracted values today for similar rigs.
o	Utilization: up to 97.00% (2015: up to 94%)

Notes to the Consolidated Financial Statements

The recoverable amount of Songa Trym, which has been determined based on the fair values (Level 2) based on independent brokers’ estimates less costs to sell, equal to USD 21.0 million.

Year ended 31 December 2015

Impairment tests were performed for all seven rigs during 2015. Management has assessed the recoverability of the rigs and has recognised an impairment loss of USD 521.0 million as of 31 December 2015. The 2015 impairment loss of USD 520.4 million related to Songa Dee of USD 87.5 million, Songa Delta of USD 187.5 million and Songa Trym of USD 245.5 million, as well as USD 0.6 million related to scrapping of obsolete fleet spare parts. No impairment loss has been recognised in 2015 for the Cat D rigs.

The recoverable amount of Songa Dee which has been determined based on the value-in-use calculations, estimated using cash flows projections form financial budgets approved by management, equals to USD 201.0 million.

The recoverable amount of Songa Delta and Songa Trym, which has been determined based on the fair values (Level 2) based on independent brokers’ estimates less costs to sell, equal to USD 140.0 million and USD 61.0 million respectively.

Year ended 31 December 2014

During 2014, Songa Venus and Songa Mercur were impaired by an amount of USD 60.7 million consisted of USD 4.7 million related to certain fixed assets of the two rigs that were on the rig when delivered to the buyer, USD 41.0 corresponding to the two rigs’ EBITDA in the operational period of 2014 and USD 15.0 million related to the valuation of the two rigs, both in accordance with the accounting practice for Assets Held for Sale.

During 2014, a value in use assessment was performed for Songa Dee, Songa Delta and Songa Trym. No impairment was recognised as the value in use was higher that the book value for all the three rigs.

Sensitivity analysis for 2016 impairment

The assumptions above are all subject to significant judgment and that there is uncertainty to the outcome of these assumptions. Due to this uncertainty, the Group has performed sensitivity analyses of the main assumptions for the three rigs.

A decrease in WACC with one percentage point, would reduce the value in use for Songa Dee with USD 6.5 million and USD 5.0 million for Songa Delta. An increase in WACC with one percentage point, would increase the value in use for Songa Dee with USD 6.1 million and USD 4.5 million for Songa Delta.

An increase/decrease of 5% in revenue would increase/ reduce the value in use with USD 34.9 million.

An increase/decrease of 2% points in utilization, would increase/ reduce the value in use with USD 14.4 million.

18.Other assets

	2016	2015
Amounts in USD ‘000		Unaudited
Rechargeable	731	—
Deposits	893	903
Deferred mobilization expense / contract preparation	174	442
VAT receivables	1,601	3,027
Other receivables	443	6,335
Other assets	3,843	10,707

Notes to the Consolidated Financial Statements

19.Authorised and issued capital and share premium

	Number of shares (000)	Share capital	Share premium (before cost of share capital)	Cost of share capital	Total issued capital
Amounts in USD ‘000
1 January 2014 (Unaudited)	812,913	123,448	641,980	(24,155)	741,273
Issue of share capital	61,000	9,314	16,043	—	25,357
31 December 2014 (Unaudited)	873,913	132,762	658,023	(24,155)	766,630

1 January 2015 (Unaudited)	873,913	132,762	658,023	(24,155)	766,630
Issue of share capital	—	—	—	—	—
31 December 2015 (Unaudited)	873,913	132,762	658,023	(24,155)	766,630

1 January 2016	873,913	132,762	658,023	(24,155)	766,630
Issue of share capital	10,356,211	11,784	162,138	(3,171)	170,751
Share capital reduction	—	(106,440)	—	—	(106,440)
Reverse consolidation split	(11,117,347)	—	—	—	—
31 December 2016	112,776	38,106	820,162	(27,326)	830,941

Authorised share capital:

As of 31 December 2016 and 31 December 2015 the Company’s authorised share capital comprises of 113,023,334 ordinary shares with nominal value of EUR 0.10 each.

Issued share capital:

On 13 April 2016, the Company’s board of directors approved the reduction of the Company’s issued share capital by cancelling paid up nominal capital to the extent of EUR 0,109 per share on each of the 873,912,544 ordinary shares in issue and reducing the nominal value of all such ordinary shares from EUR 0.11 to EUR 0.001 each.

The entire amount of EUR 95,256 thousands (approximately USD 106,440 thousands) cancelled from the Company’s  issued share capital as a result of the above share capital reduction  was transferred and credited into the capital redemption reserve.

On 20 April 2016, the Group successfully fulfilled all the contemplated conditions for the refinancing. As a result, the Company has issued 8,466,839,157 new Class A shares of nominal value EUR 0.001 each, of which (i) 7,347,678,915 shares were issued as part of a full conversion of the USD 150.0 million subordinated convertible bond loan, SONG06 and (ii) 608,399,269 shares for SONG04 bond, 325,889,248 for SONG05 bond and 184,871,725 shares for the shareholder loan from Perestroika AS were issued as equity compensation for conversion of accrued interest and for reducing interest payments.

During the year ended 31 December 2016 the Company issued additional 471,518,973 ordinary shares as a result of the partial conversion of the USD 125.0 million convertible bond.

Rights issue:

In May 2016 the Group invited its shareholders to a rights issue of 1,418,100,100 ordinary shares at an issue price of NOK 0.15 per share. The issue was fully subscribed raising gross proceeds of USD 25.0 million.

Notes to the Consolidated Financial Statements

The 8,466,839,157 Class A shares issued in April 2016 were converted to ordinary, tradable shares on 16 November 2016. The Class A shares had equal rights as and ranked pari passu with the Company’s existing ordinary shares, also with respect to voting and dividends.

In order for the Group to ensure compliance with section 2.4 of the Oslo Stock exchange continuing obligations and to secure adequate pricing of the share above NOK 1.00, the Group on 12 December 2016 performed a 100:1 reverse share split.

The new number of issued shares (prior to completion of the reverse share split) was 11,229,643,800, each of nominal value EUR 0.001. Following completion of the reverse share split, the number of issued shares outstanding was 112,296,438 of nominal value EUR 0.10 each.

The total number of issued shares in the Group as at 31 December 2016 was 112,775,810, each with a par value of EUR 0.10.

The number of issued share capital and registered with the Registrar of Companies as of 31 December 2016 is 113,023,334, which have been included for trading subsequent to the year-end. The difference of 247,524 shares between authorised and issued shares is due a timing difference between the actual conversion date and the date of registration to the Cyprus Companies Registrar.

The total number of issued shares in the Group as of 31 December 2015 and 2014 was 873,912,544, each with a par value of EUR 0.11.

On 26 February 2014 the Group announced the completion of a subsequent offering of 61 million shares at NOK 2.50 per share following a private placement in December 2013.

20 largest shareholders as at 31 December 2016

Shareholder	Number of shares in ‘000	Ownership interest in %
Perestroika AS	50,017,107	44.35%
Euroclear Bank N.V.	21,554,848	19,11%
Goldman, Sachs & Co.	6,857,836	6.08%
Goldman Sachs International	3,858,267	3.42%
MP Pensjon PK	2,642,723	2.34%
Fidelity Funds – Nordic Fund/ SICAV	1,808,292	1.60%
The Bank of New York Mellon N.V.	1,219,504	1.08%
UBS Switzerland AG	1,047,305	0.93%
Spontel AS	659,379	0.58%
Morgan Stanley & Co. International	589,075	0.52%
Nordnet Livsforsikring AS	509,127	0.45%
Nordnet Bank AB	491,491	0.44%
DNB NOR Markets, Aksjehand/ Analyse	445,792	0.40%
SEB Prime Solutions Sissener Canop	350,000	0.31%
Clipper A/S	320,649	0.28%
Pareto Kreditt	316,304	0.28%
Verdipapirfondet DNB SMB	306,401	0.27%
Valdal	293,909	0.26%
Avanza Bank AB	270,548	0.24%
DP Holding AS	250,987	0.22%
	93,809,544	83.18%
Others	18,966,266	16,82%
	112,775,810	100.00%

As at 31 December 2016, Perestroika AS together with its affiliated and related parties had 50,094,857 shares corresponding to 44.41% (2015: 50,21%, 2014: 50,21%).

Notes to the Consolidated Financial Statements

Shares owned by the members of the Board and senior management as of 31 December 2016:

Shares
Name
Frederik W. Mohn – Chairman	50,094,857
Bjornar Iversen – Chief Executive Officer	53,325
Jan Rune Steinsland – Chief Financial Officer	29,157
Arnaud Bobillier – Board Member	21,300
Johan Kristian Mikkelsen – Board Member	10,000
Michael Mannering – Board Member	13,769
Mark Bessell – Chief Operating Officer	7,355

Please see Note 25 for details on remuneration to management.

20.Borrowings

Loan overview

	2016	2015
Amounts in USD ‘000		Unaudited
Non-current
Bank loans and other facilities	1,733,960	1,516,849
Bond loans	246,640	242,964
Convertible bond	37,826	116,359
	2,018,426	1,876,172

Current
Bank loans and other facilities	264,977	291,977
	264,977	291,977

Total borrowings	2,283,403	2,168,149

As of 31 December 2016, total drawn and outstanding debt for the Group consisted of the following:

USD 164.7 million outstanding under the senior unsecured NOK 1,400.0 million bond issued in November 2011. Following the amendment in April 2016 and 16 December 2016 the bond carries a 2.55% fixed interest from and including 1 October 2016 until 17 May 2018, 10.5% fixed interest from 17 May 2018 until 20 May 2019, followed by 6.90% fixed interest until maturity. The bond is scheduled to be repaid with 1/3 at 103.5% at par on 20 May 2019, and the remaining 2/3 to be repaid at 104.25% at par at maturity on 17 November 2020.

USD 81.9 million outstanding under the senior unsecured NOK 750.0 million bond issued in June 2012. Following the amendment in April 2016 the bond carries a fixed interest 2.45% from and including 1 October 2016 until 11 December 2018, followed by 6.00% fixed interest until 11 June 2021. The bond is scheduled to be repaid with 1/3 at par on 11 December 2018, and the remaining 2/3 to be repaid at 100.75% at par on maturity 11 June 2021.

USD 112.5 million outstanding of the bank facility that the Company entered into in October 2010, with a LIBOR + 2.83%. The loan is repaid with quarterly instalments until final maturity in March 2018, on which date a balloon payment of USD 13.9 million is due.

USD 102.0 million outstanding under the junior facilities for the financing of Songa Equinox, which were drawn in connection with the delivery of the rig in June 2015. The interest rate is 7.50% fixed.

Notes to the Consolidated Financial Statements

USD 335.8 million outstanding under the senior facilities for the financing of Songa Equinox, which were drawn in connection with the delivery of the rig in June 2015. The interest rate is LIBOR + 3.00%. The Company has entered into interest rate swaps in the amount of USD 250.0 million related to this loan.

USD 345.0 million outstanding under the senior facilities for the financing of Songa Endurance, which were drawn in connection with the delivery of the rig in August 2015. The interest rate is LIBOR + 3.00%. The Company has entered into interest rate swaps in the amount of USD 100.0 million related to this loan.

USD 105.0 million outstanding under the junior facilities for the financing of Songa Endurance, which were drawn in connection with the delivery of the rig in August 2015. The interest rate is 7.50% fixed.

USD 490.1 million outstanding under the facility for the financing of Songa Encourage, which were drawn in connection with the delivery of the rig in December 2015. The interest rate is LIBOR + 2.50%. The Company has entered into interest rate swaps in the amount of USD 190.0 million related to this loan.

USD 508.6 million outstanding under the facility for the financing of Songa Enabler, which were drawn in connection with the delivery of the rig on 31 March 2016. The interest rate is LIBOR + 2.50%. The Company has entered into interest rate swaps in the amount of USD 202.5 million related to this loan.

USD 115.4 million outstanding under the subordinated convertible bond issued in April 2016 with a book value of USD 37.8 million at 31 December 2016. The convertible bond has a conversion price of USD 2.02 following the reverse share split, semi-annual coupon payments at 2.00% per annum and matures in April 2022.

USD 50.0 million outstanding under the unsecured shareholder loan from Perestroika AS. Following the amendment in April 2016 and 16 December 2016 the interest is 2.55% fixed rate from and including 1 October 2016 until 30 June 2018, 3 months LIBOR + 9.00% from 30 June 2018 until 30 December 2019, followed by 3 months LIBOR + 6.50% until 30 December 2020. The loan is scheduled to be repaid with 1/3 on 30 December 2019, and the remaining 2/3 to be repaid on maturity 30 December 2020.

On 31 December 2016 the cash balance in the Group was USD 175.8 million. Free and available cash as at the end of the year were USD 147.7 million while the requirement in the Group’s loan agreements is being no less than USD 50.0 million.

Overview of carrying amount at year-end

	Carrying amount		Fair value
	2016	2015	2016	2015
Amounts in USD million		Unaudited		Unaudited
Bank borrowings	1,998.9	1,808.8	2,049.0	1,569.1
Bond loans	246.6	243.0	244.5	238,8
Convertible bond 2013	—	116.4	—	103.6
Convertible bond 2016	37.8	—	115.4	—

The bond borrowings are presented at fair value based on the last observable closing price at 31 December, which also includes the equity component part. The fair values are within level 2 of the fair value hierarchy. The convertible bond is listed but the market is not considered to be active.

A.USD 125.0 million subordinated bond:

At 20 April 2016, the Group issued USD 125.0 million subordinated convertible bonds, that includes the USD 91.5 bridge bond loan issued on 17 March 2016, at a conversion price USD 0.202 with semi-annual coupon payments at 2.00% per annum. The bonds mature six years from the issue date at their nominal value. The values of the liability component and the equity conversion component were determined at the issuance of the bond. During the year ended 31 December 2016, USD 3.2 million of the carrying amount of the bond was converted into equity resulting in the issue of

Notes to the Consolidated Financial Statements

additional 470,792,079 ordinary shares (Note 19) prior to the reverse share split of 100:1 and 479,373 following the reverse share split.

B.Convertible USD 150.0 million bond:

At 23 December 2013, the Group issued USD 150.0 million convertible bonds at a conversion price of USD 0.51032 with semi-annual coupon payments at 4.00% per annum. The bonds carried a maturity profile six years from the issue date at their nominal value. The values of the liability component and the equity conversion component were determined at the issuance of the bond.

On 11 April 2016 the above subordinated convertible bond loan of USD 150.0 million, issued on 23 December 2013, was fully converted to equity.

Specifically, 7,347,678,915 ordinary shares were issued as part of a full conversion of the Company’s previous USD 150 million subordinated convertible bond loan.

The convertible bond recognised in the balance sheet is calculated as follows:

	2016	2015
Amounts in USD ‘000		Unaudited
Face value of convertible bond in issue	125,000	150,000
Equity component	(88,765)	(39,538)
Equity conversion	(3,242)	—
Cost of issuance	—	(6,878)
Liability component on initial recognition	32,994	103,584
Interest expense	6,666	24,823
Interest paid	(1,171)	(12,000)
Fees expensed	211	7
Fees paid	(874)	(56)
Liability component at 31 December	37,826	116,359

Movement for 2016 presents only movement of the new convertible bond of USD 125.0 million issued on 20 April 2016.

Accrued interest split included in other liabilities

Amounts in USD ‘000	2016	2015
		Unaudited
Bank Borrowings	3,726	5,679

Maturity of non-current borrowings, excluding finance lease liabilities:

	2016	2015
Amounts in USD ‘000		Unaudited
Between 1 and 2 years	263,829	227,051
Between 2 and 5 years	1,356,017	1,031,769
Over 5 years	398,580	617,352
Total other liabilities	2,018,426	1,876,172

Notes to the Consolidated Financial Statements

Details regarding borrowings as at 31 December 2016

Facility	Carrying amount (amounts in millions)		Current Interest	Interest payment frequency	Balloon payment (amounts in millions)		Maturity date

Equinox - Junior	USD	102.0	7.50% Fixed	Quarterly		—	29 June 2025
Equinox - Senior	USD	335.8	LIBOR + 3.00%	Quarterly	USD	61.6	*29 September 2021
Endurance - Junior	USD	105.0	7.50% Fixed	Quarterly		—	19 August 2025
Endurance - Senior	USD	345.0	LIBOR + 3.00%	Quarterly	USD	61.6	*19 November 2021
Encourage	USD	490.1	LIBOR + 2.50%	Quarterly	USD	226.8	*10 December 2020
Enabler	USD	508.6	LIBOR + 2.50%	Quarterly	USD	231.4	*30 March 2021
Dee, Trym and Delta	USD	112.5	LIBOR + 2.83%	Quarterly	USD	13.9	31 March 2018
Shareholder Loan	USD	50.0	2.55% Fixed	Quarterly		—	30 December 2020

Bond loan	NOK	1,400.0	2.55% Fixed	Semi-annual			17 November 2020
Bond loan	NOK	750.0	2.45% Fixed	Semi-annual		—	11 June 2021
Convertible bond	USD	115.4	2.00% Fixed	Semi-annual		—	19 April 2022

* Certain tranches have longer maturities.

Bond loans of NOK 1,400.0 million and NOK 750.0 million are hedged using cross currency interest rate swap. The senior credit facilities for Equinox and Endurance, and the credit facilities for Encourage and Enabler are partly hedged using interest rate swaps. Details for the hedging can be found in Note 5.

21.Other liabilities

	2016	2015
Amounts in USD ‘000		Unaudited
Withholding tax	15,337	19,102
Accrued expenses	25,573	32,284
Accrued employee cost	9,169	19,628
Bank accrued interest	3,726	5,679
Other liabilities	2,018	1,793
Total other liabilities	55,822	78,485

22.Share based payments and other employee benefits

At year end 2016 the Group operates a cash-settled share-based compensation plan and an equity settled plan for management.

Cash settled synthetic options – (SAR)

In 2009 the Group established a program based on cash settled synthetic options, also known as stock appreciation rights (SAR). The synthetic shares have been granted by Songa Offshore SE and are based on the share price of the ultimate parent, Songa Offshore SE, whereas the employees are in different subsidiaries. Settlement of the synthetic share options will be done by funds from Songa Offshore SE, but actual payment will be done by each subsidiary/branch in order to comply with local tax and reporting requirements. Synthetic share options are granted to directors and to selected employees. The exercise price of the granted options is equal to the market price of the shares at the date the options are granted. Options are conditional on the employee completing 36 months of service. “Vested” means that no rights are earned until after 12 months. Further, any person leaving the Group may only exercise options fully vested at the time. Finally, all options are immediately exercisable in case of a change of control or a successful offer for the Group.

The Option series are vested and exercisable as follows:

Notes to the Consolidated Financial Statements

Options in Option series 5 (labelled 4 in the table below) will be fully vested 31 December 2017. The options may be exercised at any time over the following 36 months.

All share options granted in 2013 had a weighted average fair value at grant date of NOK 3.01.

The number of shares were adjusted to 100:1 following the reverse share split.

Options were priced using Black & Scholes option pricing model. Where relevant, the expected life used in the model has been adjusted based on management’s best estimate for the effects of non-transferability, exercise restrictions, and behavioral considerations.

Option series	Outstanding options	Grant date	Expiry date	Exercise price		Weighted average fair value at year- end 2016

01.2013 - 4	35,807	08.01.2013	31.12.2017	NOK	7.54	NOK	31.3400

Option series	Reporting date share price (close)		Average remaining expected life		Expected volatility	Exercise price		Risk free interest rate

01.2013 - 4	NOK	0.98	1	year	483.40%	NOK	7.54	0.51%

Following the private placement in October 2008, the historic volatility have increased and fluctuated in the range of 50 – 100%. Prior to this, the volatility was steady around 40%. We have used a historical volatility in these calculations.

Overview of carrying amount at year-end

	2016			2015
				Unaudited
Option activity	Options	Weighted average exercise price		Options	Weighted average exercise price

Balance at beginning of year	3,908,905	NOK	5.06	5,700,222	NOK	6.95
Cancelled	(27,611)	NOK	2.80	—		—
Exercised	—		—	—		—
Modification	(3,544,917)	NOK	4.06	—		—
Forfeited	(16,251)	NOK	4.64	—		—
Expired	(284,319)	NOK	3.87	(1,791,317)	NOK	11.07
Balance at year end	35,807	NOK	3,64	3,908,905	NOK	5.06

Vested options	35,807	NOK	3,64	2,697,670	NOK	5.57

Weighted average financial value of options granted during financial year	—	NOK	0.00	—	NOK	0.00

Due to issuance of new shares 2013 and 2014 the options in all series were adjusted in order to maintain their value. The adjustment was made according to rules set by the Oslo Stock Exchange.

Out of the 35,807 outstanding options (2015: 3,908,905 options), nil options (2015: Nil) were exercisable. Fully vested options are not exercisable when the market value of the share is below the exercise price.

Notes to the Consolidated Financial Statements

The Group has recognised a cost relating to the share options amounting to USD 0.07 million for 2016 (2015: reduction in cost USD 0.05 million; 2014: reduction in cost USD 0.10 million).

For the year ended 31 December 2016 the Group had a total liability of USD 0.4 million (2015: USD 0.4 million).

Equity settled long term incentive plan (LTIP)

The equity settled plan (Long Term Incentive Plan, or “LTIP”) is in the form of restricted share units (RSU) granted to management and to key employees. Each RSU gives the right to receive one share upon vesting. The fair value of each RSU is calculated when the RSU is awarded to each employee and recognised on a straight line basis over the vesting period. Any person leaving the Group may only exercise RSU fully vested at the time.

Finally, all RSU are immediately exercisable in case of a change of control or a successful offer for the Group.The RSUs series are vested and exercisable as follows:

o	RSU in series 1 vest and are exercisable at 1 July 2017
o	RSU in series 2 vest and are exercisable at 1 July 2018

All RSU were granted in 2016 at a fair value of NOK 0.20 (NOK 20.00 adjusted for the reverse share split).

The number of shares granted in November 2016 were adjusted to 100:1 following the reverse share split.

RSU series	Outstanding RSU	Grant date	Vesting date	Fair value

11.2016 - 1	555,780	24.11.2016	01.07.2017	NOK	20.00
11.2016 - 2	555,780	24.11.2016	01.07.2018	NOK	20.00

Overview of RSU at year-end

	2016			2015
				Unaudited
RSU activity	RSU	Weighted average fair value		Options	Weighted average fair value

Balance at beginning of year	3,880,553	NOK	1.95	8,108,234	NOK	1.95
Granted	111,156,000		—	—		—
Exercised	(3,861,523)		—	(3,838,691)	NOK	0.99
Modification/Dividends	(110,044,440)		—	2,801		—
Cancelled	—		—	(55,970)		—
Forfeited	(19,030)		—	(335,821)		—
Expired	—		—	—		—
Balance at year end	1,111,560	NOK	20.00	3,880,553	NOK	1.95

Out of the 1,111,560 (2015: 3,880,553) outstanding RSU NIL were exercisable at 31 December 2016.

The number of shares granted in November 2016 were adjusted to 100:1 following the reverse share split.

The Group has recognised a cost of USD 0.3 million (2015: USD 1.9 million) in 2016 related to the RSU with corresponding credit in other reserves.

Employee Discounted Share Purchase Plan (EDSPP)

The Group has established a new Employee Discounted Share Purchase Plan (EDSPP) available to all employees.

Notes to the Consolidated Financial Statements

EDSPP gives the opportunity to all employees within the Group to save a part of their salary. Following a certain period of such savings, the relevant company in the Group, with which the employee is employed, will provide an additional contribution of 15% based on the amount saved by the respective employee. The saving made by the employee and the additional contribution are used to purchase Songa Offshore SE shares under the employee’s name on a semi-annual basis.

Going forward, such purchases of shares under the EDSPP will be made in accordance with the safe harbor rules under section 3-12 of the Norwegian Securities Trading Act and the EU Commission Regulation on exemptions for buy-back programs which will provide safe harbor from the insider trading rules (the safe harbor rules). The share purchases will be made during the five last trading days in November and May each year, first time in November 2016. In accordance with the safe harbor rules, the purchased volume, as well as the average purchase price per share, will be announced on a daily basis. Following the last day of share purchases, the allocation to primary insiders will also be announced. The maximum amount of shares to be acquired under the EDSPP buy-back program in May 2017, November 2017 and May 2018 will be 10,000 shares per period and the maximum consideration to be paid NOK 3,000,000 per period. Any purchases will be made by an investment firm in accordance with the procedures under the safe harbor rules.

23.Retirement Benefit plans

The Group operates both funded defined benefit plans and defined contribution plans. In a defined contribution plan the Songa Offshore is responsible for paying an agreed contribution to the employee’s pension assets. The employee bears the risk related to the investment return on the pension assets. In a defined benefit plan, Songa Offshore is responsible for paying an agreed pension to the employee based on his or her final pay. The defined benefit plans of the Group are limited to subsidiaries in Norway. For offshore employees the defined benefit plan is part of the tariff agreements. For onshore employees, the defined benefit plan was closed for new employees in 2013.

At January 1, 2017 the Group implemented the agreement from August 2016 between the parties to discontinue the defined pension agreement from 67 years. At same date current members will be issued a confirmation of accrued rights and then transferred to a new contribution plan. At December 31, 2016 the actuarial valuation include the remaining defined pension agreement covering from 60 to 67 years.

For the defined benefit plans the principal assumptions used for the purpose of the actuarial valuations were as follows:

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Economic assumptions
Discount rate	2.6%	2.7%	2.3%
Expected return on plan assets	2.6%	2.7%	2.3%
Expected rate of salary increase	2.5%	2.5%	2.7%
Adjustment of base amount in national insurance (G)	2.25%	2.25%	2.5%
Pension adjustment	0.0%	0.0%	0.0%

Actuarial assumptions
Expected voluntary retirement before age of retirement	—	—	—
Withdrawal rates before retirement age	0 - 8%	0 - 8%	0 - 8%
Disability rate	IR02 - Level	IR02 - Level	IR02 - Level
Death rate	K2013 BE	K2013 BE	K2013 BE
Probability of marriage	K2013 BE	K2013 BE	K2013 BE

Notes to the Consolidated Financial Statements

Amounts recognised in profit or loss with respect to the defined benefit plan are as follows:

	2016	2015	2014
Amounts in USD ‘000		Unaudited	Unaudited
Current service cost	13,281	8,778	7,058
Interest	533	195	278
Net plan amendments and changes in service cost	(11,033)	—	(735)
Administration cost	59	62	73
Payroll tax	401	1,225	996
Total pension cost	3,241	10,260	7,670

The charge for the year is included in the General and Administrative cost for the onshore based employees and in the Operating expenses for the offshore based employees in the statement of comprehensive income.

	2016	2015
Amounts in USD ‘000		Unaudited
Projected benefit obligation	(22,405)	(52,273)
Plan assets at market value	17,191	37,820
Funded status (underfunded)	(5,214)	(14,454)

Unrecognized net experience loss/(gain)	—	—
Payroll tax	—	—
Net liability for defined benefit obligations	(5,214)	(14,454)

Movements in the present value of the defined benefit obligations in the current period were as follows:

	2016	2015
Amounts in USD ‘000		Unaudited
Opening defined benefit obligation	53,535	46,301
Current service cost	15,398	9,909
Interest cost	1,408	1,050
Acquisition/ (disposal)	(43,802)	—
Payroll tax of employer contribution, assets	(1,725)	(1,594)
Benefits paid	(564)	(373)
Actuarial loss (gain)	(1,845)	(3,019)
Closing defined benefit obligation – estimated	22,405	52,273

Movements in the present value of the plan assets in the current period were as follows:

	2016	2015
Amounts in USD ‘000		Unaudited
Opening balance of plan assets	38,733	27,320
Expected return on plan assets	1,137	699
Actuarial loss	(2,973)	(1,133)
Administration/ (disposal)	(31,575)	—
Benefits paid	(564)	(373)
Employer contribution	13,958	12,901
Payroll tax of employer contribution, assets	(1,725)	(1,594)
Closing balance of plan assets – estimated	17,191	37,820

Notes to the Consolidated Financial Statements

Major categories of plan assets were as follows:

	2016	2015
Amounts in USD ‘000		Unaudited
Equities	6.7%	6.1%
Alternative investments	0.0%	4.0%
Bonds and other security	12.2%	13.6%
Cash / Money market	23.6%	25.2%
Bonds held to maturity	31.7%	33.9%
Loans and receivables	18.1%	—
Properties and real estate	7.4%	14.7%
Other	0.3%	2.6%
Total	100.0%	100.0%

Experience adjustments on plan liabilities, loss/(gain)	(1,845)	(3,019)
Experience adjustments on plan assets, loss (gain)	2,973	1,133
Total	1,128	(1,886)

The sensitivity of the defined benefit obligation to changes in the weighted principal assumptions is:

Impact on defined benefit obligation	Change in assumption	Increase in defined benefit liability	Decrease in defined benefit liability
Discount rate	0.5%-points	-9.4%	7.6%
Salary growth rate	0.5%-points	8.4%	-12.2%
Pension growth rate	0.5%-points	1.3%	-1.4%

			Increase by 1 year in defined benefit liability	Decrease by 1 year in defined benefit liability
Life expectancy	1	year	3.2%	-3.2%

The above sensitivity analysis is based on a change in assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated.

When calculating the sensitivity of the defined benefit obligation to significant actuarial assumptions the same method has been applied as when calculating the pension liability recognised within the statement of financial position.

24.Transactions with related parties

Year ended 31 December 2016

The largest shareholder of Songa Offshore, Perestroika AS, a company controlled by the chairman, Mr. Frederik W. Mohn, holds (together with related parties) a total of 44.35% (2015: 50.21%, 2014: 50.21%) of the shares in the Group. In June 2015 the Company established USD 50.0 million under the unsecured shareholder loan from Perestroika AS. Please refer to Note 20 for more details.

On 16 March 2016 Perestroika AS established a guarantee facility in relation to the Songa Enabler financing up to but not exceeding USD 22.7 million. Fees paid to Perestroika AS during 2016 were USD 1.5 million. As of 31 March 2017 this guarantee has been released by the relevant lenders from all its obligations and liabilities.

Notes to the Consolidated Financial Statements

Year ended 31 December 2015

Songa Offshore T&P Norway AS has entered into a lease on 1st March 2015, for a 5,000 square meter warehouse in the Mongstad base for a term of 10 years, with Mongstad Base AS, an entity associated to Mr. Frederik W. Mohn’s family. The Mongstad base was sold in August 2015.

Year ended 31 December 2014

The Group has received legal services from the law firm Harneys Aristodemou Loizides Yiolitis LLC. Nancy Ch. Erotocritou, a former member of the Board of Directors until her resignation on 24 January 2014, is a partner of this firm. Total fees paid for services rendered for 2014 were USD 0.01 million. The Group had no liability as at 31 December 2014.

25.Key Management Remuneration

Remuneration in 2016:

	Director’s fee	Salary	Bonus	Pension	Benefits in kind	Other payment	Annual Leave	LTIP/ EDSPP	Total
Amounts in USD ‘000
Executive management:
Bjornar Iversen – CEO	—	522	100	20	175	—	—	22	871
Jan Rune Steinsland - CFO	—	559	77	34	144	—	—	20	834
Mark Bessell - COO	—	604	135	27	29	—	51	16	861
Total remuneration executive management	—	1,715	312	81	348	—	51	58	2,565

Board of Directors:
Frederik W. Mohn - Chairman	—	—	—	—	—	—	—	—	—
Michael Mannering - Board Member	157	—	—	—	—	—	—	—	157
Arnaud Bobillier - Board Member	77	—	—	—	—	—	—	—	77
Christina Ioannidou - Board Member	78	—	—	—	—	—	—	—	78
Johan Kr. Mikkelsen - Board Member	52	—	—	—	—	—	—	—	52
Ronald B. Blakely – Board Member	98	—	—	—	—	—	—	—	98
Geir Sandvik – Nomination Committee Member	7	—	—	—	—	—	—	—	7
Paal Victor Minne - Chairman Election/ Nomination Committee	10	—	—	—	—	—	—	—	10
Total remuneration of Board of Directors and Committee Members	479	—	—	—	—	—	—	—	479

Notes to the Consolidated Financial Statements

Remuneration in 2015 (Unaudited):

	Director’s fee	Salary	Bonus	Pension	Benefits in kind	Other payment	Annual Leave	LTIP/ EDSPP	Total
Amounts in USD ‘000
Executive management:
Bjornar Iversen – CEO	—	586	147	21	170	—	17	69	1,010
Jan Rune Steinsland - CFO	—	584	138	37	221	—	—	63	1,043
Mark Bessell - COO	—	503	179	19	68	—	36	49	854
Total remuneration executive management	—	1,673	465	77	459	—	53	181	2,908

Board of Directors:
Frederik W. Mohn - Chairman	—	—	—	—	—	—	—	—	—
Michael Mannering - Board Member	157	—	—	—	—	—	—	—	157
Arnaud Bobillier - Board Member	77	—	—	—	—	—	—	—	77
Jon E. Björstad - Board Member (resigned 18 February 2015)	9	—	—	—	—	—	—	—	9
Christina Ioannidou - Board Member	75	—	—	—	—	—	—	—	75
Johan Kr. Mikkelsen - Board Member (appointed 18 February 2015)	68	—	—	—	—	—	—	—	68
Ronald B. Blakely – Board Member (appointed 29 April 2015)	33	—	—	—	—	—	—	—	33
Geir Sandvik – Nomination Committee Member	7	—	—	—	—	—	—	—	7
Total remuneration of Board of Directors and Committee Members	427	—	—	—	—	—	—	—	427

Notes to the Consolidated Financial Statements

Remuneration in 2014 (Unaudited):

	Director’s fee	Salary	Bonus	Pension	Benefits in kind	Other payment	Annual Leave	LTIP/ EDSPP	Total
Amounts in USD ‘000
Executive management:
Bjornar Iversen – CEO	—	689	142	36	230	—	—	—	1,097
Jan Rune Steinsland - CFO	—	766	109	39	49	—	—	—	963
Mark Bessell - COO	—	470	123	18	108	—	—	—	719
Total remuneration executive management	—	1,925	373	93	387	—	—	—	2,778

Board of Directors:
Frederik W. Mohn – Chairman (appointed 24 January 2014)	—	—	—	—	—	—	—	—	—
Michael Mannering board member (appointed 24 January 2014)	201	—	—	—	—	—	—	—	201
Arnaud Bobillier - board member	77	—	—	—	—	—	—	—	77
Jon E. Bjorstad - board member (appointed 24 January 2014)	75	—	—	—	—	—	—	—	75
Christina Ioannidou – board member (appointed 24 January 2014)	73	—	—	—	—	—	—	—	73
Nancy Erotocritou - board member (resigned 24 January 2014)	5	—	—	—	—	65	—	—	70
Steven James McTiernan (resigned 24 January 2014)	5	—	—	—	—	65	—	—	70
Total remuneration Board of Directors	436	—	—	—	—	130	—	—	566

Key executive management consists of Group executive management being: Chief Executive Officer - CEO, Chief Financial Officer - CFO, Chief Operating Officer - COO, whose remuneration is disclosed separately above.

The CEO and the COO are included in defined contribution plans. The CFO is included in the defined benefit plan for qualifying employees of the Norwegian branch of Songa Offshore SE. Under the plan, the employees are entitled to retirement benefits of 70% of final salary, limited to twelve times the national insurance base amount (Folketrygdens grunnbeløp (G)), on attainment of a retirement age from 62 to 67. No other post-retirement benefits are provided to the executive management (see Note 23). The Group has one share option program, one shared discounted plan and one equity program per 31 December 2016 (see Note 22).

The remuneration to the members of the Board is determined on an annual basis. The directors will be reimbursed for, inter alia, travelling and other expenses incurred by them in attending meetings of the Board.

A director who has been given a special assignment beside the normal duties of a member of the Board may be paid such extra remuneration as the Board may determine.

No loans or guarantees are granted to the Chairman, member of the Board, CEO, employees, management, shareholders or other related parties to any of these groups.

The executive management has not received any other remuneration from any Group companies other than what is disclosed above. There has been no additional remuneration for any special services exceeding the normal work scope of executive management.

Notes to the Consolidated Financial Statements

26.Available for sale financial assets

Overview of available for sale financial assets at 31 December

	2016	2015
Amounts in USD ‘000		Unaudited
Investment in Opus arrangement	—	8,044
Seller’s Credit	11,500	27,347
Songa Mercur Contract Coverage	6,790	10,147
At 31 December	18,290	45,538

Investment in Opus arrangement

On 23 July 2014 the Group entered into a contractual right to receive arrangement for the management of the two rigs disposed with Opus Offshore Group. The Group has in substance disposed 100% of the two rigs and 50% of its non‑Norwegian business to Opus. The Group has provided an option to Opus Offshore to acquire Songa Offshore's 50% stake in the arrangement for USD 20 million, exercisable only upon the expiry of thirty (30) months from 25 April 2014.  On 17 February 2017 the Supreme Court of Bermuda had issued a Winding Up Order on Opus Offshore Ltd and appointed joint provisional liquidators. As a result of such court order a specified default event had been triggered in accordance to the agreement and consequently on 23 February 2017, the Company served a default notice to Opus Offshore Ltd and exercised the Company’s put option right by requiring the same to purchase all of the Company’s interest in the agreement at the price of USD 20 million. The Group has determined that no amounts are expected to be received in relation to the exercised put option.

As of 31 December 2015, the arrangement was recognised by the Company at a fair value of USD 8.0 million, which represented the estimated fair value using a discount rate of 12% at initial recognition based on the projected cash flows given its right to receive cash out of this arrangement. In valuing the arrangement management had also considered, among other, the value of the call option granted to Opus Offshore Ltd. As of 31 December 2016, the fair value of the available for sale investment was determined by the Group at USD nil.

The following table presents the changes in Investment in the Opus arrangement for the year ended 31 December 2016

	2016	2015
Amounts in USD ‘000		Unaudited
At 1 January	8,044	16,823
Revision of estimate of financial assets	(8,044)	(12,120)
Interest income	—	3,341
At 31 December	—	8,044

Seller’s Credit – designated as available-for-sale

The Seller’s credit is part of the proceeds for the sale of Songa Venus. A deferred consideration of USD 34.2 million which is payable to Songa Offshore on (or before) 31 December 2017 and structured as seller’s credit secured with a 2nd priority mortgage over Songa Venus and a Parent Company Guarantee from the Opus Offshore Group.

As of 31 December 2014, the Group presented the seller’s credit as a non-current available-for-sale financial asset as its settlement was due on (or before) 31 December 2017.

As of 31 December 2015, the Group was actively seeking for a buyer and management was expecting that the net seller’s credit would have been disposed within 12 months for the reporting date. To this respect, management considered that the net seller’s credit should be re-classified as a current asset.

As of 31 December 2016, management has reassessed the classification and the expected settlement date of the net sellers’ credit to 30 September 2018 and as such the Group has presented the net seller’s credit as a non-current available-for-sale financial asset

Notes to the Consolidated Financial Statements

The fair value of the financial assets, using a discount rate of 25.0%, was at 31 December:

	2016	2015
Amounts in USD ‘000		Unaudited
At 1 January	27,347	24,269
Interest income	3,544	3,078
Revision of estimate of financial assets	(11,500)	—
Fair value remeasurement	(7,891)	—
At 31 December	11,500	27,347

Songa Mercur Contract Coverage

The Songa Mercur Contract Coverage is part of the proceeds of the sale of Songa Mercur. The earn out mechanism is up to USD 21.7 million, to be paid proportionally to Songa Offshore based on Songa Mercur employment between 1 January 2014 and commencement of SPS in 2015 and to be paid in 2015 or early 2016 depending on SPS criteria. The Company has accrued USD 10.1 million under the arrangement. No payment has been received with respect to this during 2016 or 2017. The fair value at 31 December 2016 is estimated at USD 6.8 million.

	2016	2015
Amounts in USD ‘000		Unaudited
At 1 January	10,148	12,630
Revision of estimated receipt of cash flows	(4,228)	(3,157)
Fair value remeasurement	(1,457)	—
Interest income	2,327	675
At 31 December	6,790	10,148

Songa Mercur EBITDA Upside

The Songa Mercur EBITDA Upside is part of the proceeds of the sale of Songa Mercur where Songa Offshore is entitled to receive from Opus Offshore 20% of the cumulative Songa Mercur EBITDA exceeding USD 105 million between 1 January 2014 and 31 May 2017, to be paid no later than 31 July 2017. As per 31 December 2016 nothing has been accrued as a receivable.

Notes to the Consolidated Financial Statements

27.Credit quality of financial assets

	2016	2015
Amounts in USD ‘000		Unaudited
Trade receivables
Counterparties with external credit rating (Moody’s)
Aa2	—	30,185
Aa3	54,150	—
	54,150	30,185

Counterparties without external credit rating:
Group 1	792	4,246
	792	4,246

Total unimpaired trade receivables	54,943	34,431

Cash at bank and short term bank deposits
Aa3	114,073	69,244
A1	61,586	59,770
A2	—	39,190
Caa2	163	—
Caa3	—	160
	175,822	168,363
Banks without external credit rating	4	15
Petty cash	4	9
Total cash at bank and short term bank deposits	175,829	168,387

Available-for-sale debt securities
Unrated	18,290	45,538
	18,290	45,538

	2016	2015
Amounts in USD ‘000		Unaudited
Derivative financial assets
Aa3	594	97,204
A1	2,452	—
Baa1	933	—
A3	1,061	—
	5,040	97,204

Group 1: Existing customers with no defaults in the past

28.Contingent liabilities

During 2016, the Group has filed a tax dispute to the Vung Tau Tax Department, related to the determination of tax residency and tax year of employees working on a Vietnam assignment for the period from January to July 2014. This determination affects the tax rates imposed on the employees’ income.

As per the first tax dispute decision dated 16 November 2016, progressive tax rates (5% to 35%) should be imposed on the employees’ income, instead of a flat tax rate of 20%. The Group has already paid the personnel income tax relating to the specific period based on flat tax rate of 20%.

As a result, the additional personnel income tax to be paid by the Group is VND 27,066,275,718 (approximately USD 1,200,000), including penalty and interest on late payment. The Group has pursued a second tax dispute to the General Department of Taxation and Ministry of Finance which is still in progress. Management did not proceed with the

Notes to the Consolidated Financial Statements

recognition of any provision in relation to the above additional tax due, as determined based on the progressive tax rates (5% to 35%) of approximately USD1,200,000, as it is the management’s position that following the Group’s second tax dispute admitted to the General Department of Taxation and Ministry of Finance, it is more likely than not that the Group will not be asked to settle the additional tax amount."

At 31 December 2016 there are no other known material contingent liabilities, apart from the exit tax in Norway and the DSME arbitration, which are fully disclosed in Note 4.

The Group is also engaged in normal legal proceedings which are not expected to have a material impact on the financial statements.

29.Events after the balance sheet date

A.    Share capital

After 31 December 2016, the Company has issued (i) 3,282,879 new shares following conversion notices received from holders of the Company’s convertible bond loan and (ii) 21,335,352 new shares from exercise of warrants. Following the exercise of warrants and the conversion of convertible bond loan, the outstanding principal amount of the convertible bond have been reduced to USD 108,729,271 and USD 78,932 respectively.

B.    Songa Encourage operations

On 2 January 2017, the Company announced that water ingress into a pump room has been observed on-board the Songa Encourage during the rig waiting on weather. There were no personnel injuries. The rig was back in operations on 6 February 2017 following equipment change, repair and overhaul. The estimated day rate revenue loss is approximately USD 17 million, while insurance deductible and other costs amount to approximately USD 3 million.

C.    Exit tax

As disclosed in Note 4 of the 2015 annual report, on 5 November 2014 the Norwegian tax office increased the taxable income of Songa Offshore SE for 2009 by NOK 1.8 billion.

On 6 and 7 December 2016 the case was heard before the Oslo District Court. On 16 January 2017 the Company received the judgement from the Oslo District Court in favour of the State. The court held that the exit tax decision is valid. The company decided to appeal the case. The appeal case hearing is scheduled for second quarter 2018.

D.    Agreement with Transocean

On 15 August 2017, Songa Offshore announced an agreement with Transocean Ltd. whereby the parties have agreed to seek to complete a business combination to be effected by Transocean making a recommended public voluntary exchange offer for the entire share capital of Songa Offshore.

The Offer will be made for an offer price of NOK 47.50 per Songa Offshore share to be settled in shares, convertible bonds and cash. The terms of the Combination imply an exchange ratio between Songa Offshore and Transocean of 0.7145 based on 13 August 2017 close of markets.

E.    DSME Arbitrations

On 21 July 2017, the arbitral Tribunal published its interim final award in favour of Songa Offshore. As previously reported, Songa Offshore had submitted its defence to the claims asserted by DSME in arbitrations related to the Rigs, in which DSME asserted aggregate claims of USD 329.0 million, along with a request for repayment of liquidated damages in a total amount of USD 43.8 million, totalling to USD 372.8 million. The claims asserted related to alleged cost overruns and additional work in relation to the Rigs due to what DSME alleges were inherent errors and omissions in the design documents (as often referred to as the FEED package).

Notes to the Consolidated Financial Statements

A question as to the legal interpretation of the rig construction contracts was put to the arbitral tribunal constituted in respect of the arbitrations on a preliminary basis. That question was to ascertain which party had responsibility for the FEED package and what the consequences of that would be. A two-day arbitration hearing took place before the arbitral tribunal on 2 and 3 May 2017 in London.

Songa Offshore considers that the Tribunal’s interim final award should be determinative of DSME’s claims in respect of the Rigs (and in respect of any similar claims that DSME might assert in respect of the Songa Encourage, the third Cat D rig, and the Songa Enabler, the fourth Cat D rig) with an outcome that no payment will be due by Songa Offshore to DSME.

On 14 September 2017 Songa Offshore was served with DSME’s application to the English Court where DSME is seeking permission to appeal the arbitration awards. The Company considers that DSME’s application was made out of time and that it is unlikely that permission to appeal will be granted. Assuming that DSME is not granted permission to appeal, then Songa Offshore will seek to recover its legal costs of the arbitration process. Songa Offshore is also evaluating to pursue its counterclaims against DSME in respect of the Songa Equinox and Songa Endurance for the aggregate amount of USD 65.8 million, as well as the counterclaims in respect to the Songa Encourage and the Songa Enabler that potentially will be approximately in the same amount.

F.    Fair value measurement of financial asset

During 2017, a reclassification of USD 9.4 million non-cash write-down of financial assets related to the sale of Songa Mercur and Songa Venus to Opus Offshore was recorded. This item was in 2016 charged to Other Comprehensive Income (OCI), while in 2017 it is reclassified to flow through profit or loss by crediting OCI and charging Other financial items, following identification of specific loss events occurring in 2017 following appointment of statutory liquidators for Opus.

30.Commitments from clients under drilling contracts

The future operational revenue receivable under the current contracts that the Group has with customers, is based on average earnings efficiency of 97%, taking into consideration the special surveys required from time to time however before taking into consideration the customer options as well as possible force majeure terms applicable under certain circumstances.

The future operational revenue receivable under current contracts that the Group has between its rigs and the customers are as follows:

Operational revenue receivable

	2016	2015
Amounts in USD ‘000		Unaudited
No later than 1 year	671,323	742,556
Later than 1 year and no later than 5 years	2,548,999	2,602,219
Later than 5 years	1,039,762	1,669,766
	4,260,084	5,014,541

Songa Offshore Group Nine Month Report 2017

Unaudited Interim Condensed Consolidated Statement of Income

(IFRS unaudited figures)

	Note	Three months ended 30 September 2017	Three months ended 30 September 2016	Nine months ended 30 September 2017	Nine months ended 30 September 2016
Amounts in USD ‘000

Revenues	6	180,836	228,924	509,330	566,461
Operating expenses		(59,402)	(66,657)	(172,613)	(179,314)
Reimbursables		(3,804)	(6,828)	(11,811)	(17,808)
General and administrative expenses		(10,767)	(9,540)	(28,124)	(26,225)
Other gain and loss		—	(31)	—	(31)
Depreciation	7	(46,245)	(44,211)	(137,938)	(131,915)
Impairment	7	(6,708)	—	(6,708)	(118,000)
Finance income		1,295	41	4,027	1,824
Finance expenses	9	(34,360)	(27,387)	(104,940)	(74,644)
Other financial items	9	(2,259)	(6,885)	(13,978)	(33,437)
Profit/(loss) before tax		18,585	67,427	37,246	(13,088)
Income tax (expense)/credit		287	(2,464)	(787)	2,047

Profit/(loss) for the period		18,872	64,964	36,459	(11,041)

Earnings (loss) per share (USD)
Basic		0.14	0.60	0.30	(0.17)
Diluted		0.10	0.35	0.21	(0.17)

Songa Offshore Group Nine Month Report 2017

Unaudited Interim Condensed Consolidated Statement of Comprehensive Income

(IFRS unaudited figures)

	Note	Three months ended 30 September 2017	Three months ended 30 September 2016	Nine months ended 30 September 2017	Nine months ended 30 September 2016
Amounts in USD ‘000

Profit (loss) for the period		18,872	64,964	36,459	(11,041)

Financial derivatives hedging effects – Bond Interest and Currency rate swap		2,706	644	10,282	2,397
Currency rate swap - discontinued hedge		(603)	(605)	(1,813)	(1,673)
Financial derivatives hedging effects – Loan Interest swap		1,555	6,493	(432)	(12,982)
Financial assets – Change in fair value of financial assets		—	(6,293)	—	(6,293)
Financial assets – Recycled to profit or loss due to impairment		—	—	9,353	—
Items potentially re-classifiable to profit and loss		3,658	239	17,390	(18,551)
Total other comprehensive income/(loss)		3,658	239	17,390	(18,551)

Total comprehensive income/(loss)		22,530	65,203	53,849	(29,592)

The notes on pages 7 to 19 are an integral part of these unaudited interim condensed consolidated financial statements.

Songa Offshore Group Nine Month Report 2017

Unaudited Interim Condensed Consolidated Statement of Financial Position

(IFRS unaudited figures)

	Note	30 September 2017	31 December 2016
Amounts in USD ‘000

ASSETS

Non-current assets
Rigs, machinery and equipment	7	2,971,835	3,092,292
Financial assets		11,543	11,500
Derivative financial instruments		3,114	3,546
Total non-current assets		2,986,492	3,107,338

Current assets
Trade receivables		63,011	54,943
Prepayments		7,290	5,358
Earned revenue		55,696	56,515
Financial assets		—	6,790
Derivative financial instruments		4,611	1,494
Other assets		4,934	3,843
Cash and cash equivalents and other bank balances	10	125,238	175,829
Total current assets		260,780	304,771
Total assets		3,247,272	3,412,109

EQUITY AND LIABILITIES

Capital and reserves
Issued capital	11	40,896	38,106
Share premium	11	792,819	792,835
Capital redemption reserve		106,440	106,440
Other equity		(119,855)	(177,173)
Total equity		820,300	760,207

Non-current liabilities
Bank loans and other facilities	8	1,548,614	1,733,960
Bond loans	8	277,125	246,640
Convertible bond	8	41,799	37,826
Deferred tax liabilities		8,087	11,351
Derivative financial instruments		98,947	125,588
Deferred revenue		115,253	115,072
Other long term liabilities		5,496	4,054
Total non-current liabilities		2,095,322	2,274,491

Current liabilities
Current portion of bank loans and other facilities	8	224,944	264,977
Trade payables		20,087	14,511
Tax payable		18,409	14,775
Deferred revenue		20,023	22,138
Derivative financial instruments		—	5,188
Other liabilities		48,188	55,822
Total current liabilities		331,651	377,411
Total liabilities		2,426,973	2,651,902
Total equity and liabilities		3,247,272	3,412,109

The notes on pages 7 to 19 are an integral part of these unaudited interim condensed consolidated financial statements.

Songa Offshore Group Nine Month Report 2017

Unaudited Interim Condensed Consolidated Statement of Changes in Equity

(IFRS unaudited figures)

	Share Capital	Share Premium	Capital redemption reserve	Other reserves (1)	Post- employment benefit reserve	Hedging reserve	Retained earnings (2)	Total equity
Amounts in USD ‘000

Balance as at 1 January 2016	132,762	633,868	—	57,646	(19,199)	6,610	(238,579)	573,107
Loss for the period	—	—	—	—	—		(11,041)	(11,041)
Other comprehensive income	—	—	—	(6,293)	—	(12,258)	—	(18,551)
Total comprehensive loss for the period	—	—	—	(6,293)	—	(12,258)	(11,041)	(29,592)
Issue of share capital	11,669	161,216	—	99,876	—	—	—	272,761
Reduction of share capital nominal value	(106,440)	—	106,440	—	—	—	—	—
Employee long term incentive program	—	—	—	—	—	—	—	—
Total transactions with owners, recognised directly in equity	(94,771)	161,216	106,440	99,876	—	—	—	272,761
Balance as at 30 September 2016	37,991	795,084	106,440	151,229	(19,199)	(5,648)	(249,620)	816,276

Balance as at 1 January 2017	38,106	792,835	106,440	151,358	(20,067)	17,932	(326,397)	760,207
Profit for the period	—	—	—	—	—		36,459	36,459
Other comprehensive income	—	—	—	9,353	—	8,036	—	17,390
Total comprehensive income for the period	—	—	—	9,353	—	8,036	36,459	53,849

Issue of share capital	2,790	(16)	—	1,900	—	—	—	4,674
Employee long term incentive program	—	—	—	1,571	—	—	—	1,571
Total transactions with owners, recognised directly in equity	2,790	(16)	—	3,471	—	—	—	6,245
Balance as at 30 September 2017	40,896	792,819	106,440	164,183	(20,067)	25,968	(289,938)	820,300

(1)

Other reserves include the period-end balance of USD 20.3 million (30 September 2016: USD 18.2 million) of equity settled share based payment reserve, USD 128.3 million (30 September 2016: USD 128.3 million) of reserve that arose from the issuance of convertible bond, USD Nil million (30 September 2016: (USD 6.3 million)) which arose from the fair value re-measurement of the financial asset and has been accordingly reflected in the other comprehensive income  and also USD 15.6 million (30 September 2016: USD 11.0 million) arising from the partial conversion of convertible bond into shares.

(2)	This is the only distributable reserve.

The notes on pages 7 to 19 are an integral part of these unaudited interim condensed consolidated financial statements.

Songa Offshore Group Nine Month Report 2017

Unaudited Interim Condensed Consolidated Statement of Cash Flows

(IFRS unaudited figures)

	Note	Nine months ended 30 September 2017	Nine months ended 30 September 2016
Amounts in USD ‘000

Cash flows from operating activities:
Profit (loss) before tax		37,246	(13,088)

Adjustment for:
Depreciation	7	137,938	131,915
Impairment	7	6,708	118,000
Finance income		(4,027)	(1,824)
Finance expenses	9	104,940	74,644
Other financial items	9	13,978	33,437
Other gain and loss		—	31

Movements in working capital:
Change in receivables		(10,272)	(79,790)
Change in payables		5,575	(11,868)
Change in other liabilities		(14,242)	(6,487)
Change in restricted cash balances		13,511	45,034
Cash generated from operations		291,355	290,005

Taxes paid		—	(642)
Interest paid		(66,413)	(63,037)
Financing fees paid		(1,272)	(8,694)
Interest income received		—	33
Cash effect from other financial items		(3,079)	(2,040)
Net cash generated from operating activities		220,591	215,624

Cash flows from investing activities:
Purchase of property, plant and equipment		(22,762)	(591,292)
Net cash used in investing activities		(22,762)	(591,292)

Cash flows from financing activities:
Proceeds from share issue		—	25,000
Share issuance transaction costs		—	(3,076)
Proceeds from the issue of bonds and new bank loan raised		—	550,000
Proceeds from issue of convertible bond		—	125,000
Convertible bond transaction costs		—	(75)
Repayment of bank loans		(234,909)	(301,787)
Net cash (used in)/ generated from financing activities		(234,909)	395,062

Net (decrease)/ increase in cash and cash equivalents		(37,079)	19,395
Cash and cash equivalents at the beginning of the period		147,726	96,045
Unrestricted cash and cash equivalents at the end of the period	10	110,647	115,440

Non-cash transactions:

During the nine months ended 30 September 2017, convertible bonds with a carrying amount of USD 2,283k (2016: USD 2,618k) have been converted into ordinary shares.

The notes on pages 7 to 19 are an integral part of these unaudited interim condensed consolidated financial statements.

Songa Offshore Group Nine Month Report 2017

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1 General information

Songa Offshore SE is a public limited liability company, subject to the laws and regulations of the Cyprus Companies Law, Cap. 113. The address of its registered office at Porto Bello, Office 201, No 1 Siafi Street, 3042, Limassol. The Company’s shares have been listed on the Oslo Stock Exchange since 26 January 2006 with the ticker SONG.

Songa Offshore SE (“the Company”) and its subsidiaries (together, “Songa Offshore” or “the Group”) are engaged in the business of constructing, owning and operating drilling rigs to be used in exploration and production activities.

Songa Offshore operates in the international oil service industry within the offshore drilling sector, and owns a fleet of seven semi-submersible rigs; Songa Equinox, Songa Endurance, Songa Encourage, Songa Enabler, Songa Dee, Songa Delta and Songa Trym, of which four rigs are operating in the mid-water segment on the Norwegian Continental Shelf with Statoil as charterer. Three rigs, Songa Dee, Songa Delta and Songa Trym, are currently stacked in Norway.

Drilling rigs, related equipment and crews are generally contracted on a day rate basis to exploration and production companies.

The Company is headquartered in Limassol, Cyprus, and the Norwegian rig operations are managed from Stavanger, Norway.

Agreement with Transocean

On 15 August 2017, Songa Offshore announced an agreement with Transocean Ltd whereby the parties have agreed to seek to complete a business combination to be effected by Transocean making a recommended public voluntary exchange offer for the entire share capital of Songa Offshore. The Offer will be made for an offer price of NOK 47.50 per Songa Offshore share to be settled in shares, convertible bonds and cash. The terms of the Combination imply an exchange ratio between Songa Offshore and Transocean of 0.7145 based on 14 August 2017 close of markets.

2 Basis for preparation

The unaudited interim condensed consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB.

The unaudited interim condensed consolidated financial statements should be read in conjunction with the annual consolidated financial statements for the year ended 31 December 2016, which have been prepared in accordance with IFRS as issued by the IASB and issued on 3 October 2017.

The Group does not consider that its drilling operations are affected by seasonality factors.

3 Accounting policies

The unaudited interim condensed consolidated financial statements have been prepared under the historical cost convention, except for:

•	Available-for-sale financial assets measured at fair value;
•	Derivative financial instruments stated at fair value; and
•	Liabilities for cash-settled share-based payment arrangements measured at fair value.

The accounting policies, presentation and methods of computation applied in these unaudited interim condensed consolidated financial statements are consistent with those applied in the preparation of the Group’s consolidated annual

Songa Offshore Group Nine Month Report 2017

financial statements for the year ended 31 December 2016, except for the adoption of new and amended standards as set out in the subsequent paragraph.

In the current period, the Group has adopted all new and revised Standards and Interpretations issued by the International Accounting Standards Board (the IASB) and the International Financial Reporting Interpretations Committee (IFRIC) of the IASB that are relevant to its operations and effective for accounting periods beginning on 1 January 2017. This adoption did not have a material impact on the Group’s accounting policies with the exception of Disclosure Initiative - Amendments to IAS 7 which became effective 1 January 2017, requiring disclosure of a reconciliation of movements in liabilities arising from financing activities. The Group has disclosed this reconciliation in Note 8.

The new and amended standards and interpretations that are effective for annual periods beginning after 1 January 2017 and have not been applied in preparing these unaudited interim condensed consolidated financial statements are the same with those disclosed in Note 2(B) of the Group’s consolidated annual financial statements for the year ended 31 December 2016, issued on 3 October 2017, with the exception of the following:

•

The IASB has issued amendments to IFRS 9 Financial Instruments and to IAS 28 Investments in Associates and Joint Ventures to aid implementation. The amendments to the financial instruments Standard, IFRS 9, enable companies to measure at amortised cost some prepayable financial assets with negative compensation. The assets affected, that include some loans and debt securities, would otherwise have been measured at fair value through profit or loss (FVTPL). The amendments to IAS 28 Investments in Associates and Joint Ventures clarify that companies account for long-term interests in an associate or joint venture—to which the equity method is not applied—using IFRS 9. The amendments are effective from 1 January 2019, with early application permitted. The Group is currently assessing the impact of these amendments to its financial statements.

4 Critical accounting judgements and key sources of estimation uncertainty

The critical judgements and estimations, that management has made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognised in the unaudited interim condensed consolidated financial statements are the same with those disclosed in Note 4 of the Group’s consolidated annual financial statements for the year ended 31 December 2016, issued on 3 October 2017 with the exception of the following:

A. DSME Arbitration Case

On 21 July 2017, the arbitral tribunal published its interim final award in favour of Songa Offshore. As previously reported, Songa Offshore had submitted its defence to the claims asserted by DSME in arbitrations related to Songa Equinox and Songa Endurance (jointly referred to as the "Rigs"), in which DSME asserted aggregate claims of USD 329.0 million, along with a request for repayment of liquidated damages in a total amount of USD 43.8 million, totalling to USD 372.8 million. The claims asserted related to alleged cost overruns and additional work in relation to the Rigs due to what DSME alleges were inherent errors and omissions in the design documents (as often referred to as the FEED package).

A question as to the legal interpretation of the rig construction contracts was put to the arbitral tribunal constituted in respect of the arbitrations on a preliminary basis. That question was to ascertain which party had responsibility for the FEED package and what the consequences of that would be. A two-day arbitration hearing took place before the arbitral tribunal on 2 and 3 May 2017 in London.

Songa Offshore considers that the tribunal’s interim final award should be determinative of DSME’s claims in respect of the Rigs (and in respect of any similar claims that DSME might assert for of Songa Encourage, and Songa Enabler) with an outcome that no payment will be due by Songa Offshore to DSME.

On 14 September 2017 Songa Offshore has been served with DSME’s application to the English court where DSME is seeking permission to appeal the arbitration awards. The Company considers that DSME’s application was made out of

Songa Offshore Group Nine Month Report 2017

time. Assuming that DSME is not granted permission to appeal, then Songa Offshore will seek to recover its legal costs of the arbitration process. Songa Offshore is also evaluating to pursue its counterclaims against DSME in respect of Songa Equinox and Songa Endurance for the aggregate amount of USD 65.8 million, as well as the counterclaims in respect to Songa Encourage and Songa Enabler that will potentially be in approximately in the same amount.

For further developments in relation to the DSME Arbitration Case refer to Note 15 of the unaudited interim condensed consolidated financial statements.

B. Fair value measurement of available-for-sale financial assets

During 2017, a reclassification of USD 9.4 million non-cash write-down of financial assets related to the sale of Songa Mercur and Songa Venus to Opus Offshore was recorded. This item was in 2016 charged to Other Comprehensive Income (OCI), while in this nine months period it is reclassified to flow through the Unaudited Interim Condensed Consolidated Statement of Income by crediting OCI and charging Other financial items, following identification of specific loss events occurring in 2017 following appointment of statutory liquidators for Opus in February 2017.

During Q3 2017, discussions for a particular restructuring plan have progressed substantially further amongst all parties involved and although its final conclusion is still subject to reaching a final consensus among major creditors, Songa has taken into account the expected impact of the proposed restructuring plan in estimating the amount, timing and discount rate of its expected cash flows from its financial assets and hence in measuring their fair value as at 30 September 2017. As a result, during the three months ended 30 September 2017, a further amount of USD 9.5 million was written down in relation to various financial assets related to the sale of Songa Mercur and Songa Venus to Opus.

For the key unobservable inputs refer to Note 5.

C. Impairment of rigs

Management has assessed whether there are indications that may indicate that the rigs are impaired as of 30 September 2017. In evaluating the external and internal indicators, management considers, among other, the oil price, market industry conditions and future prospects of existing rigs. Impairment tests were performed for all seven rigs. Further disclosures and sensitivity is provided in Note 7.

5 Financial risk management and financial instruments

Financial Risk

Through its activities, the Group is exposed to a variety of financial risks: market risk, foreign exchange risk, interest rate risk, credit risk and liquidity risk arising from its operations and the financial instruments that it holds. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance. The Group makes use of derivative financial instruments such as foreign exchange forward contracts and interest rate swaps to moderate certain risk exposures.

This note provides an update on the judgements and estimates made by the Group in determining the fair values of the financial instruments since the last annual consolidated financial statements for the year ended 31 December 2016.

Songa Offshore Group Nine Month Report 2017

Fair value estimation

The following table presents the Group’s assets and liabilities that are measured at fair value at 30 September 2017 and as at 31 December 2016:

Carrying amount / fair value at 30 September 2017	Level 1	Level 2	Level 3
Amounts in USD ‘000

Financial assets:
Financial assets	—	—	11,543
Derivatives	—	7,725	—
Financial liabilities:
Derivatives	—	(98,947)	—

Carrying amount / fair value at 31 December 2016	Level 1	Level 2	Level 3
Amounts in USD ‘000

Financial assets:
Financial assets	—	—	18,290
Derivatives	—	5,040	—
Financial liabilities:
Derivatives	—	(130,775)	—

Level 1

Fair value is measured using list prices from active markets for identical financial instruments. No adjustment is made with a view to these prices.

Level 2

The fair value of financial instruments not traded on an active market is determined using valuation methods, which maximize the use of observable data, where available, and rest as little as possible on the Group’s own estimates. Classification at level 2 presupposes that all the significant data required to determine fair value are observable data.

Level 3

Fair value is not based on observable market data (that is, unobservable inputs).

Songa Offshore Group Nine Month Report 2017

The following table represents the changes in Level 3 instruments:

For the period ended	Nine months ended 30.09.2017	Nine months ended 30.09.2016
Amounts in USD ‘000

Opening balance	18,290	45,538
Other comprehensive income	—	(6,293)
Interest income	3,478	1,685
Revision of estimate of financial assets	—	(8,850)
Impairment of financial assets	(10,225)	—
Closing Balance	11,543	32,080

Revision of estimate of financial asset	—	(8,850)
Impairment of financial asset	(10,225)	—
Recycled to profit or loss due to impairment	(9,354)	—
Change in unrealised losses for the period included in profit or loss for assets held at the end of the reporting period	(19,579)	(8,850)

The key unobservable inputs for the level 3 instruments are the discount rate, expected cash flows, timing of receipt of expected cash flows and the successful completion of the restructuring plan.

6 Segment information

The Group operated four rigs during the three and nine months ended 30 September 2017, Songa Equinox, Songa Endurance, Songa Encourage and Songa Enabler, all of which were operating in the mid-water segment. Songa Trym, Songa Dee and Songa Delta completed their contracts with Statoil and are stacked close to Bergen while marketed for new work.

Operating results are regularly reviewed by Group in order to make decisions about resources to be allocated to the rigs and to assess the performance. The rigs are reported together as the drilling services provided are the same, the drilling operations are the same and the customers approached are the same.

Revenue is received from customers in the below countries:

	Three months ended 30 September 2017	Three months ended 30 September 2016	Nine months ended 30 September 2017	Nine months ended 30 September 2016
Amounts in USD ‘000

Norway	180,836	228,924	509,330	566,461
Total	180,836	228,924	509,330	566,461

For the three and nine months ended 30 September 2017 and 30 September 2016, revenue from one of the Group’s customers individually represents more than 10% of the total Group operating revenue.

Revenue from this customer represents 100% of the Group operating revenue.

Songa Offshore Group Nine Month Report 2017

The revenue for the three and nine months ended 30 September 2017 and 30 September 2016 are split as follows:

	Three months ended 30 September 2017	Three months ended 30 September 2016	Nine months ended 30 September 2017	Nine months ended 30 September 2016
Amounts in USD ‘000

Operating revenue	171,590	210,566	481,211	517,330
Reimbursables	3,827	7,229	12,048	19,135
Other revenue	5,419	11,129	16,071	29,996
Total	180,836	228,924	509,330	566,461

Operating revenue for the nine months ended 30 September 2017 were negatively impacted by USD 15,9 million from Songa Encourage being on zero rate for 35 days due to water ingress incident and by USD 6,8 million from Songa Enabler being on 75% suspension rate from 1 January 2017 until 4 March 2017.

7 Rig, machinery and equipment

	Rigs	Fixture	Total
Amounts in USD ‘000

Nine months ended 30 September 2017
Opening net book amount	3,081,102	11,190	3,092,292
Additions	24,187	2	24,189
Book value before depreciations	3,105,289	11,192	3,116,481
Total depreciation charge	(135,305)	(2,632)	(137,938)
Impairment	(6,708)	—	(6,708)
Closing net book amount	2,963,275	8,560	2,971,835

At 30 September 2017
Cost	3,986,092	17,682	4,003,774
Accumulated depreciation	(1,022,817)	(9,122)	(1,031,939)
Net carrying amount	2,963,275	8,560	2,971,835

	Rigs	Fixture

Estimated lifetime	2.5‑30 years	3‑10 years
Depreciation rates	440%	1033%
Depreciation method	Straight line	Straight line

The four Cat D rigs have at the end of the nine months ended 30 September 2017 a net book value of USD 2,783.9 million, while the three other rigs have a net book value of USD 178,9 million.

Impairment

During the three and nine months ended 30 September 2017 the Group has recognized an impairment loss on fixed assets totaling to USD 6.7 million (three and nine months ended 30 September 2016: USD Nil and USD 118.0 million respectively).

Songa Offshore Group Nine Month Report 2017

Impairment is related to the following assets:

	Three months ended 30 September 2017	Three months ended 30 September 2016	Nine months ended 30 September 2017	Nine months ended 30 September 2016
Amounts in USD ‘000

Songa Trym	3,631	—	3,631	25,900
Songa Dee	—	—	—	46,600
Songa Delta	—	—	—	45,500
Spare parts	3,077	—	3,077	—
Total	6,708	—	6,708	118,000

As at 30 June and 30 September 2017 and 2016, management has assessed whether there are indications that may indicate that the rigs are impaired. In evaluating the external and internal indicators, management considers, among other, the oil price, market industry conditions and future prospects of existing rigs.

Three and nine months ended 30 September 2017

Impairment tests were performed for all rigs as at 30 June 2017. Management has assessed the recoverability of the rigs and no impairment loss has been recognized in six months ended 30 June 2017.

Impairment tests were also performed for all rigs as at 30 September 2017. Management has assessed the recoverability of the rigs and has recognized an impairment loss of USD 6.7 million as at 30 September 2017. The impairment loss recognized in the three and nine month periods ended 30 September 2017 consists of USD 3.6 million related to Songa Trym and USD 3.1 million related to scrapping of obsolete fleet spare parts.

The recoverable amount of Songa Dee, Songa Delta and CAT D rigs has been determined based on value-in-use calculations, estimated using cash flows projections from financial budgets approved by management. No impairment loss has been recognized in the three and nine months ended 30 September 2017 for these rigs.

The main assumptions applied in the value-in-use calculations were:

o	Weighted average cost of capital (WACC): 8.40%.
o	Revenue: In accordance with contract revenue for fixed contract period and option period. Thereafter the Group has applied estimated contract revenue based on contracted values today for similar rigs.
o	Utilization: up to 97.00%
o	Expected time of re-contraction of currently stacked rigs: Songa Dee and Songa Delta.

The recoverable amount of Songa Trym has been determined based on fair value (Level 2) based on the mean of two independent broker’s estimates less costs to sell, as adjusted if appropriate by management to incorporate specific characteristics that market participants consider when pricing the asset, which includes, but is not limited to, the timing of Special Periodic Survey. The recoverable amount of Songa Trym is equivalent to USD 13.0 million.

Three and nine months ended 30 September 2016

Impairment tests were performed for all rigs as at 30 June 2016. Management has assessed the recoverability of the rigs and has recognized an impairment loss of USD 118 million as of 30 June 2016. The impairment loss recognized in the nine month period ended 30 September 2016 consists of USD 46.6 million related to Songa Dee, USD 45.5 million to Songa Delta and USD 25.9 million to Songa Trym.

Impairment tests were also performed for all rigs as at 30 September 2016. Management has assessed the recoverability of the rigs and no impairment loss has been recognized in the three months ended 30 September 2016.

Songa Offshore Group Nine Month Report 2017

The recoverable amount of Songa Dee, Songa Delta and Songa Trym has been determined based on fair values (Level 2) based on the mean of two independent brokers’ estimates less costs to sell, as adjusted if appropriate by management to incorporate specific characteristics that market participants consider when pricing the asset, which includes, but is not limited to, the timing of Special Periodic Survey. The recoverable amount of Songa Dee, Songa Delta and Songa Trym equal to USD 122.5 million, USD 112.50 million and USD 31.25 million respectively.

The recoverable amount of the CAT D rigs has been determined based on the value-in-use calculations. No impairment loss has been recognized in the three and nine months ended 30 September 2016 for the Cat D rigs.

Sensitivity analysis for the nine months ended 30 September 2017

The assumptions above are all subject to significant judgment and that there is uncertainty to the outcome of these assumptions. Due to this uncertainty, Songa has performed sensitivity analyses of the main assumptions for the two rigs.

An increase in WACC with one percentage point, would result in recognition of impairment loss of USD 6.6 million for Songa Dee and USD 4.8 for Songa Delta.

A decrease of 5% in revenue, would result in recognition of impairment loss of USD 20.8 million for Songa Dee and USD 14.2 million for Songa Delta.

A decrease of 2% points in utilization, would result in recognition of impairment loss of USD 8.6 million for Songa Dee and USD 5.9 million for Songa Delta.

An increase of six months in the expected time of re-contraction of currently stacked rigs, would result in recognition of impairment loss of USD 6.5 million for Songa Dee and USD 4.9 for Songa Delta.

8 Borrowings

As of 30 September 2017, total drawn and outstanding debt for the Group consisted of the following:

Borrowings	Outstanding principal (millions)	Interest rate	Maturity

Equinox – Junior	USD 93.0	7.50% Fixed	Jun 2025
Equinox – Senior	USD 303.0	LIBOR + 3.00%	Jun 2021*
Endurance – Junior	USD 96.0	7.50% Fixed	Aug 2025
Endurance – Senior	USD 312.3	LIBOR + 3.00%	Aug 2021*
Encourage	USD 454.1	LIBOR + 2.50%	Dec 2020*
Enabler	USD 472.6	LIBOR + 2.50%	Mar 2021*
Dee, Trym and Delta	USD 33.1	LIBOR + 2.75%	Mar 2018
Shareholder Loan	USD 50.0	2.55% Fixed**	Dec 2020
SONG04 Bond	NOK 1,400.0	2.55% Fixed***	Nov 2020
SONG05 Bond	NOK 750.0	2.45% Fixed****	Jun 2021
SONG07 Convertible bond	USD 108.7	2.00% Fixed	Apr 2022

*            Certain tranches have longer maturities

**          2.55% fixed interest until 30 June 2018, LIBOR + 9.00% until 30 December 2019, and LIBOR + 6.50% until maturity

***        2.55% fixed interest until 17 May 2018, 10.50% until 17 May 2019, and 6.90% until maturity

****      2.45% fixed interest until 11 December 2018, and 6.00% until maturity

Songa Offshore Group Nine Month Report 2017

As of 30 September 2017, the Group had the following outstanding cross currency interest rate swaps:

Notional USD	Notional NOK	Pay (on USD notional)	Receive (on NOK notional)	Start Date	Maturity Date
USD 124.7 million	NOK 750.0 million	7.37%	7.50%	Running	11 Dec 2018
USD 240.0 million*	NOK 1,400.0 million*	4.51%	2.65%**	Running	19 Oct 2020
USD 83.1 million	NOK 500.0 million	6.95%	6.00%	11 Dec 2018	19 Oct 2020

*     Notional amounts reducing to USD 160.0 million and NOK 933.5 million respectively in May 2018

**   Receiving interest on NOK notional 2.65% until May 2018, and 6.90% thereafter until maturity

The market value of the above cross currency interest rate swap portfolio was at 30 September 2017 negative with USD 99.0 million.

As of 30 September 2017, the Group had the following outstanding interest rate swaps:

Notional amount	Start Date	Maturity Date	Pay rate (fixed)	Receive rate (floating)
USD 250.0 million	29 Jun 2015	29 Jun 2020	1.9175%	3M Libor
USD 100.0 million	19 Aug 2015	19 Aug 2020	1.9000%*	3M Libor
USD 190.0 million	10 Dec 2015	10 Dec 2020	1.6350%	3M Libor
USD 202.5 million	30 Mar 2016	30 Mar 2021	1.2260%	3M Libor

*   Year 1: 0.9400%, Year 2: 1.5500%, Year 3: 1.9000%, Year 4: 2.1000%, Year 5: 2.4000%

The market value of the above interest rate swap portfolio was at 30 September 2017 positive with USD 3.1 million.

Movement of borrowings For the period ended 30 September	Bank Loans		Bond Loans	Convertible Bond	Nine months ended 30 September 2017
Amounts in USD ‘000

Opening balance as at 1 January 2017	2,002,663	*	246,640	37,826	2,287,129
Repayment of bank loans	(234,909)		—	—	(234,909)
Interest paid	(62,083)		(3,187)	(1,143)	(66,413)
Financing fees paid	(1,164)		(38)	(852)	(2,054)
Conversion of bond	—		—	(2,283)	(2,283)
Interest expense	73,472		13,530	8,251	95,253
Net foreign exchange loss	10		20,180	—	20,190
Closing Balance	1,777,989	*	277,125	41,799	2,096,913

*     Opening and closing balance includes USD 3.726 million and USD 4,432 million respectively, of accrued interest reported under Accrued Expenses in the Condensed Consolidated Statement of Financial Position

In April 2017 the Group made a mandatory prepayment against the credit facilities secured by rigs Songa Dee, Songa Trym and Songa Delta of USD 35.5 million as a result of the Songa Delta SPS not being performed when due. The credit facilities matures in full in March 2018 and the instalments in the period May 2017 to March 2018 have been reduced accordingly.

Songa Offshore Group Nine Month Report 2017

9 Finance expenses

Finance expenses For the period ended 30 September	Three months ended 30 September 2017	Three months ended 30 September 2016	Nine months ended 30 September 2017	Nine months ended 30 September 2016
Amounts in USD ‘000

Interest expense	(34,340)	(29,647)	(104,850)	(94,975)
Interest expense capitalised	—	2,274	—	21,471
Other finance expenses	(20)	(14)	(90)	(1,140)
Total finance expense	(34,360)	(27,387)	(104,940)	(74,644)

Other financial items For the period ended 30 September	Three months ended 30 September 2017	Three months ended 30 September 2016	Nine months ended 30 September 2017	Nine months ended 30 September 2016
Amounts in USD ‘000

Revision of estimate of financial assets	—	(8,849)	—	(8,849)
Impairment of financial assets (Note 4)	(9,492)	—	(11,110)	—
Financial assets - Recycled to profit or loss due to impairment (Note 4)	—	—	(9,353)	—
Currency rate swap – discontinued hedge	603	605	1,813	1,673
Gain/(loss) on realised foreign exchange Forwards	754	(941)	(1,001)	(986)
De-recognition of financial instruments/ liabilities	—	—	100	(18,510)
Mark to Market change on financial derivatives	6,335	5,261	9,637	2,245
Currency element in currency and interest swaps	12,595	10,963	20,511	28,216
Net foreign exchange (loss)/ gain	(13,054)	(13,925)	(24,575)	(37,227)
Total other financial items	(2,259)	(6,885)	(13,978)	(33,437)

10 Cash and cash equivalents and other bank balances

	30 September 2017	31 December 2016
Amounts in USD ‘000

Cash at the bank and in hand	110,647	147,726
Unrestricted cash and cash equivalents for the purpose of the cash flow statement	110,647	147,726

Restricted cash related to rig financing	10,175	20,072
Employee withholding taxes in escrow account	4,416	8,030

Restricted bank balances	14,591	28,102
Total bank and cash balances	125,238	175,829

Songa Offshore Group Nine Month Report 2017

11 Share capital

	Number of shares (000)	Share capital	Share premium	Cost of share capital	Total issued capital
Amounts in USD ‘000

1 January 2016	873,913	132,762	658,023	(24,155)	766,630
Issue of share capital	10,296,820	11,669	164,291	(3,075)	172,885
Share capital reduction	—	(106,440)	—	—	(106,440)
30 September 2016	11,170,733	37,991	822,314	(27,230)	833,075

1 January 2017	112,776	38,106	820,162	(27,326)	830,942
Issue of share capital	24,840	2,790	—	(16)	2,774
30 September 2017	137,616	40,896	820,162	(27,342)	833,715

Authorised share capital:

As at 30 September 2016 the Company’s authorised share capital comprises of 2,703,893,728 ordinary shares with nominal value of EUR 0.10 each, 8,466,839,157 Class A shares and 12,925,208,215 of undesignated shares with nominal value of EUR 0.10 each. The 8,466,839,157 Class A shares were converted to ordinary, tradable shares on 16 November 2016.

As at 30 September 2017 the Company’s authorised share capital comprises of 137,616,041 ordinary shares with nominal value of EUR 0.10 each and 103,343,370 of undesignated shares with nominal value of EUR 0,10 each.

Issued share capital:

The total number of issued and outstanding shares in the Group as at 30 September 2016 was 11,170,732,885 ordinary shares each with a nominal value of EUR 0.001.

In order for the Group to ensure compliance with section 2.4 of the Oslo Stock exchange continuing obligations and to secure adequate pricing of the share above NOK 1.00, the Group on 12 December 2016 performed a 100:1 reverse share split.

The total number of issued and outstanding shares in the Group as at 30 September 2017 was 137,616,041 ordinary shares each with a nominal value of EUR 0.10. During the nine months ended 30 September 2017, the Company issued 3,282,879 new shares following conversion notices received from holders of the company’s subordinated convertible bond loan and 21,335,352 shares from exercise of warrants.

Moreover, during the nine months ended 30 September 2017 the Company issued 222,000 new shares at par value for delivery under the Long Term Incentive Program. The Company also purchased 36,754 shares for the Employees Discounted Share Purchase Plan at an average price of NOK 28,94 and 97,348 shares for the Long Term Incentive Plan Program at an average price of NOK 32,54. The amounts paid are included in “other reserves” in equity.

12 Transactions with related parties

The largest shareholder of Songa Offshore, is Perestroika AS, a company controlled by the chairman of Songa Offshore, Mr. Frederik W. Mohn.

In June 2015 the Company established a USD 50.0 million unsecured shareholder loan with Perestroika AS. Following the amendment on 20 April 2016 and on 16 December 2016 the interest rate is 2.55% from and including 1 October 2016 until 30 June 2018, 3 months LIBOR + 9.00% from 30 June 2018 until 30 December 2019, followed by

Songa Offshore Group Nine Month Report 2017

3 months LIBOR + 6.50% until 30 December 2020. The loan is scheduled to be repaid with 1/3 on 30 December 2019, and the remaining 2/3 to be repaid on maturity 30 December 2020.

During the first nine months ended 30 September 2017 interest expense paid to Perestroika AS was USD 1.0 million and USD 0.3 million during the nine months ended 30 September 2016. During the three months ended 30 September 2017 interest expense paid to Perestroika AS was USD 0.3 million and USD Nil million during the three months ended 30 September 2016.The carrying value of the loan as of 30 September 2017 is USD 50,7 million.

On 16 March 2016 Perestroika AS established a guarantee facility in relation to Songa Enabler financing of USD 22.7 million. Fees paid to Perestroika AS during the nine months ended 30 September 2017 were USD 0.2 million and USD 1.2 million during the nine months ended 30 September 2016. Fees paid to Perestroika AS during the three months ended 30 September 2017 were USD Nil and USD 0.5 million during the three months ended 30 September 2016. As of 31 March 2017 this guarantee has been released by the relevant lenders from all its obligations and liabilities.

13 Key Management Remuneration

For the nine months ended 30 September 2017:

	Director’s fee	Salary	Bonus	Pension	Benefits in kind	Other payment	Annual Leave	LTIP/ EDSPP	Total
Amounts in USD ‘000

Executive management:
Bjornar Iversen – CEO	—	349	34	15	78	—	—	384	860
Jan Rune Steinsland - CFO	—	421	—	26	1	—	—	326	774
Mark Bessell - COO	—	592	—	18	—	—	—	326	936
Total remuneration executive management	—	1,362	34	59	79	—	—	1,036	2,570

Board of Directors:
Frederik W. Mohn - Chairman	—	—	—	—	—	—	—	—	—
Michael Mannering - Board Member	117	—	—	—	—	—	—	—	117
Arnaud Bobillier - Board Member	58	—	—	—	—	—	—	—	58
Christina Ioannidou - Board Member	78	—	—	—	—	—	—	—	78
Johan Kr. Mikkelsen - Board Member	52	—	—	—	—	—	—	—	52
Ronald B. Blakely – Board Member	60	—	—	—	—	—	—	—	60
Roy Mosvold – Board Member	45	—	—	—	—	—	—	—	45
Geir Sandvik – Nomination Committee Member	7	—	—	—	—	—	—	—	7
Paal Victor Minne – Chairman Election/ Nomination Committee	10	—	—	—	—	—	—	—	10
Total remuneration of Board of Directors and Committee Members	427	—	—	—	—	—	—	—	427

Songa Offshore Group Nine Month Report 2017

For the nine months ended 30 September 2016:

	Director’s fee	Salary	Bonus	Pension	Benefits in kind	Other payment	Annual Leave	LTIP/ EDSPP	Total
Amounts in USD ‘000

Executive management:
Bjornar Iversen – CEO	—	398	100	15	133	—	—	22	668
Jan Rune Steinsland - CFO	—	418	77	17	101	—	—	20	633
Mark Bessell - COO	—	411	135	23	13	—	51	16	649
Total remuneration executive management	—	1,227	312	55	247	—	51	58	1,950

Board of Directors:
Frederik W. Mohn - Chairman	—	—	—	—	—	—	—	—	—
Michael Mannering - Board Member	118	—	—	—	—	—	—	—	118
Arnaud Bobillier - Board Member	58	—	—	—	—	—	—	—	58
Christina Ioannidou - Board Member	78	—	—	—	—	—	—	—	78
Johan Kr. Mikkelsen - Board Member	52	—	—	—	—	—	—	—	52
Ronald B. Blakely – Board Member	60	—	—	—	—	—	—	—	60
Geir Sandvik – Nomination Committee Member	7	—	—	—	—	—	—	—	7
Paal Victor Minne – Chairman Election/ Nomination Committee	10	—	—	—	—	—	—	—	10
Total remuneration of Board of Directors and Committee Members	383	—	—	—	—	—	—	—	383

Songa Offshore Group Nine Month Report 2017

The Company has recognised a cost relating to the share options for the executive management, as shown above, amounting to USD 0.9 million for the nine month period ended 30 September 2017 (nine month period ended 30 September 2016: cost amounting to USD 0.3 million).

For the three months ended 30 September 2017:

	Director’s fee	Salary	Bonus	Pension	Benefits in kind	Other payment	Annual Leave	LTIP/ EDSPP	Total
Amounts in USD ‘000

Executive management:
Bjornar Iversen – CEO	—	83	—	5	9	—	—	383	480
Jan Rune Steinsland - CFO	—	138	—	9	1	—	—	326	474
Mark Bessell - COO	—	190	—	3	—	—	—	326	519
Total remuneration executive management	—	411	—	17	10	—	—	1,035	1,473

Board of Directors:
Frederik W. Mohn - Chairman	—	—	—	—	—	—	—	—	—
Michael Mannering - Board Member	39	—	—	—	—	—	—	—	39
Arnaud Bobillier - Board Member	19	—	—	—	—	—	—	—	19
Christina Ioannidou - Board Member	—	—	—	—	—	—	—	—	—
Johan Kr. Mikkelsen - Board Member	17	—	—	—	—	—	—	—	17
Ronald B. Blakely – Board Member	20	—	—	—	—	—	—	—	20
Roy Mosvold – Board Member	18	—	—	—	—	—	—	—	18
Geir Sandvik – Nomination Committee Member	7	—	—	—	—	—	—	—	7
Paal Victor Minne – Chairman Election/ Nomination Committee	—	—	—	—	—	—	—	—	—
Total remuneration of Board of Directors and Committee Members	120	—	—	—	—	—	—	—	120

Songa Offshore Group Nine Month Report 2017

For the three months ended 30 September 2016:

	Director’s fee	Salary	Bonus	Pension	Benefits in kind	Other payment	Annual Leave	LTIP/ EDSPP	Total
Amounts in USD ‘000

Executive management:
Bjornar Iversen – CEO	—	139	—	5	54	—	—	—	198
Jan Rune Steinsland - CFO	—	140	—	—	—	—	—	—	140
Mark Bessell - COO	—	255	—	5	—	—	—	—	260
Total remuneration executive management	—	534	—	10	54	—	—	—	598

Board of Directors:
Frederik W. Mohn - Chairman	—	—	—	—	—	—	—	—	—
Michael Mannering - Board Member	39	—	—	—	—	—	—	—	39
Arnaud Bobillier - Board Member	19	—	—	—	—	—	—	—	19
Christina Ioannidou - Board Member	—	—	—	—	—	—	—	—	—
Johan Kr. Mikkelsen - Board Member	17	—	—	—	—	—	—	—	17
Ronald B. Blakely – Board Member	20	—	—	—	—	—	—	—	20
Geir Sandvik – Nomination Committee Member	—	—	—	—	—	—	—	—	—
Paal Victor Minne – Chairman Election/ Nomination Committee	—	—	—	—	—	—	—	—	—
Total remuneration of Board of Directors and Committee Members	95	—	—	—	—	—	—	—	95

The Company has recognised a cost relating to the share options for the executive management, as shown above, amounting to USD 0.1 million for the three month period ended 30 September 2017 (three month period ended 30 September 2016: cost amounting to USD Nil).

14 Contingent liabilities

No changes in contingent liabilities arose during the nine months ended 30 September 2017, apart from the DSME Arbitration Case, which is fully disclosed in Note 4 and Note 15.

15 Events occurring after the reporting period

A.DSME Arbitration Case

On 12 October 2017 Songa Offshore issued a strike out application in the English court in respect to DSME’s application for permission to appeal the arbitration awards.

B.Exercise of Warrants

On 26 October 2017, the Company issued 25,526 shares from exercise of warrants. Following the exercise, the number of issued shares has increased to 136,641,567 and the number of outstanding warrants has been reduced to 53,403.

Songa Offshore Group Nine Month Report 2017

16 Approval of interim financial statements

The Board of Directors approved these interim condensed consolidated financial statements on 8 November 2017.

Annex A‑1 – ORDINARY SHARE CAPITAL INCREASE RESOLUTION

The Board of Directors proposes that the Company’s share capital be increased by way of an ordinary increase of the share capital as follows:

The Board of Directors proposes that the ordinary share capital of the Company be increased from currently CHF 39,480,199 by up to CHF [■] to up to CHF [■] through the issuance of up to [■] fully paid-in registered shares with a par value of CHF 0.10 each (the “Consideration Shares”) against contribution-in-kind of up to [■] ordinary shares of Songa Offshore SE with a par value of EUR 0.10 each (the “Songa Shares”), whereby the definitive amount of the ordinary share capital increase shall be determined by the Board of Directors by reference to (i) the number of Songa Shares that have been validly tendered in the voluntary tender offer made by the Company to all holders of Songa Shares on [■], 2017 (the “Offer”), as may be reduced by the value of the cash amount paid to holders of Songa Shares tendering in the Offer  to the extent the election by holders of Songa Shares to receive in lieu of some or all of the Exchangeable Bonds (as defined below) and Consideration Shares an amount in cash of NOK 47.50 per Songa Share tendered in the Offer, up to a maximum aggregate amount of NOK 125,000 to each holder of Songa Shares (the “Cash Election”), results in a reduction of the Consideration Shares otherwise issuable to such holders of Songa Shares, and (ii) an exchange ratio of 0.35724 Consideration Shares for each Songa Share (whereby holders of Songa Share shall receive cash for any fraction of a Consideration Share resulting from such exchange ratio).

Apart from the newly issued Consideration Shares, the Company pays for the Songa Shares to be acquired the following consideration:

(1)

for purposes of financing the issuance of USD 2,99726 principal amount of 0.5% Exchangeable Senior Bonds due 2022 per Songa Share (each of which has a denomination of CHF 1,000), which are exchangeable into shares of Transocean, par value CHF 0.10 per share (the “Exchangeable Bonds”), to be issued by Transocean Inc. (“TINC”), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company, to the holders of Songa Shares, exchangeable loan notes (each of which has a denomination of USD 1,000) in a maximal nominal value of USD [■] (collectively referred to as the “Exchangeable Loan Notes”) that in amount and terms correspond to the amount and terms of the Exchangeable Bonds (cf. the further details below);

(2)	to the extent holders of Songa Shares would be entitled to any fractional amount of Exchangeable Bonds and/or any fraction of Consideration Shares, a cash amount of up to NOK [■] in the aggregate; and
(3)

to the extent that a holder of Songa Shares exercises the Cash Election to receive cash in lieu of some or all of the Exchangeable Bonds and Consideration Shares, a cash amount of NOK 47.50 for each Songa Share tendered in the Offer up to an aggregate amount NOK 125,000 per holder of Songa Shares, and in the aggregate NOK [■] at a maximum;

whereby the aggregate amount of consideration to each holder of Songa Shares accepting the Offer shall be comprised, as near as possible, subject to any right to cash pursuant to item (2) and item (3) above, of 50% Consideration Shares and 50% Exchangeable Bonds (and, as a result thereof, Exchangeable Loan Notes), with any cash amount being paid out with any exercise of the Cash Election first reducing the aggregate number of the Exchangeable Bonds otherwise issuable to such a holder of Songa Shares and thus also the number of the Exchangeable Loan Notes and in second priority the number of Consideration Shares a holder of Songa Shares would otherwise be entitled to receive in the Offer (the mechanism described in this paragraph hereinafter referred to as the “Relevant Allocation Principles”).

Accordingly, the following shareholder resolutions shall be adopted:

(a)

Aggregate par value by which the share capital of the Company shall be increased: Up to CHF [■], whereby the definitive amount of the ordinary share capital increase shall be determined by the Board of Directors by reference to (i) the number of Songa Shares validly tendered in or in connection with the

Offer, as may be reduced by the value of the cash amount paid to holders of Songa Shares tendering in the Offer to the extent the exercise of the Cash Election by holders of Songa Shares results in a reduction of the Consideration Shares otherwise issuable to such holders of Songa Shares, and (ii) an exchange ratio of 0.35724 Consideration Shares for each Songa Share (whereby holders of Songa Share shall receive cash for any fraction of a Consideration Share resulting from such exchange ratio, as further set out below);

(b)

Amount of contributions to be made thereon: Up to CHF [■], whereby the definitive amount of contributions shall be determined by the Board of Directors in accordance with subsection (a) above and the new Consideration Shares are to be fully paid in;

(c)

Number, par value and type of the newly issued Consideration Shares: Up to [■] Consideration Shares, whereby the definitive amount shall be determined by the Board of Directors  in accordance with subsection (a) above;

(d)	Issue price of the new Consideration Shares: The issue price of a newly issued Contribution Share shall be determined by the Board of Directors;
(e)	Commencement of the entitlement to dividends: Upon registration of the ordinary share capital increase in the Commercial Register;
(f)	Preferential rights of individual classes of shares: None;
(g)

Type of contribution: The Company acquires from Clarksons Platou Securities AS, a company incorporated under Norwegian law, in Oslo, Norway (the “Exchange Agent”), acting in its own name but for the account of the holders of Songa Shares tendering Songa Shares in the Offer, up to all of the then issued and outstanding Songa Shares (the “Contribution”). Each Songa Share to be contributed shall be valued [■]. Assuming that all Songa Shares are tendered to the Offer, the aggregate value of the Contribution is thus at a maximum [■].

As consideration for the Contribution (mixed contribution in kind / acquisition of assets), the Company, subject to the Relevant Allocation Principles:

(1)	issues to the Exchange Agent in favor of the holders of Songa Shares tendering in or in connection with the Offer up to [■] new Consideration Shares;
(2)

grants TINC the Exchangeable Loan Notes at a nominal value of up to USD [■], each of which has a denomination of USD 1,000, bears interest at 0.5% per annum and is exchangeable into up to [■] registered shares with a nominal value of each CHF 0.10 of the Company. The Exchangeable Loan Notes are granted to TINC as consideration for TINC issuing to the holders of the Songa Shares tendering in or in connection with the Offer, at the request of the Company, Exchangeable Bonds (consisting of denominations of USD 1,000 each) at a maximal nominal value, interest rate and exchange terms substantially identical to those of the Exchangeable Loan Notes;

(3)

pays in favor of the holders of Songa Shares tendering in or in connection with the Offer, to the extent a holder of Songa Shares would be entitled to a fractional number of Consideration Shares or a fractional number of Exchangeable Bonds, a cash amount of up to NOK [■] in the aggregate, calculated, with respect to the Consideration Shares, based on USD 8.39, the closing price of the registered shares of the Company, par value CHF 0.10 each, on the New York Stock Exchange on August 14, 2017 and, with respect to the Exchangeable Bonds, based on an amount of USD 1,000, each converted into NOK based on an exchange rate of 7.923 NOK per USD which is the NOK/USD closing price at 4:00 p.m. CET as determined by Norges Bank, on the trading day immediately preceding August 14, 2017; and

(4)

pays in favor of the holders of Songa Shares tendering in or in connection with the Offer and exercising the Cash Election, a cash amount of NOK 47.50 for each Songa Share tendered in the Offer, up to a maximum aggregate amount of NOK 125,000 to each holder of Songa Shares, and in the aggregate NOK [■] (or the equivalent in U.S. dollars or other currency based on the relevant exchange rate) at a maximum;

(h)	Special rights: None;
(i)

Restriction on the transferability of the new Consideration Shares: The new Consideration Shares are subject to the restrictions on registration pursuant to Article 7 of the Articles of Association; and

(j)

Preferential Subscription Rights: The preferential subscription rights of the existing shareholders of the Company are withdrawn for purposes of the acquisition by the Company of the Songa Shares in or in connection with the Offer and are allotted to the Exchange Agent, acting in its own name but for the account of the holders of Songa Shares tendering in or in connection with the Offer. Preferential subscription rights that have not been exercised may be allotted to shareholders of the Company or third parties or sold at market conditions, as determined by the Board of Directors in the interest of the Company.

The ordinary capital increase shall be carried out according to the received subscriptions by the Board of Directors and registered in the commercial register within three months (art. 650 para. 1 and para. 3 CO).

Annex A‑2 – AMENDMENT TO THE ARTICLES OF ASSOCIATION TO CREATE ADDITIONAL AUTHORIZED SHARE CAPITAL FOR PURPOSES OF EFFECTING A MANDATORY OFFER OR A COMPULSORY ACQUISITION

Artikel 5bis Genehmigtes Aktienkapital	Article 5bis Authorized Share Capital

[1] Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum [■] 2020 im Maximalbetrag von CHF [■] durch Ausgabe von höchstens [■] vollständig zu liberierenden Aktien mit einem Nennwert von je CHF 0.10 zu erhöhen im Zusammenhang mit einem Pflichtangebot oder einem Zwangserwerb der Aktien von Songa Offshore SE, die von der Gesellschaft bei Vollzug des öffentlichen Angebots der Gesellschaft vom [■] 2017 für alle Aktien der Songa Offshore SE nicht erworben wurden (die Nicht-Erworbenen Zielgesellschafts-Aktien). Eine Erhöhung (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig. Die Bezugsrechte der Aktionäre werden für die hierin statuierten Zwecke entzogen und den Inhabern der Nicht-Erworbenen Zielgesellschafts-Aktien zugewiesen.

[1] The Board of Directors is authorized to increase the share capital, at any time until [■], 2020, by a maximum amount of CHF [■] by issuing a maximum of [■] fully paid up Shares with a par value of CHF 0.10 each in connection with a mandatory offer or a compulsory acquisition of the shares in Songa Offshore SE not acquired by the Company upon completion of the public tender offer by the Company, dated as of [■], 2017 for all shares of Songa Offshore SE (the Non-Acquired Target Shares). An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts shall be permissible. The preemptive rights of the shareholders are excluded for the purposes stated herein and allotted to the holders of the Non-Acquired Target Shares.

[2] Der Verwaltungsrat legt den Zeitpunkt der Ausgabe, den Ausgabebetrag, die Art, wie die neuen Aktien zu liberieren sind, den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung der zugewiesenen Bezugsrechte sowie die Zuteilung der zugewiesenen Bezugsrechte, welche nicht ausgeübt wurden, fest. Nicht-ausgeübte zugewiesene Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte zugewiesen, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.

[2] The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the allotted preemptive rights and the allotment of allotted preemptive rights that have not been exercised. The Board of Directors may allow the allotted preemptive rights that have not been exercised to expire, or it may place such rights or Shares, the preemptive rights of which have been allotted but not exercised, at market conditions or use them otherwise in the interest of the Company.

[3] Die neuen Aktien unterliegen den Eintragungsbeschränkungen in das Aktienbuch von Artikel 7 und 9 dieser Statuten.	[3] The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of these Articles of Association.

Annex A‑3 – ISSUANCE OF THE CONSIDERATION SHARES, TRANSOCEAN SHARES OUT OF AUTHORIZED SHARE CAPITAL AND THE TRANSOCEAN SHARES ISSUABLE UPON EXCHANGE OF THE EXCHANGEABLE BONDS AS REQUIRED BY THE RULES OF THE NYSE

The shareholders of  Transocean Ltd. (the “Company”) hereby approve, for purposes of compliance with the rules of the New York Stock Exchange, the issuance of newly issued shares of the Company, par value CHF 0.10 per share (“Shares”), as disclosed in the Proxy Statement filed by the Company with the U.S. Securities and Exchange on [●] (the “Proxy Statement”):

(i)	in exchange for shares of Songa Offshore SE (the “Songa Shares”) tendered in the Offer (as such term is defined in the Proxy Statement );
(ii)

out of the Company’s authorized share capital adopted in exchange for Songa Shares not tendered in the Offer but acquired by the Company in connection with the Combination (as such term is defined in the Proxy Statement ) (such Shares the “Additional Consideration Shares”); and

(iii)

out of the Company’s conditional share capital or otherwise in compliance with Swiss law upon exchange of the 0.5% Senior Unsecured Exchangeable Bonds due 2022 (the “Exchangeable Bonds”), which are exchangeable into Shares (such Shares the “Exchange Shares”), to be issued by Transocean Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Transocean, in the Offer, in connection with the Combination or as part of the purchase of certain outstanding indebtedness issued by Songa Offshore SE;

in each case subject to compliance with Swiss corporate law requirements as applicable to the issuance of the Consideration Shares, the Additional Consideration Shares and the Exchange Shares.

Annex B

TRANSACTION AGREEMENT

_______________________________________

Transaction Agreement

_______________________________________

BETWEEN

TRANSOCEAN INC.

TRANSOCEAN LTD.

AND

SONGA OFFSHORE SE

August 13, 2017

1.	BACKGROUND	3
2.	THE OFFER	4
3.	SONGA OFFSHORE BOARD RECOMMENDATION	11
4.	UNDERTAKINGS	11
5.	NON-SOLICITATION	18
6.	COMPETING OFFERS – RIGHT TO AMEND	19
7.	COMPETITION FILINGS	20
8.	PUBLIC ANNOUNCEMENTS, PRESS RELEASES ETC.	21
9.	TERMINATION	21
10.	SPECIFIC PERFORMANCE	24
11.	NOTICES	24
12.	MISCELLANEOUS	26
13.	REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES	27
14.	FURTHER REPRESENTATIONS AND WARRANTIES	28
15.	GOVERNING LAW AND DISPUTE RESOLUTION	31

APPENDIX 1	TERMS AND CONDITIONS OF THE OFFER
APPENDIX 2	TERM SHEET FOR CONVERTIBLE BOND
APPENDIX 3	OFFEROR ANNOUNCEMENT RELEASE
APPENDIX 4	SONGA OFFSHORE ANNOUNCEMENT RELEASE
APPENDIX 5	PRE-ACCEPTANCE AGREEMENT
APPENDIX 6	INDICATIVE TIMETABLE
APPENDIX 7	SONGA BOARD RECOMMENDATION
APPENDIX 8	INDEPENDENT STATEMENT
APPENDIX 9	LIST OF SUBSIDIARIES

This Agreement (this “Agreement”) is made on August 13, 2017 between:

(1)      Transocean Inc., a Cayman Islands Exempted company with company registration number 89645 (“Transocean Inc.”);

(2)      Transocean Ltd., a Swiss corporation with its registered office in Steinhausen, Canton of Zug, Switzerland (“Transocean Ltd.”); and

(3)      Songa Offshore SE, a European public company limited by shares (or societas europaea), duly registered and validly existing under the laws of Cyprus with company registration number SE9 (“Songa Offshore”).

Transocean Inc., Transocean Ltd. and Songa Offshore are hereinafter sometimes referred to collectively as the “Parties”, and individually as a “Party”.

1.            BACKGROUND

1.1          Transocean Inc. is a wholly-owned subsidiary of Transocean Ltd., which is the ultimate parent company of the Transocean group. Transocean Ltd. is listed on the New York Stock Exchange and together with its subsidiaries operates in the offshore drilling business.

1.2          Songa Offshore is an offshore drilling contractor headquartered in Limassol, Cyprus and listed on the main market of the Oslo Stock Exchange (“Oslo Børs”).

1.3          Transocean Ltd. and Songa Offshore have discussed and agreed, on the terms and conditions set out herein, to seek to complete a business combination (the “Combination”), to be effected by Transocean Ltd. and Transocean Inc. or another wholly owned direct or indirect subsidiary of Transocean Ltd. (such company or companies, the “Offeror”) making a recommended public voluntary exchange offer for all the issued and outstanding shares (including ordinary shares, restricted shares and shares of any other class) of Songa Offshore (the “Songa Shares”) on such terms and conditions set out in Clause 2 and Appendix 1 attached to this Agreement (the “Offer”). Subject to the terms and conditions set forth herein (including the Appendices hereto), the Offeror will further make an offer to acquire the issued and outstanding Bonds (as defined below) issued by Songa Offshore as set out in Clause 2.19 and terminate, on behalf of Songa Offshore, the Loan (as defined below) in the manner and pursuant to the terms as set out in Clause 2.20.

1.4          Prior to this Agreement, the Parties have each performed an initial due diligence review of the other Party and its applicable subsidiaries and affiliates according to agreed scopes and documentation requests.  Through such due diligence, the Offeror has reviewed the customer contracts of Songa Offshore and its subsidiaries, as well as the Norwegian exit tax case of Songa Offshore and matters related to Opus and Songa Offshore’s reported disputes with DSME (such matters, collectively, the “Phase 1 Due Diligence”), all with a satisfactory result, but the Offeror is still completing due diligence on other matters that it has begun to review.  The Offeror shall have the right to conduct certain further confirmatory legal, financial, commercial and technical due diligence of Songa Offshore and its subsidiaries after the date of this Agreement, such due diligence however only to cover items other than the Phase 1 Due Diligence.  Songa Offshore shall cooperate and assist Offeror and its representatives with such confirmatory legal, financial, commercial and technical due diligence as reasonably requested by Offeror and its representatives, including providing access at the reasonable request of Offeror and its representatives to documents, information and personnel of Songa Offshore to complete such confirmatory due diligence. For the avoidance of doubt, nothing in the third sentence of this Clause 1.4 related to the non-Phase

1 Due Diligence shall be construed to limit, in any way, the obligations of the Offeror contained in this Agreement; provided, that the foregoing shall not limit Offeror’s rights in Clause 9.1.

1.5          Simultaneously with the execution of this Agreement, Perestroika AS, a Norwegian private limited company controlled by Mr. Frederik Mohn, chairman of the Songa Board (“Perestroika AS”), has given an irrevocable pre-acceptance of the Offer to the Offeror (the “Perestroika AS Pre-acceptance”), on substantially such terms as set out in Appendix 5 of this Agreement.  As soon as practicable following the execution of this Agreement, Offeror and Songa Offshore will use their respective reasonable best efforts to obtain irrevocable pre-acceptances of the Offer (substantially on such terms as set out in Appendix 5 of this Agreement) (but for avoidance of doubt without references to lock-up and director appointments) for Songa Shares that are beneficially owned by Asia Research & Capital Management Ltd., which together with Perestroika AS, constitute in the aggregate at least 63% of the Songa Shares on a fully diluted basis as well as board members and members of the executive management holding Songa Shares (collectively, the “Post-Execution Pre-acceptances” and together with the Perestroika AS Pre-acceptance, the “Pre-acceptances”). The Pre-acceptances also include or will include, where relevant, irrevocable commitments to tender Bonds and exchange the Loan.

1.6          Songa Offshore, represented by its board of directors (the “Songa Board”), and Transocean Ltd. and Transocean Inc. enter into this Agreement to set forth their respective rights and obligations in connection with the Combination and the Offer, the Bond Offer (as defined below) and the Loan Exchange (as defined below).

1.7          Perestroika AS shall be afforded the right to designate one individual that the board of directors of Transocean Ltd. will propose to Transocean Ltd.’s shareholders for election to Transocean Ltd.’s board of directors at the extraordinary general meeting of shareholders at which the Transocean Ltd. Shareholder Approvals (as defined in Clause 2.6) are sought (including any adjournment or postponement thereof (the “Transocean Ltd. Meeting”).  Any such proposal and election shall be conditional upon the completion of the Offer and the other transactions contemplated by this Agreement.  The individual designated by Perestroika AS (the “Perestroika Designee”) shall be Mr. Frederik Mohn.

2.            THE OFFER

2.1          Subject to the conditions set out in Clause 2.9, the Offeror shall make the Offer to exchange each Songa Share for consideration consisting of a combination of (i) newly issued registered shares of Transocean Ltd. at par value CHF 0.10 each (the “Consideration Shares”), (ii) senior unsecured exchangeable bonds convertible into shares in Transocean Ltd., such bonds to be issued on the terms set out in Appendix 2 to this Agreement (the “Consideration CBs”), and (iii) at the election of the holder of such Songa Share, cash as provided below (the value of any cash and the value of the aggregate number of Consideration Shares and Consideration CBs to be delivered per Songa Share, the “Offer Price”). The Offer shall in all material respects be on the terms and subject to the closing conditions set out in Appendix 1 to this Agreement, provided that one or more of such closing conditions may be waived by the Offeror as set out in Appendix 1. The Offer Price shall be equal to NOK 47.50 per Songa Share. The value of each Consideration Share will be determined based on the closing price of the RIG Shares on New York Stock Exchange (the “NYSE”) at 10:00 pm CET (4:00 pm EST) and the NOK/USD closing price at 4:00 pm CET as determined by Norges Bank, each on the trading day immediately preceding the announcement of the Offer.   The value of each Consideration CB delivered in the Offer will be the nominal amount of such Consideration CB. Each Songa Offshore shareholder may elect to sell Songa Shares in the Offer for cash consideration per Songa Share equal to the Offer Price for a total amount per Songa Shareholder of up to NOK 125,000 (the “Cash Election”) (to avoid doubt, this shall mean that any Songa Shareholder holding Songa Shares valued at less than NOK 125,000 based on the Offer Price may choose to receive 100% settlement in cash).  The number of Consideration Shares issued to (a) each Songa Offshore shareholder who accepts the Offer and (b) following the completion of the Offer, any Songa Offshore shareholder in connection with any mandatory offer in accordance with the rules of chapter 6 of the Norwegian Securities Trading Act 2007 or compulsory acquisition, in each case, will be rounded down to the nearest whole number of Consideration Shares or Consideration CBs.  Notwithstanding the foregoing, the aggregate Offer Price paid to each Songa Offshore shareholder participating in the Offer shall be comprised, as near as possible, of 50% Consideration Shares and 50% Consideration CBs, with any exercise by such shareholder of the Cash Election being deducted first from the aggregate number of Consideration CBs issued to such shareholder and second to the aggregate number of Consideration Shares issued to such shareholder. The number of Consideration Shares and Consideration CBs shall each be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Transocean Ltd. or Songa Shares, as applicable), reclassification, combination, exchange of shares or other like change (other than in connection with the transactions contemplated by this Agreement, including any issuances of shares by Songa Offshore or Transocean Ltd. permitted pursuant to Clause 4.1 or 4.2 of this Agreement) with respect to the number of shares of Transocean Ltd. or Songa Shares outstanding after the date hereof and prior to the completion of the Offer; provided, however, that nothing in this Clause 2.1 shall be deemed to permit or authorize Transocean Ltd. or Songa Offshore to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.

2.2          As promptly as reasonably practicable, and in any event within ten U.S. business days after the date of this Agreement, each of the Offeror and Songa Offshore shall use its commercially reasonable efforts to determine, in consultation with its respective legal counsel, whether the Consideration Shares and the Consideration CBs may be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 802 promulgated under the Securities Act (an “Exempt Exchange”). If the Offeror and Songa Offshore jointly conclude in their collective reasonable judgment that the Consideration Shares and/or the Consideration CBs may be issued pursuant to an Exempt Exchange, the Offeror and Songa Offshore shall each use its commercially reasonable efforts to issue the Consideration Shares and/or the Consideration CBs, as applicable, pursuant to an Exempt Exchange upon the completion of the Offer and prior to the Long Stop Date (as defined below).

2.3           If the Offeror and Songa Offshore do not jointly conclude in their collective reasonable judgment that the Consideration Shares and/or the Consideration CBs may be issued pursuant to an Exempt Exchange, then the Offeror shall cause to be filed one or more Registration Statements on Form S-4 (the “S-4 Registration Statements”) with respect to the Consideration Shares and the Consideration CBs as promptly as reasonably practicable, and the Offeror shall use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as promptly as reasonably practicable following such filing, and in any event before the Offer period expires, and thereafter use reasonable best efforts to maintain the effectiveness thereof (the “Registered Exchange”).

72.4         All Consideration Shares shall have equal rights in all respects as the current issued shares of Transocean Ltd., and shall be listed on the NYSE and be issued without any restrictions on transferability other than those mandatorily applicable to any affiliates of the Offeror under the Securities Act. The Offeror shall use its reasonable best efforts to cause all Consideration CBs issued in the Offer, the Bond Offer and the Loan Exchange to be listed on the NYSE or NASDAQ, as selected by the Offeror in its sole discretion, within one month following the initial issuance of such Consideration CBs and shall cause all Consideration CBs to be issued without any restrictions on transferability or conversion other than those mandatorily applicable to any affiliates of the Offeror under the Securities Act.

2.5          Notwithstanding Clause 2.1, the Offeror may restrict acceptance of the Offer from or otherwise restrict the distribution of Offer documentation to jurisdictions where the Offeror reasonably determines, after consultation with external counsel and Songa Offshore, that the making of the Offer in or acceptance of the Offer from such jurisdiction would be in violation of applicable laws or where the making of the Offer would require filings, approvals or actions other than the approval of the Voluntary Offer Document (as defined below) by Oslo Børs and the Financial Supervisory Authority of Norway or the U.S. Securities and Exchange Commission (the “SEC”) that are in the reasonable opinion of the Offeror, in consultation with and as approved by Songa Offshore (which approval shall not be unreasonably withheld, conditioned or delayed), unduly onerous.

2.6          Transocean Ltd. shall prepare and file a preliminary and definitive proxy statement with the SEC (the “Proxy Statement”) in advance of, and publish the Swiss law invitation to, the Transocean Ltd. Meeting at which the shareholders of Transocean Ltd. shall vote on (i) the issuance of the Consideration Shares in an ordinary share capital increase for purpose of acquiring the Songa Shares and (ii) the creation of additional authorized share capital of Transocean Ltd. pursuant to which Transocean Ltd.’s board of directors is authorized to issue new registered shares of Transocean Ltd., at par value CHF 0.10 each, in connection with a mandatory offer or compulsory acquisition (if any) following the completion of the Offer, in each case with the necessary majority under Swiss law and Transocean Ltd.’s Articles of Association, (iii) the election of the Perestroika Designee to serve as directors on the Transocean Ltd. board of directors, and (iv) the issuance of the Consideration Shares and the Consideration CBs in connection with the Offer, Bond Offer and the Loan Exchange pursuant to the rules of the NYSE (the “Proxy Proposals”). Such approvals of the Proxy Proposals by Transocean Ltd. shareholders are referred to in this Agreement as the “Transocean Ltd. Shareholder Approvals.”  Transocean Ltd. shall use commercially reasonable efforts to ensure that such Proxy Statement and other filings required to obtain the Transocean Ltd. Shareholder Approvals are prepared and filed.  Subject to the other provisions of this Agreement, Offeror shall (a) take all action reasonably necessary in accordance with applicable law and its applicable organizational documents to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC, for the purpose of obtaining the Transocean Ltd. Shareholder Approvals at the Transocean Ltd. Meeting, and (b) use commercially reasonable efforts to solicit and obtain the Transocean Ltd. Shareholder Approvals as promptly as reasonably practicable.  Transocean Ltd. shall, through Transocean Ltd.’s board of directors, recommend that Transocean Ltd.’s shareholders approve the Transocean Ltd. Shareholder Approvals (the “Transocean Board Recommendation”) and include such Transocean Board Recommendation in the Proxy Statement.  The Transocean Board Recommendation shall not be withdrawn or modified by Transocean Ltd.’s board of directors unless this Agreement is terminated by Transocean Ltd. in accordance with the terms hereof.  Notwithstanding the foregoing, subject to the other provisions of this

Agreement, Offeror shall have the right to make one or more successive postponements or adjournments of the Transocean Ltd. Meeting (I) for the absence of a quorum, (II) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which Transocean Ltd. has determined in good faith after consultation with outside counsel is reasonably necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by Offeror’s shareholders prior to the Transocean Ltd. Meeting or (III) to allow reasonable additional time to solicit additional proxies to the extent Offeror reasonably believes necessary in order to obtain the Transocean Ltd. Shareholder Approvals.

2.7          Songa Offshore shall furnish all information concerning it, provide reasonable access to its employees and auditors, and use its commercially reasonable efforts to obtain and furnish information concerning the holders of its shares and bonds, in each case, as the Offeror may reasonably request in connection with the preparation, filing and distribution of the Proxy Statement, including (i) preparing any Management Discussion and Analysis of Financial Condition and Results of Operations for Songa Offshore and (ii) assisting Offeror in its preparation of any pro forma financial statements, in each case, if and to the extent required to be included therein by applicable law. The Offeror shall use commercially reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly as reasonably practicable to any comments of the SEC or its staff and to have the preliminary proxy statement cleared by the SEC as promptly as reasonably practicable, and to file a definitive proxy statement with the SEC and commence mailing the proxy materials to Transocean Ltd. shareholders as promptly as practicable. Additionally, the Offeror will provide in writing to Songa Offshore and its counsel any comments, written or oral, of the SEC with respect to the Proxy Statement and a reasonable opportunity for Songa Offshore to review and comment on any response thereto and consider in good faith any comments so provided, and Songa Offshore shall reasonably cooperate with the Offeror in preparing responses to such SEC comments. All information supplied by or on behalf of the Offeror or Songa Offshore for inclusion or incorporation by reference in the Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act.  None of the information supplied or to be supplied by or on behalf of the Offeror or Songa Offshore for inclusion in or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  For the avoidance of doubt, Songa Offshore shall have no responsibility or liability to any third-party for or in connection with the Proxy Statement or any Offeror related filing, other than any third-party regulator as may be required under applicable law.

2.8          Subject to receipt of the Pre-acceptances for in the aggregate at least 63% of the Songa Shares on a fully diluted basis (including from Perestroika AS and Asia Research Capital Management (ARCM)), the proposed Combination and the Offer shall be announced by the Offeror by the press release substantially in the form set out in Appendix 3 to this Agreement (the “Offeror Announcement Release”) and by Songa Offshore by the press release substantially in the form set out in Appendix 4 to this Agreement (the “Songa Announcement Release”) each published through Oslo Børs’ electronic information distribution system and, with respect to the Offeror Announcement Release, United States press release services, in each case, no later than four U.S. business days after the date of this Agreement and after such time by such other means in the case of the Offeror Announcement Release as the Offeror deems appropriate (the actual date of such announcements being referred to as the “Announcement Date”).

2.9          The Offeror shall use commercially reasonable efforts to commence the Offer as promptly as reasonably practicable following the date hereof, provided that the Offeror’s obligation to so commence the Offer shall be subject only to the satisfaction or waiver by the Offeror of the following pre-conditions:

(i)      Following the Announcement Date, there shall have been no Material Adverse Change (as defined below) with respect to Songa Offshore;

(ii)     The Voluntary Offer Document shall have been approved by Oslo Børs and the Financial Supervisory Authority of Norway; and

(iii)     No material breach by Songa Offshore of its obligations under this Agreement shall have occurred.

2.10        The Offeror shall as soon as practically possible issue and send to all Songa Offshore shareholders (subject to Clause 2.1) a combined voluntary offer document and prospectus (or a document providing similar information) pursuant to chapters 6 and 7 of the Norwegian Securities Trading Act 2007 (the “Voluntary Offer Document”).  The Voluntary Offer Document shall contain terms and conditions for the Offer in all material respects consistent with those set out in this Agreement and Appendix 1 to this Agreement.  Furthermore, the Parties will use commercially reasonable efforts to take the actions outlined in Appendix 6 within the time frames set forth therein.

2.11        Songa Offshore shall use commercially reasonable efforts to provide such information and assistance as may be necessary and reasonably requested by the Offeror in connection with the completion of the Voluntary Offer Document. The Offeror shall use commercially reasonable efforts to cause the Voluntary Offer Document to comply with all applicable rules and regulations.  Songa Offshore shall have the right to review and comment upon the Voluntary Offer Document prior to its publication, but shall not have any right or obligation to approve or authorise the contents of the Voluntary Offer Document, except for the Songa Offshore Board Recommendation (as defined below) in the Voluntary Offer Document, provided that the Offeror shall consider in good faith any comments so provided by Songa Offshore.

2.12        Notwithstanding any information, assistance or comments provided by Songa Offshore, the Offeror shall be responsible for the final form of the Voluntary Offer Document and be responsible for the information contained in the Voluntary Offer Document.

2.13         In the event an S-4 Registration Statement is required to be filed with the SEC pursuant to Clause 2.3, then the Offeror shall prepare such S-4 Registration Statement, and Songa Offshore shall furnish all information concerning it, provide reasonable access to its employees and auditors, and use its commercially reasonable efforts to obtain and furnish information concerning the holders of its shares and bonds, in each case, as the Offeror may reasonably request in connection with the preparation of such S-4 Registration Statement, including (i) preparing any Management Discussion and Analysis of Financial Condition and Results of Operations for Songa Offshore and (ii) assisting Offeror in its preparation of any pro forma financial statements, in each case, if and to the extent required to be included therein by applicable law.  None of the information supplied or to be supplied by or on behalf of the Offeror or Songa Offshore for inclusion in or incorporation by reference in any S-4 Registration Statement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  For the avoidance of doubt, Songa Offshore shall have no responsibility or liability to any third-party for or in connection with the information contained in any S-4 Registration Statement, other than any third-party regulator as may be required under applicable law.

2.14         The consolidated financial statements of the Offeror supplied for inclusion or incorporation by reference in any S-4 Registration Statement and the Proxy Statement will comply as to form in all material respects with the accounting requirements and rules and regulations of the SEC applicable to each party and fairly present the financial condition of the Offeror as of the respective date thereof and the consolidated results of operations and cash flows for the respective period then ended. Any audited consolidated financial statements of Songa Offshore for 2016, 2015 and 2014 and unaudited consolidated interim financial statements provided for inclusion in any S-4 Registration Statement and the Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act, as applicable, and fairly present the financial condition of Songa Offshore as of the respective date thereof and the consolidated results of operations and cash flows for the respective period then ended. The Offeror shall provide Songa Offshore and its representatives, including its counsel and auditors, reasonable opportunity and time to review and provide comments to any S-4 Registration Statement and Proxy Statement prior to the time the Offeror files such S-4 Registration Statement and Proxy Statement with the SEC or any amendment or supplement thereto and such document is made publicly available and shall consider in good faith any comments so provided. Songa Offshore shall request its auditors to provide the Offeror with all written consents (but does not warrant such consents) in such form required by the SEC to authorize the Offeror to include Songa Offshore’s 2016, 2015 and 2014 annual financial statements and unaudited consolidated interim financial statements in any S-4 Registration Statement and the Proxy Statement, in each case, to be filed with the SEC.

2.15         The Offeror shall use commercially reasonable efforts to cause any S-4 Registration Statement prepared to comply with the rules and regulations promulgated by the SEC, to respond promptly as reasonably practicable to any comments of the SEC or its staff and to have such S-4 Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC.  The Offeror will as promptly as reasonably practicable provide in writing to Songa Offshore and its counsel any comments, written or oral, of the SEC with respect to any S-4 Registration Statement and a reasonable opportunity to review and comment on any response thereto and consider in good faith any comments so provided, and Songa Offshore shall reasonably cooperate with the Offeror in preparing responses to such comments.  All information supplied by or on behalf of the Offeror or Songa Offshore for inclusion or incorporation by reference in any S-4 Registration Statement will comply as to form in all material respects with the applicable requirements of the Securities Act.  The Offeror shall also promptly as reasonably practicable file, use commercially reasonable efforts to cause to become effective as promptly as reasonably practicable and, if required, deliver to Songa Offshore’s shareholders, any amendment to any S-4 Registration Statement that becomes necessary after the date such S-4 Registration Statement is declared effective, including so as to ensure that such S-4 Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Offeror will provide to holders of Songa Shares the number of copies of the prospectus to any S-4 Registration Statement that are reasonably requested.

2.16         In furtherance of the joint determination described in Clause 2.2, Songa Offshore shall furnish all information concerning it and and shall use commercially reasonable efforts to obtain and furnish information concerning the holders of its shares and bonds, in each case, as the Offeror may reasonably request in connection with the determination of whether the Consideration Shares and/or the Consideration CBs may be issued pursuant to an Exempt Exchange, including requesting, pursuant to a written letter approved in advance by the Offeror, information from nominees holding any Songa Shares regarding any shares that may be held by a U.S. holder.

2.17         If between the date of signing of this Agreement and completion of the Offer as contemplated by the Voluntary Offer Document and any S-4 Registration Statement (as applicable), or, if relevant, expiry of a subsequent mandatory offer, a consideration higher than the Offer Price is paid or agreed to be paid pursuant to a direct or indirect acquisition of a (directly or indirectly) Songa Share (in the open market or in privately negotiated transactions or otherwise) by or on behalf of the Offeror or any entity wholly owned directly or indirectly by Transocean Ltd., then the Offer Price shall be increased to be at least equal to such higher consideration.  Notwithstanding the foregoing, the Offer Price shall not be increased pursuant to this Clause 2.17 solely as a result of (i) the payment of cash consideration (including the effect of any change in currency exchange rates) in any subsequent mandatory offer in accordance with the minimum offer price requirements as decided by Oslo Børs, (ii) share price fluctuations during or after the Offer Period, or (iii) the application of calculation principles to any subsequent mandatory offer that differ from the calculation principles specified in Clause 2.1, whether applied by the Oslo Stock Exchange or any other governmental or regulatory authority or pursuant to the requirements of any applicable law (including applicable Cyprus law).

2.18         If the Offer is completed, the Offeror shall, as promptly as reasonably practicable and in accordance with the applicable rules and regulations, either make a mandatory offer for the remaining Songa Shares or, if the conditions therefor are met, effectuate a compulsory acquisition of the remaining Songa Shares according to applicable laws and regulations of Cyprus.

2.19        Subject to the Offeror making the Offer as set out in Clause 2.1, the Offeror shall as promptly as reasonably practicable make an offer (the “Bond Offer”) to the holders (the “Bondholders”) of bonds in SONG04 (ISIN NO 001 062875.3) (“SONG04 Bonds”) and SONG05 (ISIN NO 001 064940.3) (“SONG05 Bonds”, and together with SONG04 Bonds the “Bonds”) to exchange (i) each SONG04 Bond for Consideration CBs, cash or a combination thereof in a total amount equal to 103.5% of the principal amount of such SONG04 Bonds and (ii) each SONG05 Bond for Consideration CBs, cash or a combination thereof in a total amount equal to 101% of the principal amount of such SONG05 Bonds, for both (i) and (ii) plus accrued unpaid interest on the Bonds up to completion of the Bond Offer.  The Offeror acknowledges and agrees that (a) there will be no conditions to the Bond Offer other than the conditions to the Offer, as such conditions may be modified to be applicable to the Bond Offer, and (b) it will not (I) waive any condition to the Offer unless any corresponding condition to the Bond Offer is simultaneously waived and (II) waive any condition to the Bond Offer unless any corresponding condition to the Offer is simultaneously waived.

2.20         Subject to the Offeror making the Offer as set out in Clause 2.1, the Offeror shall exchange (the “Loan Exchange”) with Perestroika AS the USD 50 million loan (the “Loan”) for Consideration CBs in a total amount equal to 100% of the principal amount of the Loan (plus accrued unpaid interest up to completion of the Loan Exchange) upon completion of the Offer.

3.             SONGA OFFSHORE BOARD RECOMMENDATION

3.1          The Songa Board undertakes to announce a (subject to any disqualification or non-participation required by applicable Law) unanimous recommendation of the Offer (the “Songa Board Recommendation”) substantially in the form attached in Appendix 7 to this Agreement or in such other form as the Parties may agree in writing, subject as stated in Clause 3.3. The Offeror may incorporate or refer to the Songa Board Recommendation in the Voluntary Offer Document and any S-4 Registration Statement.

3.2           Due to the fact that the Offer is launched in agreement with Songa Offshore, the Parties acknowledge that Oslo Børs will require that a statement on behalf of Songa Offshore is made by an independent third-party, ref. Section 6-16 (4) of the Norwegian Securities Trading Act 2007 (the “Independent Statement”). ABG Sundal Collier ASA will, if approved by Oslo Børs pursuant to Section 6-16 (4) of the Norwegian Securities Trading Act 2007, provide the form of Independent Statement substantially as set forth in Appendix 8 to this Agreement and has confirmed to Songa Offshore that the Independent Statement will be finalised for and shall be released contemporaneously with the Songa Board Recommendation subject only to (i) its confirmatory review of the Voluntary Offer Document, (ii) the Voluntary Offer Document being made public and (iii) any change deemed required by ABG Sundal Collier ASA due to developments between the date of this Agreement and the date of the Independent Statement and in light of the requirements under Section 6-16 of the Norwegian Securities Trading Act 2007. The Independent Statement shall be included as an appendix to the Voluntary Offer Document or made public through a stock exchange notice on the Songa Offshore ticker.

3.3          The Songa Board Recommendation shall not be withdrawn or modified by the Songa Board unless (i) a Competing Offer (as defined in Clause 5.2) is made and the Songa Board determines in accordance with Clause 6.4 that such Competing Offer is a Superior Proposal to the Offer or the Amended Offer (as defined in Clause 6.2), as the case may be, or (ii) this Agreement is terminated by Songa Offshore in accordance with the terms hereof.

3.4          For purposes of this Agreement a “Superior Proposal” shall mean a Competing Offer for all or a significant part of the Songa Shares, on a fully diluted basis, or assets of Songa Offshore not solicited, sought or initiated by Songa Offshore or its employees, directors, advisers and representatives, directly or indirectly, in breach of Clause 5.1 on terms that the Songa Board determines, in good faith, after consultation with its financial advisers and external legal counsel, would be more favourable from a financial point of view to Songa Offshore’s shareholders than the terms contemplated by the Offer (or an Amended Offer, as the case may be).

4.            UNDERTAKINGS

4.1          From the date of this Agreement and until the earlier of (a) completion of the Offer and (b) the termination of this Agreement, Songa Offshore shall, and shall cause its direct and indirect subsidiaries to observe the following restrictions on their conduct except as otherwise provided in this Agreement:

(i)      conduct its business in the ordinary course and in accordance with applicable laws, regulations and decisions of competent governmental and regulatory authorities, and seek to preserve its present business organization, lines of business, material relationships with customers, suppliers and other third parties, and shall refrain from:

(a)      adopting or proposing any changes to the articles of association of Songa Offshore (save as due to changes in capital allowed for below);

(b)     declaring any dividend or other distribution to Songa Offshore shareholders in their capacity as such or the issue, sale, purchase or redemption of any financial instruments of Songa Offshore or its direct or indirect subsidiaries other than as set out in this Agreement or (for actions other than dividends or distributions) pursuant to obligations under written agreements in place as of the Announcement Date that have been provided to Offeror prior to the entering into of this Agreement or as expressly permitted under (m) below;

(c)      paying, or agreeing to pay, any success fees or bonuses in connection with the Offer or other transactions contemplated herein other than (I) to Songa Offshore’s financial advisers Pareto Securities AS in accordance with the fee arrangements disclosed to the Offeror prior to the entering into of this Agreement, (II) other success fees or bonuses to Songa Offshore directors and employees in connection with the transactions contemplated herein not exceeding a total maximum amount of USD 5,000,000, or (III) to Songa Offshore’s advisers in connection with any Competing Offer not in breach of Clause 5.1 (to avoid doubt, this paragraph does not extend to payment of non-success based fees, such as fee to the Independent Statement provider and legal fees);

(d)     other than for outstanding claims relating to OPUS, any claim related to the exit tax matter and any reported counterclaims towards DSME, forgiving any claim(s) in excess of USD 5,000,000 in the aggregate;

(e)      merging, consolidating or entering into any restructuring, liquidation, dissolution or any business combination transaction, or making any corporate acquisition or material transaction, in each case other than with respect to (I) transactions involving only direct or indirect wholly owned subsidiaries of Songa Offshore and only after consulting with, and taking into account in good faith the view of, the Offeror with regard to such transaction or (II) liquidation of dormant subsidiaries after consulting with, and taking into account in good faith the view of, the Offeror with regard to such transaction;

(f)      other than in the ordinary course of business, acquiring any assets (provided, that the restrictions in Clause 4.1(i)(e) shall still apply as applicable) or making or committing to any material capital expenditure;

(g)      selling, abandoning or otherwise disposing of any  assets, business or property or agreeing to the creation of any material lien or encumbrance over any asset, other than, (I) in the case of the sale, abandonment or disposition of any assets, business or property, (x) sales or retirement of obsolete assets, finished goods or inventory in the ordinary course of business or (y) involving consideration or book value not in excess of USD 20,000,000 individually or USD 30,000,000 in the aggregate, and (II) in the case of liens or encumbrances, any factoring arrangements not to exceed USD 60,000,000 entered into on market terms or in respect of any arrangement in the ordinary course of business that is not otherwise restricted by this Clause 4.1;

(h)      amending the terms of Songa Offshore warrants, convertible bonds, Bonds or the Loan;

(i)      appointing any new member of its executive management;

(j)      changing the general terms of employment of its non-management employees, other (I) than changes to employee benefits in the ordinary course of business that are applicable to similarly situated employees, or (II) monthly, quarterly, or annual, market-based, promotion-related or merit-based salary increases in the ordinary course of business;

(k)      changing the terms of employment of its executive management in any way;

(l)       adopting or amending any employee benefit, bonus or profit sharing scheme (including any scheme having share purchase or share option provisions) other than timing adjustments or in the ordinary course of business;

(m)     altering its authorised or issued share capital, granting any options or other rights to subscribe for any of its shares, or the purchase or sale of its shares or other securities issued by it, other than (I) issuances of shares as required by the exercise of warrants or options or the conversion of convertible bonds or other Songa Offshore securities (including under incentive programs), in each case, that are outstanding on the date of this Agreement and publicly disclosed or publicly available and made in accordance with the terms of such agreements underlying such warrants, options or convertible bonds, (II) issuances of common shares at a price per share no less than the Offer Price which, in the aggregate and together with any new loan agreement, debt securities or other indebtedness incurred pursuant to Clause 4.1(i)(n)(II), do not exceed USD 10,000,000 and (III) following consultation with the Offeror, any issuance of common shares at a price per share no less than the Offer Price, in addition to those made pursuant to Clause 4.1(i)(m)(II), that are necessary to raise funds to avoid a covenant default under Songa Offshore’s existing or future indebtedness;

(n)      entering into any loan agreement with any bank or other financial institution, issuing any debt securities or incurring any other indebtedness in any such case other than (I) in the ordinary course of business, (II) in an aggregate amount, together with the aggregate amount any issuances of shares pursuant to Clause 4.1(i)(m)(II), not exceeding USD 10,000,000, and (III) following consultation with the Offeror, any such indebtedness incurred in addition to that incurred pursuant to Clause 4.1(i)(n)(II) that is necessary to raise funds to avoid a covenant default under Songa Offshore’s existing or future indebtedness, so long as any such indebtedness incurred does not contain any provision requiring the payment of any premium or make whole amount or providing for the default or acceleration of such indebtedness as a result of any of the transactions contemplated by this Agreement;

(o)      repaying, accelerating or otherwise amending the terms of its indebtedness  other than (I) in the ordinary course of business after requesting and obtaining any necessary waiver(s) and (II) any waiver(s) of Songa Offshore’s covenants to maintain specific debt-to-EBITDA ratios under its existing indebtedness so long as such waiver(s) do not require the payment of any consent fees (other than fees of an ordinary and de minimis nature in accordance with past practice), amend the terms of the underlying agreements or contain any provision that would have an adverse consequence to Songa Offshore;

(p)      amending its existing insurance coverage other than in the ordinary course of business;

(q)      entering into or materially amending any material agreement, other than in the ordinary course of business, or entering into any contracts which are outside normal commercial terms;

(r)      entering into any agreement regarding any other transactions with any of its shareholders owning more than 1% of the share capital of Songa Offshore or Persons (as defined below) related to such shareholders, other than (I) in the ordinary course of business on normal commercial terms and (II) loans or other financing arrangements on normal commercial terms and permitted under Clause 4.1(i)(n) (for avoidance of doubt, with Songa Offshore and/or its subsidiaries as debtor(s));

(s)      otherwise taking any action which it knows would or might reasonably be expected to be prejudicial to the successful outcome of the Offer or which would or might reasonably be expected to have the effect of preventing any of the conditions to the Offer from being fulfilled or resulting in a delay to the expected timetable for the completion of the Offer;

(t)      except as set forth in the last paragraph of this Clause 4.1, settle, discharge or otherwise compromise any action, suit, litigation, arbitration, lawsuit, claim, proceeding, hearing, audit, investigation or other proceeding involving payment or receipt of payment in an amount in excess of USD 10,000,000;

(u)      take any action or permit any inaction which would cause any of its material registered intellectual property to become ineffective;

(v)     (I) make, amend, or rescind any tax election, (II) change in any material respect any tax accounting principle, (III) file any amended tax return, (IV) settle any tax claim or assessment in excess of USD 5,000,000 (other than the exit tax matter) or surrender any right to claim a refund of taxes in an amount in excess of USD 5,000,000, (V) consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or (VI) fail to pay any tax when it becomes due or take any other similar action relating to the filing of any tax return or the payment of tax, except in each case as required by law or instructed by appropriate authorities following a final determination by such authority that is not subject to an ability to Songa Offshore to appeal, contest or dispute, and/or, in the case of clauses (I), (III), or (V), in the ordinary course of business; or

(w)     authorizing, agreeing or entering into any binding commitment to do any act restricted in the foregoing,

in each case except with the Offeror’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.

(ii)     reasonably cooperate with the Offeror and its officers, employees, legal counsel, financial advisers and other representatives, and afford them, upon reasonable request and notice, reasonable access (such access not to be unreasonably refused or delayed) to the properties, books, records and management, advisers and representatives of the Songa Offshore group of companies for the purposes of the Offer and any documents to be prepared in connection with the Offer, and furnish to them such material information in relation to the development of the operation, trading, disputes, tax affairs and strategy of the business of the Songa group as they may from time to time reasonably request, in all such cases subject to any duty or obligation restricting the same;

(iii)    promptly notify the Offeror if Songa Offshore becomes aware that any act, matter or thing that is inconsistent with its obligations in Clause 4.1(i) above has occurred or if it becomes aware of any matter that shall cause any of the conditions to the Offer not to be capable of satisfaction;

(iv)     no later than at the Announcement Date, Songa Offshore shall take all actions it deems reasonably necessary to ensure that Offeror is released from any disclosure or trading restrictions that may have been caused by the disclosure by Songa Offshore to Offeror of any information that constitutes inside information (as defined by Section 3-2 of the Norwegian Securities Trading Act) in respect of Songa Offshore or financial instruments issued by Songa Offshore, including by, if and to the extent deemed necessary by Songa Offshore, disclosure of relevant information to the market. Songa Offshore will further publicly disclose any inside information made available to the Offeror or its affiliates by or on behalf of Songa Offshore on a continuous basis until completion of the Offer;

(v)      to the extent not made public through stock exchange notices, promptly notify the Offeror of any exercise notices received in relation to warrants or conversion of convertible bonds pursuant to Songa Offshore’s convertible bond issue 16/22 (SONG07), including the total number of new shares to be issued as a result of such exercises or conversions, and ensure that such new shares are issued promptly and if possible prior to the expiry of the Offer period.

Songa Offshore undertakes to use its reasonable best efforts to comply with all consent, notification and reporting obligations due to regulatory requirements required to be complied with by Songa Offshore in connection with the transactions contemplated by this Agreement.

Songa Offshore, shall, and shall cause its direct and indirect subsidiaries to give the Offeror the opportunity to reasonably participate in the defense and settlement of the matters related to Opus, the Norwegian exit tax case and the disputes with DSME (the “Specified Actions”), including without limitation by providing the Offeror with all pleadings, motions, memoranda (and other similar documents) and material correspondence, as well as decisions or other actions by the applicable courts or arbitrators in the Specified Actions, reasonable opportunity to review and comment in advance on all pleadings, motions and memoranda (and other similar documents) to be filed by Songa Offshore and/or its subsidiaries, and advance notice of any hearings or status conferences or arbitrations with the courts or arbitrators, as the case may be, in the Specified Actions. Notwithstanding anything in this Agreement to the contrary, no settlement of any Specified Action shall be agreed to without Offeror’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Songa Offshore may from time to time, for the purposes of requesting cooperation, information or access pursuant to Clause 4.1(ii), as well as for the purpose of seeking any consent or other information or contact under or in connection with this Agreement and the transactions contemplated hereby (including also with respect to due diligence), appoint one or more points of contact for the Offeror, with such specific points of contact subject to Offerors’ consent (not to be unreasonably withheld, conditioned or delayed).  Offeror shall have the right to appoint similar contacts related to the foregoing subject to Songa Offshore’s consent (not to be unreasonably withheld, conditioned or delayed).

4.2          From the date of this Agreement and until the earlier of (a) completion of the Offer and (b) the termination of this Agreement, Transocean Ltd. shall observe the following restrictions on its conduct except as otherwise provided in this Agreement:

(i)      conduct its and ensure that its direct and indirect subsidiaries each conduct its business in the ordinary course and in accordance with applicable laws, regulations and decisions of competent governmental and regulatory authorities, and  seek to preserve its present business organization, lines of business, material relationships with customers, suppliers and other third parties, and shall refrain from:

(a)                     declaring any dividend or other distribution to Transocean Ltd. shareholders in their capacity as such, other than such dividends or other distributions paid at levels approved by shareholders in the ordinary course of business or the issue, sale, purchase or redemption of any financial instruments of Transocean Ltd., or (for actions other than dividends or distributions) pursuant to obligations under agreements and arrangements in place as of the Announcement Date;

(b)                     paying, or agreeing to pay, any success fees or bonuses in connection with the Offer or other transactions contemplated herein other than (a) fees to the Offeror’s financial advisers Clarksons Platou Securities AS in connection with the Offer in accordance with the fee arrangements disclosed to Songa Offshore prior to the entering into of this Agreement, or (b) other success fees to employees of Offeror or its subsidiaries in accordance with past practices;

(c)                     selling, abandoning or otherwise disposing of any assets, business or property, other than in the case of the sale, abandonment or disposition of any assets, business or property, (I) sales or retirement of obsolete assets, finished goods or inventory in the ordinary course of business or (II) involving consideration or value not in excess of USD 20,000,000 individually or USD 60,000,000 in the aggregate.;

(d)                     amending the terms of any convertible loans or warrants;

(e)                    otherwise taking any action which it knows would reasonably be expected to be prejudicial to the successful outcome of the Offer or which it knows would or might reasonably be expected to have the effect of preventing any of the conditions to the Offer from being fulfilled or resulting in a delay to the expected timetable for the completion of the Offer;

(f)                      entering into any liquidation or dissolution transaction;

(g)                     altering its issued share capital, granting any options or other rights to subscribe for any of its shares, or the purchase or sale of its shares or other securities issued by it, other than (i) issuances of shares as required by the exercise or conversion of warrants or options or the conversion of convertible bonds or any other Transocean Ltd. securities, in each case, that are outstanding on the date of this Agreement and made in accordance with the terms of such agreements underlying such Transocean Ltd. securities or granted in the ordinary course of business by Offeror, including in connection with granting of incentive awards pursuant to incentive or similar plans, (ii) grants made in the ordinary course of business pursuant to incentive or similar plans, (iii) any share buyback or similar program approved by the board of directors of Transocean Ltd., (iv) any issuances of shares pursuant to any merger, business combination transaction or corporate acquisition, so long as Offeror has complied with its obligations in the last paragraph of this Clause 4.2 (if applicable), or (v) without taking into account any shares issued pursuant to clause (i) through (iv), and subject to the Offeror informing the chairman of Songa Offshore (subject to applicable law) at least 2 US business days prior to any resolution or public announcement of such intention, issuances of shares in an aggregate amount not to exceed USD 500,000,000 aggregate offering price; or

(h)                     authorizing, agreeing or entering into any binding commitment to do any act restricted in the foregoing;

in each case except with Songa Offshore’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.

(ii)     promptly notify Songa Offshore if the Offeror becomes aware that any act, matter or thing that is inconsistent with its obligations in Clause 4.2(i) above has occurred or if it becomes aware of any matter that shall cause any of the conditions to the Offer not to be capable of satisfaction.

(iii)    no later than at the effective date of the S-4 Registration Statements, Transocean Ltd. shall take all actions it deems reasonably necessary to ensure that any trading restrictions that may have been caused by the disclosure by Transocean Ltd. to Songa Offshore representatives of any information that constitutes material non-public information in respect of Transocean Ltd. or financial instruments issued by it are released.

(iv)     except as specifically provided in this Clause 4.2(iv), prior to completion of the Offer, without Songa Offshore’s prior consent, Transocean Ltd. (on behalf of itself and its subsidiaries) undertakes not to approach, initiate, solicit or maintain any contact or dialogue with DSME, Statoil, or any of Songa Offshore’s unions or employees’ representatives, or any of Songa Offshore’s bank lenders, in each case, relating to Songa Offshore’s business or the Combination (including, in the case of DSME, relating to Songa Offshore’s disputes with DSME).  Notwithstanding the foregoing:

(a)     the Offeror may make any contact and/or maintain any dialogue (whether through approach, initiation, solicitation or otherwise) that relates to the Offeror’s business.

(b)     the Offeror may approach, initiate, solicit or maintain contact or dialogue with DSME, Statoil or with Songa Offshore’s unions or employees’ representatives if Songa Offshore (I) is given reasonable prior written notice of such approach, initiation, solicitation or contact or dialogue, (II) consents to such approach, initiation, solicitation or contact or dialogue (with such consent not to be unreasonably withheld, conditioned or delayed), and (II) is given an opportunity to participate in such discussions.

(c)     the Offeror may approach, initiate, solicit or maintain contact or dialogue with Songa Offshore’s bank lenders solely relating to the Combination and the go-forward business of Songa Offshore resulting therefrom if (I) Songa Offshore is given reasonable prior written notice of such approach, initiation, solicitation or contact or dialogue, and (II) Songa Offshore is given an opportunity to participate in such discussions.

(d)     in no event shall the Offeror be deemed in breach of this Clause 4.2(iv) for the occurrence of any de-minimis discussions concerning the Combination which occur between any of the restricted parties named in the first paragraph of this Clause 4.2(iv) and any employee of the Offeror (other than any employee of the Offeror with a title of Senior Vice President or higher).

In the event Songa Offshore chooses to participate in any discussions conducted pursuant to Clause 4.2(iv)(b) or Clause 4.2(iv)(c), Songa Offshore shall not have any veto or decision-making right related to the content of such discussions as such discussions specifically relate to the go-forward business of Songa Offshore or financing arrangements for the go-forward business of Songa Offshore after the completion of the Offer.

The Offeror undertakes to use its reasonable best efforts to comply with all consent, notification and reporting obligations due to regulatory requirements required to be complied with by the Offeror in connection with the transactions contemplated by this Agreement.

Prior to completion of the Offer, Offeror will consult with, and take into account in good faith the views of, Songa Offshore prior to entering into any business combination or acquisition transaction where the total enterprise value of the target or the value of the assets being acquired in such transaction is greater than USD 500,000,000.

5.            NON-SOLICITATION

5.1          During the period from the date of this Agreement until the earliest of (i) the termination of this Agreement, (ii) the lapsing or withdrawal of the Offer, or (iii) the completion of the Offer, Songa Offshore shall not, and shall cause its employees, directors, advisers and representatives not to, directly or indirectly, solicit, seek or initiate (it being understood that providing information in the ordinary course of business to categories of persons to whom Songa Offshore routinely provides such information will not, in and of itself, constitute any of the foregoing) the making of any proposal or offer that constitutes a Competing Offer (as defined in Clause 5.2).

5.2          A “Competing Offer” means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by the Offeror under this Agreement) contemplating or otherwise relating to any Acquisition Transaction.  An “Acquisition Transaction” means: any transaction or series of transactions involving (A) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (1) in which Songa Offshore or any of its affiliates is a constituent corporation, (2) in which a person or “group” (as defined in the Exchange Act, as amended, and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of Songa Offshore or any of its subsidiaries, or (3) in which Songa Offshore or any of its affiliates issues or sells securities representing more than 15% of the outstanding securities of any class of voting securities of Songa Offshore or any of its affiliates as of the date of this Agreement; or (B) any sale (other than in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of Songa Offshore, or any of its businesses or subsidiaries.

5.3          For the avoidance of doubt, if Songa Offshore is approached by an unsolicited bona fide third-party in relation to a possible Competing Offer, it shall be entitled to enter into discussions with such party and shall have the right to provide it with information necessary for such third-party to carry out a due diligence of Songa Offshore if the Songa Board determines in good faith that such discussions, if successful, may lead to a Superior Proposal.

5.4          Songa Offshore shall promptly inform the Offeror of the receipt and all reasonable details (including the proposing party, the proposed price and other significant terms, conditions and contingencies, as well as any other information reasonably needed by the Offeror to evaluate the proposal) of any Competing Offer.  Notwithstanding the foregoing, Songa Offshore will not have to disclose the identity of such proposing party unless and until the Songa Board has determined that such Competing Offer is a Superior Proposal.    If Songa Offshore enters into discussions with a third-party in accordance with Clause 5.3, it shall inform and keep informed the Offeror of all significant developments in such discussions (subject to the immediately preceding sentence) and provide the Offeror with all non-public information furnished to the proposing party which shall not have been disclosed to the Offeror. Provided this obligation is observed, the Parties acknowledge that public disclosure may be deferred pending the conclusion of negotiations on a confidential basis with the potential bona fide third-party.

6.            COMPETING OFFERS – RIGHT TO AMEND

6.1          If a Competing Offer is made to the Songa Board and the Songa Board determines that the Competing Offer is a Superior Proposal, Songa Offshore shall without undue delay inform the Offeror in writing of this, detailing the main terms of such Competing Offer. During a period of 72 hours (provided that such period shall include at least 2 (two) U.S. business days) from the time of such notice (or, if shorter until the Offeror notifies Songa Offshore that it does not intend to make an Amended Offer) and subject to any applicable law, the Parties shall not make any public statement or express any public opinion relating to the Competing Offer (to avoid doubt, this shall not preclude Songa Offshore from releasing a holding statement to comply with fiduciary obligations).

6.2          If the Offeror notifies the Songa Board in writing within the 72 hours provided in Clause 6.1 that it will amend the Offer (an “Amended Offer”), the Songa Board shall carry out an assessment of whether the Competing Offer is a Superior Proposal as compared to the Amended Offer.

6.3          If the Offeror presents an Amended Offer in accordance with Clause 6.2, and the Songa Board determines that the Competing Offer is no longer a Superior Proposal, then the Songa Board shall, subject to as provided in Clause 3, maintain its recommendation of the Offer (as amended). In such circumstances, if the Competing Offer has been publicly announced, the Songa Board shall publicly announce that it is maintaining its recommendation of the Offer (as amended).

6.4          If the Songa Board determines, without breach of this Agreement, that the Competing Offer is a Superior Proposal to the Amended Offer or the Offer (if an Amended Offer is not made within the deadline), the Songa Board shall be free to (i) recommend the Competing Offer and to withdraw the Songa Board Recommendation due to such Superior Proposal and/or (ii) to terminate this Agreement pursuant to Clause 9.1(iii) in order to pursue or enter into an acquisition or similar agreement with respect to such Superior Proposal; provided, however, that Songa Offshore shall not terminate this Agreement pursuant to Clause 9.1(iii) unless Songa Offshore has complied with its obligations under this Clause 6 and Clause 9.1(iii).

7.             COMPETITION FILINGS

7.1          The Offeror undertakes to use reasonable efforts to ensure that any required competition approvals or clearances are obtained as soon as reasonably possible, including by promptly as reasonably possible carrying out all filings and applications in all relevant jurisdictions, and complying with and responding to all requests for additional information made by competition authorities within a reasonable time and the deadlines specified by the relevant authorities. If and to the extent the granting of such competition approvals or clearances is being made conditional upon the acceptance by the Offeror of any restrictions or conditions, the Offeror shall not be obliged to accept any such restrictions or conditions, unless clearly insignificant in the context of (i) Transocean Ltd.’s existing business operations in Norway or (ii) the expected benefits to Transocean Ltd. of the Combination. Songa Offshore agrees to provide full and prompt assistance as the Offeror reasonably requests in connection with seeking such competition approvals or clearances, provided that in no event shall Songa Offshore be obliged to accept any restrictions or conditions prior to completion of the Offer in connection with such assistance to the Offeror.

7.2          The Offeror shall coordinate all communications with the applicable competition authorities regarding the competition approvals or clearances referred to in Clause 7.1, and each Party shall inform the other Party, and give it reasonable opportunity to review and provide comments and shall consider in good faith any comments so provided by such other Party, (i) prior to delivering any material communication to a governmental entity, including to the initial filing, (ii) promptly after receiving any material communication from a governmental entity, and (iii) before entering into any proposed understanding, or agreement with any governmental entity regarding any such filings, the Offer, or the transactions contemplated by the Offer, except such parts of material communication, understandings or agreements which in the Offeror’s sole discretion contain confidential information not to be disclosed to Songa Offshore (provided that the Offeror shall use commercially reasonable efforts to provide such portion of the relevant material communication, understanding or agreement to Songa Offshore in a form and manner that would not disclose such confidential information). No Party shall participate in any material communications (including any in-person meeting but excluding any routine inquiries as to the status of the antitrust review), with any governmental entity in respect of: (a) any governmental filings or investigation or other inquiry concerning the Offer or the underlying transactions; or (b) the resolution of any investigation of or challenge to the Offer or the underlying transactions, in each case without giving the other Party reasonable prior notice of the meeting (including the subjects to be discussed). To the extent permitted by such governmental entity, the noticing Party shall provide the noticed Party the opportunity to attend and participate in any such meeting unless such meeting in the Offeror’s sole discretion may reveal confidential information not to be disclosed to Songa Offshore (provided that the Offeror shall use commercially reasonable efforts to facilitate Songa Offshore’s participation in a manner that would not result in the disclosure of such confidential information). Nothing herein provides either Party the right to prohibit any properly noticed material communication.

8.            PUBLIC ANNOUNCEMENTS, PRESS RELEASES ETC.

8.1          Except as set forth in Clause 2.8, neither Party shall make any public announcements in connection with the Offer without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed.

8.2          Notwithstanding Clause 8.1, with respect to public announcements in connection with the Offer:

(i)      each Party shall be entitled to make such announcements as are required by applicable laws, regulations or stock exchange rules, provided that, in so far as it is lawful to do so prior to such disclosure, the disclosing Party shall to the extent practicable consult with the other Party on the proposed form, timing, nature and purpose of such disclosure;

(ii)     the Offeror shall be entitled to make such announcements as it deems appropriate in response to any Competing Offer;

(iii)    the Parties shall be entitled to make such announcements as they deem appropriate if the Songa Board Recommendation is withdrawn or modified in accordance with the terms of this Agreement; and

(iv)    the Offeror shall be entitled to make such announcements as it deems appropriate in connection with the notice of the Transocean Ltd. Meeting to approve the Proxy Proposals, provided that, the Offeror shall consult with Songa Offshore with respect to any such announcements and consider in good faith any comments to such announcements provided by Songa Offshore.

9.             TERMINATION

9.1           Termination

This Agreement may be terminated:

(i)      by the Offeror on written notice to Songa Offshore: (A) if the Songa Board has modified or withdrawn the Songa Board Recommendation, (B) upon a material breach of this Agreement by Songa Offshore, if such breach, if capable of being cured, is not cured within five days of delivery of written notice of such breach by the Offeror to Songa Offshore or the respective shareholder, (C) if following the date hereof, there has been a Material Adverse Change relating to Songa Offshore, (D) if any one of the Offeror’s conditions for completing the Offer set forth in Appendix 1 to this Agreement becomes incapable of satisfaction prior to the Long Stop Date (as extended) and will not be waived by the Offeror, (E) the Pre-acceptances have not been received; (F) following the Announcement Date, the Pre-acceptances cease to remain for any reason in full force and effect; provided that, in the case of this clause (F), if there are Pre-acceptances in full force and effect which represent more than 63% of the total share capital of Songa Offshore on a fully diluted basis at the time Offeror would terminate the Agreement, then Offeror shall not be permitted to terminate the Agreement pursuant to this clause (F), (G) following the Announcement Date, upon a material breach of a Pre-acceptance by a shareholder, if such breach, if capable of being cured, is not cured within five days of delivery of written notice of such breach by the Offeror to the respective shareholder; provided that, in the case of this clause (G), if non-breaching shareholders party to the Pre-acceptances represent more than 63% of the total share capital of Songa Offshore on a fully diluted basis at the time Offeror would terminate the Agreement, then Offeror shall not be permitted to terminate the Agreement pursuant to this clause (G), or (H) if the Offeror (in its sole discretion) has made any findings based on its confirmatory legal, financial, commercial and technical due diligence of Songa Offshore that the Offeror has concluded in its sole discretion are material to the business or the value of Songa Offshore; provided however that (x) such due diligence shall not cover any of the items that were part of the Phase 1 Due Diligence and (y) subject to Songa Offshore’s compliance with its obligations under this Agreement relating to such due diligence (including Clause 1.4), the Offeror may only exercise its right to terminate the Agreement pursuant to this Clause (H) on or prior to September 17, 2017;

(ii)     by Songa Offshore on written notice to the Offeror: (A) upon the Songa Board having modified or withdrawn the Songa Board Recommendation due to a Superior Proposal, (B) upon a material breach of this Agreement by the Offeror, if such breach, if capable of being cured, is not cured within five days of delivery of written notice of such breach by Songa to the Offeror, (C) upon any one of the Offeror’s conditions for completing the Offer set forth in Appendix 1 to this Agreement becomes incapable of satisfaction prior to the Long Stop Date (as extended) and (where applicable) the Offeror having notified Songa Offshore in writing or publicly announced that the relevant condition will not be waived by the Offeror; (D) if following the date hereof, there has been a Material Adverse Change with respect to the Offeror; (E) following the Announcement Date, the Pre-acceptances (including from Perestroika AS and ARCM) have not been received or cease to remain for any reason in full force and effect or (F) the failure of Offeror to obtain the Transocean Ltd. Shareholder Approvals by the Long Stop Date;

(iii)    by Songa Offshore, in accordance with Clause 6.4 in order to accept a Superior Proposal and enter into a binding acquisition or similar agreement providing for a Superior Proposal immediately following or concurrently with such termination; provided, further, that Songa Offshore shall not have the right to terminate this Agreement pursuant to this Clause 9.1(iii) if (x) the completion of the Offer shall have occurred, or (y) Songa Offshore shall have breached any of its obligations under Clauses 5 and 6 in any material respect in connection with such Superior Proposal;

(iv)    by either Party on written notice to the other Party: if the Offer has not become or been declared unconditional before 11:59 p.m., Norwegian time, on January 31, 2018 (the “Long Stop Date”), provided however, that (A) the right to terminate under this Clause 9.1(iv) shall not be available to a Party whose material failure to fulfil any obligation hereunder has been the principal cause of, or resulted in, the failure of the completion of the Offer to occur by the Long Stop Date and (B) the Long Stop Date may be extended by Transocean Ltd. one time for no more than a total of 25 U.S. business days to the extent that such extension is deemed necessary, in Transocean Ltd.’s sole discretion, for the purpose of soliciting additional proxies from shareholders for the election at the Transocean Ltd. Meeting of the Perestroika Designee and (ii) prior to such extension has publicly confirmed the fulfilment of all other conditions for completion of the Offer (other than under nos. 3, 4, and 9 under the item “Completion Conditions” in Appendix 1); but clarifying that, with respect to no. 10 under the item “Completion Conditions” in Appendix 1, if a willful breach by Songa Offshore of any agreement or covenant in this Agreement occurs solely on or after the Long Stop Date, then such condition no. 10 under the item “Completion Conditions” shall not be satisfied and, in such event, Offeror reserves all of its rights with respect thereto (including completion of the Offer) to determine the satisfaction or waiver of such condition;

(v)     by the Offeror, if the Songa Board determines in accordance with Clause 6.4 that a Competing Offer is a Superior Proposal; and

(vi)    by mutual written consent of both Parties.

For purposes of this Agreement, “Material Adverse Change” shall mean any event, change, fact, condition, circumstance, development, occurrence or effect which, individually or together with any other event, change, fact, condition, circumstance, development, occurrence or effect, has, or would reasonably be expected to have, a material adverse effect upon (i) the condition (financial or otherwise), business, assets, liabilities or results of operations of Songa Offshore or Transocean Ltd., as the case may be, and its subsidiaries, taken as a whole, or (ii) the ability of Songa Offshore or Transocean Ltd. and the Offeror, as the case may be, to perform its obligations under this Agreement or to consummate the Offer or the other transactions contemplated by this Agreement, provided that “Material Adverse Change” shall not be deemed to include an event, change, fact, condition, circumstance, development, occurrence or effect to the extent it relates to (A) the announcement of the Offer and the other transactions contemplated by this Agreement; (B) the execution of, compliance with the terms of, or the taking of any action required by this Agreement, or the completion of the Offer and the other transactions contemplated by this Agreement; (C) any change in accounting requirements or principles or any change of laws of general applicability or the interpretation thereof, except to the extent disproportionally affecting Songa Offshore or Transocean Ltd., as the case may be, relative to peer companies operating in the industry, (D) changes in financial markets, interest rates, exchange rates, commodity prices or, except to the extent that such matters have an impact on Songa Offshore or Transocean Ltd., as the case may be, that to a material extent is disproportionate to the effect on other peer companies operating in the industry, other general economic conditions, (E) share price fluctuations or changes in third-party analyst estimates or projections (provided that the underlying cause of any such fluctuation or change may be considered in determining whether or not a Material Adverse Change has occurred or would reasonably be expected to occur to the extent not included in another exception herein), (F) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway, except to the extent disproportionally affecting Songa Offshore or Transocean Ltd., as the case may be, relative to peer companies operating in the industry, (G) any changes resulting from non-cash impairment charges relating to the write-down or scrapping of existing oil rigs, or (H) with respect to Songa Offshore and its subsidiaries, (x) any matters reviewed as part of the Phase 1 Due Diligence, including in particular any judgement, claim, development, fact circumstance or other occurrence in relation to Songa Offshore’s reported ongoing dispute with DSME and (y) any change in financial statements or other financial information or audit statements solely due to conversion of financial statements from IFRS to U.S. GAAP as part of the preparation or furnishing of information pursuant to Clause 2.14 above (provided that the underlying cause of any such changes (such as errors in accounting or material omissions) may be considered in determining whether or not a Material Adverse Change has occurred or would reasonably be expected to occur to the extent not included in another exception herein).

9.2          Effect of Termination

In the event that this Agreement is validly terminated pursuant to Clause 9.1, written notice thereof shall be given to the other Party or Parties, specifying the provisions hereof pursuant to which such valid termination is made and describing the basis therefor in reasonable detail, and subject to compliance with this Clause 9 and Clause 10, this Agreement shall forthwith become null and void and of no further force or effect whatsoever without liability on the part of any Party hereto, and all rights and obligations of any Party hereto shall cease; provided, however, that, notwithstanding anything in the foregoing to the contrary (a) no such valid termination shall relieve any Party hereto of any liability or damages resulting from or arising out of fraud or any willful breach of this Agreement; and (b) Clauses 8, 11, 12 and 15 and the definitions of all defined terms appearing in such clauses shall survive any valid termination of this Agreement pursuant to this Clause 9.2.  For purposes of the foregoing, “willful breach” shall mean a material breach that is a consequence of either (i) an act knowingly undertaken by the breaching Party with the intent of causing a breach of this Agreement or (ii) an act knowingly undertaken by the breaching Party that was reasonably likely to result in a breach of this Agreement (even if a breach of this Agreement was not the conscious object of such act) and which in fact does cause a breach of this Agreement.

For the avoidance of doubt, a valid termination of this Agreement will have no effect on the validity or effectiveness of the irrevocable Pre-acceptances given pursuant to Clause 1.5 and Appendix 5 to this Agreement other than as explicitly set out therein, unless the Offer lapses due to any of the Offeror’s conditions for completing the Offer pursuant to Appendix 1 to this Agreement becoming incapable of satisfaction and such condition is not waived by the Offeror.

10.          SPECIFIC PERFORMANCE

10.1        The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, with the courts of Oslo, Norway, as agreed exclusive legal venue, without necessity of posting bond or other security (any requirements therefor being expressly waived).

11.          NOTICES

11.1        Any notice or other communication to be given by one Party to the other Party under, or in connection with, this Agreement shall be in writing. It shall be served by sending it by e-mail to the address set out in this Clause 11, or delivering it by hand, or sending it by pre-paid internationally recognised courier, to the address set out in this Clause 11 and in each case marked for the attention of the relevant Party set out in this Clause 11 (or as otherwise notified from time to time in accordance with the provisions of this Clause 11).  Any notice so served by hand, e-mail or post shall be deemed to have been duly given:

(i)       in the case of delivery by hand, when delivered;

(ii)      in the case of e-mail, at the time of receipt; and

(iii)     in the case of  delivery by courier on the second U.S. business day following the date of delivery to such courier.

11.2        The contact persons, e-mail addresses and addresses of the Parties for the purpose of Clause 11.1 are as follows:

The Offeror:

Transocean Ltd.

Turmstrasse 30

CH-6300 Zug, Switzerland

Attention: Sandro Thoma, Corporate Secretary

E-mail: Sandro.Thoma@deepwater.com

and

Transocean Inc.

70 Harbour Drive, Floor 4

P.O. Box 10342

George Town, Grand Cayman

Cayman Islands, KY-1003

Attention: Steve McFadin, President
E-mail: Steve.McFadin@deepwater.com

With a copy to:

King & Spalding LLP
125 Old Broad Street
London EC2N 1AR
Attention:  Martin J. Hunt
E-mail:  mhunt@kslaw.com

King & Spalding LLP

1180 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attention:  Keith M. Townsend
E-mail:  ktownsend@kslaw.com

Wikborg Rein Advokatfirma AS
PO Box 1513
Vika 0117 Oslo, Norway
Attention:  Per Anders Sæhle
E-mail: PAS@wr.no

and

Homburger AG
Prime Tower
Hardstrasse 201
CH-8005 Zürich
Attention:  David Oser
E-mail: David.Oser@homburger.ch

Songa Offshore:

Songa Offshore SE
Portobello, Office 201

1, Siafi Street
3042 Limassol, Cyprus
Attention: Bjørnar Iversen / Jan Rune Steinsland
E-mail: BIversen@songaoffshore.com / JSteinsland@songaoffshore.com

With a copy to:

Songa Offshore Management AS
Maskinveien 32
N-4033 Stavanger, Norway
Attention: Bjørnar Iversen / Jan Rune Steinsland

E-mail: BIversen@songaoffshore.com / JSteinsland@songaoffshore.com

and

Advokatfirmaet Schjødt AS
Kongsgårdbakken 3
P.O.Box 440
NO-4002 Stavanger, Norway
Attention: Erling Ueland
E-mail: erling.ueland@schjodt.no

11.3        All notices or formal communications under or in connection with this Agreement shall be in the English language.

12.          MISCELLANEOUS

12.1        The existence and contents of this Agreement shall be treated as strictly confidential until the publication of the Announcement Releases. The Parties shall however be permitted to approach certain shareholders of Songa Offshore pursuant to Clause 1.5 in order to obtain Pre-acceptances and support for the Offer.

12.2        Each Party shall pay its own expenses in connection with the negotiations, execution and delivery of this Agreement.

12.3        This Agreement may be entered into in any number of counterparts and by the Parties on separate counterparts, each of which is an original, but all of which together constitute one and the same instrument.

12.4        This Agreement may be modified or amended only by written agreement of the Parties.

12.5        This Agreement and the documents referred to herein constitute the entire agreement between the Parties, provided, however, that the confidentiality obligations set out in the confidentiality undertaking dated 28 March 2017 (the “Confidentiality Undertaking”) between Songa Offshore and Transocean Inc. shall, to the extent relevant, continue to remain in force according to its terms. However, in the case of any conflict between this Agreement and the Confidentiality Undertaking, this Agreement shall prevail.

12.6        The rights and obligations of the Parties under this Agreement shall not be assignable. The Parties acknowledge and agree, however, that the Offer may be made by a wholly owned direct or indirect subsidiary of Transocean Inc.

12.7        The headings contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

12.8        Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties, and their successors or permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement, or result in such person being deemed a third-party beneficiary hereof.

12.9        Any agreement on the part of a Party to any extension or waiver of any provision of this Agreement shall be valid only if set out in an instrument in writing signed on behalf of such Party.  A waiver by a Party of the performance of any covenant or condition under this Agreement shall not be construed as a waiver of any other covenant or obligation.  A waiver by a Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

12.10      Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, Clause, paragraph, Appendix, Exhibit and Schedule are references to the Articles, Sections, Clauses, paragraphs, Appendices, Exhibits and Schedules of or to this Agreement, as applicable, unless otherwise specified; (c) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the Appendices and Exhibits hereto; (d) the word “including” and words of similar import when used in this Agreement means including without limitation, unless otherwise specified; (e) the word “or” shall not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) each of the Parties has participated in the negotiation and drafting of this Agreement, and, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (h) a reference to any person includes such person’s successors and permitted assigns; and (i) any reference to days means calendar days unless U.S. business days are expressly specified.

12.11      Songa Offshore hereby waives the application of Section 5.2 of the Confidentiality Undertaking between Transocean Inc. and Songa Offshore with respect to the transactions contemplated by this Agreement.

13.          REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES

13.1        Each Party represents and warrants, as of the date hereof and as of the completion of the Offer, to the other Party, that (a) it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, subject to in case of the receipt of any required shareholder (or similar equity holder) approvals of the Proxy Proposals (the “Shareholder Approvals”), (b) the execution and delivery of this Agreement by it and, the performance by it of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action, subject to the receipt of the applicable Shareholder Approvals and (c) this Agreement has been duly executed and delivered by it and constitutes the valid and binding agreements of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of course in granting equitable remedies.

14.          FURTHER REPRESENTATIONS AND WARRANTIES

14.1        Songa Offshore represents and warrants to Offeror, as of the date hereof and as of the completion of the Offer, as follows:

14.1.1     Songa Offshore has been duly organized and is validly existing as a European public company limited by shares (or societas europaea), duly registered and validly existing under the laws of Cyprus and has corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted.

14.1.2      The only subsidiaries of Songa Offshore are those listed in Appendix 9 to this Agreement, and Songa Offshore does not own any capital stock, shares or other equity or similar interests in any other Person (as defined below).

14.1.3     Since December 31, 2016 and except as has been publicly disclosed in filings with the Oslo Børs, there has not occurred any Material Adverse Change with respect to Songa Offshore.

14.1.4     No action, suit or proceeding by or before any Governmental Authority (as defined below) or any arbitrator involving Songa Offshore or any of its subsidiaries or its or their property or assets is pending or, to the best knowledge of Songa Offshore, threatened, other than those that would not reasonably be expected to result in a Material Adverse Change with respect to Songa Offshore or which have been publicly disclosed.

14.1.5     Except as previously disclosed by Songa Offshore to Offeror prior to the date hereof, neither Songa Offshore nor any of its subsidiaries has incurred any obligations or contingent obligations to brokers or similar parties in connection with the Offer.

14.1.6     Songa Offshore and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Authorities necessary to conduct the business contemplated to be operated by them; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Change; and neither Songa Offshore nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

14.1.7     Except as previously disclosed by Songa Offshore to Offeror prior to the date hereof, no consent, approval, authorization, filing with or order of any Governmental Authority is required for Songa Offshore to enter into and consummate this Agreement, or for Songa Offshore to perform its obligations as set out herein.

14.1.8     Each Songa Material Contract (as defined below) is in full force and effect and Songa Offshore and each of its subsidiaries have performed all obligations required to be performed by them to date under each such contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to result in a Material Adverse Change.  Except for such matters as do not and are not reasonably likely to result in a Material Adverse Change, neither Songa Offshore nor any of its subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Songa Offshore, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Songa Material Contract or (y) has received written notice of the desire of the other party or parties to any such Songa Material Contract to cancel, terminate, modify or repudiate such contract or exercise remedies thereunder. Except as would not be reasonably likely to result in a Material Adverse Change, the completion of the Offer and the transactions contemplated thereby will not breach or violate any Songa Material Contract or permit any other party to a Songa Material Contract to exercise rights adverse to Songa Offshore or any of its subsidiaries. Each Songa Material Contract is enforceable by Songa Offshore or a subsidiary of Songa Offshore in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), except where such unenforceability is not reasonably likely to result in a Material Adverse Change.

14.1.9     Songa Offshore, its subsidiaries and each of their respective Relevant Persons (as defined below) have not ever directly or indirectly violated or taken any act in furtherance of violating any anti-corruption or anti-bribery Laws applicable to any of Songa Offshore or any of its subsidiaries (collectively, the “Anti-Corruption Laws”).

None of Songa Offshore, its subsidiaries or their respective Relevant Persons have ever directly or indirectly taken any act in furtherance of any payment, gift, bribe, rebate, loan, payoff, kickback or any other transfer of value – or offer, promise or authorization thereof – to any Person (as defined below), including any Government Official (as defined below), for the purpose of:  (i) improperly influencing or inducing such Person to do or omit to do any act or to make any decision in an official capacity or in violation of a lawful duty; (ii) inducing such Person to influence improperly his or her or its employer, public or private, or any Governmental Authority, to affect an act or decision of such employer or Governmental Authority, including to assist any Person in obtaining or retaining business; or (iii) securing any improper advantage (e.g., to obtain a tax rate lower than allowed by applicable Law).

There is no dispute, allegation, request for information, notice of potential liability, or any other action regarding any actual or possible violation by any of Songa Offshore or its subsidiaries of any Anti-Corruption Law pending or, to the knowledge of Songa Offshore, threatened against any of Songa Offshore or any of its subsidiaries.

No Relevant Person of any of Songa Offshore or any of its subsidiaries is a Government Official who, in such capacity, has dealings with, or oversight over, the business of Songa Offshore or consultant to any Government Official who, in such capacity, has dealings with, or oversight over, the business of Songa Offshore, and there is no existing family relationship between any Relevant Person of any of Songa Offshore or any of its subsidiaries and any Government Official who, in such capacity, has dealings with, or oversight over, the business of Songa Offshore.

14.1.10   No statement made in any public filing with the Oslo Børs by Songa Offshore or any of its subsidiaries regarding Songa Offshore’s disputes with DSME or the Norwegian exit tax case contain at the time given any untrue statement of a material fact, or omit to state a material fact necessary for the statements contained in such filings, in light of the circumstances under which they were made, not misleading.

14.2        Except as otherwise disclosed in Transocean Ltd.’s public filings with the SEC (other than any information contained in risk factors disclosed under the heading “Risk Factors” or information about risks set forth in any “forward-looking statements” disclaimer), Transocean Ltd. and the Offeror represent and warrant to Songa Offshore, as of the date hereof and as of the completion of the Offer, as follows:

14.2.1     Transocean Ltd. has been duly organized and is validly existing as a corporation, duly registered and validly existing under the laws of Switzerland and has all corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Transocean Inc. has been duly organized and is validly existing as a Cayman Islands Exempted Company, duly registered and validly existing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted.

14.2.2     Since December 31, 2016, there has not occurred any Material Adverse Change with respect to Transocean Ltd.

14.2.3     No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Transocean Ltd. or any of its subsidiaries or its or their property or assets is pending or, to the best knowledge of Transocean Ltd., threatened, other than those that would not reasonably be expected to result in a Material Adverse Change with respect to Transocean Ltd.

14.2.4     Except as previously disclosed by Transocean Ltd. to Songa Offshore prior to the date hereof, neither Transocean Ltd. nor any of its subsidiaries has incurred any obligations or contingent obligations to brokers or similar parties in connection with the Offer.

14.2.5     Except as previously disclosed by Transocean Ltd. prior to the date hereof or contemplated by this Agreement, no consent, approval, authorization, filing with or order of any Governmental Authority is required for Transocean Ltd. to enter into and (subject to fulfilment of the conditions for the Offer) consummate this Agreement, or for Transocean Ltd. to perform its obligations as set out herein.

14.2.6     Since August 1, 2014, Transocean Ltd, its subsidiaries and each of their respective Relevant Persons have not ever directly or indirectly violated or taken any act in furtherance of violating any Anti-Corruption Laws

14.2.7     Transocean Ltd. has filed and disclosed publicly all material contracts which it is required to file and disclose in accordance with SEC rules and regulations, including rules and regulation under the Securities Act and Exchange Act.

14.3     For purposes of this Clause 14, the defined terms below have the following meanings:

(i)     ”Songa Offshore Material Contract” means any of the following contracts to which Songa Offshore or any subsidiary of Songa Offshore is a party or by which any of them or their assets is bound:

a.    any contracts with Statoil ASA and/or any of its subsidiaries or affiliates or any other company or entity operating in the off-shore exploration and production market;

b.    any drilling unit construction, repair, modification, life extension, overhaul or conversion contract for an amount in excess of USD 1,000,000, with respect to which the drilling unit has not been delivered and paid for; and

c.    any drilling contracts of three months or greater remaining duration, including fixed price customer options.

(ii)    ”Relevant Persons” means, with respect to any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or other entity (“Person”), such Person’s officers, directors, employees, agents, distributors and other Persons acting for or on behalf of such Person.

(iii)    ”Government Official” shall mean any:  (i) officer, employee or other Person acting in an official capacity for or on behalf of any Governmental Authority or public international organization; or (ii) holder of or candidate for public office, political party or official thereof or member of a royal family, or any other Person acting in an official capacity for or on behalf of the foregoing.

(iv)    ”Governmental Authority” means any federal, state, local or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, including any state-owned or state-controlled enterprise.

15           GOVERNING LAW AND DISPUTE RESOLUTION

15.1        This Agreement is governed by and construed in accordance with the law of Norway.

15.2        Except as set forth in Clause 10, any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, which has not been settled amicably by mutual agreement of the Parties within fourteen (14) days of it having been notified by one Party to the other Party, shall be exclusively referred to and finally resolved by arbitration under the Norwegian Arbitration Act. The language for all documentation and proceedings related to the arbitration and for the arbitral award shall be English. The dispute, the arbitration proceedings and the arbitral award shall be confidential. Each Party shall nominate one arbitrator, and the two arbitrators nominated by the Parties shall within 15 days after the appointment of the second arbitrator agree upon a third arbitrator who shall act as Chair of the Tribunal. If no agreement is reached within such 15 day period, the Chief Justice of the Borgarting Court of Appeals shall nominate and appoint a third arbitrator to act as Chair of the Tribunal.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

For and on behalf of the Transocean Ltd.		For and on behalf of the Songa Offshore SE
Signature:	/s/ Stephen L. Hayes	Signature:	/s/ Bjørnar Iversen
Name in block letters:	Stephen L. Hayes	Name in block letters:	Bjørnar Iversen
	Senior Vice President,		Chief Executive Officer
Tax and Asset Management

For and on behalf of the Transocean, Inc.
Signature:	/s/ Stephen L. Hayes
Name in block letters:	Stephen L. Hayes
Senior Vice President,
Tax and Asset Management

APPENDIX 1TERMS AND CONDITIONS OF THE OFFER

Key terms and conditions of the Offer

Offeror

Transocean Ltd., its wholly owned subsidiary Transocean Inc. (a Cayman Islands exempted company) or a wholly owned direct or indirect subsidiary of Transocean Ltd. (such company or companies, the “Offeror”). Settlement of any Offer made by any subsidiary of Transocean Inc. will be guaranteed by Transocean Ltd.

Songa Offshore	Songa Offshore SE, business registration number SE9 (“Songa Offshore”).
Offer Consideration

The Offeror shall offer (the “Offer”) to exchange each share of Songa Offshore (the “Songa Shares”) for a consideration consisting of a combination of (i) newly issued registered shares of Transocean Ltd. at par value CHF 0.10 each (the “Consideration Shares”), (ii) senior unsecured exchangeable bonds convertible into shares in Transocean Ltd. (the “Notes”), and (iii) at the election of the holder of such Songa Share, cash as provided below (the value of any cash and the value of the aggregate number of Consideration Shares and Notes to be delivered per Songa Share, the “Offer Price”).  The Offer shall in all material respects be on the terms and subject to the closing conditions set out in this Appendix 1 to the Transaction Agreement (the “Agreement”), provided that one or more of such closing conditions may be waived by the Offeror as set out in this Appendix 1. The Offer Price shall be equal to NOK 47.50 per Songa Share and settled in Consideration Shares and Notes. The value of each Consideration Share will be determined based on the closing price of the RIG Shares on New York Stock Exchange (the “NYSE”) at 10:00 pm CET (4:00 pm EST) and the NOK/USD closing price at 4:00 pm CET as determined by Norges Bank, each on the trading day immediately preceding the announcement of the Offer (such price the “RIG Closing Price”), and the value of each Note delivered in the Offer will be the nominal amount of such Consideration CB.  Each Songa Offshore shareholder may elect to sell Songa Shares in the Offer for cash consideration per Songa Share equal to the Offer Price for a total amount per Songa Shareholder of up to NOK 125,000 (the “Cash Election”) (to avoid doubt, this shall mean that any Songa Shareholder holding Songa Shares valued at less than NOK 125,000 based on the Offer Price may choose to receive 100% settlement in cash).  The number of Consideration Shares and the number of Notes issued to each Songa Offshore shareholder who accepts the Offer will be rounded down to the nearest whole number of Consideration Shares or Notes, as applicable.  Notwithstanding the foregoing, the  aggregate Offer Price paid to each Songa Offshore shareholder participating in the Offer shall be comprised, as near as possible, of 50% Consideration Shares and 50% Notes, with any exercise by such shareholder of the Cash Election being deducted first from the aggregate number of Notes issued to such shareholder and second to the aggregate number of Consideration Shares issued to such shareholder.

Higher Consideration

The Offeror and any entity wholly owned directly or indirectly by Transocean Ltd. shall not directly or indirectly acquire or enter into any agreement to acquire Songa Shares (in the open market or in privately negotiated transactions or otherwise) following announcement of the contemplated Offer until (i) the lapsing or withdrawal of the Offer or (ii) the completion of the Offer as contemplated by the Offer Document or, if relevant, expiry of a subsequent mandatory offer, at a consideration higher than the Offer Price, without increasing the Offer Price so as to be at least equal to such higher consideration. Notwithstanding the foregoing, the Offer Price shall not be increased pursuant to this section as a result of (i) the payment of cash consideration (including the effect of any change in currency exchange rates) in any subsequent mandatory offer in accordance with the minimum offer price requirements as decided by Oslo Børs, (ii) share price fluctuations during or after the Offer Period, or (iii) the application of calculation principles by the Oslo Børs or any other governmental or regulatory authority to any subsequent mandatory offer that differs from the calculation principles specified in “Offer Consideration” above.

Blocking of tendered Songa Shares

By delivering a duly executed acceptance form, shareholders give the receiving agent (the “Receiving Agent”) an authorisation to block the Songa Shares to which the acceptance form relates, in favour of the Receiving Agent. The Receiving Agent is at the same time authorised to transfer such Songa Shares to the Offeror against settlement of the cash pursuant to the Cash Election and/or Consideration Shares and Notes at completion of the Offer. In the event the Offer is cancelled, the blocking will be terminated. It is not possible for the shareholder to dispose over the Songa Shares when they are blocked. The shareholder is free to dispose over any other securities registered in the same VPS-account as the blocked Songa Shares.

Offer Period

The Offer Period shall be minimum 20 U.S. business days and, including any extensions, up to a maximum of 10 weeks, from the date the Offer Document has been approved by the Oslo Børs and is dispatched to Songa Offshore’s shareholders.

Unless the Agreement has been terminated in accordance with Clause 9, (A) the Offeror shall (and Transocean Ltd. shall cause the Offeror to) extend the Offer for any period required by applicable U.S. federal securities laws and the rules and regulations of the SEC and its staff with respect thereto, NYSE, the Oslo Børs, applicable Norwegian law or applicable laws and regulations of Cyprus, in each case, applicable to the Offer (but in no event shall the Offeror be required to extend the Offer past the Long Stop Date (as extended)) and (B) if at any scheduled date of expiration of the Offer, the closing conditions set forth under the item “Completion Conditions” below shall not have been satisfied or earlier waived, the Offeror may elect to, and if reasonably requested by Songa Offshore, shall (and Transocean Ltd. shall cause the Offeror to), extend the Offer to a date that is not more than ten (10) U.S. business days after such previously scheduled date of expiration; provided, however, that if, as of any date of expiration, the closing conditions set forth under nos. 1 or 2 under the item “Completion Conditions” below shall not have been satisfied, if the Offeror elects to, or if Songa Offshore reasonably requests the Offeror to, extend the Offer pursuant to sub-clause (B) of this sentence, the Offeror shall, subject to applicable legal restrictions and applicable law, extend the Offer to a date that is not more than twenty (20) U.S. business days after the then-scheduled date of expiration (but which may in no event be later than the Long Stop Date (as extended)).

Completion Conditions

The completion of the Offer shall be subject to the satisfaction of the conditions set out below (the “Completion Conditions”), each one of which may be waived by the Offeror fully or partly (at the Offeror’s sole discretion), provided, however that (1) can only be waived to the extent the Offeror has received acceptances for more than 63% of the total share capital of  Songa Offshore on a fully diluted basis and (2), (6), (7), (8) or (11) can only be waived with the prior written consent of Songa Offshore; provided, further that, (12) shall only be a condition to the completion of the Offer on or prior to September 17, 2017 (subject to Songa Offshore’s compliance with its obligations under the Agreement relating to such due diligence (including Clause 1.4)):

1.On or prior to the expiration of the Offer Period, shareholders shall in the aggregate have accepted the Offer subject to the terms and conditions of the Offer Document for a number of shares representing more than 90% of the total share capital of  Songa Offshore, on a fully diluted basis (i.e. calculated based on the assumption that any and all outstanding warrants, convertible bonds and other Songa Offshore securities convertible into or otherwise giving rights to new shares in Songa have been exercised in full regardless of the conditions for such exercise), and the same amount of votes which can be exercised in the general meeting of Songa Offshore, and such acceptances shall remain valid and binding.

2.Any governmental, regulatory or other official approval and/or clearance, under any applicable laws or regulations, which are necessary for the completion of the Offer and the transactions contemplated hereunder, shall have been duly obtained without any conditions, unless clearly insignificant in the context of (i) Offeror’s existing business operations in Norway or (ii) the expected benefits to Transocean Ltd. of the Combination.

3.No court or other governmental or regulatory authority of competent jurisdiction shall have taken any form of legal action (whether temporary, preliminary, or permanent) that restrains or prohibits the completion of the Offer or shall in connection with the Offer have imposed conditions upon the Offeror, Songa Offshore or any of their respective subsidiaries, that the Offeror in its sole discretion determines to be unduly burdensome.

4.In the period from the announcement of the contemplated Offer until the settlement of the Offer there shall have been no changes or decisions to make changes to the share capital of Songa Offshore or its subsidiaries other than issuances of shares as  required by the exercise of warrants or options or the conversion of convertible bonds and/or exercise of any other Songa Offshore securities, which are made in accordance with the terms of such agreements (which have been provided to the Offeror prior to the entering into of the Agreement or the terms of which are otherwise publicly available) underlying such warrants, options, convertible bonds and/or other Songa Securities and no issue or decision to issue any rights which entitle the holder to any form of equity interest in Songa Offshore or its subsidiaries, and Songa Offshore shall not have declared or made any dividends or other forms of distributions, in each case from the date of announcement of the contemplated Offer.

5.Prior to completion of the offer, there shall have been no Material Adverse Change.

6. (a) Transocean Ltd.’s general meeting of shareholders shall have approved the (i) issuance of the Consideration Shares, (ii) the creation of authorized share capital for the board of directors of Transocean Ltd. to be authorized to issue registered shares of Transocean Ltd., par value CHF 0.10 each, in connection with a mandatory offer or compulsory acquisition (if any) following the completion of the Offer, in each case with the necessary majority under Swiss law and the Transocean Ltd.’s Articles of Association, and (b) the Consideration Shares shall have been registered with the competent Commercial Register.

7.The New York Stock Exchange shall have approved the Consideration Shares and the shares issuable upon conversion of the Consideration CBs for listing on such exchange, subject to official notice of issuance.

8.One or more registration statements on Form S-4 with respect to each of the Consideration Shares and the Consideration CBs shall have been declared effective by the SEC, or a Form CB has been filed by Transocean Ltd. with respect to the Offer.

9.Nothing shall have come to the attention of the Offeror that has reasonably caused it to conclude that the information about Songa Offshore or its subsidiaries provided to the Offeror, whether provided by Songa Offshore or any of its representatives, or contained in any publicly filed financial statement or stock exchange notice by Songa Offshore, is, when viewed in context and together with all such information and reporting, inaccurate, misleading or incomplete (a) in any material respect or (b) in the case of information regarding the capitalization of Songa Offshore, other than for immaterial inaccuracies or omissions.

10.Songa Offshore shall have complied in all material respects with its obligations (including Clause 4) under the Agreement and no material breach by Songa Offshore of its representations and warranties (including the representations and warranties in Clauses 13 and 14) under the Agreement shall have occurred.

11.The Perestroika Designee shall have been elected to Transocean Ltd.’s board of directors at the Transocean Ltd. Meeting.

12.On or prior to September 17, 2017, the Offeror shall have concluded (subject to Songa Offshore’s compliance with its obligations under the Agreement relating to such due diligence (including Clause 1.4)) a confirmatory legal, financial, commercial and technical due diligence of Songa Offshore without any findings that in the Offeror’s sole discretion are material to the business or the value of Songa Offshore, provided, however that such due diligence shall not cover any of the items that were part of the Phase 1 Due Diligence (as defined in the Agreement).

Settlement

Settlement of the Offer shall take place, subject to the satisfaction of the condition set forth in no. 6(b) under the item “Completion Conditions” above, as soon as reasonably possible after the Completion Conditions have been met or waived by the Offeror and at the latest 15 U.S. business days after the date of the announcement that all Completion Conditions have been met or waived (such announcement not to be unreasonably withheld).  If the Offer Period is extended, the settlement date may be postponed correspondingly.

Upon registration of the Consideration Shares in the Commercial Register of the Canton of Zug, Switzerland, the Offeror will register the Receiving Agent, on behalf of the shareholders tendering the Songa Shares, in its uncertificated share register. The Offeror will then instruct, or cause to be instructed, Computershare, its transfer agent and registrar, (i) to record the Receiving Agent, on behalf of the shareholders tendering the Songa Shares, in the Offeror’s Share Register, (ii) to register, as of the effective date of settlement, in book entry form a position representing the aggregate number of Consideration Shares and (iii) to take such further steps and actions as are necessary to deliver, or cause to be delivered, such number of Consideration Shares to each tendering holder of Songa Shares as corresponds to the exchange ratio applicable in the Offer.

Long Stop Date

If the Offer has not become unconditional by 16.30 CET on January 31, 2018 (the “Long Stop Date”) the Offer shall lapse and any tendered shares shall be released by the Offeror; provided, however, that the Long Stop Date may be extended at the election of Transocean Ltd. one time for no more than a total of 25 U.S. business days to the extent deemed necessary, at Transocean’s Ltd.’s sole discretion, for the purpose of soliciting additional proxies from shareholders for the election at the Transocean Ltd. Meeting of the Perestroika Designee and, with respect to any extension by Transocean), Transocean prior to such extension publicly confirming the fulfilment of all other conditions for completion of the Offer (other than under nos. 3, 4, and 9 under “Completion Conditions” in this Appendix 1); but clarifying that, with respect to no. 10 under “Completion Conditions” in this Appendix 1, if a willful breach by Songa Offshore of any agreement or covenant in this Agreement occurs solely on or after the Long Stop Date, then such condition no.10 under “Completion Conditions” shall not be satisfied and, in such event, Offeror reserves all of its rights with respect thereto (including completion of the Offer) to determine the satisfaction or waiver of such condition.

Acceptance Binding

The acceptance of the Offer is binding once the Receiving Agent has received the acceptance form, except as otherwise required by applicable law.  Prior to the expiry of the Offer, Songa shareholders may withdraw any shares tendered in the Offer.

Shareholders that accept the Offer will remain the beneficial owners of their Songa Shares and retain voting rights related thereto until settlement has taken place.

APPENDIX 2TERM SHEET FOR THE CONVERTIBLE BOND

Term Sheet

Up to USD [**] 0.5 % Senior Unsecured Exchangeable Bonds 2017/2022 (the “Bonds” or the “Bond Issue”)[1]
ISIN [**] CUSIP [**]

Issuer:	Transocean Inc., incorporated under the laws of the Cayman Islands with business registration number 89645.
Parent:	Transocean Ltd., incorporated under the laws of Switzerland with enterprise identification number (UID) CHE-114.461.224, being the direct 100 % owner of the Issuer.
Guarantor:	The Parent.
Obligors:	Each of the Issuer and the Guarantor.
Currency:	USD.
Maximum Issue Amount:	USD [**].
Tap Issues:

The Bonds may be issued on different issue dates up to the Maximum Issue Amount. All Bonds shall be fungible for tax and securities law purposes, provided that any Bonds issued as consideration in any mandatory offer or compulsory acquisition following the exchange offer for the shares of Songa Offshore SE need not be fungible with the other Bonds for such purposes if it is not reasonably practicable to cause them to be fungible.

Initial Issue Date:	Expected to be [**].
Maturity Date:	Five (5) years after the Initial Issue Date.
Amortisation:	Any outstanding Bonds not converted to shares in the Parent or redeemed as provided for

1Items denoted “[**]” are to be completed at a later date in connection with the issuance of the Bonds.

in this term sheet shall be repaid in one payment on the Maturity Date.
Interest Rate:

0.50% per annum, payable semi-annually in arrears.  Interest on the Bonds will start to accrue on the Initial Issue Date and shall be payable on the Interest Payment Dates. Day-count fraction for coupon is “30/360”, business day convention is “unadjusted following” and business day as determined in New York.

Interest Payment Date:	Semi-annual dates beginning six (6) months after the Initial Issue Date, with the last Interest Payment Date being the Maturity Date.
Default Interest:	Interest Rate plus 3 percentage points per annum.
Price:	100% of the Principal Amount.
Principal Amount - Denominations:	Each Bond will have a Principal Amount of no more than USD 1,000.
Purpose of Bond Issue:

The Bonds will serve as:

(i)part settlement of the NOK 1,400,000,000 Senior Unsecured Callable Bond issued by Songa Offshore SE under ISIN NO0010628753 (SONG04);

(ii)part settlement of the NOK 750,000,000 Senior Unsecured Callable Bond issued by Songa Offshore SE under ISIN NO0010649403 (SONG05);

(iii)settlement of the USD 50,000,000 loan provided by Perestroika AS to Songa Offshore SE; and

(iv)part consideration for the Issuer’s acquisition of the shares in Songa Offshore SE.

Status of the Bonds:

The Bonds will constitute senior unsecured debt obligations of the Issuer. As such, the Bonds will rank at least pari passu with each other and with all other unsecured obligations of the Issuer (save for such claims which are preferred by bankruptcy, insolvency, liquidation or other similar laws of general application). The Bonds will rank ahead of subordinated capital. The Guarantee will be an equivalently senior obligation of the Parent.

Listing:

The Issuer shall, within 60 days of the Initial Issue Date, cause the Bonds to be listed on either (i) the New York Stock Exchange or (ii) NASDAQ in New York (either such exchange, an “Exchange”). After listing, the Issuer shall ensure that the Bonds remain listed thereon until the Bonds have been redeemed or exchanged in full.

Guarantee:

All present and future obligations of the Issuer under the Finance Documents shall be guaranteed in full by the Guarantor. The Guarantee (which will be included in the Indenture) will be full and unconditional.

Finance Documents:	An indenture (the “Indenture”) and a corresponding global note.
Exchange Right:	Unless previously exchanged, redeemed, purchased or cancelled, the Bonds, including any accrued interest, may be exchanged at the holder’s option into ordinary, unencumbered freely tradeable (by non-affiliates of the Parent) and fully paid up shares in the capital of the Parent (the “Shares”) at the Exchange Price. For the avoidance of doubt, no cash settlement option will be available to the Issuer or the Parent.

Each Bondholder shall be entitled to exchange any or all of their Bonds for Shares at the Exchange Price at any time from the Initial Issue Date and up to Maturity Date (subject to the exercise period ending on the last business day prior to the Maturity Date) by sending a written notice to the Issuer. If an exercise of the Exchange Right gives rise to fractional Shares, the number of Shares resulting from the exchange shall be rounded down to the nearest whole share (fractional Shares will not be issued and cash will be paid in lieu of fractional Shares). The date of exchange will be no later than the third (3rd business day after the date on which the Paying Agent has received the notice from a Bondholder notifying the Paying Agent that it is exercising its Exchange Right.

Reference Price:	USD [**] per Share.
Initial Exchange Price:

USD [**] per Share[2] (as adjusted for any events between signing and closing that, had the Bonds then been outstanding, would have led to an adjustment per the dividend and anti-dilution protection described below).

Dividend and Anti-dilution Protection:

Dividend and anti-dilution protection through adjustment of the Exchange Price as per standard terms for physically-settled convertible bonds in the U.S. convertible bond market, adjusted to the extent appropriate and the fact that the Parent (which is the issuer of the Shares) is incorporated in Switzerland and has its Shares registered with the U.S. Securities and Exchange Commission (the “SEC”) and listed on The New York Stock Exchange.

Call Option:	Only as per “Early redemption at option due to a tax event” below.
Registration Rights:

Affiliated holders shall be entitled to customary demand, shelf and piggyback registration rights with respect to the Bonds, the Shares issuable upon the conversion of the Bonds, and other Shares received in the acquisition, including customary indemnification and contribution rights and provision for underwritten offerings.

Fundamental Change Events:

If a Change of Control Event has occurred, each Bondholder shall have the option to (at each Bondholder’s discretion):

(i)subject to a 60 business day option period calculated from the date the Bondholders received notice from the Issuer of the Change of Control Event, require early redemption of its Bonds at 101% of the Principal Amount plus accrued interest to, but not including, the date of redemption; or

(ii)exchange the Bonds into Shares at an exchange price (COCEP) calculated as

2To be equal to the Reference Price multiplied with 1.225.

follows:

COCEP = OEP / (1 + (EP x (c/t))) where:

COCEP = Change of Control Exchange Price;

OEP = Exchange Price (as adjusted pursuant to the Indenture);

EP = Exchange Premium equal to 22.50%;

c = the number of days from and including the date of the Change of Control Event to but excluding the Maturity Date; and

t = the number of days from and including the Initial Issue Date to but excluding the Maturity Date.

If a Listing Failure Event (together with a Change of Control Event (the “Fundamental Change Events”) has occurred, each Bondholder shall have the option to (at each Bondholder’s discretion):

(i)subject to a 60 business day option period calculated from the date the Bondholders received notice from the Issuer, require early redemption of its Bonds at 100% of the Principal Amount plus accrued interest; or

(ii)exchange the Bonds into Shares at an exchange price (LFEP) calculated as follows:

LFEP = OEP / (1 + (EP x (c/t))) where:

LFEP = Listing Failure Exchange Price;

OEP = Exchange Price (as adjusted pursuant to the Indenture);

EP = Exchange Premium equal to 22.50%;

c = the number of days from and including the date of the Listing Failure Event to but excluding the Maturity Date; and

t = the number of days from and including the Initial Issue Date to but excluding the Maturity Date.

In the event of an early redemption pursuant to the above, settlement shall be five (5) banking days after the Paying Agent has received such request.

The Issuer will be required to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the “U.S. Exchange Act”) and any other applicable securities laws or regulations in connection with an exchange.

Change of Control Event:

The occurrence of an event or series of events constituting a “Change of Control Repurchase Event” as defined in that certain indenture by and among Transocean Inc., the guarantors party thereto and Wells Fargo Bank, National Association, dated July 21, 2016 (the “Existing Unsecured Indenture”) as adapted to apply to either of the Issuer or the Parent.

Listing Failure Event:	In the case of the Shares, that the Shares cease to be admitted to listing on The New York Stock Exchange or on another principal U.S. national securities exchange.

Information Undertakings:

The provision of applicable information and notices (including with respect to put option events) to the Bond Trustee and Bondholders as set forth in the Existing Unsecured Indenture and timely provision of reports under the US Exchange Act.

General Undertakings:

The following general undertakings as set forth in the Existing Unsecured Indenture:

•Payment of Securities (Section 4.04),

•Statement by Officer as to Compliance; Statement by Officer as to Default (Section 4.08),

•Further Instruments and Acts (Section 4.09),

•Consolidation, Mergers and Sale of Assets (Section 5.01); provided that the successor (if any) is organized under the laws of (i) the Cayman Islands, Bermuda, the British Virgin Islands, the United States or any State thereof (including the District of Columbia), England, Wales, Scotland, Ireland, Netherlands, Luxembourg or Cyprus, or (ii) any other jurisdiction that would not have a materially adverse change to the rights of the Bondholders.

in each case, adjusted where appropriate to address exchangeable notes structure (including application to the Parent and its Guarantee).

Event of Defaults:

The following Event of Default provisions (applicable to the Obligors) as set forth in the Existing Unsecured Indenture:

•non-payment of interest (Section 6.01(1)) or principal (Section 6.01(2)),

•failure to make offers in connection with Put Option Events (Section 6.01(3)),

•breach of other obligations (Section 6.01(4),

•failure of the Guarantee to be in full force and effect (6.01(5), and

•bankruptcy proceedings (Sections 6.01(6) and 6.01(7),

in each case, adjusted where appropriate to address exchangeable notes structure.

The following specific Events of Default will also apply:

Failure to Exchange:

The Issuer fails to comply with its obligations to exchange the Bonds in accordance with the Indenture upon exercise of a Bondholder’s exchange right.

Ownership of the Issuer:

The Issuer ceases to be 100% owned (directly or indirectly) by the Parent.

Bond Delisting Event:

The Bonds have not been admitted for listing on an Exchange within 60 days following the Initial Issue Date or, in the case of a successful admission to listing of the Bonds, that a period of 60 days has elapsed since the Bonds ceased to be listed on an Exchange.

Tax Gross-up:

Subject to standard exceptions included in Sections 12.01(1) and 12.01(4) or any combination thereof of the Existing Unsecured Indenture and as set forth below under “Early put option due to tax event”, if any Obligor is required by law to withhold any tax from any payment in respect of the Bonds under the Finance Documents the amount of the payment due will be grossed-up to such net amount which is (after making the required withholding) equal to the payment which would have been received if no withholding had been required.

Any public fees levied on the trade of Bonds in the secondary market shall be paid by the Bondholders, unless otherwise provided by law or regulation, and the Issuer shall not be responsible for reimbursing any such fees.

Early Put Option due to a Tax Event:

If the Issuer is required by law to withhold any tax from any payment in respect of the Bonds under the Finance Documents as a result of a change in applicable law implemented after the date of the Bond terms, the Issuer will have the right to offer to redeem all of the Bonds at a price equal to 100 % of the Nominal Amount (the “Tax Event Put Offer”). The Issuer shall give written notice of such offer to the Bond Trustee and the Bondholders at least 20 business days prior to the relevant repayment date, provided that no such notice shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obliged to withhold such tax were a payment in respect of the Bonds then due. If the Issuer determines to make such Tax Event Put Offer, all Bonds remaining outstanding after the relevant repayment date shall no longer be subject to the tax gross-up provision set forth under “Tax Gross-up” set forth above.

Indenture:

The Indenture will regulate the rights and obligations with respect to the Bonds. In the event of any discrepancy between this term sheet and the Indenture, the provisions of the Indenture shall prevail.

The Indenture shall include provisions on the Bond Trustee’s right to represent the Bondholders, including a customary “no action” clause, meaning that no individual Bondholder may take any legal action against the Issuer individually other than as permitted under the Indenture (as further described in the Indenture). The Indenture will further contain provisions regulating the duties of the Bond Trustee, procedures for obtaining Bondholders’ consents and applicable requirements for Bondholders’ consent, whereas a sufficient majority of Bondholders may materially amend the provision of the Indenture or discharge the Bonds in part or in full without the consent of all Bondholders, other than in respect of specified customary terms requiring consent of each affected Bondholder (including those specified in the Existing Unsecured Indenture and the rights described under “Fundamental Change Events”), as well as other provisions customary for a bond offering as described herein.  Concurrently with any Tax Event Put Offer, Bondholders shall have the right to exchange their Bonds at a decreased exchange price calculated using the formula for reducing the exchange price in connection with a Change of Control Event.

Bond Trustee:	Wells Fargo Bank, National Association.

Paying Agent:	Wells Fargo Bank, National Association.
Securities Depository:	The Bonds will be registered in Cede & Co., as authorized representative of The Depository Trust Company.
Repurchase of Bonds:

The Issuer may purchase and hold Bonds and such Bonds may be retained, sold (provided they are fully fungible with other Bonds) or cancelled at the Issuer’s sole discretion (but Bonds so held will not be considered outstanding for purposes of any Bondholder action).

Subscription Restrictions:

The Bonds may be issued in a transaction exempt from registration under the U.S. Securities Act, and any state securities law.  If this is the case, the Bonds  may not be offered or sold within the United States to, or for the account or benefit of, any U.S. Person (as such terms are defined in regulations), except pursuant to an exemption from the registration requirements of the U.S. Securities Act and appropriate exemptions under the laws of any other jurisdiction.  The applicable exemption for any Bonds offered and sold as part consideration for the Issuer’s acquisition of the shares in Songa Offshore SE or in settlement (or partial settlement) of Songa Offshore SE’s outstanding bonds and shareholder loan, and any related transfer restrictions, remain to be determined.  Notwithstanding the foregoing, to the extent listed on an exchange as set forth herein, the Bonds will be registered with the SEC.

Further details will be included in the voluntary offer document and/or bond tender form.

Transfer Restrictions:

The Bonds are freely transferable and may be pledged, subject to the following:

(i)Bondholders may be subject to purchase or transfer restrictions with regard to the Bonds, as applicable from time to time under local laws to which a Bondholder may be subject (due e.g. to its nationality, its residency, its registered address, its place(s) for doing business). Each Bondholder must ensure compliance with local laws and regulations applicable at own cost and expense.

(ii)Notwithstanding the above, a Bondholder which has purchased the Bonds in contradiction to mandatory restrictions applicable may nevertheless utilize its voting rights under the Bond terms provided that the Issuer shall not incur any additional liability by complying with its obligations to such Bondholder.

(iii)Bondholders that are affiliates of the Issuer or Parent may be subject to transfer restrictions mandatorily applicable under the U.S. Securities Act.

Governing Law:	New York law.

APPENDIX 3OFFEROR ANNOUNCEMENT RELEASE

Omitted.

APPENDIX 4SONGA OFFSHORE ANNOUNCEMENT RELEASE

Omitted.

APPENDIX 5PRE-ACCEPTANCE OF OFFER

Omitted.

APPENDIX 6INDICATIVE TIMETABLE

Omitted.

APPENDIX 7SONGA BOARD RECOMMENDATION

Omitted.

APPENDIX 8INDEPENDENT STATEMENT

Omitted.

APPENDIX 9LIST OF SUBSIDIARIES

Omitted.

Annex C — NON-GAAP FINANCIAL INFORMATION

Transocean Ltd. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Earnings Before Interest, Taxes and Depreciation and Related Margins

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/16	12/31/16	09/30/16	09/30/16	06/30/16	06/30/16	03/31/16

Operating revenues	4,161	974	3,187	906	2,281	940	1,341
Drilling contract termination fees	(396)	(169)	(227)	(9)	(218)	(9)	(209)
Adjusted Normalized Revenues	3,765	805	2,960	897	2,063	931	1,132

Net income	827	257	570	236	334	93	241
Income tax expense (benefit)	107	(15)	122	6	116	18	98
Interest expense, net of interest income	389	108	281	104	177	94	83
Depreciation expense	893	226	667	225	442	225	217
EBITDA	2,216	576	1,640	571	1,069	430	639

Restructuring charges	28	11	17	4	13	8	5
Litigation matters	(30)	(30)	—	—	—	—	—
Loss on impairment of assets	93	67	26	11	15	12	3
Gain on disposal of assets, net	(13)	(5)	(8)	(3)	(5)	(4)	(1)
Gain on retirement of debt	(148)	—	(148)	(110)	(38)	(38)	—
(Income) loss from discontinued operations, net of tax	—	—	—	—	—	(1)	1
Adjusted EBITDA	2,146	619	1,527	473	1,054	407	647

Drilling contract termination fees	(396)	(169)	(227)	(9)	(218)	(9)	(209)
Adjusted Normalized EBITDA	1,750	450	1,300	464	836	398	438

EBITDA margin	53%	59%	51%	63%	47%	46%	48%
Adjusted EBITDA margin	52%	64%	48%	52%	46%	43%	48%
Adjusted Normalized EBITDA margin	46%	56%	44%	52%	41%	43%	39%

C-1

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/15	12/31/15	09/30/15	09/30/15	06/30/15	06/30/15	03/31/15

Operating revenues	7,386	1,851	5,535	1,608	3,927	1,884	2,043
Drilling contract termination fees	(433)	(367)	(66)	—	(66)	(66)	—
Adjusted Normalized Revenues	6,953	1,484	5,469	1,608	3,861	1,818	2,043

Net income (loss)	897	622	275	395	(120)	341	(461)
Income tax expense (benefit)	120	53	67	(36)	103	34	69
Interest expense, net of interest income	410	82	328	104	224	114	110
Depreciation expense	963	213	750	210	540	249	291
EBITDA	2,390	970	1,420	673	747	738	9

Restructuring charges	47	27	20	3	17	12	5
Litigation matters	(788)	—	(788)	—	(788)	(788)	—
Loss on impairment of assets	1,875	31	1,844	13	1,831	895	936
Gain on disposal of assets, net	(14)	(7)	(7)	(1)	(6)	(4)	(2)
Gain on retirement of debt	(23)	(16)	(7)	(7)	—	—	—
(Income) loss from discontinued operations, net of tax	(3)	—	(3)	(3)	—	(1)	1
Adjusted EBITDA	3,484	1,005	2,479	678	1,801	852	949

Drilling contract termination fees	(433)	(367)	(66)	—	(66)	(66)	—
Adjusted Normalized EBITDA	3,051	638	2,413	678	1,735	786	949

EBITDA margin	32%	52%	26%	42%	19%	39%	—
Adjusted EBITDA margin	47%	54%	45%	42%	46%	45%	46%
Adjusted Normalized EBITDA margin	44%	43%	44%	42%	45%	43%	46%

In December 2016, we identified errors in our previously reported consolidated financial statements related to the measurement of deferred taxes. As a result, we have revised our previously reported amounts presented above. Please see our annual report on Form 10‑K for the year ended December 31, 2016.

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